Exhibit 1

Notice to U.S. Shareholders

The proposed share exchange described in this document is for the securities of a foreign company. The proposed share exchange will be subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in this document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

This document has been translated from the Japanese original for reference purposes only. In the event of any discrepancy between this translated document and the Japanese original, the latter shall prevail.

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(Securities Code: 8404)

June 2, 2011

To Shareholders

Takashi Nonaka
President & CEO
Mizuho Trust & Banking Co., Ltd.
2-1, Yaesu 1-chome, Chuo-ku, Tokyo

CONVOCATION NOTICE OF

THE 141ST ORDINARY GENERAL MEETING OF SHAREHOLDERS AND THE GENERAL MEETING OF CLASS SHAREHOLDERS CONCERNING SHARES OF COMMON STOCK

Dear Sirs/Madams:

We wish to express our deepest sympathy to everyone who has suffered as a result of the recent Great East Japan Earthquake.

Notice is hereby given that the 141st Ordinary General Meeting of Shareholders and the General Meeting of Class Shareholders Concerning Shares of Common Stock of Mizuho Trust & Banking Co., Ltd. (the “Company”) will be held as set forth below. You are cordially invited to attend the meeting.

A proposal, “Approval of the Share Exchange Agreement between the Company and Mizuho Financial Group, Inc.,” will be submitted as Proposal 2 at this ordinary general meeting of shareholders, and such proposal shall require the resolutions pursuant to the provision of Article 322 of the Company Law. Therefore, the general meeting of class shareholders concerning shares of common stock will also be held.

If you are not able to attend the meeting, we request that you exercise your voting rights in one of the following ways. After examining the reference materials for the ordinary general meeting of shareholders and the reference materials for the general meeting of class shareholders set forth below, please exercise your voting rights no later than 5:00 p.m. on Tuesday, June 21, 2011, the day immediately before the scheduled date of this general meeting of shareholders.

[In Cases of Exercise of Voting Rights by Mail]

Please indicate your approval or disapproval of the proposals in the voting form enclosed herewith and return it to us so that it reaches us no later than the deadline for the exercise of voting rights set forth above. In the event that your approval or disapproval is not indicated on the voting form, it shall be deemed to have been approved.

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[In Cases of Exercise of Voting Rights by Electromagnetic Method (Using the Internet, etc.)]

Please access the website for exercising voting rights specified by the Company (http://www.it-soukai.com) and enter your approval or disapproval of the proposals using the “Code for the exercise of voting rights” and the “Password” provided on the voting form enclosed herewith in accordance with the directions on the screen. For the exercise of voting rights by the electromagnetic method (using the Internet, etc.), please refer to the “Guidance Notes on the Exercise of the Voting Rights by the Electromagnetic Method (Using the Internet, etc.)” in pages 49 through 51.

Description

1.	Date and Time:	10:00 a.m. on Wednesday, June 22, 2011

2.	Place:	The head office of the Company
2-1, Yaesu 1-chome, Chuo-ku, Tokyo (Please see the Information Map for the meeting place, as described at the end of this convocation notice.)

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3.	Purpose:

[The 141st Ordinary General Meeting of Shareholders]

Report Items:	1.	Report on the consolidated financial statements and on the Results of Audit of the Consolidated Financial Statements by the Independent Auditors and the Board of Corporate Auditors for the 141st fiscal year (from April 1, 2010 to March 31, 2011)
	2.	Report on the Business Report and the financial statements for the 141st fiscal year

Matters to be Resolved:

Proposal 1:	Disposal of Surplus

Proposal 2:	Approval of the Share Exchange Agreement between the Company and Mizuho Financial Group, Inc.

Proposal 3:	Appointment of six (6) Directors

Proposal 4:	Appointment of two (2) Corporate Auditors

Proposal 5:	Appointment of one (1) stand-in Corporate Auditor

[The General Meeting of Class Shareholders Concerning Shares of Common Stock]

Matter to be Resolved:

Proposal	Approval of the Share Exchange Agreement between the Company and Mizuho Financial Group, Inc.

4.	Items Related to Exercise of Voting Rights:

(1)	In cases of duplicate exercise of your voting rights, by means of the voting form and the electromagnetic method (using the Internet, etc.), we will only accept the exercise of your voting rights by the electromagnetic method (using the Internet, etc.) as effective. In addition, in cases of multiple exercises of your voting rights by the electromagnetic method (using the Internet, etc.), we will only accept the last exercise of your voting rights as effective.
(2)	In cases of attendance by proxy, please submit the respective document certifying the authority of such proxy (a power of attorney, etc.) for the ordinary general meeting of shareholders and the general meeting of class shareholders concerning shares of common stock, together with the voting form, to the reception at the entrance to the meeting place upon arrival. For your information, the qualification for proxy is limited to a shareholder holding voting rights at these meetings and you may appoint only one shareholder as a proxy.

-End of Notice-

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*        *        *         *        *        *

§	Upon arrival at the meeting, please submit the voting form enclosed herewith to the reception at the entrance to the meeting place.
§	Any corrections made to the reference materials for the ordinary general meeting of shareholders and the reference materials for the general meeting of class shareholders, and the Business Report, the consolidated financial statements and the financial statements shall be notified by being posted on the Company’s website on the Internet (http://www.mizuho-tb.co.jp/investors/stock/kabunushi_soukai.html).

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[The 141st Ordinary General Meeting of Shareholders]

Reference Materials for the Ordinary General Meeting of Shareholders

Proposals and Reference Matters:

Proposal	1: Disposal of Surplus

The Company has a basic policy of regular stable cash dividend payments given its public profile as a trust banking company, while increasing retained earnings from the viewpoint of a sound financial position.

Based on the policy mentioned above, the Company proposes the dividends stated below for the fiscal year-end, taking into consideration the financial results and status of retained earnings, etc.

No other disposal of the surplus is being made.

1.	Type of Distributed Assets

Cash

2.	Matters related to Allotment of Distributed Assets and Aggregate Amount thereof

With respect to common stock, the Company proposes to make cash dividend payments of JPY 1 per share.

With respect to each class of preferred stock, the Company proposes paying the prescribed dividend amounts, respectively.

	Amount of Dividend per Share	Aggregate Amount of Dividends
Common Stock	JPY 1.00	JPY 5,025,321,386
First Series Class 1 Preferred Stock	JPY 6.50	JPY 1,012,161,300
Second Series Class 3 Preferred Stock	JPY 1.50	JPY 1,200,000,000
Total	—	JPY 7,237,482,686

3.	Effective Date of Dividends from Surplus

June 23, 2011

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Proposal 2:	Approval of the Share Exchange Agreement between the Company and Mizuho Financial Group, Inc.

The Company and Mizuho Financial Group, Inc. (“MHFG”) signed a share exchange agreement (the “Share Exchange Agreement”) on April 28, 2011 concerning a share exchange, in which MHFG will become a wholly-owning parent and the Company will become a wholly-owned subsidiary effective as of September 1, 2011 (the “Share Exchange”), pursuant to the Memorandum of Understanding signed on March 15, 2011 (the “MOU”) for turning the Company, Mizuho Securities Co., Ltd. (“MHSC”) and Mizuho Investors Securities Co., Ltd. (“MHIS”), which are listed subsidiaries of our group (“Mizuho”), into wholly-owned subsidiaries (respectively, the “Transaction”).

Accordingly, the Company proposes the approval of the Share Exchange Agreement.

The reasons for conducting the Share Exchange and the contents of the Share Exchange Agreement and other matters are as set forth below.

1. Reasons for Conducting the Share Exchange

MHFG announced the Transformation Program as the Medium-term Management Policy of Mizuho in May 2010, in order to respond promptly and appropriately to the new business environment that surrounds financial institutions, including changes in economic and social structures and revisions of international financial supervision and regulations after the global financial crisis. Mizuho has conducted a fundamental review of the management challenges it faces, and the entire group is now implementing measures to achieve sustainable growth through initiatives for further enhancement of three areas, “profitability,” “financial base” and “front-line business capabilities,” while pursuing the group’s “customer first policy.”

The Transactions are intended to further enhance the “group collective capabilities” by integrating group-wide business operations, optimizing management resources, such as workforce and branch network, and accelerating the implementation of the Transformation Program. Specifically, the Transactions aim to (i) ensure a prompt decision-making process and flexibility of strategies and establish a group management structure that can respond with greater flexibility to the changes in the external business environment and challenges of the group as a whole as well as of each group company, (ii) further enhance Mizuho’s comprehensive financial services capabilities, which are Mizuho’s strengths, and reinforce group collaboration that provides seamless full-line services that include banking, trust and securities functions, and (iii) pursue improvement of group management efficiency by thoroughly promoting the consolidation of operations and the cost structure reforms.

In the securities business, Mizuho will consider the integration of MHSC and MHIS by merger or other method after the completion of the Transactions in order to enhance the retail business in Japan, rationalize and streamline management infrastructure, and provide securities functions in a unified manner through the group’s full-line securities company.

Thus, Mizuho will endeavor to fully consolidate its group capabilities, including the collaboration among banking, trust and securities functions. For individual customers, Mizuho will enhance its offer of comprehensive financial services, including through the promotion of joint branches and expansion of investment product line-up and consulting function. For corporate customers, Mizuho will offer optimal financial solutions by fully leveraging the expertise of each group company in response to client needs that are becoming more global, sophisticated and diversified.

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After the Transactions, the Company will further promote integrating business operations with the group companies of Mizuho, and optimizing management resources, such as human resources and network. Additionally, the Company will accelerate implementing the Transformation more than ever, aiming to become “the best trust bank that focuses on trust business” through provision of its trust functions and solutions for the benefit of Mizuho’s customers at the ultimate level.

As described above, the Company will strive to increase further the corporate value of the Company and Mizuho by enhancing its “group collective capabilities”, and will meet the expectations of shareholders of MHFG, including shareholders of the Company, who would own the shares of common stock of MHFG at the completion of the Transactions.

2. Contents of the Share Exchange Agreement

The contents of the Share Exchange Agreement signed between the Company and MHFG on April 28, 2011 is as set forth below.

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Share Exchange Agreement (Copy)

Mizuho Financial Group, Inc. (address: 5-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo; “MHFG”) and Mizuho Trust & Banking Co., Ltd. (address: 2-1, Yaesu 1-chome, Chuo-ku, Tokyo; “MHTB”) have entered into this share exchange agreement (this “Agreement”), as of April 28, 2011, as follows.

Article 1	(Share Exchange)

MHTB shall conduct a share exchange, in accordance with the provisions of this Agreement, in which MHFG will become a wholly-owning parent and MHTB will become a wholly-owned subsidiary (the “Share Exchange”), and MHFG will acquire all of the issued shares of MHTB (excluding the shares of MHTB held by MHFG; hereinafter the same).

Article 2	(Shares of MHFG to be delivered upon the Share Exchange and Matters Concerning Allotment)

1.	MHFG shall allot shares of common stock of MHFG upon the Share Exchange to the shareholders of MHTB (excluding MHFG; hereinafter the same) at the time immediately preceding the time at which MHFG acquires all of the issued shares of MHTB through the Share Exchange (the “Base Time”), at a ratio of 0.54 shares of common stock of MHFG for each share of common stock of MHTB held by the shareholders of MHTB, as cash, etc., in exchange for the shares of common stock of MHTB held by such shareholders. For the First Series Class I Preferred Stock and the Second Series Class III Preferred Stock of MHTB, no shares of MHFG common stock or other cash, etc. shall be allotted through the Share Exchange, since MHFG holds all of the issued shares thereof.

2.	In the event that shares of common stock of MHFG are allotted in accordance with the immediately preceding Paragraph, when the number of shares of common stock of MHFG to be allotted to each shareholder of MHTB upon the Share Exchange includes fractions that are less than one share, MHFG shall deliver cash to each such shareholder, with any fraction less than one yen being rounded up to the nearest yen, pursuant to the provision of Article 234 of the Company Law.

Article 3	(Matters Concerning Amount of Stated Capital and Reserves of Wholly Owning Parent)

The amounts of the stated capital and reserves of MHFG to be increased upon the Share Exchange are as follows:

(1)	The amount of stated capital to be increased:

JPY 0

(2)	The amount of additional paid-in capital to be increased:

The minimum amount required to be increased pursuant to the provisions of laws and regulations.

(3)	The amount of legal reserve to be increased:

JPY 0

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Article 4	(Effective Date)

The date on which the Share Exchange takes effect (the “Effective Date”) is September 1, 2011; provided, however, that MHFG and MHTB may, through mutual consultation and agreement, change such date, if necessary, in light of the progress of procedures for the Share Exchange.

Article 5	(General Meetings of Shareholders for Approval of the Share Exchange Agreement)

1.	Pursuant to the provision of Article 796, Paragraph 3, the main clause of the Company Law, MHFG shall conduct the Share Exchange without obtaining the approval of this Agreement by a resolution of the general meeting of shareholders as prescribed in Article 795, Paragraph 1 of the Company Law; provided, however, that if, pursuant to the provision of Article 796, Paragraph 4 of the Company Law, approval of this Agreement by the general meeting of shareholders of MHFG becomes necessary, MHFG shall seek approval of this Agreement by the general meeting of shareholders no later than the day immediately preceding the Effective Date.

2.	MHTB shall seek approval of this Agreement by the ordinary general meeting of shareholders that are scheduled to be held in June 2011 and each of the general meetings of class shareholders, each class consisting of shareholders of common stock, the First Series Class I Preferred Stock and the Second Series Class III Preferred Stock of MHTB; provided, however, that the holdings of each of the general meetings of class shareholders may be omitted in accordance with the procedure pursuant to Article 319, Paragraph 1 of the Company Law, as applied mutatis mutandis pursuant to Article 325 of the Company Law.

3.	MHFG and MHTB may, through mutual consultation and agreement, change the procedure stated in the preceding two Paragraphs (including the scheduled dates for MHTB’s ordinary general meeting of shareholders and each of the general meetings of class shareholders), if necessary, in light of the progress of procedures for the Share Exchange.

Article 6	(Management, etc. of Company Assets)

1.	During the period after the execution of this Agreement and before the Effective Date, MHFG and MHTB shall manage and operate their respective businesses and assets with the due care of a prudent manager, and MHFG and MHTB shall mutually consult and agree before taking any action that could materially affect their respective assets or rights and obligations.

2.	Notwithstanding the provision of the preceding Paragraph, MHFG and MHTB each may, to the extent that MHFG and MHTB comply with their respective past dividend policies (including cases where MHFG and MHTB make payments to the extent of their respective dividend forecasts which have been disclosed as of the execution date of this Agreement pursuant to the rules of the financial instruments exchanges), make payments of dividends from the surplus to the shareholders or the registered stock pledgees appearing in writing or electronically in their respective register of shareholders at of the end of March 31, 2011.

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3.	Notwithstanding the provision of Paragraph 1 of this Article, MHFG may issue or dispose of shares of common stock of MHFG that are sufficient for the total number of shares of common stock of MHFG to be allotted, through the share exchanges set forth in the following items, by the wholly-owning parent to the shareholders of the wholly-owned subsidiary (excluding the wholly-owning parent) in each of the share exchanges:

(1)	a share exchange effective as of September 1, 2011 in which Mizuho Corporate Bank, Ltd. will become a wholly-owning parent and Mizuho Securities Co., Ltd. (“MHSC”) will become a wholly-owned subsidiary, and shares of common stock of MHFG shall be allotted as consideration (at a ratio of 1.48 shares of common stock of MHFG for each share of MHSC).

(2)	a share exchange effective as of September 1, 2011 in which Mizuho Bank, Ltd. will become a wholly-owning parent and Mizuho Investors Securities Co., Ltd. (“MHIS”) will become a wholly-owned subsidiary, and shares of common stock of MHFG shall be allotted as consideration (at a ratio of 0.56 shares of common stock of MHFG for each share of MHIS).

Article 7	(Cancellation of Treasury Stock and Treatment of Stock Acquisition Rights)

1.	MHTB shall cancel, at the time immediately preceding the Base Time, all of the treasury stock that it will have acquired by the time immediately preceding the Base Time (including its treasury stock to be acquired by purchase of shares due to the dissenting shareholders’ share purchase demands made in connection with the Share Exchange) in accordance with laws and regulations, by a resolution of a meeting of the board of directors of MHTB to be held no later than the day immediately preceding the Effective Date.

2.	MHTB shall acquire without consideration and cancel all of the stock acquisition rights issued by MHTB no later than the day immediately preceding the Effective Date if this Agreement is approved at the ordinary general meeting of shareholders and each of the general meetings of class shareholders of MHTB set forth in Article 5, Paragraph 2 (with respect to each of the general meetings of class shareholders, including cases where the procedures prescribed in the proviso clause of the above-mentioned Paragraph are taken).

Article 8	(Change of Terms and Conditions of Share Exchange and Termination of this Agreement, etc.)

If, during the period after the execution of this Agreement and before the Effective Date, there is (i) a material change in the financial conditions or results of operations of MHFG or MHTB, or (ii) some other reason that makes it difficult to achieve the purpose of this Agreement, MHFG and MHTB may, through mutual consultation and agreement, agree to change the terms and conditions of the Share Exchange and the other contents of this Agreement or terminate this Agreement.

Article 9	(Validity of this Agreement)

This Agreement shall cease to have effect if this Agreement becomes subject to any of the following events:

(1)	In the event that approval of this Agreement by the general meeting of shareholders is not obtained by the day immediately preceding the Effective Date, if such approval is required pursuant to the proviso clause of Article 5, Paragraph 1;

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(2)	In the event that this Agreement is not approved either at the ordinary general meeting of shareholders or each of the general meetings of class shareholders of MHTB set forth in Article 5, Paragraph 2 (with respect to each of the general meetings of class shareholders, excluding cases where the procedures prescribed in the proviso clause of the above-mentioned Paragraph are taken);

(3)	In the event that an amendment to the Articles of Incorporation of MHFG regarding an increase of the total number of shares and the total number of shares of common stock that MHFG is authorized to issue, which will be required upon the Share Exchange, is not approved either at the ordinary general meeting of shareholders or each of the general meetings of class shareholders, each class consisting of shareholders of common stock, the Eleventh Series Class XI Preferred Stock or the Thirteenth Series Class XIII Preferred Stock of MHFG, that are scheduled to be held in June 2011 (with respect to each of the general meetings of class shareholders, excluding cases where the holding of the relevant general meeting of class shareholders is omitted in accordance with the procedure pursuant to the provision of Article 319, Paragraph 1 of the Company Law, as applied mutatis mutandis pursuant to Article 325 of the Company Law); or

(4)	In the event that filings are not made to, and permission are not obtained from, the relevant authorities in Japan and any foreign countries which are required under laws and regulations for the Share Exchange.

Article 10	(Matters for Consultation)

In addition to the matters provided for in this Agreement, any matters necessary to achieve the purpose of this Agreement and any matters relating to uncertainty in interpreting the provisions of this Agreement shall be determined through faithful consultations between MHFG and MHTB in accordance with the purport of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed two (2) copies of this Agreement and, upon signing and sealing hereof, each of MHFG and MHTB retains one (1) copy hereof.

April 28, 2011

MHFG:	Mizuho Financial Group, Inc. 5-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo President & CEO: Takashi Tsukamoto

MHTB:	Mizuho Trust & Banking Co., Ltd. 2-1, Yaesu 1-chome, Chuo-ku, Tokyo President & CEO: Takashi Nonaka

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3. Outline of Matters Listed in Each Item (excluding Items 5 and 6) of Article 184, Paragraph 1 of the Enforcement Regulations of the Company Law

(1)	Matters concerning reasonableness of consideration for the Share Exchange

(i)	Matters concerning reasonableness of total number or total amount of consideration for the Share Exchange

a.	Total number of consideration for the Share Exchange and details of allotment thereof

Company Name	MHFG (wholly-owning parent in the Share Exchange)	MHTB (wholly-owned subsidiary in the Share Exchange)
Details of allotment of shares upon the Share Exchange	1	0.54

Number of shares to be delivered through the Share Exchange	Shares of common stock: 823,462,056 shares (Scheduled)

(Note 1)    Share allotment ratio

0.54 shares of common stock of MHFG will be delivered for each share of common stock of the Company; provided, however, no shares will be allotted for the Company’s common stock held by MHFG (3,500,391,652 shares as of April 28, 2011) through the Share Exchange.

(Note 2)    Number of shares of common stock to be delivered through the Share Exchange

MHFG will allot shares of common stock of MHFG upon the Share Exchange to the shareholders of the Company (excluding MHFG) at the time immediately preceding the time at which MHFG acquires all of the issued shares of the Company (excluding shares of the Company held by MHFG) through the Share Exchange (the “Base Time”), at a ratio of 0.54 shares of common stock of MHFG for each share of common stock of the Company held by the shareholders of the Company, as monies, etc., in exchange for the shares of common stock of the Company held by such shareholders.

In addition, in accordance with a resolution of the meeting of the board of directors of the Company to be held no later than the day immediately preceding the effective date of the Share Exchange, the Company plans to cancel, at the time immediately preceding the Base Time, all of the treasury stock that it will have acquired (895,443 shares as of March 31, 2011) (“treasury stock” includes its treasury stock to be acquired by purchase of shares due to the dissenting shareholders’ share purchase demands made in connection with the Share Exchange under the provisions of Article 785, Paragraph 1 of the Company Law) by the time immediately preceding the Base Time.

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Further, the Company has issued stock acquisition rights (4,564 rights as of March 31, 2011, for 4,564,000 shares of common stock of the Company to be issued or transferred upon exercise of such stock acquisition rights).

Therefore, the number of shares of common stock of MHFG to be delivered through the Share Exchange may be subject to change in the future due to reasons such as the acquisition and cancellation of treasury stock by the Company and the exercise by the holders of such stock acquisition rights issued by the Company.

For the First Series Class I Preferred Stock and the Second Series Class III Preferred Stock of the Company, no shares of MHFG common stock or other money, etc. will be allotted through the Share Exchange, since MHFG holds all of the issued shares thereof.

(Note 3) Treatment	of shares constituting less than one unit

Shareholders of the Company who will hold shares of MHFG constituting less than one unit (less than 100 shares) subsequent to the Share Exchange may not sell such shares constituting less than one unit in any market on the stock exchange; however, such shareholders may use the following systems concerning shares of MHFG on and after the effective date of the Share Exchange.

(i) System of request for additional purchase of shares constituting less than one unit (additional purchase to reach a total of one unit)

In accordance with the provisions of Article 194 of the Company Law, etc., this is a system whereby shareholders of MHFG holding shares of MHFG constituting less than one unit may purchase from MHFG such a number of shares that would, together with the number of shares constituting less than one unit owned by such shareholder, constitute one unit of shares (100 shares).

(ii) System of request for purchase of shares constituting less than one unit by the issuer (sale of shares constituting less than one unit)

In accordance with the provisions of Article 192 of the Company Law, etc., this is a system whereby shareholders of MHFG holding shares of MHFG constituting less than one unit may request that MHFG purchase the shares constituting less than one unit owned by such shareholder.

(Note 4) Treatment	of fractions that are less than one share

When the number of shares of common stock of MHFG to be allotted to each shareholder of the Company (excluding MHFG) upon the Share Exchange includes fractions that are less than one share, MHFG will pay cash to each such shareholder in an amount corresponding to such fractions that are less than one share, with any fraction less than one yen being rounded up to the nearest yen, pursuant to Article 234 of the Company Law.

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b.	Basis for calculation

In order to ensure the fairness and appropriateness of the calculation of the share exchange ratio for the Share Exchange, the Company appointed J.P. Morgan Securities Japan Co., Ltd. (“J.P. Morgan”), and MHFG appointed Merrill Lynch Japan Securities Co., Ltd. (“BofA Merrill Lynch”), as their respective third party valuation institutions.

J.P. Morgan performed an average share price analysis on the common stock of the Company and MHFG, as shares of the Company and MHFG are listed on stock exchanges and market share prices of these shares exist, as well as the DDM Analysis based on the financial projections prepared and furnished to J.P. Morgan by the management of the Company and MHFG in order to take into account the state of future business operations in the calculation. The calculated ranges of the share exchange ratio for the Share Exchange based on each method are as indicated below. The calculated ranges of the share exchange ratio below show the range of the number of shares of common stock of MHFG to be allotted for each share of common stock of the Company.

In performing the average share price analysis, J.P. Morgan used (1) April 22, 2011 as the base date I (“Base Date I”), and reviewed the closing price of ordinary transactions of shares of common stock of the Company and MHFG on the Tokyo Stock Exchange (“TSE”) on the Base Date I and the average closing prices of the Company and MHFG on TSE for one-month, three-month and six-month periods up to and including the Base Date I, and (2) February 25, 2011, the business day immediately prior to the day on which a speculation of the subsidiarization was reported, as the base date II (“Base Date II”), and reviewed the closing price of ordinary transactions of shares of common stock of the Company and MHFG on TSE on the Base Date II and the average closing prices of the Company and MHFG on TSE for one-month, three-month and six-month periods up to and including the Base Date II. The DDM Analysis was based on the financial projections of future earnings that the Company and MHFG had presented to J.P. Morgan, and such financial projections showed no substantial future increase or decrease in the earnings of the Company or MHFG.

	Methodology	Calculated Range of Share Exchange Ratios
1-1	Average Share Price Analysis (Base Date I)	0.52 ~ 0.54
1-2	Average Share Price Analysis (Base Date II)	0.50 ~ 0.55
2	DDM Analysis	0.44 ~ 0.56

J.P. Morgan delivered to the board of directors of the Company a written opinion, as of April 27, 2011, and based upon and subject to certain conditions, including the below assumptions, to the effect that the share exchange ratio to be used in the Share Exchange is fair, as of such date, from a financial point of view, for the shareholders of common stock of the Company (excluding MHFG and any other “controlling shareholder and other persons specified by the Enforcement Rules” as defined in Article 441-2 of the Securities Listing Regulations of the TSE and Article 436-3 of its Enforcement Rules (collectively, “MHFG, Etc.”)). The written opinion was delivered to the board of directors of the Company in connection with and for the purposes of its evaluation of the Share Exchange. The written opinion does not constitute any recommendation to the shareholders of the Company as to how such shareholders should vote with respect to the Share Exchange or any other matter.

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In providing its opinion and conducting calculation of the share exchange ratio for the Share Exchange, which was the basis for the opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished by the Company and MHFG to or discussed with J.P. Morgan or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify (nor assume responsibility or liability for such independent verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, and J.P. Morgan did not evaluate the solvency of the Company or MHFG under any laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and projections provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best available estimates and judgments as of the date of its opinion by the Company’s and MHFG’s management as to their expected future results of operations and financial condition to which such analyses or projections relate. J.P. Morgan expressed no view as to such analyses or projections or the assumptions on which they were based.

The opinion and the calculation provided by J.P. Morgan were necessarily based on economic, market and other conditions as in effect on, and the information available to J.P. Morgan as of April 27, 2011. It should be understood that events subsequent to the calculation and the opinion may affect such calculation results and opinion and that J.P. Morgan does not have any obligation to revise, change or reaffirm such calculation results and opinion. The written opinion is limited to the fairness, from a financial point of view, for the shareholders of common stock of the Company (excluding MHFG, Etc.) of the share exchange ratio for the Share Exchange and J.P. Morgan expressed no opinion as to the fairness of the Share Exchange or the share exchange ratio for it to the holders of any other class of securities, creditors or other constituencies of the Company or MHFG or as to the underlying decision by the Company to conduct the Share Exchange. J.P. Morgan expressed no opinion as to the price at which shares of common stock of the Company or MHFG will trade at any future time.

Supplementary explanation was provided by J.P. Morgan regarding assumptions and disclaimers for its calculation and opinion. Please see (Note 1) at the end of this proposal for more detail.

BofA Merrill Lynch conducted a per share valuation of each of the Company’s and MHFG’s shares using a market price analysis, which considered the trends of each company’s market share prices, as well as a dividend discount model analysis (“the DDM Analysis”), which took into account the contents of business, financial results, forecasts and other aspects of each company, and evaluated the share exchange ratio based on the results of such analyses. The board of directors of MHFG received a valuation report of the share exchange ratio from BofA Merrill Lynch on April 28, 2011. (Furthermore, the board of directors of MHFG received a written opinion from BofA Merrill Lynch on April 28, 2011 to the effect that, based on certain assumptions, the share exchange ratio to be used in the Share Exchange is fair, from a financial point of view, to MHFG. Moreover, the board of directors of MHFG has received supplementary explanations from BofA Merrill Lynch concerning the assumptions and disclaimers related to its analyses and opinion. Please see (Note 2) at the end of this proposal for details.)

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The market price analysis was based (1) on the closing price of each company on April 22, 2011 (the “First Record Date”) and the average closing prices of each company for the one-month, three-month and six-month periods up to and including the First Record Date and (2) on the closing prices of each company on February 25, 2011 (the “Second Record Date”), the business day immediately prior to the day on which it was speculated in press reports that publicly listed subsidiaries of MHFG, including the Company, would be turned into wholly owned subsidiaries, and the average closing prices for the one-month, three-month and six-month periods up to and including the Second Record Date. A table that sets forth the primary methodologies that BofA Merrill Lynch used in its per share valuations of the Company and MHFG, along with the ranges of share exchange ratios obtained as a result of such valuations, is set forth below. (The following ranges of share exchange ratios represent ranges of the number of shares of common stock of MHFG to be allotted for each share of common stock of the Company. Please note that MHFG did not contemplate any significant increase or decrease in earnings included in the earnings plans of each of the Company and MHFG, which were delivered by MHFG to BofA Merrill Lynch for use as assumption in the DDM analysis.)

	Methodology	Range of Share Exchange Ratios
1-1	Market Price Analysis (First Record Date)	0.52 ~ 0.54
1-2	Market Price Analysis (Second Record Date)	0.50 ~ 0.55
2	DDM Analysis	0.20 ~ 0.68

BofA Merrill Lynch, in delivering its written opinion and conducting its per share valuation analyses, which were the basis for the written opinion, has assumed and relied on the accuracy and completeness of all information supplied to it by the Company and MHFG, or publicly available, and has not independently verified such information. Moreover, with respect to information regarding the Company’s and MHFG’s business, operations, financial condition, and prospects at MHFG’s direction, BofA Merrill Lynch has assumed that such information was prepared on a reasonable basis and reflected the best estimates and good faith judgment of the Company’s and MHFG’s management available at the time of such valuation analyses. BofA Merrill Lynch’s written opinion and valuation analyses are based on the financial, economic, monetary, market and other conditions, as well as the information available to BofA Merrill Lynch, as of the date of such opinion and valuation report. The credit, financial and stock markets have been experiencing unusual volatility, and BofA Merrill Lynch expresses no opinion or view as to any potential effects of such volatility on the Company or MHFG or the Share Exchange. BofA Merrill Lynch assumed no responsibility to update, revise or reconfirm either its written opinion or valuation analyses based on any circumstance, changes or for any other cause arising after the date thereof.

BofA Merrill Lynch is acting as financial advisor to MHFG and will receive a fee for its services, all of which is contingent upon consummation of the Share Exchange.

c.	Background of calculation

The Company and MHFG engaged in negotiations and discussions with reference to the calculation results of the share exchange ratio provided by each of the above third-party valuation institutions and with consideration for the Company’s and MHFG’s financial conditions, performance trends and stock price movements, etc. As a result, the Company determined that the share exchange ratio set forth in Section a. above was beneficial to the shareholders of the Company, and MHFG determined that the share exchange ratio set forth in Section a. above was beneficial to the shareholders of MHFG, and the Company and MHFG resolved the share exchange ratio for the Share Exchange at the meetings of their respective board of directors held on April 28, 2011.

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If, however, any material changes occur to the basic terms and conditions for the calculation of the share exchange ratio, the share exchange ratio for the Share Exchange may be changed through mutual consultation and agreement between the Company and MHFG.

d.	Relationships with valuation institutions

J.P. Morgan, acting as a third-party valuation institution for the Company, and BofA Merrill Lynch, acting as a third-party valuation institution for MHFG, are both independent from the Company and MHFG, are not related parties to the Company or MHFG and do not have any material interest which should be described regarding the Share Exchange.

(ii)    Reasons for selecting the relevant type of assets as consideration for the Share Exchange

With a view to achieving the purpose of the Share Exchange while securing the liquidity of the consideration for the Share Exchange that is to be allotted to the shareholders of the Company, which is the prospective wholly-owned subsidiary, and providing the benefit of synergies to be derived from the Share Exchange to such shareholders, shares of common stock of MHFG shall be allotted as consideration for the Share Exchange.

(iii)    In the case where a wholly-owning parent and a wholly-owned subsidiary are under common control, matters considered for avoidance of harm to interests of shareholders of the relevant wholly-owned subsidiary

a.	Measures to ensure fairness

The Share Exchange will be conducted between the Company and MHFG (which is the parent company and the controlling shareholder of the Company), and therefore, at the implementation of the Share Exchange, the Company requested J.P. Morgan, acting as an independent third-party valuation institution, to calculate the share exchange ratio to ensure the fairness and appropriateness of the ratio to be used for the Share Exchange as stated in Sections (i) b. through d. above, negotiated and discussed with MHFG in reference to such calculation results and resolved to conduct the Share Exchange at the share exchange ratio indicated in Section (i) a. above at the meeting of the board of directors held on April 28, 2011. The Company received the written opinion (fairness opinion) dated April 27, 2011, from J.P. Morgan stating that the share exchange ratio for the Share Exchange is fair for the shareholders of the Company (excluding MHFG, Etc.) from a financial point of view.

On the other hand, at the implementation of the Share Exchange, MHFG requested BofA Merrill Lynch, acting as an independent third-party valuation institution, to conduct a valuation analysis of the share exchange ratio to ensure the fairness and appropriateness of the ratio to be used for the Share Exchange as stated in Sections (i) b. through d. above, negotiated and discussed with the Company in reference to such valuation results and resolved to conduct the Share Exchange at the share exchange ratio indicated in Section (i) a. above at the meetings of the board of directors held on April 28, 2011. MHFG received the written opinion (fairness opinion) dated April 28, 2011 from BofA Merrill Lynch, stating that the share exchange ratio for the Share Exchange is fair for MHFG from a financial point of view under the assumptions and conditions as stated in Section (i) b. above, as well as under certain other conditions.

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The Company appointed Nakamura, Tsunoda & Matsumoto, and MHFG appointed Nagashima Ohno & Tsunematsu, as their legal advisors, respectively, and received legal advice on, among other things, the appropriate procedures, etc. as well as the method and processes in making decisions for the Share Exchange.

b.	Measures to avoid conflicts of interest

The Share Exchange will be conducted between the Company and MHFG (which is the parent company and the controlling shareholder of the Company), and therefore, the Company and MHFG determined that, at the implementation of the Share Exchange, it was necessary to avoid a conflict of interest between the Company and MHFG.

Mr. Mitsuaki Tsuchiya, one of the directors of the Company, did not participate in the discussions and resolutions at the meeting of the board of directors of the Company concerning (i) the signing of the MOU and (ii) the determination of the record date for each of the general meetings of class shareholders to be held in conjunction with the Share Exchange, in order to avoid a conflict of interest, because, at the time of the signing of the MOU, it was scheduled that he would concurrently serve as the Deputy President-Executive Officer of MHFG as of April 1, 2011. Mr. Mitsuaki Tsuchiya did not participate in the discussions and resolutions at the meeting of the board of directors of the Company concerning the signing of the Share Exchange Agreement, in order to avoid a conflict of interest, because he concurrently serves as the Deputy President-Executive Officer of MHFG at the time of the signing of the Share Exchange Agreement.

The signing of the Share Exchange Agreement was resolved at the meeting of the board of directors of the Company held on April 28, 2011 with the approval of all of the directors, including two outside directors who are independent directors, who were present thereat, among whom Mr. Mitsuaki Tsuchiya was not counted. In addition, at such meeting of the board of directors of the Company, all of the corporate auditors, including two outside corporate auditors who are independent auditors, who were present thereat stated that they had no objection to the signing of the Share Exchange Agreement. Further, the signing of the Share Exchange Agreement was resolved at the meeting of the board of directors of MHFG held on April 28, 2011 with the approval of all of the directors who were present thereat.

The Company received legal advice from Nakamura, Tsunoda & Matsumoto, its legal advisor, and MHFG received legal advice from Nagashima Ohno & Tsunematsu, its legal advisor, with respect to the method for the resolution at the meetings of the board of directors of the Company and MHFG, and additionally, with regard to the measures to be taken to avoid any conflicts of interest.

(iv)	Matters concerning reasonableness of provision relating to amount of stated capital and reserves of MHFG

The amount of stated capital to be increased:

JPY 0

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The amount of additional paid-in capital to be increased:

The minimum amount required to be increased pursuant to the provisions of laws and regulations.

The amount of legal reserve to be increased:

JPY 0

The respective amounts of the stated capital and reserves mentioned above were determined, to the extent permitted by the provision of Article 39 of the Rules of Account Settlement of Corporations, through consultations between the Company and MHFG, comprehensively taking into account capital management of MHFG after the Share Exchange, and other factors, and therefore, the Company considers those amounts to be reasonable.

(2)	Matters to be referred to relating to consideration for the Share Exchange

(i)	Provisions in Articles of Incorporation of MHFG

Provisions in the Articles of Incorporation of MHFG are as set forth in the Attachment, “ARTICLES OF INCORPORATION OF MIZUHO FINANCIAL GROUP, INC.”. The Articles of Incorporation contained in the Attachment is the Articles of Incorporation of MHFG effective as of May 13, 2011, the contents of which is scheduled to be amended at the ordinary general meeting of shareholders and each of the general meetings of class shareholders of MHFG to be held in June 2011, to that as set forth in the “Proposed Amendments to the Articles of Incorporation of Mizuho Financial Group, Inc.”, which is Material 1 of the “Reference Materials for the Ordinary General Meeting of Shareholders (Supplemental Volume)”, enclosed herewith.

(ii)	Matters concerning method of liquidation of consideration for the Share Exchange

a. Markets on which consideration for the Share Exchange is traded

First Section of the Tokyo Stock Exchange

First Section of the Osaka Securities Exchange

b. Person who acts as intermediator, broker or agent in transactions of consideration for the Share Exchange

Shares of common stock of MHFG may be traded via general securities companies.

c. Limits on transfer and other methods for disposal of consideration for the Share Exchange (if any)

Not applicable.

(iii)	Matters concerning market price for consideration for the Share Exchange

The closing price of the shares of common stock of MHFG on the first section of the Tokyo Stock Exchange on the business day immediately preceding the announcement date of the Share Exchange (April 28, 2011) is JPY 126. The latest market price, etc., of shares of common stock of MHFG on the first section of the Tokyo Stock Exchange and the first section of the Osaka Securities Exchange are available on the Tokyo Stock Exchange website (http://www.tse.or.jp/) and the Osaka Securities Exchange website (http://www.ose.or.jp/), etc., respectively.

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(iv)	Contents of MHFG’s balance sheet for each fiscal year the last day of which occurred during the past five years (excluding the last fiscal year)

MHFG filed annual securities reports for all of the relevant fiscal years, pursuant to the provision of Article 24, Paragraph 1 of the Financial Instruments and Exchange Law.

(3)	Matters concerning reasonableness of provisions for stock acquisition rights relating to the Share Exchange

All of the stock acquisition rights issued by the Company (the “Stock Acquisition Rights”) will be acquired without consideration and canceled by the Company no later than the day immediately preceding the effective date of the Share Exchange if the approval of this proposal and the approval of the Share Exchange Agreement at each of the general meetings of class shareholders of the Company to be held on June 22, 2011 are obtained. Therefore, no stock acquisition rights of MHFG will be allotted in exchange for the Stock Acquisition Rights through the Share Exchange.

The Company has not issued bonds with stock acquisition rights.

(4)	Matters concerning financial statements, etc.

(i)	Contents of MHFG’s financial statements, etc. for the last fiscal year

MHFG’s financial statements, etc. for the last fiscal year are as set forth in Material 2 of “Reference Materials for the Ordinary General Meeting of Shareholders (Supplemental Volume)”, enclosed herewith.

(ii)	In the case where disposal of material assets, occurrence of material debt or any other event materially affecting status of company’s assets occurred after the last day of the last fiscal year, details of such event

a. Relating to the Company

Not applicable.

b. Relating to MHFG

1. Outline of share exchange agreement signed between Mizuho Corporate Bank, Ltd. and MHSC is as set forth below.

(i)	Effective date

September 1, 2011

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(ii)	Share allotment ratio

1.48 shares of common stock of MHFG will be delivered for each share of MHSC; provided, however, no shares will be allotted for shares of MHSC held by Mizuho Corporate Bank, Ltd. (941,624,715 shares as of April 28, 2011) through such share exchange.

(iii)	Treatment of fractions that are less than one share

When the number of shares of common stock of MHFG to be allotted to each shareholder of MHSC (excluding Mizuho Corporate Bank, Ltd.) upon such share exchange includes fractions that are less than one share, Mizuho Corporate Bank, Ltd. will allot cash, instead of allotting shares of common stock of MHFG that are equivalent to such fractions, to each such shareholder in an amount equivalent to the price per share of common stock of MHFG multiplied by such fractions, with any fraction less than one yen being rounded up to the nearest yen. The “price” stated above shall mean the closing price of ordinary market transaction of the shares of common stock of MHFG on the Tokyo Stock Exchange on the immediately preceding trading day of the effective date of such share exchange, or if such closing price does not exist on the relevant immediately preceding trading day, the relevant closing price on the most recent trading day (limited to the date prior to such effective date) on which such price existed.

2. Outline of share exchange agreement signed between Mizuho Bank, Ltd. and MHIS is as set forth below.

(i)	Effective date

September 1, 2011

(ii)	Share allotment ratio

0.56 shares of common stock of MHFG will be delivered for each share of MHIS; provided, however, no shares will be allotted for shares of MHIS held by Mizuho Bank, Ltd. (654,155,206 shares as of April 28, 2011) through such share exchange.

(iii)	Treatment of fractions that are less than one share

When the number of shares of common stock of MHFG to be allotted to each shareholder of MHIS (excluding Mizuho Bank, Ltd.) upon such share exchange includes fractions that are less than one share, Mizuho Bank, Ltd. will allot cash, instead of allotting shares of common stock of MHFG that are equivalent to such fractions, to each such shareholder in an amount equivalent to the price per share of common stock of MHFG multiplied by such fractions, with any fraction less than one yen being rounded up to the nearest yen. The “price” stated above shall mean the closing price of ordinary market transaction of the shares of common stock of MHFG on the Tokyo Stock Exchange on the immediately preceding trading day of the effective date of such share exchange, or if such closing price does not exist on the relevant immediately preceding trading day, the relevant closing price on the most recent trading day (limited to the date prior to such effective date) on which such price existed.

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(Note 1)

J.P. Morgan assumed that the Share Exchange contemplated by the Share Exchange Agreement would qualify as a tax-free reorganization under the Corporation Tax Law of Japan, and would be consummated as described in the Share Exchange Agreement, and that the definitive Share Exchange Agreement would not differ in any material respects from the draft thereof furnished to J.P. Morgan. J.P. Morgan is not a legal, regulatory, tax or accounting expert and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Share Exchange would be obtained without any adverse effect on MHFG, the Company or on the contemplated benefits of the Share Exchange.

The financial projections of MHFG and the Company furnished to J.P. Morgan by MHFG and the Company were prepared by the management of MHFG and the Company. Neither MHFG nor the Company publicly discloses internal financial projections provided to J.P. Morgan in connection with J.P. Morgan’s calculation of the Share Exchange, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economy competitive conditions and prevailing interest rates. Accordingly, actual results of operations could vary significantly from those set forth in such projections.

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily appropriate to describe portions or a summary of it. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and analyses, without considering all of its analyses as a whole, could result in an incomplete understanding of the processes underlying the analyses and its opinion. In arriving at its opinion, J.P. Morgan did not emphasize any particular analyses or factors considered by it and did not state an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion. None of the selected companies reviewed as a comparison in the above analysis is identical to the Company or MHFG or any of their respective operating units or subsidiaries. However, the selected companies were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company or MHFG respectively. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and MHFG.

J.P. Morgan acted as financial advisor to the Company for the Share Exchange and will receive a fee from the Company for its services, a substantial portion of which will become payable only if the Share Exchange is consummated. In addition, the Company agreed to indemnify J.P. Morgan against certain liabilities arising out of its engagement in the services. During the two years preceding the date of the written opinion, J.P. Morgan and its affiliates have provided financial advisory services, commercial banking services or investment banking services to the Company or MHFG for which J.P. Morgan and such affiliates have received customary compensation. In the ordinary course of business of J.P. Morgan and its affiliates, they may actively trade the debt and equity securities of the Company or MHFG for its own account or for the accounts of customers, and accordingly, J.P. Morgan and such affiliates may at any time hold long or short positions in such securities.

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(Note 2)

Both the valuation analyses and written opinion delivered by BofA Merrill Lynch were prepared solely for the use of the boards of directors of MHFG in connection with their evaluation of the share exchange ratio for the Share Exchange, and may not be used or relied upon for any other purpose.

BofA Merrill Lynch has made qualitative judgments as to the significance and relevance of each analysis and each factor considered in the course of preparing the valuation report and the opinion. Accordingly, its analysis must be considered as a whole and that selecting portions of its analysis and factors, without considering all analyses and factors, could create an incomplete view of the processes underlying such analysis and opinion. In its analysis, BofA Merrill Lynch made numerous assumptions with respect to the Company, MHFG and their affiliates, industry performance and regulatory environment, general business, economic, market and financial conditions, etc., many of which are beyond the control of the Company and MHFG and involve the application of complex methodologies and educated judgment. No company used in any analysis as a comparison is identical to the Company or MHFG. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, in delivering its written opinion and conducting the analyses, BofA Merrill Lynch took into account, based on certain assumptions, the dilution to be caused from the conversion of the Company’s First Series Class I Preferred Stock and Second Series Class III Preferred Stock and MHFG’s Eleventh Series Class XI Preferred Stock into common stock.

BofA Merrill Lynch has not made or provided with any evaluation or appraisal of the assets or liabilities (including contingent liabilities and reserves for possible losses) of the Company, MHFG or their affiliates, nor has it been obliged to make any physical inspection of the properties or assets of the Company, MHFG or their affiliates. BofA Merrill Lynch has not evaluated the solvency or fair value of the Company or MHFG under any laws relating to bankruptcy, insolvency or similar matters. In addition, in its opinion relating to the Share Exchange, BofA Merrill Lynch is not expressing any opinion with respect to any other transactions that are incidental or related to the Share Exchange (including the transactions set forth in Section 3. (4) (ii) b. above) and, with the consent of MHFG, did not take into account the impact of any such transactions in conducting its analyses set forth above. BofA Merrill Lynch has also assumed that certain accounting and tax-related procedures which MHFG has understood will be followed in connection with the Share Exchange, that the Share Exchange will be consummated in accordance with its terms, without modification of any material term, and that there would be no adverse effect on the Share Exchange resulting from any divestiture requirements or amendments or modifications imposed by any governmental authority.

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MHFG has agreed to indemnify BofA Merrill Lynch for certain liabilities arising out of the engagement. BofA Merrill Lynch’s ultimate parent company, Bank of America Corporation, and its affiliates comprise a full service securities firm and commercial bank and, in addition to providing financial advisory services related to this Share Exchange, may provide investment banking, corporate banking and other financial services to the Company and MHFG, and receive fees for the rendering of such services. Further, in the ordinary course of business, BofA Merrill Lynch or its affiliates may actively trade the common stock or other financial instruments of the Company or MHFG for its own account or for the account of its customers, and accordingly, may at any time hold a long or short position in such financial instruments.

BofA Merrill Lynch does not express any opinion regarding the merits of the underlying decision by MHFG to engage in the Share Exchange, and does not express any opinion regarding the fairness to, or any consideration of, any party other than MHFG. BofA Merrill Lynch also does not express any opinion as to the prices at which shares of the Company or MHFG will trade following the announcement or consummation of the Share Exchange, or as to the appropriateness of the trade of any such shares, and does not express any opinion or make any recommendation regarding how shareholders should vote or take any other action related to the Share Exchange or any matter related thereto.

-End of Document-

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Attachment

ARTICLES OF INCORPORATION

OF

MIZUHO FINANCIAL GROUP, INC.

CHAPTER I

GENERAL PROVISIONS

Article 1. (Trade	Name)

The company shall be called “Kabushiki Kaisha Mizuho Financial Group” and in English, “Mizuho Financial Group, Inc.”(hereinafter referred to as the “Company”).

Article 2. (Purpose)

The purpose of the Company shall be to engage in the following businesses as a bank holding company:

(1)	Operation and management of bank holding companies, banks, long-term credit banks, specialized securities companies and other companies which may be owned by the Company as its subsidiaries under the Banking Law; and

(2)	Any other business incidental to the foregoing.

Article 3.    (Head Office)

The Company shall have its head office in Chiyoda-ku, Tokyo.

Article 4.    (Organizations)

The Company shall establish the following organizations, in addition to the general meeting of shareholders and Directors.

(1)	Board of Directors;

(2)	Corporate Auditors;

(3)	Board of Corporate Auditors; and

(4)	Accounting Auditors.

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Article 5. (Method	of Public Notices)

Public notices by the Company shall be given by electronic public notices; provided, however, that in the case where an electronic public notice is impracticable due to an accident or any other unavoidable reason, the same public notice of the Company may be given in the Nihon Keizai Shimbun.

CHAPTER II

SHARES

Article 6. (Total	Number of Authorized Shares)

The total number of shares which the Company is authorized to issue shall be 28,485,271,000 shares, and each total number of the classes of shares which the Company is authorized to issue shall be as set forth below; provided, however, that in the case where a cancellation of shares is made, the number of shares which the Company is authorized to issue shall be reduced by the number of shares so canceled:

Common stock:	24,115,759,000 shares
Class XI preferred stock:	1,369,512,000 shares
Class XII preferred stock:	1,500,000,000 shares
Class XIII preferred stock:	1,500,000,000 shares

Article 7. (Acquisition	of Own Shares)

The Company may, by a resolution of the Board of Directors, acquire its own stock through market transactions or other methods pursuant to the provisions of Article 165, Paragraph 2 of the Company Law of Japan (the “Law”).

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Article 8. (Number	of Shares Constituting one (1) Unit of Shares)

The number of shares constituting one (1) unit of shares of the Company shall be one hundred (100) with respect to the common stock and each class of preferred stock, respectively.

Article 9. (Rights	Pertaining to Shares Constituting Less Than One (1) Unit)

A shareholder of the Company may not exercise any rights, except for the rights set forth below (excluding the rights which may not be exercised as the rights pertaining to shares constituting one (1) unit of shares), with respect to shares constituting less than one (1) unit held by such shareholder:

1.	The rights provided for in each item of Article 189, Paragraph 2 of the Law;

2.	The right to make a request pursuant to Article 166, Paragraph 1 of the Law;

3.	The right to receive an allotment of offered shares and offered stock acquisition rights in proportion to the number of shares held by such shareholder; and

4.	The right to make a request provided for in the following Article.

Article 10. (Additional	Purchase of Shares Constituting Less Than One (1) Unit)

A shareholder of the Company may request the Company to sell to such shareholder a number of shares which will, when combined with the shares constituting less than one (1) unit already held by such shareholder, constitute one (1) unit of shares pursuant to the Share Handling Regulations

Article	11. (Record Date)

1.	The Company shall deem shareholders having voting rights appearing in writing or electronically in the register of shareholders as of the end of March 31 of each year as the shareholders who are entitled to exercise their rights at the ordinary general meeting of shareholders for the relevant business year.

2.	In addition to the preceding paragraph, the Company may temporarily set the record date whenever necessary, by a resolution of the Board of Directors and upon giving a prior public notice thereof.

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Article 12. (Shareholder	Register Manager, etc.)

1.	The Company shall appoint a shareholder register manager.

2.	The shareholder register manager and its handling office shall be determined by a resolution of the Board of Directors, and a public notice shall be given with respect thereto.

3.	The preparation and keeping of, and other operations relating to the register of shareholders and the register of stock acquisition rights of the Company shall be entrusted to the shareholder register manager and shall not be handled by the Company.

Article 13. (Share	Handling Regulations)

An entry, whether written or electronic, in the register of shareholder, a purchase and additional purchase of shares constituting less than one (1) unit, and other operations relating to shares and handling fees therefor and the method of request or notice by shareholders with respect to general meetings of shareholders shall be governed by the Share Handling Regulations prescribed by the Board of Directors, in addition to laws and regulations and these Articles of Incorporation

29

CHAPTER III

PREFERRED STOCK

Article 14. (Preferred	Stock Dividends)

1.	In respect of dividends from its surplus provided for in Article 53, the Company shall distribute dividends from its surplus by cash on preferred stock (hereinafter referred to as the “Preferred Stock Dividends”) in such amount as provided for below to shareholders of preferred stock (hereinafter referred to as the “Shareholders of Preferred Stock”) or registered stock pledgees in respect of preferred stock (hereinafter referred to as the “Registered Preferred Stock Pledgees”) in priority to holders of common stock (hereinafter referred to as the “Shareholders of Common Stock”), registered stock pledgees in respect of common stock (hereinafter referred to as the “Registered Common Stock Pledgees”); provided, however, that in the case where all or a part of the Preferred Stock Interim Dividends provided for in Article 15 have been paid in the relevant business year, the amount so paid shall be reduced accordingly:

Class XI preferred stock:	Amount decided by the resolution of the Board of Directors on the issuance of such stock, which amount shall not exceed 50 yen per share per year

Class XII preferred stock:	Amount decided by the resolution of the Board of Directors on the issuance of such stock, which amount shall not exceed 50 yen per share per year

Class XIII preferred stock:	Amount decided by the resolution of the Board of Directors on the issuance of such stock, which amount shall not exceed 100 yen per share per year

2.	In a given business year, if all or a part of the Preferred Stock Dividends have not been paid to the Shareholders of Preferred Stock or Registered Preferred Stock Pledgees, the unpaid amount shall not be accumulated for the subsequent business years.

3.	The Company shall not distribute dividends from its surplus to any Shareholder of Preferred Stock or Registered Preferred Stock Pledgee, any amount in excess of the amount of the relevant Preferred Stock Dividends.

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Article 15. (Preferred	Stock Interim Dividends)

In respect of interim dividends provided for in Article 54, the Company shall distribute dividends from its surplus by cash in one half of the amount of the Preferred Stock Dividends provided for in the main clause of Paragraph 1 of the preceding article (referred to as the “Preferred Stock Interim Dividends” in these Articles of Incorporation) to the Shareholders of Preferred Stock or Registered Preferred Stock Pledgees in priority to the Shareholders of Common Stock or Registered Common Stock Pledgees.

Article 16. (Distribution	of Residual Assets)

1.	In respect of distribution of residual assets, the Company shall pay to the Shareholders of Preferred Stock or Registered Preferred Stock Pledgees in priority to the Shareholders of Common Stock or Registered Common Stock Pledgees in such amount as provided for below:

Classes XI through XIII preferred stock:	1,000 yen per share

2	No distribution of residual assets other than those provided for in the preceding paragraph shall be made to any Shareholder of Preferred Stock or Registered Preferred Stock Pledgee.

Article 17. (Voting	Rights)

The Shareholders of Preferred Stock shall not have voting rights at a general meeting of shareholders; provided, however, that the Shareholders of Preferred Stock may have voting rights from the date of a general meeting of shareholders, in the case where a proposal on the Preferred Stock Dividends is not submitted to such general meeting of shareholders, or immediately after the closing of a general meeting of shareholders, in the case where a proposal on the Preferred Stock Dividends is rejected at such general meeting of shareholders, until, in either case, such time as the resolution of a general meeting of shareholders is passed to grant the Preferred Stock Dividends.

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Article 18.    (Consolidation or Split of Preferred Stock, Free Allotment of Stock and Rights to Receive Allotment of Offered Stock, etc.)

1.	The Company shall not consolidate or split any preferred stock, and shall not make any free allotment of any stock for the Shareholders of Preferred Stock.

2.	The Company shall not grant the Shareholders of Preferred Stock any rights to receive allotment of offered stock, offered stock acquisition rights, bonds with stock acquisition rights, or offered stock acquisition rights and bonds, either of which are capable of being transferred separately from the others and shall not make any free allotment of any stock acquisition rights for the Shareholder of Preferred Stock.

Article 19. (Acquisition	of Preferred Stock)

1.	In respect of Classes XII and XIII preferred stock, the Company may acquire each such class of preferred stock, in whole or in part, on the date separately determined by a resolution of a general meeting of shareholders, after such time and at such acquisition price as respectively determined by a resolution of the Board of Directors relating to the issuance of the relevant preferred stock.

2.	In the case of a partial acquisition pursuant to the preceding paragraph, such redemption shall be made by way of lot or pro rata allocation.

Article 20. (Request	for Acquisition of Preferred Stock)

Any holder of Classes XI and XII preferred stock may request to the Company to acquire the relevant preferred stock held by such Shareholder of Preferred Stock during the period in which such Shareholder of Preferred Stock is entitled to request such acquisition as determined by a resolution of the Board of Directors relating to the issuance of the relevant preferred stock (hereinafter referred to as the “Period for Acquisition Request”). The Company shall deliver its own common stock to such Shareholder of Preferred Stock, in exchange for the Company’s acquisition of the relevant preferred stock. The terms of acquisition, including the number of the common stock to be delivered per one (1) share of the relevant preferred stock upon such request for acquisition, shall be determined by a resolution of the relevant Board of Directors.

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Article 21. (Mandatory	Acquisition of Preferred Stock)

1.	The Company may acquire any of Classes XI and XII preferred stock, in respect of which a request for acquisition has not been made during the Period for Acquisition Request, on the day immediately following the last day of such period (hereinafter referred to as the “Mandatory Acquisition Date”) and instead, the Company shall deliver its own common stock to holders of the relevant preferred stock. In this case, the number of shares of the common stock to be delivered in exchange for the acquisition of one (1) share of the relevant preferred stock shall be obtained by dividing the amount equivalent to the subscription money per one (1) share of the relevant preferred stock by the current market price of a share of the common stock of the Company (with respect to the Eleventh Series of Class XI Preferred Stock, 1,000 yen; the same shall apply hereinafter); provided, however, that such current market price of a share of the common stock shall be the daily average price of closing prices (including the closing bid or offered price) of the common stock of the Company (in regular trading) as reported by the Tokyo Stock Exchange for the 30 consecutive trading days (excluding any trading day or days on which no closing prices or closing bids or offered prices are reported) commencing on the 45th trading day prior to the Mandatory Acquisition Date, and such calculation shall be made to units of 0.01 yen, and by rounding up to the nearest 0.1 yen when equal to or more than 0.05 yen and disregarding amounts less than 0.05 yen.

2.	In respect of Classes XI and XII preferred stock, the number of common stock referred to in the preceding paragraph shall not exceed the number of shares obtained by dividing the amount equivalent to the subscription money per one (1) share of each such class of preferred stock by the minimum acquisition price determined by the resolution of the Board of Directors relating to the relevant issuance of the preferred stock.

3.	In the calculation of the number of common stock provided for in the preceding two (2) paragraphs, any number less than one (1) share shall be treated pursuant to the provisions provided for in Article 234 of the Law.

Article 22. (Order	of Priority)

All classes of preferred stock authorized to be issued by the Company shall rank pari passu with each other in respect of the payment of the Preferred Stock Dividends and the Preferred Stock Interim Dividends, and the distribution of residual assets.

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CHAPTER IV

GENERAL MEETINGS OF SHAREHOLDERS

Article 23. (Convocation	of General Meetings of Shareholders)

An ordinary general meeting of shareholders of the Company shall be convened no later than 3 months from the last day of each business year and an extraordinary general meeting of shareholders shall be convened whenever necessary.

Article 24. (Place	where General Meetings of Shareholders shall be Convened)

General meetings of shareholders shall be convened within the wards of Tokyo.

Article 25. (Person	Authorized to Convene General Meetings of Shareholders and the Chairman of the Meeting)

1.	The President shall convene and preside over the general meeting of shareholders.

2.	In the case where the President is unable so to act, one of the other Director(s) in the order previously determined by the Board of Directors shall take such person’s place.

Article 26. (Disclosure	of Reference Materials, etc. for General Meetings of Shareholders via Internet)

The Company may, at the time of convocation of a general meeting of shareholders, deem to have provided shareholders with information with respect to matters which shall be stated or indicated in the reference materials for a general meeting of shareholders, business reports, non-consolidated financial documents and consolidated financial documents by disclosing those by way of using the Internet as provided for in the ordinances of the Ministry of Justice.

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Article 27. (Method	of Adopting Resolutions)

1.	Unless otherwise provided for by laws or regulations or these Articles of Incorporation, resolutions of a general meeting of shareholders shall be adopted by an affirmative vote of a majority of the voting rights held by the shareholders present at the meeting who are entitled to exercise their voting rights.

2.	Resolutions of a meeting of shareholders governed by Article 309, Paragraph 2 of the Law shall be adopted by an affirmative vote of not less than two-thirds (2/3) of the voting rights held by the shareholders present at the relevant meeting who shall hold in aggregate not less than one-third (1/3) of the voting rights of the shareholders entitled to exercise their voting rights.

Article 28. (Voting	by Proxy)

1.	Shareholders may exercise their voting rights at the relevant general meeting of shareholders by a proxy who shall also be a shareholder of the Company holding voting rights at such meeting.

2.	The shareholder or his/her proxy shall submit to the Company a document evidencing the authority of such proxy to act as such at each general meeting of shareholders.

Article 29. (Minutes	of General Meetings)

The minutes of general meetings of shareholders shall be prepared in writing or by electromagnetic file as provided for in laws and regulations.

Article 30. (General	Meetings of Holders of Classes of Stock)

1.	Unless otherwise provided for by laws or regulations or these Articles of Incorporation, resolutions of a general meeting of holders of classes of stock shall be adopted by an affirmative vote of a majority of the voting rights held by the holders present at the meeting who are entitled to exercise their voting rights.

2.	Resolutions provided for in Article 324, Paragraph 2 of the Law shall be adopted by an affirmative vote of not less than two-thirds (2/3) of the voting rights held by the holders present at the relevant meeting who shall hold in aggregate not less than one-third (1/3) of the voting rights of the holders entitled to exercise their voting rights.

3.	The provisions of Articles 24 through 26 and 28 and the preceding article shall apply mutatis mutandis to the general meetings of holders of classes of stock.

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CHAPTER V

DIRECTORS AND BOARD OF DIRECTORS

Article 31. (Number)

The Company shall have not more than fifteen (15) Directors.

Article 32. (Method	of Appointment)

1.	The Director(s) shall be appointed at a general meeting of shareholders.

2.	A resolution for the appointment of Director(s) shall be adopted by an affirmative vote of a majority of the voting rights held by the shareholders present at the relevant meeting who shall hold in aggregate not less than one-third (1/3) of the voting rights of the shareholders entitled to exercise their voting rights.

3.	Cumulative voting shall not be used for the appointment of Director(s).

Article 33. (Method	of Dismissal)

A resolution for the dismissal of Director(s) shall be adopted by an affirmative vote of a majority of the voting rights held by the shareholders present at the relevant general meeting of shareholders who shall hold in aggregate not less than one-third (1/3) of the voting rights of the shareholders entitled to exercise their voting rights.

Article 34. (Term	of Office)

The term of office of Director(s) shall expire at the closing of the ordinary general meeting of shareholders concerning the last business year ending within two (2) years after their appointment.

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Article 35. (Representative	Director(s) and Director(s) with Titles)

1.	The Representative Director(s) shall be designated by a resolution of the Board of Directors.

2.	The President shall be appointed by a resolution of the Board of Directors.

3.	The Board of Directors may, by its resolutions, appoint Chairman, Deputy Chairman, Deputy President(s), Senior Managing Director(s) and Managing Director(s).

Article 36. (Duties	of the President)

The President shall oversee the operations of the Company.

Article 37. (Person	Authorized to Convene Meetings of the Board of Directors and Chairman of the Meeting)

1.	Unless otherwise provided for by laws or regulations, the President shall convene and preside over the meeting of the Board of Directors.

2.	In the case where the President is unable so to act, one of the other Director(s) in the order previously determined by the Board of Directors shall take such person’s place.

Article 38. (Notice	to Convene Meetings of the Board of Directors)

1.	Notice to convene a meeting of the Board of Directors shall be given to each Director and Corporate Auditor not less than three (3) days prior to the date set for such meeting; provided, however, that in case of emergency, such period may be shortened.

2.	A meeting of the Board of Directors may be held without taking the procedures of convocation with the consent of all the Directors and Corporate Auditors.

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Article 39. (Method	of Adopting Resolutions of the Board of Directors)

Resolutions of a meeting of the Board of Directors shall be adopted by an affirmative vote of a majority of the Directors present at the relevant meeting who shall constitute a majority in number of all the Directors entitled to take part in the vote.

Article 40. (Minutes	of Meetings of the Board of Directors)

The minutes of the meetings of the Board of Directors shall be prepared in writing or by electromagnetic file as provided for in laws and regulations, the Director(s) and Corporate Auditors present thereat shall affix their names and seals thereon, or electronic signatures thereto.

Article 41. (Regulations	of the Board of Directors)

Matters concerning the Board of Directors shall be governed by the Regulations of the Board of Directors prescribed by the Board of Directors, in addition to laws and regulations and these Articles of Incorporation.

Article 42 (Liability	Limitation Agreements with Outside Director(s))

Pursuant to the provisions provided for in Article 427, Paragraph 1 of the Law, the Company may enter into liability limitation agreements with any Outside Director which limit the liability provided for in Article 423, Paragraph 1 of the Law to the higher of either (i) the pre-determined amount not less than twenty million (20,000,000) yen or (ii) the amount prescribed in laws and regulations, provided that such Outside Director is bona fide and without gross negligence in performing his/her duty

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CHAPTER VI

CORPORATE AUDITORS AND BOARD OF CORPORATE AUDITORS

Article 43. (Number)

The Company shall have not more than six (6) Corporate Auditors.

Article 44. (Method	of Appointment)

1.	The Corporate Auditors shall be appointed at a general meeting of shareholders.

2.	A resolution for appointment of Corporate Auditors shall be adopted by an affirmative vote of a majority of the voting rights held by the shareholders present at the relevant meeting who shall hold in aggregate not less than one-third (1/3) of the voting rights of the shareholders entitled to exercise their voting rights.

Article 45. (Term	of Office)

The term of office of Corporate Auditors shall expire at the closing of the ordinary general meeting of shareholders concerning the last business year ending within four (4) years after their appointments.

Article 46.    (Full-Time Corporate Auditor(s))

The Board of Corporate Auditors shall, by its resolution, designate full-time Corporate Auditor(s).

Article 47. (Notice	to Convene Meetings of the Board of Corporate Auditors)

1.	Notice to convene a meeting of the Board of Corporate Auditors shall be given to each Corporate Auditor not less than three (3) days prior to the date set for such meeting; provided, however, that in case of emergency, such period may be shortened.

2.	A meeting of the Board of Corporate Auditors may be held without taking the procedures of convocation with the consent of all the Corporate Auditors.

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Article 48.    (Method of Adopting Resolutions of the Board of Corporate Auditors)

Resolutions of a meeting of the Board of Corporate Auditors shall be adopted by an affirmative vote of a majority of the Corporate Auditors, unless otherwise provided for by laws or regulations.

Article 49.    (Minutes of Meetings of the Board of Corporate Auditors)

The minutes of the meetings of the Board of Corporate Auditors shall be prepared in writing or by electromagnetic file as provided for in laws and regulations, and the Directors and Corporate Auditors present thereat shall affix their names and seals thereon or electronic signatures thereto.

Article 50.    (Regulations of the Board of Corporate Auditors)

Matters concerning the Board of Corporate Auditors shall be governed by the Regulations of the Board of Corporate Auditors prescribed by the Board of Corporate Auditors, in addition to laws and regulations and these Articles of Incorporation.

Article 51    (Liability Limitation Agreements with Outside Corporate Auditor(s))

Pursuant to the provisions provided for in Article 427, Paragraph 1 of the Law, the Company may enter into liability limitation agreements with any Outside Corporate Auditor which limit the liability provided for in Article 423, Paragraph 1 of the Law to the higher of either (i) the pre-determined amount not less than twenty million (20,000,000) yen or (ii) the amount prescribed in laws and regulations, provided that such Outside Corporate Auditor is bona fide and without gross negligence in performing his/her duty.

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CHAPTER VII

ACCOUNTING

Article 52.    (Business Year)

The business year of the Company shall be the one-year period from April 1 of each year through March 31 of the following year.

Article 53.    (Dividends from Surplus Approved by Resolution of Ordinary General Meeting of Shareholders)

Dividends from the surplus approved by a resolution of an ordinary general meeting of shareholders shall be distributed to the shareholders or registered stock pledgees appearing in writing or electronically in the register of shareholders as of the end of March 31 of each year.

Article 54.    (Interim Dividends)

The Company may, by a resolution of the Board of Directors, distribute interim dividends provided for in Article 454, Paragraph 5 of the Law to the shareholders or registered stock pledgees appearing in writing or electronically in the register of shareholders as of the end of September 30 of each year.

Article 55.    (Prescription for Payment of Dividends)

In the case where the dividends from its surplus are distributed by cash, the Company shall be released from the obligation to pay such dividends from the surplus which have not been received after the lapse of five (5) years from the date of commencement of payment thereof.

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Proposal	3: Appointment of six (6) Directors

The terms of office of five (5) Directors, Messrs. Norimasa Kuroda, Takashi Nonaka, Nobutake Nishijima, Shigekazu Torikai, and Eiji Mutoh will expire at the closing of this ordinary general meeting of shareholders, and, among these persons, Mr. Eiji Mutoh will retire from his position as a Director. Three (3) Directors, Messrs. Yoriaki Takebe, Ryouichi Tahara and Haruyuki Kaneko resigned from their respective positions as Directors, and Mr. Mitsuaki Tsuchiya will resign from his position as a Director shortly. Accordingly, the Company proposes the appointment of six (6) Directors.

The candidates for Directors are as follows:

Candidate No.	Name (Date of Birth)	Brief Personal Record, Status of Major Concurrent Office, and Title and Assignment in the Company		Number of Shares of Stock of the Company held
1	Norimasa Kuroda (July 7, 1949)	April 2002	Managing Executive Officer of Mizuho Corporate Bank, Ltd.	13,000 Shares of Common Stock
		March 2003	Managing Executive Officer, Head of Financial Products Unit
		April 2004	Managing Executive Officer, Head of International Banking Unit
		April 2005	Managing Director, Head of International Banking Unit
		April 2007	Deputy President
		April 2010	Advisor of Mizuho Trust & Banking Co., Ltd.
		June 2010	Chairman (current)
(Status of Major Concurrent Office) Not applicable

He is well-acquainted with the general businesses, having engaged in wide-ranging banking business, as a member of the current group companies of Mizuho Financial Group, Inc. since 1973, including the business promotion division and the international division, and has abundant management experience as an Executive Officer and Director.

2	Takashi Nonaka (February 17, 1952)	March 2003	Executive Officer, General Manager of Consumer Banking Product Development Division of Mizuho Bank, Ltd.	60,000 Shares of Common Stock
		April 2004	Managing Executive Officer, General Manager of Consumer Banking Product Development Division
		May 2004	Managing Executive Officer
		March 2006	Managing Director
		April 2007	Deputy President
		April 2008	Advisor of Mizuho Trust & Banking Co., Ltd.
		June 2008	President (current) (Overall management of the execution of the Company’s business)
(Status of Major Concurrent Office) Chairman of Trust Companies Association of Japan

He is well-acquainted with the general businesses, having engaged in wide-ranging banking business, as a member of the current group companies of Mizuho Financial Group, Inc. since 1975, including the business promotion division and the retail banking division, and has abundant management experience as an Executive Officer and Director.

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Candidate No.	Name (Date of Birth)	Brief Personal Record, Status of Major Concurrent Office, and Title and Assignment in the Company		Number of Shares of Stock of the Company held
3	Nobutake Nishijima (May 23, 1953)	March 2003	Executive Officer, General Manager of Uchisaiwaicho Corporate Banking Division No.4, No.6 of Mizuho Corporate Bank, Ltd.	23,000 Shares of Common Stock
		April 2004	Executive Officer, General Manager of Consumer and Private Banking Planning Division of Mizuho Bank, Ltd.
		April 2005	Managing Executive Officer
		April 2008	Deputy President - Executive Officer of Mizuho Trust & Banking Co., Ltd.
June 2008

Deputy President and Deputy President - Executive Officer (current)

(Assistance in the overall management of the execution of the Company’s business, in charge of Risk Management Department and Compliance Department)

(Status of Major Concurrent Office) Not applicable

He is well-acquainted with the general businesses, having engaged in wide-ranging banking business, as a member of the current group companies of Mizuho Financial Group, Inc. since 1976, including the business promotion division and the retail banking division, and has abundant management experience as an Executive Officer and Director.

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Candidate No.	Name (Date of Birth)	Brief Personal Record, Status of Major Concurrent Office, and Title and Assignment in the Company		Number of Shares of Stock of the Company held
4	Motoo Nagai (March 4, 1954)	April 2005	Executive Officer, General Manager of Corporate Banking Division No. 6 of Mizuho Corporate Bank, Ltd.	0 Shares of Common Stock
		April 2007	Managing Executive Officer, Head of Global Portfolio Management Unit, Head of Financial Institutions & Public Sector Business Unit
		April 2008	Managing Executive Officer, Head of Global Portfolio Management Unit, Head of Financial Institutions & Public Sector Business Unit, Head of Global Alternative Investment Unit
		April 2009	Managing Executive Officer
April 2011

Deputy President - Executive Officer of Mizuho Trust & Banking Co., Ltd.(current)

(Assistance in the overall management of the execution of the Company’s business, in charge of Internal Audit Department)

(Status of Major Concurrent Office) Not applicable.

He is well-acquainted with the general businesses, having engaged in wide-ranging banking business, as a member of the current group companies of Mizuho Financial Group, Inc. since 1977, including the business promotion division and the investment division, and has abundant management experience as an Executive Officer.

5	Tadashi Ohi (July 2, 1955)	September 2003	Counselor of Corporate Planning Department of Mizuho Trust & Banking Co., Ltd. and seconded to Trust & Custody Services Bank, Ltd.	23,267 Shares of Common Stock
		April 2008	Executive Officer, General Manger of IT & Systems Planning Department of Mizuho Trust & Banking Co., Ltd.
		April 2009	Managing Executive Officer, General Manager of IT & Systems Planning Department
		October 2009	Managing Executive Officer (current) (in charge of Executive Secretariat, Corporate Planning Department, Accounting Department, Human Resources Department and Administration Department.)
(Status of Major Concurrent Office) Not applicable

He is well-acquainted with the general businesses, having engaged in wide-ranging banking business, as a member of the current group companies of Mizuho Financial Group, Inc. since 1980, including the IT and systems, and administration divisions and the retail banking division, and has abundant management experience as an Executive Officer.

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Candidate No.	Name (Date of Birth)	Brief Personal Record, Status of Major Concurrent Office, and Title and Assignment in the Company		Number of Shares of Stock of the Company held
6	Shigekazu Torikai (March 12, 1947)	April 1975	Joined Tax Accountant’s Office	0 Shares of Common Stock
		April 1990	Registered as attorney at law
		April 1994	Founded TORIKAI MANAGEMENT AND LAW OFFICE (present TORIKAI LAW OFFICE) Managing Director (current)
		June 2010	Outside Director of the Mizuho Trust & Banking Co., Ltd. (current)
(Status of Major Concurrent Office) Managing Director of TORIKAI LAW OFFICE

The Company proposes to appoint him based on its conclusion that he will be able to provide various kind of guidance on the general management of the Company from an objective point of view by making use of his high degree of expertise and his wide-ranging insight gained through the experience of his duties as an attorney at law. Although he has not been engaged in the management of a company, the Company believes he will fulfill the outside director duties of the Company appropriately due to the reason above. One (1) year will have passed since his assumption of office as an Outside Director of the Company at the closing of this ordinary general meeting of shareholders.

(Notes)	1.	Each candidate above has no special interests with the Company.
	2.	Mr. Shigekazu Torikai is a “candidate for outside director” as provided for in Article 2, Paragraph 3, Item 7 of the Enforcement Regulations of the Company Law.
	3.

Liability Limitation Agreement with Outside Director

Pursuant to the provision of Article 427, Paragraph 1 of the Company Law, the Company has entered into a liability limitation agreement with Mr. Shigekazu Torikai as a candidate for an Outside Director, which will limit the liability provided for in Article 423, Paragraph 1 of the Company Law to the higher of either (i) JPY 20 million or (ii) the amount prescribed in laws and regulations, provided that such Outside Director is bona fide and without gross negligence in performing his duty.

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Proposal 4: Appointment of two (2) Corporate Auditors

The term of office of Messrs. Hiroyuki Sugahara and Yoichi Takamiya, Corporate Auditors, will expire at the closing of this ordinary general meeting of shareholders, and these Corporate Auditors will retire from their respective positions as Corporate Auditors at the closing of this ordinary general meeting of shareholders. Accordingly, the Company proposes the appointment of two (2) new Corporate Auditors.

The candidates for Corporate Auditors are as set forth below.

The Board of Corporate Auditors has approved this Proposal in advance.

Candidate No.	Name (Date of Birth)	Brief Personal Record, Status of Major Concurrent Office, and Title in the Company		Number of Shares of Stock of the Company held

1	Masaya Nara (December 13, 1958)	April 2005	General Manager of Risk Management Department of Mizuho Trust & Banking Co., Ltd.	23,000 Shares of Common Stock
		October 2008	General Manager of Asset Management Business Planning Department
		April 2009	Executive Officer, General Manager of Asset Management Business Planning Department
		April 2011	Advisor (current)
(Status of Major Concurrent Office) Not applicable

He is well-acquainted with the general businesses, having engaged in wide-ranging banking business, as a member of the current group companies of Mizuho Financial Group, Inc. since

1990, including the risk management division and asset management division.

2	Ken Endo (March 3, 1954)	April 1976	Joined The Yasuda Fire & Marine Insurance Co., Ltd.	0 Shares of Common Stock
		April 2004	Executive Officer and Head of Nagano Branch of Sompo Japan Insurance Inc.
		April 2006	Executive Officer and Head of Automobile Sales Planning Department
		April 2007	Managing Executive Officer and Head of Automobile Sales Planning Department
		July 2008	Managing Executive Officer
		April 2009	Managing Executive Officer and Head of Tokyo Office
		June 2010	Senior Managing Executive Officer and Head of Tokyo Office
		April 2011	Advisor (current)
		April 2011	Advisor of Japan Insurance Services Inc. (current)
(Status of Major Concurrent Office) Not applicable

The Company proposes to appoint him as an outside corporate auditor based on its conclusion that he will be able to contribute to maintaining and improving the corporate governance level of the Company by making use of his abundant experience in his career as a Senior Managing Executive Officer of Sompo Japan Insurance Inc. and his wide-ranging insight gained through his management experience as an Executive Officer at the same company.

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(Notes)	1.	Each of the candidates above has no special interests with the Company.

	2.	Mr. Ken Endo is a “candidate for outside corporate auditor” as provided for in Article 2, Paragraph 3, Item 8 of the Enforcement Regulations of the Company Law.

	3.

Liability Limitation Agreement with Outside Corporate Auditor

Pursuant to the provision of Article 427, Paragraph 1 of the Company Law, the Company is expected to enter into a liability limitation agreement with Mr. Ken Endo which will limit the liability provided for in Article 423, Paragraph 1 of the Company Law to the higher of either (i) the pre-determined amount not less than JPY 20 million or (ii) the amount prescribed in laws and regulations, provided that such Outside Corporate Auditor is bona fide and without gross negligence in performing his duty.

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Proposal 5: Appointment of one (1) stand-in Corporate Auditor

The Company proposes the appointment of one (1) stand-in Outside Corporate Auditor in advance, by way of precaution against cases where there is a vacancy that results in a shortfall in the statutory number of Corporate Auditors.

The candidate for stand-in Corporate Auditor is as set forth below.

The Board of Corporate Auditors has approved this Proposal in advance.

Name (Date of Birth)	Brief Personal Record and Status of Major Concurrent Office		Number of Shares of Stock of the Company held

Masashi Hisatomi (March 13, 1937)	April 1959	Joined The Fuji Bank, Limited	10,000 Shares of Common Stock
	June 1988	Director, General Manager of Corporate Banking Planning Division
	May 1990	Managing Director
	May 1992	Senior Managing Director
	June 1994	Deputy President of Teikoku Piston Ring Co., Ltd.
	June 1995	President & CEO
	June 2003	Chairman
	June 2005	Auditor of TOKYO SEIMITSU CO., LTD. (until June 2009)
	June 2007	Advisor of Teikoku Piston Ring Co., Ltd. (current)
(Status of Major Concurrent Office) Advisor of Teikoku Piston Ring Co., Ltd.

The Company proposes to appoint him as a stand-in Outside Corporate Auditor based on its conclusion that he will be able to contribute to maintaining and improving the corporate governance level of the Company, by making use of his abundant experience in his career as a President & CEO and Chairman of Teikoku Piston Ring Co., Ltd. and his wide-ranging insight gained through his management experience as a Director at the same company.

(Notes)	1.	The candidate above has no special interests with the Company.

	2.	Mr. Masashi Hisatomi is a “candidate for outside corporate auditor” as provided for in Article 2, Paragraph 3, Item 8 of the Enforcement Regulations of the Company Law.

	3.

Liability Limitation Agreement with stand-in Outside Corporate Auditor

Pursuant to the provision of Article 427, Paragraph 1 of the Company Law, the Company is expected to enter into a liability limitation agreement with Mr. Masashi Hisatomi, the candidate for stand-in Outside Corporate Auditor, which will limit the liability provided for in Article 423, Paragraph 1 of the Company Law to the higher of either (i) the pre-determined amount not less than JPY 20 million or (ii) the amount prescribed in laws and regulations, provided that such Outside Corporate Auditor is bona fide and without gross negligence in performing his duty in the case where he assumes the office of Corporate Auditor.

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[GENERAL MEETING OF CLASS SHAREHOLDERS

CONCERNING SHARES OF COMMON STOCK]

Reference Materials for the General Meeting of Class Shareholders

Proposal and Reference Matters:

Proposal:	Approval of the Share Exchange Agreement between the Company and Mizuho Financial Group, Inc.

The Company and Mizuho Financial Group, Inc. (“MHFG”) signed a share exchange agreement (the “Share Exchange Agreement”) on April 28, 2011, concerning a share exchange, in which MHFG will become a wholly-owning parent and the Company will become a wholly-owned subsidiary effective as of September 1, 2011 (the “Share Exchange”), pursuant to the Memorandum of Understanding signed on March 15, 2011 for turning the Company, Mizuho Securities Co., Ltd. and Mizuho Investors Securities Co., Ltd., which are listed subsidiaries of our group, into wholly-owned subsidiaries.

Accordingly, the Company proposes the approval of the Share Exchange Agreement.

The reasons for conducting the Share Exchange, the contents of the Share Exchange Agreement and the outline of matters listed in each item (excluding Items 5 and 6) of Article 184, Paragraph 1 of the Enforcement Regulations of the Company Law are the same as described on pages 7 through 41 of the reference materials for the 141st ordinary general meeting of shareholders, and the reference materials for the ordinary general meeting of shareholders (Supplemental Volume), which is enclosed herewith.

-End of Document-

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<<Guidance Notes on the Exercise of the Voting Rights by Electromagnetic Method (Using the Internet, etc.)>>

<Note on the Displayed Description of the Proposal to the General Meeting of Class Shareholders Concerning Shares of Common Stock>

Upon the holding of the 141st ordinary general meeting of shareholders and the general meeting of class shareholders concerning shares of common stock, if you exercise your voting rights by the electromagnetic method (using the Internet, etc.), the “Approval of the Share Exchange Agreement between the Company and Mizuho Financial Group, Inc.”, which is the proposal to the general meeting of class shareholders concerning shares of common stock, will be displayed as Proposal 6 of the 141st ordinary general meeting of shareholders on the exercise-screen, due to the limitations of the systems program.

Please note that we will accept the input of your approval or disapproval of the proposal in that description as the input of your approval or disapproval of the proposal to the general meeting of class shareholders concerning shares of common stock.

[Guidance Notes on the Exercise of Voting Rights via the Internet]

1	Items Required to be Agreed on for the Exercise of Voting Rights via the Internet

If you wish to exercise your voting rights via the Internet, please make sure to exercise your voting rights pursuant to the following terms:

1)	You may exercise your voting rights via the Internet only through the website for exercising voting rights specified by the Company (see the URL below). Exercising voting rights via the Internet using a cellular phone is also available. When exercising your voting rights via the Internet, the “Code for the Exercise of Voting Rights” and the “Password” described in the voting form enclosed with this convocation notice are required.

The code for the exercise of voting rights and the password are described in the lower right of the voting form enclosed with this convocation notice.

2)	The code for the exercise of voting rights and the password that we offer at this time are effective only at this ordinary general meeting of shareholders and we will issue a new code for the exercise of voting rights and a new password at the next general meeting of shareholders.

3)	If you exercise your voting rights twice, in writing and via the Internet, we will only accept the exercise of your voting rights via the Internet as effective.

4)	If you exercise your voting rights more than once via the Internet, or twice using both a personal computer and a cellular phone, we will only accept the last exercise of your voting rights as effective.

5)	The cost of Internet access (access fees to providers, telecommunications fees, etc.) will be borne by the shareholders.

2	Specific Procedures to Exercise Your Voting Rights via the Internet

1)	Access the website for exercising voting rights specified by the Company (http://www.it-soukai.com or https://daiko.mizuho-tb.co.jp). Please note that you will not be able to access the above URLs between 3:00 a.m. and 5:00 a.m. during the exercise period.

* You may access the website for exercising voting rights by scanning the “QR Code” (shown to the right) with the bar-code scanner of your cellular phone. For the details for this operation, please refer to the instruction manual of your cellular phone.

Image of the “QR Code”

2)	Enter the “Code for the Exercise of Voting Rights” and the “Password” and click on the “Log-in” button.

3)	Exercise your voting rights by following the directions on the screen no later than 5:00 p.m. on Tuesday, June 21, 2011.

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3	System Requirements

1)	If Using a Personal Computer

§	Personal Computer

Windows® computer (PDAs and game machines are not supported.)

§	Browser

Microsoft® Internet Explorer 5.5 or higher

§	Internet Environment

It is a requirement that you have Internet access such as through a contract with an Internet service provider.

§	Monitor Resolution

1024×768 pixels or higher is recommended.

2)	If Using a Cellular Phone

§	Cellular Phone

Phone types capable of 128bitSSL telecommunications (encrypted communication) and able to provide one of the following three services: “i-mode”; “EZweb”; or “Yahoo! Keitai”. (Some phone types do not have these capabilities.)

*	Microsoft and Windows are registered trademarks or trademarks of Microsoft Corporation in the United States and other countries.

*	“i-mode” is a registered trademark of NTT DOCOMO, INC.

*	“EZweb” is a registered trademark of KDDI CORPORATION.

*	“Yahoo!” is a registered trademark or a trademark of Yahoo! Inc. of the United States.

*	“QR Code®” is a registered trademark of DENSO WAVE INCORPORATED.

4.	Security

You may exercise your voting rights safely due to the encryption technology (SSL128bit) used to protect your voting information from being tampered with and intercepted.

In addition, the code for the exercise of voting rights and the password described in the voting form are very important to authenticate shareholders, so please ensure that you do not disclose them to other people. Please note that the Company does not and will not make any inquiries regarding your password.

5.	Inquiries

1)	For inquiries with respect to operation, etc. of personal computer or cellular phone with respect to the Electronic Voting via the Internet

Please contact:

Internet Help Dial

Stock Transfer Agency Department

Mizuho Trust & Banking Co., Ltd.

Telephone: 0120-768-524 (toll-free number)

Operating Hours: 9:00 a.m. to 9:00 p.m. (excluding Saturdays, Sundays and national holidays)

2)	For inquiries with respect to address changes, etc. other than above 1).

Please contact:

Stock Transfer Agency Department

Mizuho Trust & Banking Co., Ltd.

Telephone: 0120-288-324 (toll-free number)

Operating Hours: 9:00 a.m. to 5:00 p.m. (excluding Saturdays, Sundays and national holidays)

51

[Guidance Notes on the Exercise of Voting Rights by The Electronic Voting Platform—To Institutional Investors]

The electronic voting platform for institutional investors operated by Investor Communications Japan Inc., which was established by the Tokyo Stock Exchange, Inc., etc., is available for custodian banks and any other nominal shareholders (including standing proxies) that have applied to use such platform in advance.

52

Access to the Ordinary General Meeting of Shareholders Site

Place: Hall on the 20th floor of the Head office of Mizuho Trust & Banking Co., Ltd.

2-1, Yaesu 1-chome, Chuo-ku, Tokyo

Telephone: +81-3-3278-8111 (main switchboard)

Located at the corner of Gofukubashi-crossroads via Yaesu North Entrance

•	Directly accessible from A1 exit of Nihombashi Station, “Tozai Line”, Tokyo Metro

•	Three-minute walk from B3 exit of Mitsukoshimae Station, “Hanzomon Line”, Tokyo Metro

•	Ten-minute walk from Yaesu Entrance, Tokyo Station, JR Line

53

Channel to Discovery

(Materials Attached to the Notice of Convocation of the 141st Ordinary General Meeting of Shareholders)

Report for the 141st Fiscal Year

(from April 1, 2010 to March 31, 2011)

Mizuho Trust & Banking Co., Ltd.

(Securities Code: 8404)

Table of Contents

Materials Attached to the Notice of Convocation of the 141st Ordinary General Meeting of Shareholders

01	Business Report for the 141st Fiscal Year (from April 1, 2010 to March 31, 2011)
28	Consolidated Balance Sheet
29	Consolidated Statement of Income
30	Consolidated Statement of Changes in Net Assets
32	Notes to Consolidated Financial Statements
52	Non-Consolidated Balance Sheet
54	Non-Consolidated Statement of Income
55	Non-Consolidated Statement of Changes in Net Assets
57	Notes to Non-Consolidated Financial Statements
67	Report of Independent Auditors on Consolidated Financial Statements
68	Report of Independent Auditors
69	Audit Report
71	(Reference) Statement of Trust Assets and Liabilities
72	Corporate Profile/Information Regarding Shares
74	List of Offices and Branches

*        *        *         *        *        *

(Materials Attached to the Notice of Convocation of the 141st Ordinary General Meeting of Shareholders)

Business Report for the 141st Fiscal Year

(from April 1, 2010 to March 31, 2011)

1. Matters Regarding the Current State of the Mizuho Trust & Banking Co., Ltd.

(1) Developments and Results of Operations, etc.

Main Businesses of the MHTB Group

The “MHTB Group” is composed of Mizuho Trust & Banking Co., Ltd. (“MHTB”), whose parent company is Mizuho Financial Group, Inc. (“MHFG”), 11 consolidated subsidiaries, and 2 affiliates under the equity method. The MHTB Group provides trust and banking services as its principal business and various other services including comprehensive financial services.

For individual customers, the MHTB Group offers various services pertaining to wealth management, including consulting services in connection with overall asset management, services for custody and execution of wills, various loan products, deposits and investment trusts, and asset management products that utilize its trust functions.

The MHTB Group offers its corporate customers a wide range of services, which cover real estate business including brokerage, appraisals and securitization in respect of real estate assets; pension investment and asset management businesses including administration services as trustee and asset management of pension trusts (such as defined benefit pension plans and defined contribution pension plans), various consulting services, and actuarial and administration services relating thereto; stock strategy business providing advisory services in connection with administration practices concerning stocks, in addition to stock transfer agency services, such as management of shareholder registers and calculation of dividends; structure products business providing asset securitization services mainly in relation to receivables, and offering new products utilizing trust schemes; asset administration business as trustee for investment trusts; and banking business including deposits and loans.

Business activities engaged in by the principal consolidated subsidiaries are as follows:

In Japan, Mizuho Trust Guaranty Company Limited has provided financial related services, and Mizuho Trust Realty Company Limited has engaged in brokerage of real estate such as houses.

In overseas, Mizuho Trust & Banking Co., (USA) in the United States and Mizuho Trust & Banking (Luxembourg) S.A. in Europe provide various services concerning investment in foreign securities to Japanese institutional investors.

1

The following organization structure shows the above-mentioned services.

MHFG
Global Asset & Wealth Management Group
MHTB
MHTB itself (Head office, 35 branch offices, and 8 sub-branch offices)
Others (consolidated subsidiaries and others)
Principal consolidated subsidiaries
・ Mizuho Trust Guaranty Company Limited
・ Mizuho Trust Realty Company Limited
・ Mizuho Trust & Banking Co. (USA)
・ Mizuho Trust & Banking(Luxembourg) S.A.
Affiliates under the equity method
・ Japan Pension Operation Service, Ltd.
・ Japan Stockholders Data Service Company, Limited
Trust & Custody Services Bank, Ltd.
Mizuho Private Wealth Management Co., Ltd., etc.
Global Corporate Group
Mizuho Corporate Bank, Ltd.
Mizuho Securities Co., Ltd.
Global Retail Group
Mizuho Bank, Ltd.
Mizuho Investors Securities Co., Ltd.
Group Strategy Affiliates
Mizuho Financial Strategy, Co. Ltd., etc.

2

Financial and Economic Environment

The Japanese economy in this fiscal year showed a constant recovery due to an improvement in overseas economies centered on emerging countries. Exports and production increased throughout this fiscal year, and domestic private demand was showing movements towards a pickup, reflecting the effects of economic policy measures. However, uncertainty of production activities and the outlook for the Japanese economy has risen due to the significant influence of the Great East Japan Earthquake occurred in March 2011 and problem of electric power supply relating thereto. The deflationary keynote for prices continues.

The long-term yield on Japanese government bonds decreased until October 2010 and recorded the 0.8% range due to expansion of the accommodative monetary policy measures implemented by both Japanese and U.S. central banks. After that, it increased due to expectation of a worldwide economic recovery and closed in the middle 1.2% range at fiscal year-end.

Nikkei 225 Stock Average, while it dropped reflecting the effects of the appreciation of the yen in the first half of this fiscal year, rose to the high 10,000 yen range thereafter. However, it dropped to the low 8,000 yen range after the earthquake in March and closed in the high 9,000 yen range at fiscal year-end.

In the foreign exchange market, the yen appreciation trend continued throughout this fiscal year although the Japanese government conducted a foreign exchange intervention in the middle of September 2010 for the first time in six and a half years. The yen’s exchange rate against the U.S. dollar appreciated after the earthquake and recorded a rate over 76.25 yen, an unprecedented highest price. However, it has depreciated thereafter, triggered by the coordinated intervention by the Group of Seven; it closed in the low 83 yen range at fiscal year-end.

Developments and Results of Operations

During this fiscal year, the MHTB Group strongly advanced the Mizuho’s “Transformation” Program announced by MHFG in May 2010. As the final year of its mid-term management strategy to establish a “Top Brand in Asset & Wealth Management”, the MHTB Group promoted the following three basic policies;

a) Increase top-line earnings and expand the customer base dramatically through the increase in the provision of trust products and other trust services for the customers of the group companies of MHFG;

b) Realize “Selection and Specialization”, and improve the specialization and its own profitability by concentrating management resources in specific areas where the MHTB Group shows its strength as trustee; and

c) Strengthen the internal control activities, and facilitate financing.

Under these policies, the MHTB Group endeavored to improve its profitability by further enhancing “Trust Lounges” which provide unique trust services relating to asset management, inheritance and real estate, and by thoroughly implementing comprehensive trust business that extensively responds to customer needs.

As for internal control activities, the MHTB Group further improved its management structure concerning compliance and customer protection in its group-wide business operations implemented by the MHTB Group as a whole, and concurrently, the MHTB Group made efforts to take necessary measures to respond to the Financial ADR Systems and the Law concerning Temporary Measures to Facilitate Financing for Small and Medium-Sized Enterprises, etc.

3

During this fiscal year, the Japanese economy as a whole continued to make a gradual recovery partially supported by the growth of the overseas economy, until it experienced a sharp fall in March 2011 due to the impact of the Great East Japan Earthquake. Under such circumstances, the whole MHTB Group concentrated its efforts on achieving the planned profits.

In consideration of the consolidated financial results of the MHTB Group, MHTB proposes to resume cash dividend payments of 1 yen per share of common stock for this fiscal year (the fiscal year ended March 31, 2011) as previously announced. MHTB proposes making dividend payments on preferred stock as prescribed.

The following is an overview of the activities engaged in by each of the business areas of the MHTB Group during this fiscal year.

(Wealth Management Business)

The outstanding sales of asset management products for individuals, including “Chochiku no Tatsujin” and “Always,” which are results-based dividend type money held in trust, were, as of the end of March 2011, approximately 1,300 billion yen. In December 2010, the handling of “Chochiku no Tatsujin” began at three branches of Mizuho Bank, Ltd. (“MHBK”), and the number of branches of MHBK handling this product increased to twenty-seven by the end of March 2011. In consequence, the outstanding sales of the product at MHBK as of the end of March 2011 became approximately 3.5 billion yen.

As for testamentary trusts, MHTB accepted approximately 1,200 trusts in total, under which the MHTB Group was entrusted with the services regarding consent to undertake the execution of wills and the services regarding safe-keeping of wills, through such sites as Trust Lounges, seven of which were newly opened. As a result, the number of testamentary trusts entrusted to MHTB reached approximately 12,900 as of the end of March 2011.

As for loans for residential housing for rent, MHTB extended loans in the amount of approximately 33 billion yen in total, and the outstanding balance of loans as of the end of March 2011 reached approximately 370 billion yen.

4

(Real Estate Business)

According to the official land price publication published in March 2011, the figures for the change in land price (national average) since January 2010 have been continuously negative since the previous year, with respect to both residential sites and commercial sites, although the extent of decrease of such price was reduced.

Under such an environment, the number of real estate brokerage transactions during this fiscal year was in the middle of eight hundreds, and the value of such transactions was at the level of 470 billion yen. The value of securitized real estate assets entrusted to MHTB, as of the end of March 2011, was at the level of 4,770 billion yen.

Moreover, during this fiscal year, MHTB has brought together its accumulated know-how and provided various solutions that respond to customer needs, by developing a scheme of trust beneficiary interests with leverages, which improves the convenience of asset finance in real estate investment, commencement of discretionary asset management services concerning trust beneficiary interests, etc. and arranging privately placed real estate investment funds for pension funds.

(Pension and Asset Management Business)

Prior to the abolition of tax-qualified pension plans scheduled in March 2012, corresponding MHTB’s division specializing in corporate pension plans has assisted customers for a smooth transition into the new system.

As of the end of March 2011, the number of asset management operations entrusted to MHTB amounted to approximately 1,270 (including the number of those directly entrusted to Trust & Custody Services Bank, Ltd. with respect to the defined contribution pension plans (corporate type), increasing by approximately 150 compared with the number as of the end of March 2010, as a result of which MHTB maintains the top performance record in the field.

In response to the diverse needs for corporate pensions pertaining to the full-scale introduction of International Financial Reporting Standards (IFRS) and the changes in asset management environment, MHTB intensifies its pension-related consulting function and makes proposals to customers from both of the prospective of the systems and the management.

Regarding the trusts that use a company’s stock as a new welfare service for employees (Japanese-style employee stock ownership plans; J-ESOPs), MHTB offers a lineup of its retirement benefit type- and disposition type-products in response to the diverse needs of customers.

5

In the asset management business, MHTB has received a high evaluation from outside appraisers. Among other things, its three (3)-strategy funds, the Research Core Strategy, the Research Value Strategy and the Research Growth Strategy, which invest in domestic shares in Japan and have been provided to pension funds, won the “Mercer MPA Award 2010” concurrently.

(Stock Strategy Business – Advisory Services in Connection with Stock Transfer Agency Operations and Administrative Matters Concerning Stock –)

The stock transfer agency business involves handling various operations associated with stock on behalf of the issuer thereof, including operations as a shareholder registry manager, managing shareholder registry, etc., calculating dividends, purchasing shares of less than one unit, and selling shares of less than one unit. For this fiscal year, the number of companies for which MHTB provides its stock transfer agency services was approximately 970, decreasing by approximately 70 from the end of March 2010. However, the number of shareholders managed by MHTB under its stock transfer agency business amounted to approximately 8,180 thousand, increasing by approximately 1,110 thousand from the end of March 2010.

In stock strategy consulting services, MHTB provides solutions that accommodate the needs of respective customers, including supports for investigation to identify domestic and overseas beneficial owners and its analysis, and practical assistance in connection with initial public offerings (IPOs) as well as the administrative matters concerning stock and support in management of shareholders’ general meetings, etc. upon which MHTB has thus far focused its efforts.

6

(Structured Products Business)

The balance of the securitized assets including receivables entrusted to MHTB amounted to 6,220 billion yen as of the end of March 2011.

In particular, the balance of the “Noteless”, a lump-sum accounts payable trust scheme that MHTB developed ahead of other companies to assist the small and medium-sized enterprises’ financing, was 1,450 billion yen and over 140,000 companies entered into the deals.

MHTB also developed the “e-Noteless”, a new settlement scheme using electronically recorded monetary claims, in collaboration with Mizuho Electronic Monetary Claim Recording Co. Ltd., which is a wholly-owned subsidiary of MHTB and the electronic monetary claim recording institution of MHFG, as well as MHBK and Mizuho Corporate Bank, Ltd., and launched the “e-Noteless” in addition to its line of products in February 2011. The “e-Noteless” is a product further enhanced in WEB function and convenience in comparison with the “Noteless”.

7

(Asset Custody Services)

The balance of the principal of the investment trust entrusted to MHTB is approximately 12,450 billion yen, increasing by approximately 120 billion yen from the end of March 2010.

As a result, for this fiscal year, consolidated ordinary income amounted to 201.3 billion yen and consolidated ordinary profit amounted to 28.6 billion yen. Consolidated net income amounted to 24.6 billion yen, which includes 3.5 billion yen of extraordinary income, 0.2 billion yen of extraordinary loss, income taxes-deferred amounting to 6.7 billion yen and others. The gross profit from business at the asset management department, which includes real estate business and pension and asset management business, amounted to 72.6 billion yen.

Total assets as of March 31, 2011, amounted to 6,356.1 billion yen, increasing by 439.9 billion yen from the end of the previous fiscal year. Of this amount, loans and bills discounted amounted to 3,241.4 billion yen, decreasing by 204.2 billion yen. Securities amounted to 2,050.4 billion yen, increasing by 519.9 billion yen.

Total liabilities as of March 31, 2011, amounted to 6,026.7 billion yen, increasing by 423.7 billion yen from the end of the previous fiscal year. Of this amount, deposits amounted to 2,401.2 billion yen, decreasing by 175.1 billion yen, negotiable certificates of deposit amounted to 971.0 billion yen, increasing by 159.1 billion yen, payables under securities lending transactions amounted to 190.7 billion yen, decreasing by 48.5 billion yen, and borrowed money amounted to 785.6 billion yen, increasing by 483.7 billion yen.

Total net assets as of March 31, 2011, amounted to 329.4 billion yen, increasing by 16.2 billion yen from the end of the previous fiscal year.

Total assets of trust accounts (of MHTB; non-consolidated) amounted to 51,447.3 billion yen, decreasing by 846.1 billion yen from the end of the previous fiscal year.

8

Issues to be Addressed by the MHTB Group*

MHFG and MHTB executed the memorandum of understanding on turning MHTB into a wholly-owned subsidiary of MHFG as of March 15, 2011 and also executed a share exchange agreement in connection therewith as of April 28, 2011. MHFG and MHTB are planning to conduct the share exchange (the “Transaction”) effective as of September 1, 2011, on the assumption that, among other things, the Transaction will have been approved at the relevant general meeting of shareholders of MHTB, etc., and filings will have been made to, and permission will have been obtained from, the relevant authorities in Japan and any foreign countries.

Through the Transaction, MHTB will further promote integrating business operations with the group companies of “Mizuho”, and optimizing management resources, such as human resources and network. Additionally, MHTB will accelerate implementing the Transformation more than ever, aiming to become “the best trust bank that focuses on trust business” and improves its own profitability through provision of its trust functions and solutions for the benefit of Mizuho’s customers at the ultimate level.

a)	Promote the implementation of the “Mizuho’s” Transformation Program strongly;

b)	Increase profits and significantly broaden its customer base in pursuit of high quality products and services that will be supported by customers and through the provision of sophisticated trust products and/or trust services to customers of the whole MHFG group, and realize cost structure reforms; and

c)	Strengthen internal control activities and carry out further facilitated financing and Financial ADR Systems.

MHTB will exert its utmost efforts, as a trust bank, to assist society and customers affected by the Great East Japan Earthquake in their recovery and reconstruction efforts, and render assistance through its real estate business and trust function, etc., in addition to responding to the demand for reconstruction funds.

MHTB will strive to further increase the corporate value of MHTB and “Mizuho” by accelerating these activities, and will meet the expectations of shareholders of MHTB who would own the shares of common stock of MHFG at the completion of the Transaction.

* The descriptions of “Issues to be Addressed by the MHTB Group” do not include the matters concerning the affiliates of MHTB.

9

(2) Changes in Financial Conditions and Results of Operations (Consolidated Basis and Non-consolidated Basis)

a. Changes in Financial Conditions and Results of Operations (Consolidated Basis)

	(Billion yen)
	FY 2007 (For the fiscal year ended March 31, 2008)	FY 2008 (For the fiscal year ended March 31, 2009)	FY 2009 (For the fiscal year ended March 31, 2010)	FY 2010 (For the fiscal year ended March 31, 2011)
Ordinary Income	277.4	229.5	213.3	201.3
Ordinary Profits (Loss)	82.6	(11.9)	20.9	28.6
Net Income (Loss)	88.4	(30.0)	14.8	24.6
Total Net Assets	464.2	253.5	313.2	329.4
Total Assets	6,332.3	6,419.3	5,916.2	6,356.1

10

b. Changes in Financial Conditions and Results of Operations (Non-consolidated Basis)

	(Billion yen)
	FY 2007 (For the fiscal year ended March 31, 2008)	FY 2008 (For the fiscal year ended March 31, 2009)		FY 2009 (For the fiscal year ended March 31, 2010)	FY 2010 (For the fiscal year ended March 31, 2011)
Deposits	2,696.8	2,920.1		2,508.6	2,313.8
Time Deposits	2,100.1	2,354.2		1,931.0	1,621.7
Others	596.7	565.8		577.5	692.0
Loans and Bills Discounted	3,481.3	3,439.5		3,457.9	3,249.6
Individual Clients	641.9	641.2		627.5	600.8
Small and Medium-Sized Enterprises	997.3	888.9		767.0	745.4
Others	1,842.0	1,909.3		2,063.3	1,903.3
Trading Assets	40.4	51.9		57.6	61.5
Trading Liabilities	32.3	59.3		63.0	63.5
Securities	1,674.8	1,945.9		1,542.7	2,062.2
Government Bonds	833.3	1,420.8		861.3	1,480.5
Others	841.5	525.1		681.4	581.7
Total Assets	6,209.7	6,288.4		5,841.9	6,264.6
Corporate Bonds	162.2	143.9		126.7	88.5
Long-Term Credit Bank Bonds, etc.	—	—		—	—
Corporate Bonds	162.2	143.9		126.7	88.5
Volume of Domestic Exchange Transactions	27,521.0	27,841.4		24,490.0	24,408.4
Volume of Foreign Exchange Transactions	(million US dollars 9,026)	(million US dollars 5,567)		(million US dollars 6,421)	(million US dollars) 2,292
Ordinary Profit (Loss)	(million yen 78,735)	(millions yen (8,629	) )	(million yen 23,139)	(million yen) 27,662
Net Income (Loss)	(million yen 86,764)	(million yen 27,842)		(million yen 16,785)	(million yen) 25,203
Net Income (Loss) per Share of Common Stock	(yen 16.73)	(yen (5.54	) )	(yen 3.34)	(yen) 4.57
Money Trusts	909.2	882.6		905.7	836.5
Loans and Bills Discounted	39.9	33.4		29.1	26.0
Securities	77.9	37.3		36.3	0
Others	791.4	811.8		840.2	810.4
Loan Trusts	87.8	50.4		26.6	0.4
Loans and Bills Discounted	—	—		—	—
Securities	—	—		—	—
Others	87.8	50.4		26.6	0.4
Trust Assets	59,285.5	58,190.9		52,293.4	51,447.3
Trust Fees	(million yen 63,003)	(million yen 54,509)		(million yen 48,514)	(million yen 48,773)

(Notes)	1.	Fractions are rounded down.
	2.	Money Trusts is the amount of money trusts with guarantees for the repayment of trust principal. Money Trusts and Loan Trusts include trusts entrusted for asset management.

11

(3)	Employees

	March 31, 2011		March 31, 2010
	Trust Banking Business	Other Businesses	Trust Banking Business	Other Businesses
Number of Employees	3,549	1,203	3,539	1,226

(Note)	The Number of Employees includes overseas local staff and does not include executive officers and temporary employees.

12

(4) Principal Offices

a.	Trust Banking Business

Company Name	Principal Offices		Number of Offices
MHTB	Kanto, Koshinetsu	Head Office, Yokohama Branch, etc.	Branches		(sub branches)
			(	30 24	8 3	)
	Tohoku, Hokkaido	Sendai Branch, Sapporo Branch	(	2 2	— —	)
	Tokai, Hokuriku	Nagoya Branch, Toyama Branch, etc.	(	3 3	— —	)
	Kinki	Osaka Branch, Kyoto Branch, etc.	(	4 4	— —	)
	Chugoku	Hiroshima Branch, Okayama Branch, etc.	(	2 2	— —	)
	Kyushu	Fukuoka Branch, Kita Kyushu Branch, etc.	(	3 3	— —	)
	Total		(	44 38	8 3	)

(Notes)	1.	The numbers in parentheses stated in the last lines of the “Number of Offices” are the numbers of offices as of March 31, 2010.
	2.	In addition to the above, 51 agencies for trust agreements (54 as of March 31, 2010) are in operation. A non-branch ATM (1 as of March 31, 2010) was closed in this fiscal year.

Company Name	Principal Offices
Mizuho Trust & Banking Co. (USA)	Head Office
Mizuho Trust & Banking (Luxembourg) S.A.	Head Office

b.	Other Businesses

Company Name	Principal Offices
Mizuho Trust Guaranty Company Limited	Head Office
Mizuho Trust Realty Company Limited	Head Office

(5) Capital Investment (Consolidated Basis)

a.	Total amount of capital investment

(Million yen)
Business Segment	Amount
Trust Banking Business	661
Other Businesses	930

Total	1,592

(Note) Fractions are rounded down.

b.	Construction of significant facilities

Not applicable.

13

(6) Principal Parent Company and Subsidiaries

a.	Parent Company

Company Name	Location	Main Business	Date of Establishment	Capital (million yen)	Percentage of Voting Rights of MHTB Held by the Parent Company (%)	Others
Mizuho Financial Group, Inc.	5-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo	Financial Holding Company	January 8, 2003	2,181,375	74.52	—

(Notes)	1.	Amounts less than one million yen are rounded down.
	2.	The Percentage of Voting Rights of MHTB held by the parent company is rounded down to the nearest second decimal place.
	3.	As no proposals on the preferred stock dividends were submitted to the 139th Ordinary General Meeting of Shareholders, the holders of the preferred stock (the “Shareholders of Preferred Stock”) shall have voting rights from the date of such general meeting of shareholders, pursuant to the provision of the Articles of Incorporation.

14

b.	Subsidiaries

Company Name	Location	Main Business	Date of Establishment	Capital (million yen)	Percentage of Voting Rights of Subsidiaries, etc. Held by MHTB (%)	Others
Mizuho Trust and Banking Co. (USA)	135W. 50th Street, 16th Floor, New York, NY 10020 U.S.A.	Trust banking, Banking	October 19, 1987	2,731 (32,847 thousand US dollars)	100.00	—
Mizuho Trust & Banking (Luxembourg) S.A.	1B, Rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg	Trust banking, Banking	March 21, 1989	4,157 (50,000 thousand US dollars)	100.00	—
Mizuho Trust Guaranty Company Limited	3-2, Minato 3-chome, Chuo-ku, Tokyo	Credit guarantee	February 25, 1978	1,900	100.00	—
Mizuho Trust Realty Company Limited	1-8, Yaesu 1-chome, Chuo-ku, Tokyo	Real estate agency	July 15, 1986	1,500	1.73	—

(Notes)	1.	Amounts less than one million yen (and units shown for other currencies) are rounded down.
	2.	The Percentage of Voting Rights of Subsidiaries, etc. Held by MHTB is rounded down to the nearest second decimal place.
	3.	The number of consolidated subsidiaries and subsidiaries, etc., including principal subsidiaries stated above, is 11.

15

2. Matters Regarding Officers

(1) Officers

(As of March 31, 2011)
Name	Title and Assignment		Major Concurrent Office	Other
Norimasa Kuroda	Chairman		—	—

Takashi Nonaka	President & CEO (Representative Director)	Overall management of the execution of MHTB’s business	—	—

Nobutake Nishijima	Deputy President – Executive Officer (Representative Director)	Assistance in the overall management of the execution of MHTB’s business, Risk Management Department, Compliance Department	—	—

Mitsuaki Tsuchiya	Deputy President – Executive Officer (Representative Director)	Assistance in the overall management of the execution of MHTB’s business, Internal Audit Department	—	—

Yoriaki Takebe	Managing Director and Managing Executive Officer	Corporate Trust Business Department, Compliance & Risk Management Office in Corporate Trust Business Department, Office Management Department, Consulting Department, Trust Frontier Development Department, In charge of business offices	—	—

Ryouichi Tahara	Managing Director and Managing Executive Officer	Trust Products Unit, Treasury Department, Portfolio Management Department, Executive Secretariat, Human Resources Department	—	—

Haruyuki Kaneko	Managing Director and Managing Executive Officer	Credit Risk Management Department, Legal Department, Trust Credit Department, Credit Department	—	—

16

Name	Title and Assignment	Major Concurrent Office	Other
Shigekazu Torikai	Director (outside officer)	Managing Partner, TORIKAI LAW OFFICE Torikai	Lawyer

Eiji Mutoh	Director (outside officer)	President, Organization for Promoting Urban Development	—

Hiroyuki Sugahara	Corporate Auditor (full-time)	—	—

Ryouji Yokoyama	Corporate Auditor (full-time)	—	—

Yoshinori Yamada	Corporate Auditor (full-time) (outside officer)	—	—

Yoichi Takamiya	Corporate Auditor (outside officer)	—	—

(Notes)	1.	Mr. Akinori Bou resigned from his position as Managing Director and Managing Executive Officer on April 1, 2010.
	2.	Mr. Teruhiko Ikeda resigned from his position as Chairman on June 23, 2010.
	3.	Mr. Mitsuaki Tsuchiya resigned from his position as Deputy President – Executive Officer (Representative Director) and took the position of Director (part time) on April 1, 2011. He will resign from his position as Director in late June 2011.
	4.	Messrs. Yoriaki Takebe, Ryouichi Tahara and Haruyuki Kaneko each resigned from their position as Managing Director and Managing Executive Officer on April 1, 2011.
	5.	Messrs. Shigekazu Torikai and Eiji Mutoh are “outside directors” as provided for in Article 2, Item 15 of the Company Law of Japan.
	6.	Messrs. Yoshinori Yamada and Yoichi Takamiya are “outside corporate auditors” as provided for in Article 2, Item 16 of the Company Law of Japan.
	7.	Messrs. Shigekazu Torikai and Eiji Mutoh, who are “outside directors”, and Messrs. Yoshinori Yamada and Yoichi Takamiya, who are “outside corporate auditors”, are “independent directors/auditors” as required by the Tokyo Stock Exchange, Inc. and the Osaka Securities Exchange Co., Ltd, as the case may be.

(2) Aggregate Compensation for Officers

	(Million yen)
Classification	Number of Persons	Aggregate Compensation
Directors	10	302
Corporate Auditors	4	69

Total	14	371

(Notes)	1.	Fractions are rounded down.
	2.	The total yearly compensations for Directors and Corporate Auditors are not to exceed 630 million yen and 96 million yen, respectively.
	3.	No provision is made for the bonuses of Officers.

17

3. Matters Regarding Outside Officers

(1) Concurrent Offices and Other Details of Outside Directors and Outside Corporate Auditors

Name	Concurrent Offices and Other Details
Shigekazu Torikai	Managing Partner TORIKAI LAW OFFICE
There is no relationship between TORIKAI LAW OFFICE and MHTB that is subject to disclosure.

Eiji Mutoh	President Organization for Promoting Urban Development

Organization for Promoting Urban Development has a competitive relationship with MHTB with respect to the business of supplying funds, etc. The Organization and MHTB have a relationship consisting of banking transactions, which include loan transactions.

(2) Major Activities of Outside Officers

Name	Term in Office	Attendance of the Board of Directors Meeting	Input at the Board of Directors Meeting and Other Activities
Shigekazu Torikai	9 months	He attended all of the 14 Board of Directors Meetings held during the fiscal year after assuming his office as a Director in June, 2010.	He contributed by voicing opinions with use of his sophisticated and professional viewpoint as well as his external experience as an attorney at law.

Eiji Mutoh	9 months	He attended all of the 14 Board of Directors Meetings held during the fiscal year after assuming his office as a Director in June, 2010.	He contributed by voicing opinions with use of his abundant experience and external viewpoints in The Bank of Japan, etc.

Yoshinori Yamada	2 years, 9 months	He attended all of the 18 Board of Directors Meetings held during the fiscal year, and all of the 19 Board of Corporate Auditors Meetings held during the fiscal year.	He contributed by voicing opinions with use of his abundant experience in a life insurance company.

Yoichi Takamiya	3 years, 9 months	He attended all of the 18 Board of Directors Meetings held during the fiscal year, and all of the 19 Board of Corporate Auditors Meetings held during the fiscal year.	He contributed by voicing opinions with use of his abundant experience in a non-life insurance company.

18

(3) Liability Limitation Agreement

Name	Summary of Liability Limitation Agreement
Shigekazu Torikai	Agreement pursuant to the provision provided for in Article 427, Paragraph 1 of the Company Law, which limits the liability provided for in Article 423, Paragraph 1 of the Company Law to the higher of either (i) 20 million yen or (ii) the amount prescribed in laws and regulations, provided that such Outside Director is bona fide and without gross negligence in performing his duty.
Eiji Mutoh

Yoshinori Yamada	Agreement pursuant to the provision provided for in Article 427, Paragraph 1 of the Company Law, which limits the liability provided for in Article 423, Paragraph 1 of the Company Law to the higher of either (i) 20 million yen or (ii) the amount prescribed in laws and regulations, provided that such Outside Corporate Auditor is bona fide and without gross negligence in performing his duty.
Yoichi Takamiya

(4) Compensation for Outside Officers

	(Million yen)
	Number of Persons	Compensation Paid by MHTB	Compensation Paid by Parent Company of MHTB
Total Amount of Compensation	4	36	—

(Notes)	1.	Fractions are rounded down.
	2.	No provision is made for the bonuses of Officers.

19

4. Matters Regarding MHTB’s Shares

(1) Number of Shares as of March 31, 2011

(thousand shares)
a. Total Number of Authorized Shares
Common Stock	13,700,000
Class I Preferred Stock	155,717
Class III Preferred Stock	800,000
Class IV Preferred Stock	400,000
Class V Preferred Stock	400,000
Class VI Preferred Stock	400,000

b. Total Number of Issued Shares
Common Stock	5,026,216
Class I Preferred Stock	155,717
Class III Preferred Stock	800,000

(Notes)	1.	The number of shares less than one thousand are rounded down.
	2.	The Articles of Incorporation of MHTB prescribe as follows:

The total number of shares which the Company is authorized to issue shall be 15,855,717,123 shares, and the total number of each class of shares which the Company is authorized to issue shall be as set forth below; provided, however, that in the case where a cancellation of shares is made, the total number of shares which the Company is authorized to issue shall be reduced by the number of shares so canceled:

Common stock:	13,700,000,000 shares
Class I preferred stock:	155,717,123 shares
Class III preferred stock:	800,000,000 shares
Class IV preferred stock:	400,000,000 shares
Class V preferred stock:	400,000,000 shares
Class VI preferred stock:	400,000,000 shares

(2) Number of Shareholders as of March 31, 2011

Common Stock	102,232
Class I Preferred Stock	1
Class III Preferred Stock	1

20

(3) Major Shareholders as of March 31, 2011

a. Common Stock

	Number of Shares Held and Percentage of Shares Held
Name of Shareholder	Number of Shares Held (thousand shares)	Percentage of Shares Held (%)
Mizuho Financial Group, Inc.	3,500,391	69.65
Meiji Yasuda Life Insurance Company	50,000	0.99
Japan Trustee Services Bank, Ltd. (Trustee account)	41,436	0.82
The Master Trust Bank of Japan, Ltd. (Trustee account)	34,423	0.68
SSBT OD05 OMNIBUS ACCOUNT - TREATY CLIENTS	13,806	0.27
Japan Trustee Services Bank, Ltd. (Trustee account 1)	13,186	0.26
JPMorgan Securities Japan Co., Ltd.	13,034	0.25
Japan Trustee Services Bank, Ltd. (Trustee account 6)	12,733	0.25
Japan Trustee Services Bank, Ltd. (Trustee account 3)	12,661	0.25
STATE STREET BANK WEST CLIENT - TREATY	12,653	0.25

(Notes)	1.	Figures for the Number of Shares Held less than one thousand are rounded down.
	2.	The Percentages of Shares Held of Common Stock are calculated by excluding the treasury stock pursuant to the Enforcement Regulations of the Banking Law, and are rounded down to the nearest second decimal place.

21

b.	Preferred Stock

First Series Class I Preferred Stock

Name of Shareholder	Number of Shares Held and Percentage of Shares Held
	Number of Shares Held	Percentage of Shares Held
Mizuho Financial Group, Inc.	155,717 thousand shares	100.00%

Second Series Class III Preferred Stock

Name of Shareholder	Number of Shares Held and Percentage of Shares Held
	Number of Shares Held	Percentage of Shares Held
Mizuho Financial Group, Inc.	800,000 thousand shares	100.00%

(Notes)	1.	Figures for the Number of Shares Held less than one thousand are rounded down.
	2.	Percentages of Shares Held of Preferred Stock are rounded down to the nearest second decimal place.
	3.	As no proposals on the preferred stock dividends were submitted to the 139th Ordinary General Meeting of Shareholders, the holders of the preferred stock (the “Shareholders of Preferred Stock”) shall have voting rights from the date of such general meeting of shareholders, pursuant to the provision of the Articles of Incorporation.

22

5. Matters Regarding Stock Acquisition Rights, etc. of MHTB

Following is the summary of the stock acquisition rights issued to the Directors and Executive Officers of MHTB pursuant to the Company Law, in consideration of execution of duties:

	Allotment date of stock acquisition rights	Number of stock acquisition rights	Class and number of subject shares	Issue price (per stock acquisition right) (yen)	Exercise price (per share) (yen)	Exercise period
First Series of Stock Acquisition Rights of MHTB	February 16, 2009	1,695 rights	Common Stock, 1,695,000 shares	91,490	1	From February 17, 2009 to February 16, 2029
Second Series of Stock Acquisition Rights of MHTB	July 10, 2009	1,744 rights	Common Stock, 1,744,000 shares	110,000	1	From July 11, 2009 to July 10, 2029
Third Series of Stock Acquisition Rights of MHTB	July 8, 2010	2,586 rights	Common Stock, 2,586,000 shares	70,030	1	From July 9, 2010 to July 8, 2030

(1) Stock Acquisition Rights, etc. of MHTB held by Officers as of March 31, 2011

	Number of stock acquisition rights	Class and number of subject shares	Number of persons and rights held by Directors
First Series of Stock Acquisition Rights of MHTB	329 rights	Common Stock, 329,000 shares	3 persons, 329 rights
Second Series of Stock Acquisition Rights of MHTB	502 rights	Common Stock, 502,000 shares	5 persons, 502 rights
Third Series of Stock Acquisition Rights of MHTB	1,000 rights	Common Stock, 1,000,000 shares	7 persons, 1,000 rights

(2) Stock Acquisition Rights, etc. of MHTB delivered to Employees, etc., during the fiscal year ended March 31, 2011

	Number of Stock acquisition rights	Class and number of subject shares	Number of persons and rights held by Employees (Executive Officers)
Third Series of Stock Acquisition Rights of MHTB	1,586 rights	Common Stock, 1,586,000 shares	19 persons, 1,586 rights

23

6. Matters Regarding Independent Auditor

(1) Independent Auditor

Name	Compensation, etc. for the Fiscal Year ended March 31, 2011	Other
Ernst & Young ShinNihon LLC Designated Partners with Limited Liability Kazunobu Sugawara, C.P.A. Yoshihiro Fujii, C.P.A. Nobuko Kubo, C.P.A.	105 million yen	MHTB paid consideration to the Independent Auditor for services to provide reasonable assurance prescribed in the Statement on Auditing Standards No. 70 of the United States, which is not included among the services set forth in Article 2, Paragraph 1 of the Certified Public Accountant Law (non-audit services).

(Notes)	1.	Fractions are rounded down.
	2.	The audit contract between MHTB and the Independent Auditor does not separate the compensation for the audit under the Company Law from the compensation for the audit under the Financial Instruments and Exchange Law. Moreover, it is practically impossible to separate the two. Accordingly, the above amount is the total of such compensation.
		In addition, because the amounts of compensation to be paid under the audit contract have not yet been determined, approximate amounts are used for the calculations.
	3.	The total amount of cash and other proprietary benefits to be paid to the Independent Auditor of MHTB by MHTB, its majority-owned consolidated subsidiaries and its other consolidated subsidiaries is 203 million yen.
		If the amounts to be paid under the audit contract concluded with the Independent Auditor by MHTB, its majority-owned consolidated subsidiaries and its other consolidated subsidiaries have not yet been determined, approximate amounts are used for the calculations.

(2) Other Matters Regarding Independent Auditor

a. Policy for Determination of Dismissal or Non-reappointment of the Independent Auditor

Dismissal of the Independent Auditor is discussed at the Board of Directors and the Board of Corporate Auditors if the Independent Auditor falls subject to any of the events set forth in the Items of Article 340, Paragraph 1 of the Company Law.

Non-reappointment of the Independent Auditor is discussed at the Board of Directors and the Board of Corporate Auditors by comprehensively considering various factors, including the performance of duties and the quality of audits by the Independent Auditor.

b. Principal Majority-owned Subsidiaries and other Subsidiaries, etc Audited by any Certified Public Accountant or Audit Corporation other than the Independent Auditor of MHTB

Mizuho Trust & Banking Co. (USA) and Mizuho Trust & Banking (Luxembourg) S.A. among MHTB’s principal majority-owned subsidiaries and other subsidiaries, etc. are subject to audits (limited to the audits under the provisions of the Company Law or the Financial Instruments and Exchange Law (including any foreign law equivalent to either of these laws)) by audit corporations (including entities with equivalent qualifications in the relevant foreign country) other than the Independent Auditor of MHTB.

24

7. Structure to Ensure Appropriate Conduct of Operations

MHTB has resolved matters regarding its “Structure for Ensuring Appropriate Conduct of Operations” prescribed by the Company Law and the Enforcement Regulations of the Company Law of Japan, as summarized below.

(1)	Structure to ensure that the duties of directors and employees are executed in compliance with laws, regulations, and the Articles of Incorporation

*	MHTB has set forth its structure to ensure that the duties of directors and employees are executed in compliance with laws, regulations, and the Articles of Incorporation in compliance-related rules such as the “Basic Policy of Compliance,” etc.

*	More specifically, MHTB has established complete compliance as a basic principle of management, has determined a management structure thereof and created a “Compliance Manual,” has formulated compliance programs each fiscal year for the implementation of specific plans for complete compliance, and has semiannually followed up on the status of the implementation of such plans. Furthermore, MHTB promotes exclusion of anti-social elements as part of its compliance structure. MHTB’s commitment to confront anti-social elements is viewed as an important policy of the Group when designing and implementing the compliance programs, described above, among Group members.

*	The Board of Directors of MHTB resolved that the structure under the above “Basic Policy of Compliance,” etc., is MHTB’s structure for ensuring that the directors and employees execute their duties in compliance with laws, regulations, and the Articles of Incorporation.

(2)	Structure for the safekeeping and management of information on the execution of duties by the directors

*	MHTB has established a structure for the safekeeping, management, etc., of information through its information-management-related rules, including MHTB’s “Information Security Policy.” The safekeeping and management of information in connection with the execution of duties by MHTB’s directors has also been carried out in accordance with these rules.

*	More specifically, MHTB has carried out the safekeeping and management of information such as the minutes of the Board of Directors meetings, Executive Management Committee meetings, other various committee meetings and materials related thereto as well as ringisho (or approval documents) and reports as important information.

*	The Board of Directors of MHTB resolved that the structure under the above “Information Security Policy,” etc., is MHTB’s structure for the safekeeping and management of information on the execution of duties by the directors.

(3)	Rules and other structure for managing risk of loss

*	MHTB has established a structure for managing its risk of loss through various risk-management-related rules, such as its “Basic Policy for Comprehensive Risk Management” and “Rules Concerning Trust Business Risk Management.”

*	More specifically, MHTB has defined various types of risk and has determined strategies to improve its business structure and develop human resources for risk management, and has determined the criteria for effectiveness and adequacy of risk management structure, in order to evaluate risk qualitatively and quantitatively. Moreover, MHTB has implemented comprehensive risk management to control risk within limits acceptable to management.

*	The Board of Directors of MHTB resolved that the structure under the above “Basic Policy for Comprehensive Risk Management,” etc., is MHTB’s structure for managing the risk of loss.

*	In addition, MHTB shall review, in the future and whenever else required, reform of the structure for managing its risk of loss, taking into consideration the results of its measures with respect to the Great East Japan Earthquake.

25

(4)	Structure to ensure the efficient execution of director’s duties

*	MHTB has established a structure to ensure the efficient execution of directors’ duties through its rules, such as the “Bylaws Regarding the Board of Directors,” “Bylaws Regarding the Executive Management Committee,” “Bylaws Regarding the Business Policy Committee,” “Organization Regulations,” and “Authorization Regulations.”

*	More specifically, MHTB has determined the criteria for matters to be resolved or reported to the Board of Directors, assignment of each organization, decision-making authority in accordance with the importance of matters, etc. MHTB has also established an Executive Management Committee and several Business Policy Committees. Thus, MHTB has ensured that the directors execute their duties efficiently on a company-wide basis.

*	The Board of Directors of MHTB resolved that the structure under the above “Bylaws Regarding the Board of Directors,” etc., is MHTB’s structure for ensuring the efficient execution of directors’ duties.

(5)	Structure to ensure the propriety of business operations within the corporate group consisting of MHTB and its parent company and subsidiaries

*	MHTB has entered into the “Group-wide Business Administration Agreement” with Mizuho Financial Group, Inc., MHTB’s parent company of , and thereby has established a structure to ensure the propriety of business operations within the corporate group.

*	More specifically, the parent company directly administers MHTB in accordance with the “Group Management Administration Regulations” that have been established by the parent company in accordance with the “Group-wide Business Administration Agreement,” while MHTB administers its subsidiaries and affiliates in accordance with the “Management Administration Regulations of Subsidiaries, etc.,” etc. that have been established by MHTB in accordance with parent company’s standards.

*	The Board of Directors of MHTB resolved that the above-mentioned structure is MHTB’s structure for ensuring propriety of business operations in the corporate group consisting of MHTB and its parent company and subsidiaries.

(6)	Matters concerning employees posted as assistants to the corporate auditors when the corporate auditors so require

*	The “Organization Regulations” of MHTB specify matters concerning employees posted as assistants to the corporate auditors to assist the latter in performing their duties.

*	More specifically, MHTB has designated the Corporate Auditors Office as the office in charge of matters concerning assistance in the performance of the corporate auditors’ duties and matters concerning the secretariat for the Board of Corporate Auditors. The Head of the Corporate Auditors Office manages this office’s business under the instructions of the corporate auditors.

*	The Board of Directors of MHTB resolved that the matters specified in the above “Organization Regulations” are matters concerning employees posted as assistants to the corporate auditors when the corporate auditors so require.

(7)	Matters concerning measures for ensuring that employees who assist the corporate auditors remain independent from the directors

*	The supplementary provisions of the “Bylaws Regarding the Board of Directors” specify matters concerning the measures for ensuring that employees who assist the corporate auditors remain independent from the directors.

*	More specifically, any personnel and/or change in organization that relates to employees who assist the corporate auditors in performing the latter’s duties shall be subject to prior consultation with a corporate auditor nominated by the Board of Corporate Auditors.

*	The Board of Directors of MHTB resolved that matters specified in the above supplementary provisions of the “Bylaws Regarding the Board of Directors” are matters concerning the measures for ensuring that employees who assist the corporate auditors remain independent from the directors.

26

(8)	Structure under which the directors and employees report to the corporate auditors, and structure concerning reports to the corporate auditors

*	MHTB has established a structure under which the directors and employees report to the corporate auditors in the “Bylaws Regarding the Board of Directors,” the “Bylaws Regarding the Executive Management Committee,” etc.

*	More specifically, MHTB has regulations governing attendance by the corporate auditors in the Board of Directors Meetings, Executive Management Committee meetings, etc. MHTB also maintains procedures for circulating the ringisho (or approval documents) to be approved by the President among the corporate auditors, for reporting information received through the compliance hot-line, for reporting the results of internal audits and so on.

*	The Board of Directors of MHTB resolved that the structure under the above “Bylaws Regarding the Board of Directors,” etc., is a structure under which the directors and employees report to the corporate auditors and a structure concerning reports to the corporate auditors.

(9)	Other structure to ensure the effectiveness of audits by the corporate auditors

*	MHTB has established a structure for ensuring the effectiveness of audits by the corporate auditors in the “Basic Policy for Internal Audit,” etc.

*	More specifically, the Internal Audit Department, corporate auditors and independent auditors exchange opinions and information on a regular basis and whenever else required as a means of strengthening cooperation in efforts to enhance effectiveness and efficiency of the overall audit function.

*	The Board of Directors of MHTB resolved that the structure under the above “Basic Policy for Internal Audit,” etc., is another structure for ensuring the effectiveness of the audits by the corporate auditors.

27

Consolidated Balance Sheet

As of March 31, 2011

Millions of yen
As of March 31, 2011
Assets
Cash and due from banks	¥592,739
Monetary claims bought	135,487
Trading assets	61,592
Securities	2,050,469
Loans and bills discounted	3,241,406
Foreign exchanges	180
Other assets	171,475
Tangible fixed assets	33,529
Buildings, net	13,717
Land	15,318
Lease assets, net	1,222
Other tangible fixed assets	3,271
Intangible fixed assets	26,215
Software	20,393
Lease assets	67
Other intangible fixed assets	5,754
Deferred tax assets	21,868
Customers’ liabilities for acceptances and guarantees	42,128
Allowance for loan losses	(20,893)
Allowance for investment loss	(0)

Total assets	¥6,356,199

Liabilities
Deposits	¥2,401,225
Negotiable certificates of deposit	971,010
Call money and bills sold	582,328
Payables under securities lending transactions	190,798
Trading liabilities	63,532
Borrowed money	785,670
Foreign exchanges	3
Bonds payable	88,500
Borrowed money from trust account	849,340
Other liabilities	34,480
Provision for bonuses	2,430
Provision for retirement benefits	496
Provision for directors’ retirement benefits	296
Provision for contingent loss	13,315
Provision for reimbursement of deposits	1,150
Deferred tax liabilities	0
Acceptances and guarantees	42,128

Total liabilities	¥6,026,709

Net assets
Capital stock	¥247,303
Capital surplus	15,445
Retained earnings	50,201
Treasury stock	(140)

Total Shareholders’ equity	312,811

Valuation difference on available-for-sale securities	22,732
Deferred gains or losses on hedges	(5,093)
Foreign currency translation adjustment	(2,930)

Total accumulated other comprehensive income	14,709

Subscription rights to shares	385
Minority interests	1,583

Total net assets	329,490

Total liabilities and net assets	¥6,356,199

28

Consolidated Statement of Income

For the Fiscal Year Ended March 31, 2011

Millions of yen
For the Fiscal Year Ended March 31, 2011
Ordinary income	¥201,307
Trust fees	48,773
Interest income	63,025
Interest on loans and discounts	46,316
Interest and dividends on securities	13,686
Interest on call loans and bills bought	26
Interest on deposits with banks	999
Other interest income	1,996
Fees and commissions	60,435
Trading income	3,239
Other ordinary income	13,433
Other income	12,399

Ordinary expenses	172,608
Interest expenses	20,504
Interest on deposits	7,166
Interest on negotiable certificates of deposit	1,245
Interest on call money and bills sold	787
Interest on payables under securities lending transactions	922
Interest on borrowings and rediscounts	934
Interest on bonds	2,227
Other interest expenses	7,220
Fees and commissions payments	14,680
Other ordinary expenses	3,285
General and administrative expenses	109,340
Other expenses	24,798

Ordinary profit	28,698

Extraordinary income	3,518
Gain on disposal of noncurrent assets	0
Reversal of allowance for loan losses	2,663
Reversal of provision for reimbursement of deposits	49
Recoveries of written-off claims	805

Extraordinary loss	239
Loss on disposal of noncurrent assets	130
Impairment loss	2
Other	106

Income before income taxes and minority interests	31,977

Income taxes-current	409
Income taxes-deferred	6,781

Total income taxes	7,190

Income before minority interests	24,786

Minority interests in income	179

Net income	¥24,607

29

Consolidated Statement of Changes in Net Assets

For the Fiscal Year Ended March 31, 2011

Millions of yen
For the Fiscal Year Ended March 31, 2011
Shareholders’ equity
Capital stock
Balance at the end of previous period	¥247,260
Changes of items during the period
Issuance of new shares	43

Total changes of items during the period	43

Balance at the end of current period	247,303

Capital surplus
Balance at the end of previous period	15,402
Changes of items during the period
Issuance of new shares	43

Total changes of items during the period	43

Balance at the end of current period	15,445

Retained earnings
Balance at the end of previous period	25,594
Changes of items during the period
Net income	24,607
Disposal of treasury stock	(0)

Total changes of items during the period	24,607

Balance at the end of current period	50,201

Treasury stock
Balance at the end of previous period	(137)
Changes of items during the period
Purchase of treasury stock	(3)
Disposal of treasury stock	0

Total changes of items during the period	(2)

Balance at the end of current period	(140)

Total shareholders’ equity
Balance at the end of previous period	288,119
Changes of items during the period
Issuance of new shares	86
Net income	24,607
Purchase of treasury stock	(3)
Disposal of treasury stock	0

Total changes of items during the period	24,691

Balance at the end of current period	¥312,811

30

Millions of yen
For the Fiscal Year Ended March 31, 2011
Accumulated other comprehensive income
Valuation difference on available-for-sale securities
Balance at the end of previous period	¥31,359
Changes of items during the period
Net changes of items other than shareholders’ equity	(8,627)

Total changes of items during the period	(8,627)

Balance at the end of current period	22,732

Deferred gains or losses on hedges
Balance at the end of previous period	(5,787)
Changes of items during the period
Net changes of items other than shareholders’ equity	694

Total changes of items during the period	694

Balance at the end of current period	(5,093)

Foreign currency translation adjustment
Balance at the end of previous period	(2,101)
Changes of items during the period
Net changes of items other than shareholders’ equity	(828)

Total changes of items during the period	(828)

Balance at the end of current period	(2,930)

Total accumulated other comprehensive income
Balance at the end of previous period	23,471
Changes of items during the period
Net changes of items other than shareholders’ equity	(8,761)

Total changes of items during the period	(8,761)

Balance at the end of current period	14,709

Subscription rights to shares
Balance at the end of previous period	290
Changes of items during the period
Net changes of items other than shareholders’ equity	95

Total changes of items during the period	95

Balance at the end of current period	385

Minority interests
Balance at the end of previous period	1,392
Changes of items during the period
Net changes of items other than shareholders’ equity	191

Total changes of items during the period	191

Balance at the end of current period	1,583

Total net assets
Balance at the end of previous period	313,273
Changes of items during the period
Issuance of new shares	86
Net income	24,607
Purchase of treasury stock	(3)
Disposal of treasury stock	0
Net changes of items other than shareholders’ equity	(8,474)

Total changes of items during the period	16,216

Balance at the end of current period	¥329,490

31

Notes to Consolidated Financial Statements

Amounts less than one million yen are rounded down.

Basis for Presentation and Principles of Consolidation

1.	Definitions of subsidiary and affiliate conform to Article 2, Paragraph 8 of the Banking Law and Article 4-2 of the Order for Enforcement of Banking Law.

2.	Scope of consolidation

(1) Number of consolidated subsidiaries: 11

Names of principal companies:

Mizuho Trust Guaranty Company Limited

Mizuho Trust Realty Company Limited

Mizuho Trust & Banking Co. (USA)

Mizuho Trust & Banking (Luxembourg) S.A.

(2) Number of non-consolidated subsidiaries: Not applicable

3.	Application of the equity method

(1) Number of non-consolidated subsidiaries under the equity method: Not applicable.

(2) Number of affiliates under the equity method: 2

Japan Pension Operation Service, Ltd.

Japan Stockholders Data Service Company Limited

(3) Number of non-consolidated subsidiaries not under the equity method: Not applicable.

(4) Number of affiliates not under the equity method: Not applicable

4.	Special purpose entities subject to disclosure

(1) Summary of special purpose entities subject to disclosure and transactions with these special purpose entities.

Mizuho Trust & Banking Co., Ltd. (“MHTB”) offered loans, credit facilities and liquidity facilities to three special purpose entities (incorporated in the Cayman Islands) for their finance by borrowings, in order to support securitization of money claims of customers.

The aggregate assets and aggregate liabilities of these three special purpose entities at their respective balance sheet dates amounted to ¥18,675 million and ¥18,675 million, respectively. MHTB did not own any shares with voting rights for these special purpose entities and has not dispatched any director or employee to them.

(2) Transactions with special purpose entities during the fiscal year.

Balance of major transactions as of March 31, 2011

Loans and bills discounted	¥16,682 million

Credit and liquidity facilities	¥10,015 million

Major income and expense

Interest on loans and discounts	¥160 million

5.	Amortization of Goodwill

The entire amount of goodwill is fully amortized in the period of occurrence, as the amount has no material impact.

32

6.	Standards of accounting method

(1) Valuation of Trading assets & liabilities and recording of income & expenses

Trading transactions intended to take advantage of short-term fluctuations and arbitrage opportunities in interest rates, currency exchange rates, market prices of financial instruments and related indices are recognized on a trade date basis and recorded in Trading assets or Trading liabilities on the consolidated balance sheet. Income or expenses generated on relevant trading transactions are recorded in Trading income or Trading expenses on the consolidated statement of income.

Securities and other monetary claims held for trading purposes are stated at fair value at the consolidated balance sheet date. Derivative financial products, such as swaps, futures and option transactions, are stated at their fair values, assuming that such transactions were terminated and settled at the consolidated balance sheet date.

Trading income and Trading expenses include the interest income and interest expenses during the fiscal year, the gains or losses resulting from any change in the value of securities and other monetary claims between the beginning and the end of the fiscal year, and the gains or losses resulting from any change in the value of financial derivatives between the beginning and the end of the fiscal year, assuming they were settled at the end of the fiscal year.

(2) Securities

Regarding available-for-sale securities, Japanese stocks with a quoted market price are stated at fair value, determined based on the average quoted market price over the month preceding the consolidated balance sheet date, securities other than Japanese stocks which have readily determinable fair values are stated at fair values at the consolidated balance sheet date (cost of securities sold is calculated primarily by the moving average method) and securities for which it is deemed to be extremely difficult to determine fair values are stated at acquisition cost as determined by the moving average method. The valuation difference on available-for-sale securities is included directly in Net assets, net of applicable income taxes after excluding gains and losses as a result of the fair-value hedge method.

(3) Derivative Transactions

Derivative transactions (other than transactions for trading purpose) are valued at fair value.

(4) Depreciation

a: Tangible fixed assets (excluding lease assets)

Regarding depreciation of Tangible fixed assets of MHTB, depreciation of buildings is computed by the straight-line method, except in the case of appliances and fittings where the declining-balance method is applied, and other is computed by the declining-balance method applicable share of the following range of useful lives.

Buildings	3 years to 50 years
Other	2 years to 20 years

With respect to the consolidated subsidiaries, depreciation of Tangible fixed assets is computed mainly by the declining-balance method over the estimated useful lives.

b: Intangible fixed assets (excluding lease assets)

The amortization of Intangible fixed assets is computed by the straight-line method. Development costs for internally used software are capitalized and amortized using the straight-line method over their estimated useful lives (mainly 5 years), as determined by MHTB and its consolidated subsidiaries.

c: Lease assets

Regarding depreciation and amortization of lease assets in Tangible fixed assets and Intangible fixed assets for finance leases that do not involve the transfer of ownership to the lessee, basically the same method as the one applied to fixed assets owned by themselves is used.

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(5) Deferred Assets

Bond issuance costs are expensed as incurred.

(6) Allowance for loan losses

Allowance for loan losses of MHTB and certain consolidated subsidiaries are maintained in accordance with internally established standards for write-offs and provisions.

For claims extended to obligors that are legally bankrupt under the Bankruptcy Law, Special Liquidation under the Corporation Law or other similar laws (“Bankrupt Obligors”), and to obligors that are effectively in similar conditions (“Substantially Bankrupt Obligors”), allowance is maintained at the amounts of claims net of direct write-offs described below, and expected amounts recoverable from the disposition of collateral and the amounts recoverable under guarantees.

For claims extended to obligors that are not yet legally or formally bankrupt but are likely to be bankrupt (“Intensive Control Obligor”), allowance is maintained at the amounts deemed necessary based on overall solvency analyses of the amounts of claims net of expected amounts recoverable from the disposition of collateral and the amounts recoverable under guarantees. For claims extended to Intensive Control Obligors and Obligors with Restructured Loans and others, if the exposure to an obligor exceeds a certain specific amount, allowance is provided as follows: (i) if future cash flows of the principal and interest can be reasonably estimated, the discounted cash flow method is applied, under which the allowance is determined as the difference between the book value of the loan and its present value of future cash flows discounted using the contractual interest rate before the loan was classified as a Restructured Loan, and (ii) if future cash flows of the principal and interest cannot be reasonably estimated, allowance is provided for the losses estimated for each individual loan.

For claims extended to other obligors, allowance is maintained at rates derived from historical credit loss experience and other factors. Allowance for loan losses to Restructuring Countries is maintained in order to cover possible losses based on analyses of the political and economic climates of the countries.

All claims are assessed by each claims origination department in accordance with the internally established “Self-assessment Standard,” and the results of the assessments are verified and examined by the independent examination department. Allowance for loan losses is provided for on the basis of such verified assessments. In the case of claims to Bankrupt Obligors and Substantially Bankrupt Obligors, which are collateralized or guaranteed by a third party, the amounts deemed uncollectible (calculated by deducting the anticipated proceeds from the sale of collateral pledged against the claims and amounts that are expected to be recovered from guarantors of the claims) are written off against the respective claims balances. The total directly written-off amount was ¥17,953 million.

Other consolidated subsidiaries provide the amount necessary to cover the loan losses based upon past experience and other factors for general claims and the assessment for each individual loan for other claims.

(7) Allowance for investment loss

Allowance for investment loss is maintained to provide against possible losses on investments in securities, after taking into consideration the financial condition and other factors concerning the investee company.

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(8) Provision for bonuses

Provision for bonuses, which is provided for future bonus payments to employees, is maintained at the amount accrued at the end of the fiscal year, based on the estimated future payments.

(9) Provision for retirement benefits

Provision for retirement benefits (including Prepaid pension cost), which is provided for future benefit payments to employees, is recorded as the required amount accrued at the end of the fiscal year, based on the projected benefit obligation and the estimated plan asset amounts at the end of the fiscal year. Unrecognized actuarial differences are recognized as income or expenses starting from the following fiscal year under the straight-line method over a certain term within the average remaining service period of the current employees (mainly 10 years to 14 years).

(10) Provision for directors’ retirement benefits

With respect to the domestic consolidated subsidiaries, Provision for directors’ retirement benefits, which is provided for future retirement benefit payments to directors, corporate auditors, and executive officers, is recognized at the amount accrued at the end of the fiscal year based on the internally established standards.

(11) Provision for contingent loss

Provision for contingent loss is maintained to provide against possible losses from contingencies in trust transactions. The balance is a reasonable estimate of possible future losses, on an individual basis, considered to require a provision.

(12) Provision for reimbursement of deposits

Provision for reimbursement of deposits is provided for the deposits derecognized from the liabilities at the estimated amount of future claims for withdrawal.

(13) Translation of assets and liabilities denominated in foreign currencies

Assets and liabilities denominated in foreign currencies of MHTB are translated into Japanese yen primarily at the exchange rates in effect at the consolidated balance sheet date.

Assets and liabilities denominated in foreign currencies of the consolidated subsidiaries are translated into Japanese yen primarily at the exchange rates in effect at their respective balance sheet dates.

(14) Hedge accounting

a: Hedge for interest rate risk

MHTB applies the deferred method or fair-value method of hedge accounting for the interest rate risk accompanying various monetary assets and liabilities.

The portfolio hedge for a large volume of small-value monetary claims and liabilities is accounted for by the method stipulated in “Accounting and Auditing Treatment relating to Adoption of Accounting Standards for Financial Instruments for Banks” (Japanese Institute of Certified Public Accountants “JICPA” Industry Audit Committee Report No. 24).

The effectiveness of hedging activities for the portfolio hedge for a large volume of small-value monetary claims and liabilities is assessed as follows:

(i)	as for hedging activities to offset market fluctuation risks, the effectiveness is assessed by bracketing both the hedged instruments, such as deposits and loans, and the hedging instruments, such as interest-rate swaps , in the same maturity bucket.

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(ii)	as for hedging activities to fix the cash flows, the effectiveness is assessed based on the correlation between a base interest rate index of the hedged cash flow and that of the hedging instruments.

The effectiveness of the individual hedge is assessed based on the correlation between the fluctuation in the market or cash flows of the hedged instruments and that of the hedging instrument.

Deferred gains or losses on hedges recorded on the consolidated balance sheet resulted from the application of the macro-hedge method based on “Tentative Accounting and Auditing Treatment relating to Adoption of Accounting Standards for Financial Instruments for Banks” (JICPA Industry Audit Committee Report No. 15), under which the overall interest rate risks inherent in loans, deposits and others are controlled on a macro-basis using derivative transactions. These deferred hedge gains or losses are amortized as interest income or interest expenses over the average remaining maturity of the respective hedging instruments. The unamortized amounts of gross deferred hedge losses and gross deferred hedge gains on the macro-hedges, before net of applicable income taxes, at the end of the fiscal year were ¥2,337 million and ¥2,125 million, respectively.

b: Hedge for foreign exchange risk

MHTB applies the deferred method of hedge accounting to hedge foreign exchange risk associated with various foreign currency denominated monetary assets and liabilities as stipulated in “Accounting and Auditing Treatment relating to Adoption of Accounting Standards for Foreign Currency Transactions for Banks” (JICPA Industry Audit Committee Report No. 25). The effectiveness of the hedge is assessed by confirming that the amount for the foreign currency position of the hedging instruments of currency-swap transactions, exchange swap transactions and similar transactions as the method of hedging the foreign exchange risks of monetary assets and liabilities denominated in foreign currencies is equal to or smaller than the amounts of the foreign currency position of the hedged monetary assets and liabilities denominated in foreign currency.

In addition to the above methods, MHTB applies the fair-value hedge method to portfolio hedges of the foreign exchange risks associated with available-for-sale securities in foreign currency (except for bonds) identified as hedged items in advance, as long as the amount of foreign currency payables of spot and forward foreign exchange contracts exceeds the amount of acquisition cost of the hedged foreign securities in foreign currency.

c: Inter-company transaction and other

Inter-company interest rate swaps, currency swaps and similar derivatives among consolidated companies or between trading account and other accounts, which are designated as hedges, are not eliminated and related gains and losses are recognized in the consolidated statement of income or deferred under hedge accounting, because these inter-company derivatives are executed according to the criteria for appropriate outside third-party cover operations which are treated as hedge transactions objectively in accordance with JICPA Industry Audit Committee Reports Nos. 24 and 25.

(15) Consumption tax and other

With respect to MHTB and its domestic consolidated subsidiaries, Japanese consumption taxes and local consumption taxes are mainly excluded from the transaction amounts.

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Changes of Fundamental and Important matters for the Preparation of Consolidated Financial Statements

(Accounting Standard for Equity Method of Accounting for Investments)

MHTB and its subsidiaries have applied “Accounting Standard for Equity Method of Accounting for Investments” (Accounting Standards Board of Japan “ASBJ” Statement No.16, released on March 10, 2008) and “Practical Solution on Unification of Accounting Policies Applied to Associates Accounted for Using the Equity Method” (ASBJ PITF No.24, March 10, 2008) commencing with this period.

There is no impact on the consolidated financial statements.

(Accounting Standard for Asset Retirement Obligations)

MHTB and its subsidiaries have applied “Accounting Standard for Asset Retirement Obligations” (ASBJ Statement No. 18, March 31, 2008) and “Guidance on Accounting Standard for Asset Retirement Obligations” (ASBJ Guidance No. 21, March 31, 2008) commencing with this period.

As a result, Income before income taxes and minority interests decreased by ¥135 million.

Changes of Presentation

(Consolidated balance sheet and consolidated statement of changes in net assets)

MHTB has applied the appendix form of “Ordinance of Enforcement of Banking Law” (Ordinance of Ministry of Finance, No. 10, 1982) revised by “Cabinet Office Ordinance to Amend Part of Ordinance of Enforcement of Banking Law and other” (Cabinet Office Ordinance No. 5, March 25, 2011).

“Valuation and translation adjustments” in the previous fiscal year is presented as “Accumulated other comprehensive income” from this fiscal year.

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Notes

(Consolidated Balance Sheet)

1.	Loans and bills discounted includes Loans to Bankrupt Obligors of ¥1,665 million and Non-Accrual Delinquent Loans of ¥35,555 million.

Loans to Bankrupt Obligors are loans, excluding loans written-off, on which delinquencies in payment of principal and/or interest have continued for a significant period of time or for some other reason there is no prospect of collecting principal and/or interest (“Non-Accrual Loans”), as per Article 96 Paragraph 1 No. 3, subsections 1 to 5 or No. 4 of the Corporate Tax Law Enforcement Ordinance (Government Ordinance No. 97, 1965).

Non-Accrual Delinquent Loans represent non-accrual loans other than (i) Loans to Bankrupt Obligors and (ii) loans for which interest payments have been deferred in order to assist or facilitate the restructuring of the obligors.

2.	Balance of Loans Past Due for 3 Months or More: ¥96 million.

Loans Past Due for 3 Months or More are loans for which payments of principal and/or interest have not been received for a period of three months or more beginning with the next day following the last due date for such payments, and which are not included in Loans to Bankrupt Obligors, or Non-Accrual Delinquent Loans.

3.	Balance of Restructured Loans: ¥15,804 million.

Restructured Loans represent loans on which contracts were amended in favor of obligors (e.g. reduction of, or exemption from, stated interest, deferral of interest payments, extension of maturity dates, renunciation of claims) in order to assist or facilitate the restructuring of the obligors. Loans to Bankrupt Obligors, Non-Accrual Delinquent Loans and Loans Past Due for 3 Months or More are not included.

4.	Total balance of Loans to Bankrupt Obligors, Non-Accrual Delinquent Loans, Loans Past Due for 3 Months or More and Restructured Loans: ¥53,122 million. The amounts given in Notes 1. through 4. are gross amounts before deduction of amounts for the Allowance for loan losses.

5.	In accordance with JICPA Industry Audit Committee Report No. 24, bills discounted are accounted for as financial transactions, although MHTB has the rights to sell or pledge these bankers’ acceptance, commercial bills, documentary bills and foreign exchange bills. The principal amount of these bills amounted to ¥498 million.

6.	The following assets were pledged as collateral:

Securities:	¥1,506,710 million
Loans and bills discounted:	¥370,706 million

The following liabilities were collateralized by the above assets:

Deposits:	¥7,555 million
Call money and bills sold:	¥130,000 million
Payables under securities lending transactions:	¥190,798 million
Borrowed money:	¥765,670 million

In addition to the above, the settlement accounts of foreign and domestic exchange transactions or derivative transactions and others were collateralized by Securities amounting to ¥127,335 million.

None of the assets was pledged as collateral in connection with borrowings by affiliates.

Other assets includes initial margins of futures markets of ¥2,564 million and guarantee deposits of ¥9,288 million.

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7.	Overdrafts protection on current accounts and contracts for the commitment line for loans are contracts by which MHTB and certain consolidated subsidiaries are bound to extend loans up to the prearranged amount, at the request of customers, unless the customer is in breach of contract conditions. The unutilized balance of these contracts amounted to ¥1,018,504 million. Of this amount, ¥894,657 million relates to contracts in which the original contractual term is one year or less, or which are unconditionally cancelable at any time.

Since many of these contracts expire without the rights exercised, the unutilized balance itself does not necessarily affect future cash flows of MHTB and its consolidated subsidiaries. A provision is included in many of these contracts that entitle MHTB and its consolidated subsidiaries to refuse the execution of loans, or reduce the maximum amount under contracts when there is a change in the financial situation, necessity to preserve a claim, or other similar reasons. MHTB and its consolidated subsidiaries obtain, moreover, real estate, securities or others as collateral at the time the contract is entered into, if needed, and periodically monitor customers’ business conditions, based on and in accordance with internally established standards, and take measures to control credit risks such as amendments to contracts, if needed.

8.	Accumulated depreciation of Tangible fixed assets amounted to ¥35,641 million.

9.	The book value of Tangible fixed assets adjusted for gains on sales of replaced assets amounted to ¥1,077 million.

10.	The principal amounts of money trusts and loan trusts with guarantees for the repayment of trust principal were ¥836,180 million and ¥383 million, respectively.

11.	Net assets per share of common stock: ¥25.36

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(Consolidated Statement of Income)

1.	Other income includes Gain on sales of stocks and other securities of ¥4,347 million.

2.	Other expenses includes written-off of loans of ¥4,594 million and losses on devaluation of stocks and other securities of ¥6,134 million.

3.	Other in Extraordinary loss solely consists of accumulated impact of the application of “Accounting Standard for Asset Retirement Obligations” until the end of the previous fiscal year on Income before income taxes and minority interests.

4.	Basic net income per share of common stock for the fiscal year: ¥4.45

(Consolidated Statement of Changes in Net Assets)

1.	Types and numbers of outstanding shares are as follows:

	Thousands of Shares
	As of March 31, 2010	Increase during the fiscal year	Decrease during the fiscal year	As of March 31, 2011	Remarks
Outstanding shares
Common stock	5,025,370	846	—	5,026,216	*
First Series Class 1 Preferred Stock	155,717	—	—	155,717
Second Series Class 3 Preferred Stock	800,000	—	—	800,000

Total	5,981,087	846	—	5,981,933

*	Increase is due to an issuance of new shares (846 thousand shares) by the exercise of subscription rights to shares.

2.	Types and numbers of treasury stock are as follows:

	Thousands of Shares
	As of March 31, 2010	Increase during the fiscal year	Decrease during the fiscal year	As of March 31, 2011	Remarks
Outstanding shares
Common stock	856	41	2	895	*

Total	856	41	2	895

*	Increase is due to a repurchase of fractional shares (41 thousand shares) and decrease is due to an additional purchase of fractional shares (2 thousand shares).

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3.	Subscription rights to shares and Treasury subscription rights to shares are as follows:

Millions of yen
Issuer	Type of subscription rights to shares	Type of shares subject to subscription rights to shares	Number of shares subject to subscription rights to shares (unit: Shares)				Balance as of March 31, 2011	Remarks
			As of March 31, 2010	Increase during the fiscal year	Decrease during the fiscal year	As of March 31, 2011
MHTB	Treasury subscription rights to shares	—	— (—)	— (—)	— (—)	— (—)	— (—)
	Stock options			—			385
Consolidated subsidiaries (Treasury subscription rights to shares)				—			— (—)
Total				—			385 (—)

4.	Cash dividends distributed by MHTB are as follows:

(1)	Cash dividends paid during the fiscal year ended March 31, 2011

Not applicable.

(2)	Cash dividends whose record dates falls in the fiscal year ended March 31, 2011 and whose effective dates comes after the end of the fiscal year

Cash dividends on common stock and preferred stock are proposed as a matter to be resolved at the ordinary general meeting of shareholders scheduled to be held on June 22, 2011.

Resolution			Types	Cash Dividends (Millions of yen)	Resource of Dividend	Cash Dividends per Share (Yen)	Record Date	Effective Date
June 22, 2011			Common Stock	5,025	Retained Earnings	1.00	March 31, 2011
[	Ordinary General Meeting of Shareholders	]	First Series Class 1 Preferred Stock	1,012	Retained Earnings	6.50	March 31, 2011	June 23, 2011
			Second Series Class 3 Preferred Stock	1,200	Retained Earnings	1.50	March 31, 2011

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(Financial Instruments)

1. Status on financial instruments

(1) Policy for using financial instruments

MHTB and its subsidiaries, primarily engaging in trust & banking business, incur financial liabilities such as customer deposits and market deposits on the funding side while holding financial assets such as customer loans, stocks and bonds on the investment side, and also engaging in trading business for certain financial products.

For the above funding and investment, MHTB appropriately manages the risk of each financial instrument and carefully watches term-gaps and other risk factors.

(2) Contents and risk of financial instruments

The financial assets of MHTB and its subsidiaries are mainly Loans and bills discounted to customers and Securities (stocks, government bonds and other) for the purpose of deposit payment reserves and investments. These financial assets have the risk of losses (credit risk) that may be incurred due to a decline in, or total loss of, the value of assets, as a result of financial deterioration in a counterparty’s and an issuer’s financial position, and have the risk of losses (market risk) incurred by MHTB and its consolidated subsidiaries due to fluctuations in interest rates, stock prices and foreign exchange rates.

As for financial liabilities, deposits from customers are the main instruments for MHTB as a stable source of funding and, in addition, raising money from the financial markets is also its funding method. These financing instruments have the risk of losses (liquidity risk) arising from funding difficulties due to a deterioration in our financial position that makes it difficult for us to raise necessary funds or that forces us to raise funds at significantly higher interest rates than usual.

As interest-rate risk management of the assets and liabilities of MHTB and its consolidated subsidiaries (“ALM”), MHTB implements the portfolio hedge by classifying numerous financial assets and liabilities in several interest-rate risk categories and utilizing interest-rate swaps and other derivatives as the hedging instruments for cash-flow hedges and fair-value hedges. MHTB applies hedge accounting to the majority of these derivatives for the ALM purpose, which it treats as a deferred hedge. The effectiveness of hedging activities for the hedges is regularly assessed with regression analysis and other methods to ensure whether the hedging instruments highly reduce the exposure to changes in fair value and variable cash flows from hedged items. In addition, MHTB also deals in financial derivatives for trading purposes.

Progress in financial deregulation and internationalization has led to growth in the diversity and complexity of the financial assets and liabilities of MHTB and its consolidated subsidiaries, exposing MHTB and its consolidated subsidiaries to various risks, including credit risk, market risk, liquidity risk and other risks.

(3) Risk management for financial instruments

a. Commitment to risk management

MHTB recognizes conducting appropriate operations tailored to the risks and managing such risks as one of the high-priority issues of the company management. In order to increase the value of the company while maintaining financial soundness and stability, MHTB maintains comprehensive risk management and control measures.

MHTB maintains “Basic policy for risk management” established by the Board of Directors. The policy clearly defines the kinds of risks to be managed, sets forth the organizational structure and provides for the human resources training necessary for appropriate levels of risk management. The policy also provides for audits to measure the effectiveness and suitability of the risk management structure. In line with the basic policy, MHTB maintains various measures to strengthen and enhance the sophistication of our risk management system.

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b. General concept of risk management

MHTB classifies its risk exposure according to the various kinds of risks, including “credit risk”, “market risk”, “liquidity risk” and “operational risk”, and manages each type of risk according to its characteristics.

In addition to managing each type of risk individually, MHTB has established a risk management structure to identify and evaluate overall risk and, where necessary, to devise appropriate responses to keep risk within limits that are managerially acceptable in both qualitative and quantitative terms. More specifically, MHTB is allocated risk capital by Mizuho Financial Group, Inc., the parent company of MHTB, to control risk within the limits set for it. MHTB also controls risk within managerially acceptable limits by working to ensure that the overall risk MHTB holds on a consolidated basis does not exceed shareholders’ equity and other measures of financial strength. To ensure the ongoing financial health, MHTB regularly monitors the manner in which risk capital is being used in order to obtain a proper grasp of the risk profile within this framework. Reports are also submitted to the Board of Directors and other committees.

c. Credit risk management

MHTB has adopted two different, but mutually complementary approaches in credit risk management. The first approach is “credit management”, in which MHTB manages the process for each individual transaction and individual obligor from execution until collection, based on our assessment of the credit quality of the customer. Through this process, MHTB curbs losses in the case of a credit event. The second approach is “credit portfolio management”, in which MHTB utilizes statistical methods to assess the potential for losses related to credit risk. Through this process, MHTB identifies credit risk and responds appropriately.

The Board of Directors determines key matters pertaining to credit risk in line with “Basic policy for credit risk management” established by the parent company. In addition, MHTB has established Portfolio Management Committee as one of its business policy committees. This committee broadly discusses and coordinates basic credit risk policy, credit portfolio management and credit risk monitoring. The senior executive officer responsible for credit risk management oversees matters relating to credit risk management planning and operations. Credit Risk Management Department monitors, analyzes and submits suggestions concerning credit risk and formulates and executes plans in connection with basic matters pertaining to credit risk management.

MHTB applies statistical methods to manage the possibility of loan losses by measuring the expected average loss for a one-year risk horizon (“expected loss”) and the maximum loss within a certain confidence interval (“credit VaR”). The difference of expected loss and credit VaR is measured as credit risk amount (“unexpected loss”). MHTB recognizes two types of risk arising from allowing too large a proportion of overall credit risk to be allocated in certain areas. The one type of risk is “credit concentration risk”, which stems from granting excessive credit to certain individual counterparties. The other type of risk is “chain-reaction default risk”, which arises from granting excessive credit to certain corporate groups, industrial sectors and other groupings. MHTB makes appropriate management to control these risks in line with the specific guidelines for each.

Credit department carries out analysis and screening of each potential transaction and approves it in accordance with the lines of authority set forth in “Basic policies for credit risk management”. In addition, to provide checks and balances, MHTB has established Internal Audit Department that is independent of the business units.

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d. Market risk management

The Board of Directors establishes MHTB’s “Basic policy for market risk management” and determines key matters in line with “Basic policy for market risk management” established by the parent company. President & CEO supervises the market risk managements in accordance with basic policy. In addition, MHTB has established ALM & Market Risk Committee as one of its business policy committees. This committee broadly discusses and coordinates matters relating to basic asset and liability management policies, risk planning and market risk management and proposes responses to emergencies such as sudden market changes. Based on a common risk capital allocation framework of Mizuho Group, MHTB manages market risk by setting limits according to the risk capital allocated to market risk by the parent company.

The senior executive officer is responsible for market risk management oversees matters relating to market risk management planning and operations. Risk Management Department is responsible for monitoring, reporting and analyzing market risk, proposing responses to market risk, setting limits and guidelines, and formulating and implementing plans relating to market risk management. In addition, Risk Management Department assesses and manages overall market risk of MHTB, submitting reports to President & CEO on a daily basis and to the Board of Directors, Executive Management Committee, ALM & Market Risk Committee and other on a regular basis.

To manage market risk, MHTB sets limits that correspond to risk capital allocations. The amount of risk capital allocated to market risk corresponds to VaR and additional costs that may arise in order to close relevant positions. For trading and banking activities, MHTB sets limits for VaR and for losses. For banking activities, MHTB sets position limits based on interest rate sensitivity as needed.

In addition, MHTB has established middle offices specializing in risk management that are independent of their front offices, which engage in market transactions, and their back offices, which are responsible for book entries and settlements. This system enables them to achieve mutual checks and control over the market operations. When VaR is not adequate to control the risks, the middle offices manage risk using additional risk indices such as sensitivities of the 10 basis point value, carry out stress tests and set stop loss limits as needed.

e. Situation of market risk

(i) Banking business

The following table shows the VaR figures relating to our banking activities for the fiscal year indicated:

Billions of yen
Fiscal year ended March 31, 2011
As of fiscal year end	¥19.7
Maximum	20.8
Minimum	16.2
Average	18.6

Definition of banking business:

The following transactions are applicable to banking business, excluding trading business and strategically-held equity.

a. Deposits and loans as well as related funding activities, and hedges against interest rate risk.

b. Equity (excluding strategically-held equity), bonds, investment trusts, etc. and hedges against related market risk.

The core deposit of liquid deposits is to be specified and incorporated into the measurement of market risk.

Banking business VaR used to calculate Market Risk Equivalent is based on the following:

Model: variance co-variance model

Confidence interval: one-tailed 99.0%;

Holding period of one month; and

Historical observation period of one year.

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(ii). Trading business

The following table shows the VaR figures relating to our trading activities for the fiscal year indicated:

Millions of yen
Fiscal year ended March 31, 2011
As of fiscal year end	¥14
Maximum	109
Minimum	11
Average	39

Definition of Trading business:

a. Transactions held for the purpose of short–term resale.

b. Transactions held for the purpose of making a profit from price fluctuations over a short period as well as fixing a profit from arbitrage activities.

c. Deals that have both aspects of “a” and “b” above.

d. Deals held for broking business or market making business.

Trading business VaR used to calculate Market Risk Equivalent is based on the following:

Model: historical simulation model

Confidence interval: one-tailed 99.0%;

Holding period of 1 trading day; and

Historical observation period of one year.

(iii). Strategic Equity Holding

We manage market risk based on VaR and risk indices for strategic equity holding portfolio in the same manner as for banking business and trading business.

The risk index of the strategic equity holding portfolio (sensitivity of the portfolio to the 1% change in Topix index) is set as ¥1.8 billion at the fiscal year ended March 31,2011.

<Risk control under VaR>

VaR is a commonly used market risk management technique with statistical assumptions to measure possible maximum loss in the market, which will be incurred to the holding portfolio in a certain period with some probability. It should be noted that in general VaR model has the following shortcomings:

•	VaR estimates could differ by assumptions of holding period, confidence interval level and approaches for the measurement.

•	VaR which is calculated based on historical data does not necessarily indicate an accurate future possible maximum loss.

•

VaR might underestimate the probability of extreme market movements when the market gets inactive as VaR assumes sales of holding portfolio and hedges in the market during the holding period for the calculation.

•	The use of a 99.0% confidence level does not take account of, nor makes any statement about, any losses that might occur beyond this confidence level.

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The variance co-variance model used in banking business as the measurement technique of VaR assumes that change in a market movement follows a normal distribution. Therefore, the model might underestimate the risk under the circumstance that the market is likely to move extremely beyond the assumption. The model might also underestimate the risk when the normal correlation assumption between interest rate and share price collapses under the circumstance that rise in the interest rate and deterioration of share price happen simultaneously.

The historical simulation model used in trading business as the measurement technique of VaR assumes that the change of the risk factor and the change of the quotation of the portfolio follow a past empirical distribution. Therefore, the model might underestimate the risk under the circumstance that the market is likely to move extremely beyond the assumption.

We validate the market risk measurement using VaR periodically by back-testing VaR with actual profit and loss. In addition to VaR, we have implemented a wide variety of controls such as risk indices monitoring, implementation of stress tests, loss limit monitoring for strict risk management by capturing carefully all risks, including what VaR approach is not able to cover.

f. Liquidity risk management

The liquidity risk management structure is generally the same as the market risk management structure described in item “d. Market risk management”. However, the senior executive officer in charge of Treasury Department is responsible for matters relating to planning and running cash flow management operations, while Treasury Department is responsible for monitoring and adjusting the cash flow management situation and for planning and implementing cash flow management. Reports on the cash flow situation are submitted to ALM & Market Risk Management Committee, Executive Management Committee and President & CEO.

MHTB measures liquidity risk using indices pertaining to cash flow, such as limits on funds raised in the market. Limits on liquidity risk are discussed, coordinated and determined by ALM & Market Risk Management Committee. MHTB has established classifications for the cash flow conditions affecting MHTB, ranging from “normal” to “cause for concern” and “critical,” and has established procedures for dealing with cases which are deemed to fall into the “cause for concern” or “critical” categories. In addition, MHTB has constructed a system under which we will be able to respond smoothly in the event of emergency situations that affect funding by establishing action plans.

(4) Supplementary information for the fair values of financial instruments

Fair values of financial instruments include the values based on market prices, and the values deemed as market prices obtained by the reasonable estimate when the financial instruments do not have market prices. Since certain assumptions and others are adopted for calculating such values, they may differ when adopting different assumptions and others.

46

2. Fair values of financial instruments and other

The following are the consolidated balance sheet amounts, fair values and differences between them as of March 31, 2011. Unlisted stocks and others, the fair values of which are extremely difficult to determine, are excluded from the table below (see (Note 2)).

	Millions of yen
	Consolidated Balance Sheet Amount	Fair Value	Difference
(1) Cash and due from banks (*1)	592,619	592,619	—
(2) Monetary claims bought (*1)	135,149	133,019	(2,130)
(3) Trading assets Trading securities	272	272	—
(4) Securities
Available-for-sale securities	2,026,759	2,026,759	—
(5) Loans and bills discounted	3,241,406
Allowance for loan losses (*1)	(20,054)

	3,221,352	3,248,921	27,569

Total assets	5,976,152	6,001,591	25,439

(1) Deposits	2,401,225	2,399,079	(2,146)
(2) Negotiable certificates of deposit	971,010	971,010	—
(3) Call money and bills sold	582,328	582,328	—
(4) Payables under securities lending transactions	190,798	190,798	—
(5) Borrowed money	785,670	786,755	1,085
(6) Bonds payable	88,500	92,676	4,176
(7) Borrowed money from trust account	849,340	849,340	—

Total liabilities	5,868,873	5,871,988	3,115

Derivative transactions (*2)
Not qualifying for hedge accounting	3,894
Qualifying for hedge accounting	(6,034)
Allowance for loan losses (*1)	(3)

Total derivative transactions	(2,142)	(2,142)	—

(*1)	General and specific allowance for loan losses which correspond to Loans and bills discounted and derivative transactions are deducted. Allowance for loan losses on Cash and due from banks and Monetary claims bought is directly deducted from the consolidated balance sheet amount due to immateriality.
(*2)	Derivative transactions recorded in Trading assets, Trading liabilities, Other assets and Other liabilities are presented as a lump sum. Net claims and debts that arose from derivative transactions are presented on a net basis, and items that are net debts in total are presented in parentheses.

47

Note 1. Valuation method of fair value of financial instruments

Assets

(1) Cash and due from banks

As for due from banks which have no maturity, since fair values of these items approximate book values, MHTB deems book values as fair values. As for the due from banks which have a maturity, since the contractual terms of these items are short (within six months), and since fair values of these items approximate book values, MHTB deems book values as fair values.

(2) Monetary claims bought

Except for the short term claims with contractual terms within six months, reasonably calculated amounts including prices provided by brokers or information venders are deemed as fair value of Monetary claims bought. Monetary claims bought with contractual terms within six months, fair values of these items approximate to book values, MHTB deems book values as fair values.

(3) Trading assets

Fair value of securities held for trading purposes is based on the quoted market prices and other.

(4) Securities

Fair values of stocks are based on the prices on the exchanges, and those of bonds and other securities are based on the quoted market price or prices provided by brokers or information venders. Fair values of private placement bonds are calculated by the discounted cash flow method based on the discount rates reflecting the credit capabilities of issuers. Fair values of Floating-rate Japanese Government Bonds, according to our determination that current market prices may not reflect the fair value, are based on the reasonably calculated prices as book value at the end of the current fiscal year. In deriving the reasonably calculated prices, we used the discounted cash flow method as well as other methods. The price decision variables include the yield of 10-year Japanese Government Bonds and the volatilities of interest rate swap options for 10-year Japanese Government Bonds as underlying assets.

(5) Loans and bills discounted

Fair values of Loans and bills discounted are calculated by discounting the total amount of principal and interest and others at interest rates based on the discount rate reflecting expected loss and various risk factors by categories according to the types, internal ratings and terms of the Loans and bills discounted. For claims extended to Bankrupt Obligors, Substantially Bankrupt Obligors and Intensive Control Obligor, the allowance for loan losses to the claims referred to above is calculated based on the expected amounts recoverable from the collaterals and guarantees. Since fair values of these loans and bills discounted approximate the loans and bills discounted less allowance for loan losses, MHTB deems the net values as fair values.

Of the Loans and Bills Discounted, for those without a fixed maturity due to loan characteristics such as limiting loans to within the value of pledged assets, we deem book values to be fair values since fair values are expected to approximate book values based on the estimated loan periods, interest rates and other conditions.

Liabilities

(1) Deposits

For demand deposits, we deem the payment amounts required on the consolidated balance sheet date (i.e., book values) to be fair values. In addition, fair values of time deposits are calculated by classifying them based on certain terms and by discounting their future cash flows. The discount rates used in these calculations are the market interest rates.

(2) Negotiable certificates of deposit,

(3) Call money and bills sold and

(4) Payables under securities lending transactions

Since contractual terms of these financial instruments are short (i.e., within six months) and fair values approximate the book values, MHTB deems the book values as fair values.

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(5) Borrowed money

Except for the short term borrowings with contractual terms within six months, fair values of Borrowed money are calculated by discounting the total amount of the principal and interest of such Borrowed money classified based on certain terms at the interest rates considered to be applicable to similar borrowings. As for Borrowed money with contractual terms within six months, fair value of these items approximate the book values, and as such MHTB deems the book values as fair values.

(6) Bonds payable

Fair values of bonds issued by MHTB are the quoted market prices for those which have the quoted market prices, and calculated by discounting the total amount of principal and interest at the interest rates considered to be applicable to similar bonds for those which do not have quoted market prices.

(7) Borrowed money from trust account

Borrowed money from trust account of MHTB represents transactions where MHTB manages the money accepted on trust in the banking account. Since its feature is similar to the demand deposits, MHTB deems the book values as fair values.

Derivative transactions

Derivative transactions include interest rate-related transactions (futures, options, swaps and others), currency-related transactions (futures, options, swaps and others), bond-related transactions (futures, futures options and others) and others are based on the prices on securities exchanges, discounted value of future cash flows, option pricing models and others.

Note 2.	Financial instruments for which it is deemed to be extremely difficult to determine the fair value are as follows, and are not included in “Assets, (4) Securities”.

Millions of yen
Type of financial instruments	Consolidated Balance Sheet Amount
Unlisted stocks (*1)	¥16,959
Investments in partnerships (*2)	6,749

Total	¥23,709

(*1)	Unlisted stocks which are inclusive of foreign equity and investments in affiliates, are not subject to disclosure of fair value as they have no quoted market prices and for these stocks it is deemed to be extremely difficult to determine fair values. The devaluation of the unlisted stocks during the fiscal year is ¥69 million.
(*2)	Certain partnerships are not subject to disclosure of fair values as they consist of unlisted stock and other financial instruments for which it is deemed to be extremely difficult to determine fair values.

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(Subsequent Event)

Mizuho Financial Group, Inc. (“MHFG”) and Mizuho Trust & Banking Co., Ltd. (“MHTB”) determined, at their respective meetings of the board of directors held on April 28, 2011, to turn MHTB into a wholly-owned subsidiary of MHFG by means of a share exchange and signed a share exchange agreement.

Prior to the effective date of the share exchange, shares of common stock of MHTB are scheduled to be delisted as of August 29, 2011, from the Tokyo Stock Exchange and the Osaka Securities Exchange (the last trading date will be August 26, 2011).

(1)	Name of the company to which the share exchange was applied, purpose of business, effective date of the share exchange, legal method of the share exchange, and main purpose of the share exchange

a. Name of the wholly-owned subsidiary in the share exchange	Mizuho Trust & Banking Co., Ltd.

b. Purpose of business	Trust and banking business

c. Effective date of the share exchange	September 1, 2011 (Scheduled)

d. Legal method of the share exchange	The share exchange in which MHFG will become a wholly-owning parent and MHTB will become a wholly-owned subsidiary pursuant to Article 767 of the Company Law.

e. Main purpose of the share exchange	MHFG announced the Transformation Program as the Medium-term Management Policy of Mizuho in May 2010, in order to respond promptly and appropriately to the new business environment that surrounds financial institutions, including changes in economic and social structures and revisions of international financial supervision and regulations after the global financial crisis. Our Group (“Mizuho”) has conducted a fundamental review of the management challenges it faces, and the entire group is now implementing measures to achieve sustainable growth through initiatives for further enhancement of three areas, “profitability,” “financial base” and “front-line business capabilities,” while pursuing the group’s “customer first policy.”

The Transaction turning MHTB into a wholly owned-subsidiary is intended to further enhance the “group collective capabilities” by integrating group-wide business operations, optimizing management resources, such as workforce and branch network, and accelerating the implementation of the Transformation Program. Specifically, the Transaction aims to (i) ensure a prompt decision-making process and flexibility of strategies and establish a group management structure that can respond with greater flexibility to the changes in the external business environment and challenges of the group as a whole as well as of each group company, (ii) further enhance Mizuho’s comprehensive financial services capabilities, which are Mizuho’s strengths, and reinforce group collaboration that provides seamless full-line services Mizuho Financial Group, Inc. that include banking, trust and securities functions, and (iii) pursue improvement of group management efficiency by thoroughly promoting the consolidation of operations and the cost structure reforms.

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(2)	Share allotment ratio, calculation method, and number of shares to be delivered (scheduled)

a. Share allotment ratio

Company Name	MHFG (wholly-owning parent company in the share exchange)	MHTB (wholly-owned subsidiary in the share exchange)
Details of allotment of shares upon the share exchange	1	0.54

b. Calculation method

MHFG and MHTB engaged in negotiations and discussions with reference to the calculation results of the share exchange ratio provided by Merrill Lynch Japan Securities Co., Ltd. (“BofA Merrill Lynch”) and J.P. Morgan Securities Japan Co., Ltd. (“J.P. Morgan”) and with consideration for MHFG’s and MHTB’s financial conditions, performance trends and stock price movements, etc. As a result, MHFG determined that the share exchange ratio set forth above was beneficial to the shareholders of MHFG, and MHTB determined that the share exchange ratio set forth above was beneficial to the shareholders of MHTB, and MHFG and MHTB resolved the share exchange ratio for the share exchange at the meetings of their respective board of directors held on April 28, 2011.

c. Number of shares to be delivered

Shares of common stock of MHFG: 823,462,056 shares (Scheduled)

51

Non-consolidated Balance Sheet

As of March 31, 2011

Millions of yen
As of March 31, 2011
Assets
Cash and due from banks	¥497,456
Cash	20,410
Due from banks	477,046
Monetary claims bought	135,487
Trading assets	61,592
Trading account securities	272
Trading-related financial derivatives	61,320
Securities	2,062,272
Government bonds	1,480,571
Local government bonds	3,581
Corporate bonds	32,581
Stocks	208,442
Other securities	337,094
Loans and bills discounted	3,249,647
Bills discounted	498
Loans on bills	92,079
Loans on deeds	2,893,209
Overdrafts	263,860
Foreign exchanges	180
Due from foreign banks (our accounts)	180
Other assets	163,447
Domestic exchange settlement account, debit	5
Prepaid expenses	663
Accrued income	19,938
Initial margins of futures markets	2,564
Variation margins of futures markets	7
Derivatives other than for trading-assets	121
Other	140,146
Tangible fixed assets	29,046
Buildings, net	12,057
Land	14,295
Lease assets, net	10
Other tangible fixed assets	2,682
Intangible fixed assets	19,684
Software	19,387
Lease assets	1
Other intangible fixed assets	294
Deferred tax assets	21,980
Customers’ liabilities for acceptances and guarantees	42,007
Allowance for loan losses	(18,127)
Allowance for investment loss	(0)

Total assets	¥6,264,676

52

Millions of yen
As of March 31, 2011
Liabilities
Deposits	¥2,313,827
Current deposits	41,228
Ordinary deposits	609,349
Deposits at notice	5,012
Time deposits	1,621,735
Other deposits	36,501
Negotiable certificates of deposit	976,410
Call money	582,328
Payables under securities lending transactions	190,798
Trading liabilities	63,532
Derivatives of securities related to trading transactions	1
Trading-related financial derivatives	63,531
Borrowed money	785,670
Borrowings from other banks	785,670
Foreign exchanges	7
Due to foreign banks (their accounts)	3
Foreign bills payable	3
Bonds payable	88,500
Borrowed money from trust account	849,340
Other liabilities	25,939
Domestic exchange settlement account, credit	0
Income taxes payable	472
Accrued expenses	15,783
Unearned revenue	1,881
Deposits received from employees	0
Variation margins of futures markets	55
Derivatives other than for trading-liabilities	50
Lease obligations	41
Other	7,654
Provision for bonuses	1,956
Provision for contingent loss	13,315
Provision for reimbursement of deposits	1,150
Acceptances and guarantees	42,007

Total liabilities	¥5,934,784

Net assets
Capital stock	¥247,303
Capital surplus	15,439
Legal capital surplus	15,439
Retained earnings	49,415
Legal retained earnings	8,061
Other retained earnings	41,354
Retained earnings brought forward	41,354
Treasury stock	(140)

Total shareholders’ equity	312,018

Valuation difference on available-for-sale securities	22,580
Deferred gains or losses on hedges	(5,093)

Total valuation and translation adjustments	17,487

Subscription rights to shares	385

Total net assets	329,891

Total liabilities and net assets	¥6,264,676

53

Non-consolidated Statement of Income

For the Fiscal Year Ended March 31, 2011

Millions of yen
For the Fiscal Year Ended March 31, 2011
Ordinary income	¥175,670
Trust fees	48,773
Interest income	62,873
Interest on loans and discounts	46,516
Interest and dividends on securities	13,681
Interest on call loans	26
Interest on deposits with banks	652
Other interest income	1,995
Fees and commissions	41,737
Fees and commissions on domestic and foreign exchanges	525
Other fees and commissions	41,212
Trading income	3,239
Gains on trading account securities transactions	3
Income from securities and derivatives related to trading transactions	42
Income from trading-related financial derivatives transactions	3,194
Other ordinary income	13,379
Gains on sales of bonds	12,988
Income from derivatives other than for trading or hedging	202
Other	188
Other income	5,665
Gain on sales of stocks and other securities	4,347
Other	1,318

Ordinary expenses	148,007
Interest expenses	20,339
Interest on deposits	7,107
Interest on negotiable certificates of deposit	1,260
Interest on call money	787
Interest on payables under securities lending transactions	922
Interest on borrowings and rediscounts	926
Interest on bonds	2,227
Interest on interest swaps	2,658
Other interest expenses	4,448
Fees and commissions payments	14,450
Fees and commissions on domestic and foreign exchanges	338
Other fees and commissions	14,111
Other ordinary expenses	3,340
Loss on foreign exchange transactions	90
Loss on sales of bonds	2,777
Loss on devaluation of bonds	28
Other	445
General and administrative expenses	95,983
Other expenses	13,894
Written-off of loans	4,591
Losses on sales of stocks and other securities	1,588
Losses on devaluation of stocks and other securities	6,134
Provision of allowance for investment loss	0
Provision for contingent loss	194
Other	1,385

Ordinary profit	¥27,662

Extraordinary income	¥4,557
Gain on disposal of noncurrent assets	0
Reversal of allowance for loan losses	3,702
Reversal of provision for reimbursement of deposits	49
Recoveries of written-off claims	805

Extraordinary loss	188
Loss on disposal of noncurrent assets	84
Impairment loss	2
Other	100
Income before income taxes	32,031

Income taxes-current	0
Income taxes-deferred	6,827

Total income taxes	6,827

Net income	¥25,203

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Non-consolidated Statement of Changes in Net Assets

For the Fiscal Year Ended March 31, 2011

Millions of yen
For the Fiscal Year Ended March 31, 2011
Shareholders’ equity
Capital stock
Balance at the end of previous period	¥247,260
Changes of items during the period
Issuance of new shares	43

Total changes of items during the period	43

Balance at the end of current period	247,303

Capital surplus
Legal capital surplus
Balance at the end of previous period	15,395
Changes of items during the period
Issuance of new shares	43

Total changes of items during the period	43

Balance at the end of current period	15,439

Total capital surplus
Balance at the end of previous period	15,395
Changes of items during the period
Issuance of new shares	43

Total changes of items during the period	43

Balance at the end of current period	15,439

Retained earnings
Legal retained earnings
Balance at the end of previous period	8,061

Balance at the end of current period	8,061

Other retained earnings
Retained earnings brought forward
Balance at the end of previous period	16,150
Changes of items during the period
Net income	25,203
Disposal of treasury stock	(0)

Total changes of items during the period	25,203

Balance at the end of current period	41,354

Total retained earnings
Balance at the end of previous period	24,211
Changes of items during the period
Net income	25,203
Disposal of treasury stock	(0)

Total changes of items during the period	25,203

Balance at the end of current period	49,415

Treasury stock
Balance at the end of previous period	(137)
Changes of items during the period
Purchase of treasury stock	(3)
Disposal of treasury stock	0

Total changes of items during the period	(2)

Balance at the end of current period	¥(140)

Total shareholders’ equity
Balance at the end of previous period	¥286,730
Changes of items during the period
Issuance of new shares	86
Net income	25,203
Purchase of treasury stock	(3)
Disposal of treasury stock	0

Total changes of items during the period	25,287

Balance at the end of current period	312,018

55

Millions of yen
For the Fiscal Year Ended March 31, 2011
Valuation and translation adjustments
Valuation difference on available-for-sale securities
Balance at the end of previous period	31,225
Changes of items during the period
Net changes of items other than shareholders’ equity	(8,644)

Total changes of items during the period	(8,644)

Balance at the end of current period	22,580

Deferred gains or losses on hedges
Balance at the end of previous period	(5,787)
Changes of items during the period
Net changes of items other than shareholders’ equity	694

Total changes of items during the period	694

Balance at the end of current period	(5,093)

Total valuation and translation adjustments
Balance at the end of previous period	25,437
Changes of items during the period
Net changes of items other than shareholders’ equity	(7,950)

Total changes of items during the period	(7,950)

Balance at the end of current period	17,487

Subscription rights to shares
Balance at the end of previous period	290
Changes of items during the period
Net changes of items other than shareholders’ equity	95

Total changes of items during the period	95

Balance at the end of current period	385

Total net assets
Balance at the end of previous period	312,459
Changes of items during the period
Issuance of new shares	86
Net income	25,203
Purchase of treasury stock	(3)
Disposal of treasury stock	0
Net changes of items other than shareholders’ equity	(7,855)

Total changes of items during the period	17,432

Balance at the end of current period	¥329,891

56

Notes to Non-consolidated Financial Statements

Amounts less than one million yen are rounded down.

Significant Accounting Policies

1.	Valuation of Trading assets & liabilities and recording of income & expenses

Trading transactions intended to take advantage of short-term fluctuations and arbitrage opportunities in interest rates, currency exchange rates, market prices of financial instruments and related indices are recognized on a trade date basis and recorded in Trading assets or Trading liabilities on the non-consolidated balance sheet. Income or expenses generated on relevant trading transactions are recorded in Trading income or Trading expenses on the non-consolidated statement of income.

Securities and other monetary claims held for trading purposes are stated at fair value at the non-consolidated balance sheet date. Derivative financial products, such as swaps, futures and option transactions, are stated at their fair values, assuming that such transactions were terminated and settled at the non-consolidated balance sheet date.

Trading income and Trading expenses include the interest income and interest expenses during the fiscal year, the gains or losses resulting from any change in the value of securities and other monetary claims between the beginning and the end of the fiscal year, and the gains or losses resulting from any change in the value of financial derivatives between the beginning and the end of the fiscal year, assuming they were settled at the end of the fiscal year.

2.	Securities

Investments in the consolidated subsidiaries and affiliates, which are not under the equity method, are stated at acquisition cost determined by the moving average method. Regarding available-for-sale securities, Japanese stocks with a quoted market price are stated at fair value, determined based on the average quoted market price over the month preceding the non-consolidated balance sheet date, securities other than Japanese stocks which have readily determinable fair values are stated at fair values at the non-consolidated balance sheet date (cost of securities sold is calculated primarily by the moving average method) and securities for which it is deemed to be extremely difficult to determine fair values are stated at acquisition cost as determined by the moving average method. The valuation difference on available-for-sale securities is included directly in Net assets, net of applicable income taxes after excluding gains and losses as a result of the fair-value hedge method.

3.	Derivative Transactions

Derivative transactions (other than transactions for trading purpose) are valued at fair value.

4.	Depreciation

(1) Tangible fixed assets (excluding lease assets)

Regarding depreciation of Tangible fixed assets, depreciation of buildings is computed by the straight-line method, except in the case of appliances and fittings where the declining-balance method is applied, and other is computed by the declining-balance method applicable share of the following range of useful lives.

Buildings	3 years to 50 years
Other	2 years to 20 years

(2) Intangible fixed assets (excluding lease assets)

The amortization of Intangible fixed assets is computed by the straight-line method. Development costs for internally used software are capitalized and amortized using the straight-line method over their estimated useful lives (5 years), as determined by MHTB.

(3) Lease assets

Regarding depreciation and amortization of lease assets in Tangible fixed assets and Intangible fixed assets for finance leases that do not involve the transfer of ownership to the lessee, basically the same method as the one applied to fixed assets owned by MHTB is used.

5.	Deferred Assets

Bond issuance costs are expensed as incurred.

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6.	Translation of assets and liabilities denominated in foreign currencies

Assets and liabilities denominated in foreign currencies are translated into Japanese yen primarily at the exchange rates in effect at the non-consolidated balance sheet date, with the exception of investments in subsidiaries, which are translated at historical exchange rates.

7.	Allowance and provision

(1) Allowance for loan losses

Allowance for loan losses is maintained in accordance with internally established standards for write-offs and provisions.

For claims extended to obligors that are legally bankrupt under the Bankruptcy Law, Special Liquidation under the Corporation Law or other similar laws (“Bankrupt Obligors”), and to obligors that are effectively in similar conditions (“Substantially Bankrupt Obligors”), allowance is maintained at the amounts of claims net of direct write-offs described below, and expected amounts recoverable from the disposition of collateral and the amounts recoverable under guarantees.

For claims extended to obligors that are not yet legally or formally bankrupt but are likely to be bankrupt (“Intensive Control Obligor”), allowance is maintained at the amounts deemed necessary based on overall solvency analyses of the amounts of claims net of expected amounts recoverable from the disposition of collateral and the amounts recoverable under guarantees. For claims extended to Intensive Control Obligors and Obligors with Restructured Loans and others, if the exposure to an obligor exceeds a certain specific amount, allowance is provided as follows: (i) if future cash flows of the principal and interest can be reasonably estimated, the discounted cash flow method is applied, under which the allowance is determined as the difference between the book value of the loan and its present value of future cash flows discounted using the contractual interest rate before the loan was classified as a Restructured Loan, and (ii) if future cash flows of the principal and interest cannot be reasonably estimated, allowance is provided for the losses estimated for each individual loan.

For claims extended to other obligors, allowance is maintained at rates derived from historical credit loss experience and other factors. Allowance for loan losses to Restructuring Countries is maintained in order to cover possible losses based on analyses of the political and economic climates of the countries.

All claims are assessed by each claims origination department in accordance with the internally established “Self-assessment Standard,” and the results of the assessments are verified and examined by the independent examination department.

Allowance for loan losses is provided for on the basis of such verified assessments. In the case of claims to Bankrupt Obligors and Substantially Bankrupt Obligors, which are collateralized or guaranteed by a third party, the amounts deemed uncollectible (calculated by deducting the anticipated proceeds from the sale of collateral pledged against the claims and amounts that are expected to be recovered from guarantors of the claims) are written off against the respective claims balances. The total directly written-off amount was ¥16,809 million.

(2) Allowance for investment loss

Allowance for investment loss is maintained to provide against possible losses on investments in securities, after taking into consideration the financial condition and other factors concerning the investee company.

(3) Provision for bonuses

Provision for bonuses, which is provided for future bonus payments to employees, is maintained at the amount accrued at the end of the fiscal year, based on the estimated future payments.

(4) Provision for retirement benefits

Provision for retirement benefits (including Prepaid pension cost), which is provided for future benefit payments to employees, is recorded as the required amount accrued at the end of the fiscal year, based on the projected benefit obligation and the estimated plan asset amounts at the end of the fiscal year. Unrecognized actuarial differences are recognized as income or expenses starting from the following fiscal year under the straight-line method over a certain term within the average remaining service period of the current employees (10 years to 14 years).

58

(5) Provision for contingent loss

Provision for contingent loss is maintained to provide against possible losses from contingencies in trust transactions. The balance is a reasonable estimate of possible future losses, on an individual basis, considered to require a provision.

(6) Provision for reimbursement of deposits

Provision for reimbursement of deposits is provided for the deposits derecognized from the liabilities at the estimated amount of future claims for withdrawal.

8.	Hedge accounting

(1) Hedge for interest rate risk

MHTB applies the deferred method or fair-value method of hedge accounting for the interest rate risk accompanying various monetary assets and liabilities.

The portfolio hedge for a large volume of small-value monetary claims and liabilities is accounted for by the method stipulated in “Accounting and Auditing Treatment relating to Adoption of Accounting Standards for Financial Instruments for Banks” (JICPA Industry Audit Committee Report No. 24).

The effectiveness of hedging activities for the portfolio hedge for a large volume of small-value monetary claims and liabilities is assessed as follows:

(i)	as for hedging activities to offset market fluctuation risks, the effectiveness is assessed by bracketing both the hedged instruments, such as deposits and loans, and the hedging instruments, such as interest-rate swaps, in the same maturity bucket.

(ii)	as for hedging activities to fix the cash flows, the effectiveness is assessed based on the correlation between a base interest rate index of the hedged cash flow and that of the hedging instruments.

The effectiveness of the individual hedge is assessed based on the correlation between the fluctuation in the market or cash flows of the hedged instruments and that of the hedging instrument.

Deferred gains or losses on hedges recorded on the non-consolidated balance sheet resulted from the application of the macro-hedge method based on “Tentative Accounting and Auditing Treatment relating to Adoption of Accounting Standards for Financial Instruments for Banks” (JICPA Industry Audit Committee Report No. 15), under which the overall interest rate risks inherent in loans, deposits and others are controlled on a macro-basis using derivative transactions. These deferred hedge gains or losses are amortized as interest income or interest expenses over the average remaining maturity of the respective hedging instruments.

The unamortized amounts of gross deferred hedge losses and gross deferred hedge gains on the macro-hedges, before net of applicable income taxes, at the end of the fiscal year were ¥2,337 million and ¥2,125 million, respectively.

(2) Hedge for foreign exchange risk

MHTB applies the deferred method of hedge accounting to hedge foreign exchange risk associated with various foreign currency denominated monetary assets and liabilities as stipulated in “Accounting and Auditing Treatment relating to Adoption of Accounting Standards for Foreign Currency Transactions for Banks” (JICPA Industry Audit Committee Report No. 25). The effectiveness of the hedge is assessed by confirming that the amount for the foreign currency position of the hedging instruments of currency-swap transactions, exchange swap transactions and similar transactions as the method of hedging the foreign exchange risks of monetary assets and liabilities denominated in foreign currencies is equal to or smaller than the amounts of the foreign currency position of the hedged monetary assets and liabilities denominated in foreign currency.

In addition to the above methods, MHTB applies the fair-value hedge method to portfolio hedges of the foreign exchange risks associated with available-for-sale securities in foreign currency (except for bonds) identified as hedged items in advance, as long as the amount of foreign currency payables of spot and forward foreign exchange contracts exceeds the amount of acquisition cost of the hedged foreign securities in foreign currency.

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(3) Inter-office transaction and other

Inter-office interest rate swaps, currency swaps and similar derivatives between trading account and other accounts, which are designated as hedges, are not eliminated and related gains and losses are recognized in the non-consolidated statement of income or deferred under hedge accounting, because these inter-office derivatives are executed according to the criteria for appropriate outside third-party cover operations which are treated as hedge transactions objectively in accordance with JICPA Industry Audit Committee Reports Nos. 24 and 25.

9.	Consumption tax and other

Japanese consumption taxes and local consumption taxes are excluded from the transaction amounts. Amounts of non-deductible consumption taxes related to Tangible fixed assets are included in expenses.

Changes of Significant Accounting Policy

(Accounting Standard for Asset Retirement Obligations)

MHTB has applied “Accounting Standard for Asset Retirement Obligations” (ASBJ Statement No. 18, March 31, 2008) and “Guidance on Accounting Standard for Asset Retirement Obligations” (ASBJ Guidance No. 21, March 31, 2008) commencing with this period.

As a result, Income before income taxes decreased by ¥116 million.

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Notes

(Non-consolidated Balance Sheet)

1.	Bonds lending transaction without collateral in which the borrower has the right to sell or repledge amounted to ¥25,590 million are included in Government bonds under Securities.

2.	Loans and bills discounted includes Loans to Bankrupt Obligors of ¥1,596 million and Non-Accrual Delinquent Loans of ¥35,107 million.

Loans to Bankrupt Obligors are loans, excluding loans written-off, on which delinquencies in payment of principal and/or interest have continued for a significant period of time or for some other reason there is no prospect of collecting principal and/or interest (“Non-Accrual Loans”), as per Article 96 Paragraph 1 No. 3, subsections 1 to 5 or No. 4 of the Corporate Tax Law Enforcement Ordinance (Government Ordinance No. 97, 1965).

Non-Accrual Delinquent Loans represent non-accrual loans other than (i) Loans to Bankrupt Obligors and (ii) loans for which interest payments have been deferred in order to assist or facilitate the restructuring of the obligors.

3.	Balance of Loans Past Due for 3 Months or More: ¥96 million.

Loans Past Due for 3 Months or More are loans for which payments of principal and/or interest have not been received for a period of three months or more beginning with the next day following the last due date for such payments, and which are not included in Loans to Bankrupt Obligors, or Non-Accrual Delinquent Loans.

4.	Balance of Restructured Loans: ¥13,533 million.

Restructured Loans represent loans on which contracts were amended in favor of obligors (e.g. reduction of, or exemption from, stated interest, deferral of interest payments, extension of maturity dates, renunciation of claims) in order to assist or facilitate the restructuring of the obligors. Loans to Bankrupt Obligors, Non-Accrual Delinquent Loans and Loans Past Due for 3 Months or More are not included.

5.	Total balance of Loans to Bankrupt Obligors, Non-Accrual Delinquent Loans, Loans Past Due for 3 Months or More and Restructured Loans: ¥50,334 million. The amounts given in Notes 2. through 5. are gross amounts before deduction of amounts for the Allowance for loan losses.

6.	In accordance with JICPA Industry Audit Committee Report No. 24, bills discounted are accounted for as financial transactions, although MHTB has the rights to sell or pledge these bankers’ acceptance, commercial bills, documentary bills and foreign exchange bills. The principal amount of these bills amounted to ¥498 million.

7.	The following assets were pledged as collateral:

Securities:	¥1,506,710 million
Loans and bills discounted:	¥370,706 million

The following liabilities were collateralized by the above assets:

Deposits:	¥7,555 million
Call money:	¥130,000 million
Payables under securities lending transactions:	¥190,798 million
Borrowed money:	¥765,670 million

In addition to the above, the settlement accounts of foreign and domestic exchange transactions or derivative transactions and others were collateralized by Securities amounting to ¥127,061 million.

None of the assets was pledged as collateral in connection with borrowings by subsidiaries or affiliates.

Other assets includes guarantee deposits of ¥7,285 million.

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8.	Overdrafts protection on current accounts and contracts for the commitment line for loans are contracts by which MHTB is bound to extend loans up to the prearranged amount, at the request of customers, unless the customer is in breach of contract conditions. The unutilized balance of these contracts amounted to ¥1,027,397 million. Of this amount, ¥903,551 million relates to contracts in which the original contractual term is one year or less, or which are unconditionally cancelable at any time.

Since many of these contracts expire without the rights exercised, the unutilized balance itself does not necessarily affect future cash flows of MHTB. A provision is included in many of these contracts that entitle MHTB to refuse the execution of loans, or reduce the maximum amount under contracts when there is a change in the financial situation, necessity to preserve a claim, or other similar reasons. MHTB obtains, moreover, real estate, securities or others as collateral at the time the contract is entered into, if needed, and periodically monitor customers’ business conditions, based on and in accordance with internally established standards, and take measures to control credit risks such as amendments to contracts, if needed.

9.	Accumulated depreciation of Tangible fixed assets amounted to ¥26,046 million.

10.	The book value of Tangible fixed assets adjusted for gains on sales of replaced assets amounted to ¥1,077 million.

11.	The principal amounts of money trusts and loan trusts with guarantees for the repayment of trust principal were ¥836,180 million and ¥383 million, respectively.

12.	Net assets per share of common stock: ¥25.75

13.	Monetary claims against parent company, subsidiaries and affiliates amounted to ¥14,062 million

14.	Monetary obligations against parent company, subsidiaries and affiliates amounted to ¥17,551 million.

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(Non-consolidated Statement of Income)

1. Income from transaction with parent, subsidiaries and affiliates
Interest income:	¥335 million
Fees and commissions:	1,222 million
Other ordinary income and other income:	90 million
Expense from transaction with parent, subsidiaries and affiliates:
Interest expenses:	¥32 million
Fees and commissions payments:	385 million
Other ordinary expense and other expense:	15,374 million

2.	Other in Extraordinary loss solely consists of accumulated impact of the application of “Accounting Standard for Asset Retirement Obligations” until the end of the previous fiscal year on Income before income taxes.

3.	Basic net income per share of common stock: ¥4.57

(Non-consolidated Statement of Changes in Net Assets)

Types and numbers of treasury stock

	Thousands of Shares
	As of March 31, 2010	Increase during the fiscal year	Decrease during the fiscal year	As of March 31, 2011	Remarks
Outstanding shares
Common stock	856	41	2	895	*

Total	856	41	2	895

*	Increases are due to repurchase of fractional shares (41 thousand shares) and decreases are due to additional purchase of fractional shares (2 thousand shares).

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(Securities)

In addition to Government bonds, Local government bonds, Corporate bonds, Stocks and Other securities on the non-consolidated balance sheet, “Securities” disclosed here includes Trading account securities, negotiable certificates of deposit in Cash and due from banks and certain items in Monetary claims bought.

1.	Trading securities (as of March 31, 2011)

Millions of yen
Contents	Net unrealized gains/losses recorded on Non-consolidated Statement of Income
Trading securities	2

2.	Bonds held-to-maturity (as of March 31, 2011): Not applicable

3.	Investments in subsidiaries and affiliates (as of March 31, 2011)

Investments in subsidiaries and affiliates are not priced in the market and it is deemed to be extremely difficult to determine the fair value. The balance sheet value of subsidiaries and affiliates is ¥11,879 million and ¥2,750 million, respectively.

4.	Available-for-sale securities (as of March 31, 2011)

	Millions of yen
Contents	Balance sheet amount	Acquisition cost	Valuation difference
Balance sheet amount exceeding Acquisition cost
Stocks	¥127,718	¥81,333	¥46,385
Bonds	596,390	588,472	7,917
Government bonds	577,021	569,626	7,395
Local government bonds	2,095	2,062	32
Corporate bonds	17,274	16,784	490
Other	69,084	66,457	2,627

Foreign securities	5,975	5,218	757
Monetary claims bought	51,611	50,772	839
Other	11,498	10,467	1,030

Sub-total	¥793,194	¥736,263	¥56,930

Balance sheet amount not exceeding Acquisition cost
Stocks	¥59,493	¥70,170	¥(10,676)
Bonds	920,344	923,143	(2,798)
Government bonds	903,550	906,148	(2,598)
Local government bonds	1,486	1,507	(20)
Corporate bonds	15,307	15,486	(179)
Other	340,124	357,949	(17,824)
Foreign securities	288,606	301,940	(13,333)
Monetary claims bought	35,587	36,107	(520)
Other	15,930	19,901	(3,971)
Sub-total	¥1,319,962	¥1,351,262	¥(31,299)

Total	¥2,113,156	¥2,087,525	¥25,630

Note :	Available-for-sale securities for which it is deemed to be extremely difficult to determine the fair value.

Millions of yen
Amount on B/S
Stocks	¥14,940

Other
Foreign securities	5
Other	6,738

Total	¥21,683

These securities are not priced in the market, are deemed to be extremely difficult to determine the fair value and are not included in the table above.

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5.	Bonds held-to-maturity sold during fiscal year (from April 1, 2010 to March 31, 2011): Not applicable

6.	Available-for-sale securities sold during fiscal year (from April 1, 2010 to March 31, 2011):

	Millions of yen
	Amount sold	Total amount of gains on sales	Total amount of losses on sales
Stocks	¥12,582	¥3,628	¥642
Bonds	832,271	6,478	491
Government bonds	801,128	6,089	472
Local government bonds	4,357	99	—
Corporate bonds	26,785	289	19

Other	807,140	7,367	3,105
Foreign securities	789,278	6,523	2,218
Monetary claims bought	4,529	188	—
Other	13,331	656	887

Total	¥1,651,994	¥17,474	¥4,240

Securities for which it is deemed to be extremely difficult to determine fair values is included in the table above.

7.	Devaluated Securities

Certain available-for-sale securities which have readily determinable fair value are devalued to the fair value, and the difference between the acquisition cost and the fair value is treated as the loss for the fiscal year (“devaluation”). If the fair value (primarily the closing market price at the balance sheet date) has significantly deteriorated compared with the acquisition cost (including amortized cost), the fair value is taken as the carrying amount unless it is deemed that there is a possibility of a recovery in the fair value.

The amount of devaluation for the fiscal year was ¥6,027 million in total for stocks.

The criteria for determining whether a security’s fair value has “significantly deteriorated” are outlined as follows:

Securities whose market price is 50% or less of the acquisition cost.

Securities whose market price exceeds 50% but is 70% or less of the acquisition cost and the quoted price maintain a certain level or lower.

Additionally, the amount of devaluation for available-for-sale securities for which it is deemed to be extremely difficult to determine the fair value is ¥69 million for stocks.

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(Deferred tax accounting)

Breakdown of Deferred tax assets and Deferred tax liabilities is as follows:

Millions of yen
Items	As of March 31, 2011
Deferred tax assets
Allowance for loan losses	¥11,262
Devaluation of securities	60,097
Provision for retirement benefits	12,315
Loss on valuation difference on available-for-sale securities	6,046
Net deferred hedge loss	3,481
Tax losses carried forward	15,610
Other	13,249

Sub-total of deferred tax assets	¥122,063

Valuation allowance	(86,118)

Total deferred tax assets	¥35,944

Deferred tax liabilities
Gain on valuation difference on available-for-sale securities	¥(7,327)
Gains from establishment of retirement benefits trust	(6,053)
Other	(582)

Total deferred tax liabilities	¥(13,963)

Net amount of deferred tax assets	¥21,980

(Transactions with Related Parties)

Subsidiaries and Affiliates

	Millions of yen
Position	Name of Company	Ratio of Voting Right	Relationship	Transactions	Amount of Transactions (Note 2)	Account	Balance as of end of fiscal year
Subsidiaries	Mizuho Trust Guaranty Co., Ltd.	Direct holding 100%	Execution of guarantee agreements on loans extended by MHTB	Guarantees on loans extended by MHTB (Note 1)	234,308	—	234,308

(Transaction terms and principle for conclusion of transaction term)

Note	1:	Mortgages and other loans extended by MHTB are subject to the guarantee agreements.
	2:	“Amount of transactions” is stated as its balance as of March 31, 2011.

(Subsequent Event)

MHFG and MHTB have determined, at their respective meetings of board of directors held as of April 28, 2011, to turn MHTB into a wholly-owned subsidiary of MHFG by means of a share exchange, and signed a share exchange agreement.

Prior to the effective date of the share exchange, share of common stock of MHTB are scheduled to be delisted as of August 29, 2011, from the Tokyo Stock Exchange and the Osaka Securities Exchange (the last trading date will be August 26, 2011). For more details, please refer to Subsequent Event in the Notes to Consolidated Financial Statements.

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Report of Independent Auditors on Consolidated Financial Statements

Report of Independent Auditors

May 11, 2011

Takashi Nonaka, President & CEO Mizuho Trust & Banking Co., Ltd.

Ernst & Young ShinNihon LLC

Kazunobu Sugawara Certified Public Accountant Designated and Engagement Partner

Yoshihiro Fujii Certified Public Accountant Designated and Engagement Partner

Nobuko Kubo Certified Public Accountant Designated and Engagement Partner

Pursuant to Article 444, Section 4 of the Companies Act, we have audited the consolidated balance sheet, the consolidated statement of income, the consolidated statement of changes in net assets and the notes to the consolidated financial statements of Mizuho Trust & Banking Co., Ltd. (the “Company”) applicable to the fiscal year from April 1, 2010 through March 31, 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position and results of operations of Mizuho Trust & Banking Co., Ltd. and consolidated subsidiaries applicable to the fiscal year ended March 31, 2011 in conformity with accounting principles generally accepted in Japan.

(Supplemental information)

As described in “Subsequent Event” in the notes of the consolidated financial statements, as of April 28, 2011, the Board of Directors of the Company determined to the Company into a wholly-owned subsidiary of Mizuho Financial Group Inc., by means of a share exchange and signed a share exchange agreement.

We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

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Report of Independent Auditors

Report of Independent Auditors

May 11, 2011

Takashi Nonaka, President & CEO Mizuho Trust & Banking Co., Ltd.

Ernst & Young ShinNihon LLC

Kazunobu Sugawara Certified Public Accountant Designated and Engagement Partner

Yoshihiro Fujii Certified Public Accountant Designated and Engagement Partner

Nobuko Kubo Certified Public Accountant Designated and Engagement Partner

Pursuant to Article 436, Section 2, Paragraph 1 of the Companies Act, we have audited the non-consolidated balance sheet, the non-consolidated statement of income, the non-consolidated statement of changes in net assets, the notes to the non-consolidated financial statements and the related supplementary schedules of Mizuho Trust & Banking Co., Ltd. (the “Company”) applicable to the 141st fiscal year from April 1, 2010 through March 31, 2011. These non-consolidated financial statements and the related supplementary schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these non-consolidated financial statements and the related supplementary schedules based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements and the related supplementary schedules are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the non-consolidated financial statements and the related supplementary schedules. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the non-consolidated financial statements and the related supplementary schedules. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the non-consolidated financial statements and the related supplementary schedules referred to above present fairly, in all material respects, the financial position and results of operations of Mizuho Trust & Banking Co., Ltd. applicable to the 141st fiscal year ended March 31, 2011 in conformity with accounting principles generally accepted in Japan.

(Supplemental information)

As described in “Subsequent Event” in the notes of the non-consolidated financial statements, as of April 28, 2011, the Board of Directors of the Company determined to the Company into a wholly-owned subsidiary of Mizuho Financial Group Inc., by means of a share exchange and signed a share exchange agreement.

We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

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Audit Report

The Board of Corporate Auditors, upon deliberation, prepared this audit report regarding the performance of duties of the Directors of the Company during the 141st fiscal year from April 1, 2010 to March 31, 2011, based on the audit reports prepared by each Corporate Auditor and hereby reports as follows:

1.	Auditing Method Employed by Corporate Auditors and the Board of Corporate Auditors and Details Thereof

The Board of Corporate Auditors established an auditing policy and auditing plans, including assignment of the duties of each Corporate Auditor, etc., received from each Corporate Auditor reports on the execution of audits and results thereof, and in addition, received from the Directors, etc., and the independent auditors reports on the performance of their duties and, when necessary, requested explanations regarding such reports.

In accordance with the auditing standards for Corporate Auditors established by the Board of Corporate Auditors, each Corporate Auditor, based on the auditing plans, has communicated with the Directors, employees of the internal audit division and other related employees, etc., and has endeavored to gather information and create an improved environment for auditing. Each Corporate Auditor also attended meetings of the Board of Directors, Executive Management Committee meetings, and other important meetings, received from the Directors, employees and other related persons reports on the performance of their duties and, when necessary, requested explanations regarding such reports. Also, each Corporate Auditor inspected important authorized documents and associated information and examined the business and financial position of the Company in the Head Office and business offices. In addition, each Corporate Auditor received from the Directors, employees and other related persons reports on the status of (i) the establishment of structures with respect to the content of resolutions made by the Board of Directors regarding the establishment of structures to ensure that the performance of duties by the Directors will be in compliance with the laws and regulations of Japan and with the Company’s Articles of Incorporation and other structures in accordance with Article 100, Paragraphs 1 and 3 of the Enforcement Regulations of the Company Law of Japan, to ensure that the Company’s operation will be conducted appropriately and such structures that have been established in compliance with such resolutions (internal control systems), and (ii) the management thereof, and, when necessary, requested explanations regarding such reports. As for the subsidiaries of the Company, each Corporate Auditor has communicated and shared information with the directors and corporate auditors and other related persons of the subsidiaries and, when necessary, received reports from the subsidiaries regarding their businesses. Based on the foregoing method, the Corporate Auditors examined the business report and the supplementary schedules for this fiscal year.

In addition, the Corporate Auditors monitored and examined whether the independent auditors maintain their independence and carry out audits in an appropriate manner. The Corporate Auditors received from the independent auditors reports on the performance of their duties and, when necessary, requested explanations regarding those reports. The Corporate Auditors also received notification from the independent auditors that the “Structure for ensuring appropriate execution of the duties of the independent auditors” (as enumerated in each Item of Article 131 of the Company Calculation Regulations) was established in accordance with the “Standards for Quality Control of Audits” (Business Accounting Council, October 28, 2005), etc. When necessary, the Corporate Auditors requested explanations on such notification. Based on the foregoing method, the Corporate Auditors reviewed the financial statements for this fiscal year (non-consolidated balance sheet, non-consolidated statements of income, non-consolidated statements of changes in shareholders’ equity and notes to the non-consolidated financial statements) and supplementary schedules thereto, and the consolidated financial statements (consolidated balance sheet, consolidated statements of income, consolidated statements of changes in shareholders’ equity and notes to the consolidated financial statements).

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2.	Audit Results

(1)	Audit Results on the Business Report, etc.

A.	In our opinion, the business report and the supplementary schedules fairly represent the Company’s condition in conformity with the applicable laws and regulations of Japan as well as the Articles of Incorporation of the Company.

B.	With regard to the execution of duties by the Directors, we have found no evidence of misconduct or material facts in violation of the applicable laws and regulations of Japan or the Articles of Incorporation of the Company in the course of the execution of duties of the Directors.

C.	In our opinion, the content of the resolutions of the Board of Directors regarding the internal control systems is appropriate, and furthermore, we have not found anything to be pointed out on the performance of duties of the Directors regarding the internal control systems.

(2)	Results of Audit of the Financial Statements and Supplementary Schedules

In our opinion, the method and results of the audit employed and rendered by Ernst & Young ShinNihon LLC, the independent auditors, are fair and reasonable.

(3)	Results of Audit of the Consolidated Financial Statements

In our opinion, the method and results of the audit employed and rendered by Ernst & Young ShinNihon LLC, the independent auditors, are fair and reasonable.

May 12, 2011
Mizuho Trust & Banking Co., Ltd. Board of Corporate Auditors

Corporate Auditor (full-time)	(Hiroyuki Sugahara)	(seal)
Corporate Auditor (full-time)	(Ryouji Yokoyama)	(seal)
Corporate Auditor (full-time)	(Yoshinori Yamada)	(seal)
Corporate Auditor (part time)	(Yoichi Takamiya)	(seal)

(Note)	Messrs. Yoshinori Yamada and Yoichi Takamiya are “outside corporate auditors” as provided for in Article 2, Item 16 and Article 335, Paragraph 3 of the Company Law.

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(Reference)

Statement of Trust Assets and Liabilities

As of March 31, 2011

	Millions of yen		Millions of yen
Assets	Amount	Liabilities	Amount
Loans and Bills Discounted	¥1,625,189	Money Trusts	¥13,440,223
Securities	754,977	Pension Trusts	4,197,575
Beneficiary Rights to the Trusts	35,641,075	Property Formation Benefit Trusts	4,608
Securities held in Custody Accounts	848,624	Loan Trusts	443
Money Claims	5,690,799	Investment Trusts	11,890,798
Tangible Fixed Assets	4,959,336	Money Entrusted Other than Money Trusts	1,919,703
Intangible Fixed Assets	96,384	Securities Trusts	5,250,521
Other Claims	297,379	Money Claim Trusts	5,316,174
Due from Banking Account	849,340	Land and Fixtures Trusts	210,749
Cash and Due from Banks	684,203	Composite Trusts	9,212,362
		Other Trusts	4,149

Total	¥51,447,312	Total	¥51,447,312

Note:
1.	Amounts less than one million yen are rounded down.
2.	The statement is exclusive of the Trusts that is difficult to value monetarily.
3.	Beneficiary Rights to the Trusts is inclusive of entrusted Trusts for asset maintenance of ¥ 34,710,179 million.
4.	Joint trust assets under the management of other companies: ¥ 1,616,348 million.

There is no “Trust assets under the service-shared co-trusteeship” in “Joint trust assets under the management of other companies.”

5.	Loans and bills discounted among Money Trusts with the contracts of principal indemnification amounted to ¥ 26,089 million. Of this amount, balance of Non-Accrual Delinquent Loans is ¥ 3,095 million.

(Appendix)	Breakdown of Accounts of Money Trusts and Loan Trusts with the contracts of principal indemnification
(including	Trusts entrusted for asset management) are as follows:

Money Trusts	Millions of yen		Millions of yen
Assets	Amount	Liabilities	Amount
Loans and Bills Discounted	¥26,089	Principal	¥836,180
Securities	7	Reserve	79
Others	810,414	Others	251

Total	¥836,510	Total	¥836,510

Note:	Amounts less than one million yen are rounded down.

Loan Trusts	Millions of yen		Millions of yen
Assets	Amount	Liabilities	Amount
Loans and Bills Discounted	¥—	Principal	¥383
Securities	—	Reserve	53
Others	443	Others	6

Total	¥443	Total	¥443

Note:	Amounts less than one million yen are rounded down.

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Corporate Profile

Head Office Location	: 2-1, Yaesu 1-chome, Chuo-ku, Tokyo 103-8670, Japan

Date of Establishment	: May 9, 1925

Number of Offices	: 44 (in Japan)

Number of ATMs in operation	: 60 (in Japan)

Number of Employees	: 3,332 (non-consolidated)

Paid-in Capital	: 247,303,697,599 yen

Total Number of Shareholders	: Shareholders of Common Stock 102,232 Shareholders of Class I Preferred Stock 1 Shareholders of Class III Preferred Stock 1

Total Number of Issued Shares	: 5,981,933,952 shares (Common Stock 5,026,216,829 shares Class I Preferred Stock 155,717,123 shares Class III Preferred Stock 800,000,000 shares)

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Information Regarding Shares

•	Fiscal Year End	March 31

•	Ordinary General Meeting of Shareholders	Late in July

•	The record dates on which the Company shall deem shareholders as having the rights to receive Dividends from Surplus	March 31, and September 30, if Interim Dividends shall be distributed

•	Number of Shares Constituting One Unit of Shares	1,000 shares

•	Record Date	March 31, the record date regarding the ordinary general meeting of shareholders, and in addition, whenever necessary, a specified date determined upon giving a prior public notice thereof

•	News Paper for Public Notices	The Nihon Keizai Shimbum; provided that, public notice regarding the financial results publication shall be placed on MHTB’s website.

•	Special Account Management Institution Handling Office	Head Office Mizuho Trust & Banking Co., Ltd. 2-1, Yaesu 1-chome, Chuo-ku, Tokyo 103-8670, Japan

•	Inquiries / Mailing Address	Stock Transfer Agency Department Mizuho Trust & Banking Co., Ltd. 0120-288-324 (toll-free number) 2-8-4, Izumi, Suginami-ku, Tokyo 168-8507, Japan

•	Broking Business Office	Branches throughout Japan Mizuho Trust & Banking Co., Ltd. Head Office and Branches throughout Japan Mizuho Investors Securities Co., Ltd.

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List of Office and Branches

As of March 31, 2011

Head Office	2-1, Yaesu 1-chome, Chuo-ku, Tokyo 103-8670 Tel. 03-3278-8111	• Sendai Branch	3-1-1, Ichiban-cho, Aoba-ku, Sendai, Miyagi 980-0811 Tel. 022-225-7686

• Omori Branch	2-5-13, Sanno, Ota-ku, Tokyo 143-0023 Tel. 03-3773-0331	Niigata Branch	867-4, Rokuban-cho, Nishiboridori, Chuo-ku, Niigata, Niigata 951-8674 Tel. 025-223-5191

• Ikebukuro Branch	1-1-6, Higashi-Ikebukuro, Toshima-ku, Tokyo 170-0013 Tel. 03-3982-6191	Toyama Branch	1-4-1, Sakura-machi, Toyama, Toyama 930-0003 Tel. 076-432-6151

• Ueno Branch	3-16-5, Ueno, Taito-ku, Tokyo 110-0005 Tel. 03-3832-7211	• Hamamatsu Branch	332-1, Kaji-machi, Naka-ku, Hamamatsu, Shizuoka 430-0933 Tel. 053-454-6411

• Shibuya Branch	1-24-16, Shibuya, Shibuya-ku, Tokyo 150-0002 Tel. 03-3409-6421	Nagoya Branch	3-2-6, Sakae, Naka-ku, Nagoya, Aichi 460-8765 Tel. 052-251-5171

• Jiyugaoka Branch	1-26-11, Jiyugaoka, Meguro-ku, Tokyo 152-0035 Tel. 03-3718-4205	Kyoto Branch	84, Tachiurinakano-cho, Takakurahigashi-iru, Shijyodori, Shimogyo-ku, Kyoto, Kyoto 600-8006 Tel. 075-211-5521

• Shinjuku Branch	3-25-1 Shinjuku, Shinjuku-ku, Tokyo 160-0022 Tel. 03-3350-2761	Osaka Branch	2-11-16, Sonezaki, Kita-ku, Osaka, Osaka 530-0057 Tel. 06-6313-4711

Mitaka Branch	3-35-20, Shimorenjaku, Mitaka, Tokyo 181-0013 Tel. 0422-43-9111	Abenobashi Branch	2-1-24, Abenosuji, Abeno-ku, Osaka, Osaka 545-0052 Tel. 06-6623-2324

• Hachioji Branch	15-3, Yokoyama-cho, Hachioji, Tokyo 192-0081 Tel. 042-623-4351	• Kobe Branch	1-3-1, Sannomiya-cho, Chuo-ku, Kobe, Hyogo 650-0021 Tel. 078-392-1531

Fuchu Branch	1-14-1, Fuchu-machi, Fuchu, Tokyo 183-0055 Tel. 042-368-4111	Okayama Branch	2-3-4, Nakasange, Kita-ku, Okayama, Okayama 700-0821 Tel. 086-224-1271

Machida Branch	1-13-15, Morino, Machida, Tokyo 194-0022 Tel. 042-726-1611	• Hiroshima Branch	2-1-22, Kamiya-cho, Naka-ku, Hiroshima, Hiroshima 730-0031 Tel. 082-240-2525

Hibarigaoka Branch	1-3-1, Hibarigaoka, Nishitokyo, Tokyo 202-0001 Tel. 042-424-2131	• Kitakyushu Branch	1-4-17, Kyo-machi, Kokurakita-ku Kitakyushu, Fukuoka 802-0002 Tel. 093-521-6384

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Urawa Branch	2-6-18, Takasago, Urawa-ku, Saitama, Saitama 330-0063 Tel. 048-822-0191		Fukuoka Branch	1-11-17, Tenjin, Chuo-ku, Fukuoka, Fukuoka 810-0001 Tel. 092-771-5431

Kawagoe Branch	2-10-5, Shintomi-cho, Kawagoe, Saitama 350-0043 Tel. 049-225-0841		• Kagoshima Branch	7-3, Kinsei-cho, Kagoshima, Kagoshima 892-0828 Tel. 099-225-2161

• Chiba Branch	1000, Shin-machi, Chuo-ku, Chiba, Chiba 260-0028 Tel. 043-247-8811	(*)	• Seijo Trust Lounge	5-7-1, Seijo, Setagaya-ku, Tokyo 157-0066 Tel. 03-3482-0691

Tsudanuma Branch	2-14-2, Maebara-nishi, Funabashi, Chiba 274-0825 Tel. 047-478-3381	(*)	• Aoyama Trust Lounge	3-2-4, Kita-Aoyama, Minato-ku, Tokyo 107-0061 Tel. 03-5410-0244

Kashiwa Branch	1-1-20, Kashiwa, Kashiwa, Chiba 277-0005 Tel. 04-7164-5161	(*)	• Uchisaiwaicho Trust Lounge	1-1-5, Uchisaiwai-cho, Chiyoda-ku, Tokyo 100-0011 Tel. 03-5510-1691

Yokohama Branch	1-6-1, Kitasaiwai, Nishi-ku, Yokohama, Kanagawa 220-8660 Tel. 045-311-4881	(*)	• Edogawabashi Trust Lounge	1-21-10, Sekiguchi, Bunkyo-ku, Tokyo 112-0014 Tel. 03-3269-2431

Mizonokuchi Branch	1-4-1, Mizonokuchi, Takatsu-ku, Kawasaki, Kanagawa 213-0001 Tel. 044-822-0611	(*)	• Oji Trust Lounge	1-10-17, Oji, Kita-ku, Tokyo 114-0002 Tel. 03-3912-2283

Ofuna Branch	1-26-30, Ofuna, Kamakura, Kanagawa 247-0056 Tel. 0467-45-8611	(*)	• Asakusabashi Trust Lounge	1-30-9, Asakusabashi, Taito-ku, Tokyo 111-0053 Tel. 03-3861-5486

• Maebashi Branch	2-1-14, Hon-machi, Maebashi, Gunma 371-8636 Tel. 027-233-1221	(*)	• Fujisawa Trust Lounge	107-1, Fujisawa, Fujisawa, Kanagawa 251-0052 Tel. 0466-54-3107

Sapporo Branch	3-8, Odori-nishi, Chuo-ku, Sapporo 060-8693 Tel. 011-231-4241	(*)	• Kamiooka Trust Lounge	1-6-1, Kamiooka-nishi, Kounan-ku, Yokohama, Kanagawa 233-0002 045-849-1507

•	Joint branches with MHBK

*	The Trust Lounge provides unique consultation services relating to inheritance, wills, real estate, and asset management, etc. (reservation required). There is no ATM in operation therein.

75

Mizuho Trust & Banking Co., Ltd.

2-1, Yaesu 1-chome, Chuo-ku

Tokyo 103-8670, Japan

http://www.mizuho-tb.co.jp

[The 141st Ordinary General Meeting of Shareholders]

Reference Materials for the Ordinary General Meeting of Shareholders

(Supplemental Volume)

[The General Meeting of Class Shareholders Concerning Shares of Common Stock]

Reference Materials for the General Meeting of Class Shareholders

(Supplemental Volume)

Material 1    Proposed Amendments to the Articles of Incorporation of Mizuho Financial Group, Inc.

This is a proposal concerning the partial amendment to the Articles of Incorporation scheduled to be submitted at the 9th ordinary general meeting of shareholders and each of the general meetings of class shareholders of Mizuho Financial Group, Inc. to be held in June 2011.

Material 2    Financial Statements, etc. of Mizuho Financial Group, Inc. for the Last Fiscal Year

Mizuho Trust & Banking Co., Ltd.

Material 1    Proposed Amendments to the Articles of Incorporation of Mizuho Financial Group, Inc.

Proposal 2:    Partial amendment to the Articles of Incorporation

Due to the issuance of 6 billion shares of common stock in fiscal year 2010 and also with the conversion of the Eleventh Series Class XI Preferred Stock into common stock, the total number of shares of common stock that the Company is authorized to issue but remains unissued, which is calculated taking into account the further conversion, etc., of preferred stock, has become approximately 0.86 billion shares (the ratio thereof to the total number of shares of common stock that the Company is authorized to issue is approximately 3.6%) at the end of fiscal 2010. The Company believes that, in order to secure the mobility and flexibility of management toward realization of our further sustainable growth for the future, the number of authorized shares that allow for issuance of a certain number of shares of common stock are needs to be maintained. Furthermore, the Company needs to increase the total number of shares of common stock that the Company is authorized to issue for the implementation of turning Mizuho Trust & Banking Co., Ltd., Mizuho Securities Co., Ltd. and Mizuho Investors Securities Co., Ltd. into wholly-owned subsidiaries by means of share exchanges, in which shares of common stock of the Company shall be the consideration, as announced in April 2011. Therefore, the Company determined to increase the total number of shares of common stock that the Company is authorized to issue, and, in accordance with such increase, to increase the total number of shares of capital stock that the Company is authorized to issue. Furthermore, we are not conducting the partial amendment to Article 6 of the Articles of Incorporation with any intention to introduce so-called “anti-takeover measures.”

The partial amendment to Article 6 of the Articles of Incorporation shall require the resolutions by each of the general meetings of class shareholders, pursuant to the provision of Article 322 of the Company Law.

In addition, a provision regarding the record date for general meetings of class shareholders will be newly established in order to enable general meetings of class shareholders to be held flexibly (Article 11 of the proposed amendments to the Articles of Incorporation).

Further, given the increasing number of shareholders, etc., and from the standpoint of securing locations where general meetings of shareholders shall be held, the deletion of Article 24 of the current Articles of Incorporation, which limits the location where general meetings of shareholders may be held, will be made in addition to the necessary amendments, including the amendment of article numbers, etc.

The specific amendments are as set forth below.

(Changes are indicated by underline.)

Current Articles of Incorporation	Proposed Amendments

Article 6. (Total Number of Authorized Shares)

The total number of shares which the Company is authorized to issue shall be 28,485,271,000 shares, and each total number of the classes of shares which the Company is authorized to issue shall be as set forth below; provided, however, that in the case where a cancellation of shares is made, the number of shares which the Company is authorized to issue shall be reduced by the number of shares so canceled:

Article 6. (Total Number of Authorized Shares)

The total number of shares which the Company is authorized to issue shall be 52,369,512,000 shares, and each total number of the classes of shares which the Company is authorized to issue shall be as set forth below; provided, however, that in the case where a cancellation of shares is made, the number of shares which the Company is authorized to issue shall be reduced by the number of shares so canceled:

Common stock: Class XI preferred stock: Class XII preferred stock: Class XIII preferred stock:	24,115,759,000 shares 1,369,512,000 shares 1,500,000,000 shares 1,500,000,000 shares	Common stock: Class XI preferred stock: Class XII preferred stock: Class XIII preferred stock:	48,000,000,000 shares 1,369,512,000 shares 1,500,000,000 shares 1,500,000,000 shares

1

Current Articles of Incorporation	Proposed Amendments

Article 11. (Record Date)

1. The Company shall deem shareholders having voting rights appearing in writing or electronically in the register of shareholders as of the end of March 31 of each year as the shareholders who are entitled to exercise their rights at the ordinary general meeting of shareholders for the relevant business year.

Article 11. (Record Date) 1. (No change.)

(Newly established.)	2. The provision of the preceding paragraph shall apply mutatis mutandis to the record date for voting rights at the general meetings of holders of classes of stock, where there is a matter to be resolved at an ordinary general meeting of shareholders that requires, in addition to such resolution, a resolution by the relevant general meeting of holders of class of stock.

2. In addition to the preceding paragraph, the Company may temporarily set the record date whenever necessary, by a resolution of the Board of Directors and upon giving a prior public notice thereof.	3. In addition to the preceding two paragraphs, the Company may temporarily set the record date whenever necessary, by a resolution of the Board of Directors and upon giving a prior public notice thereof.

Article 14. (Preferred Stock Dividends)

1. In respect of dividends from its surplus provided for in Article 53, the Company shall distribute dividends from its surplus by cash on preferred stock (hereinafter referred to as the “Preferred Stock Dividends”) in such amount as provided for below to shareholders of preferred stock (hereinafter referred to as the “Shareholders of Preferred Stock”) or registered stock pledgees in respect of preferred stock (hereinafter referred to as the “Registered Preferred Stock Pledgees”) in priority to holders of common stock (hereinafter referred to as the “Shareholders of Common Stock”), registered stock pledgees in respect of common stock (hereinafter referred to as the “Registered Common Stock Pledgees”); provided, however, that in the case where all or a part of the Preferred Stock Interim Dividends provided for in Article 15 have been paid in the relevant business year, the amount so paid shall be reduced accordingly:

(Omitted.)

Article 14. (Preferred Stock Dividends)

1. In respect of dividends from its surplus provided for in Article 52, the Company shall distribute dividends from its surplus by cash on preferred stock (hereinafter referred to as the “Preferred Stock Dividends”) in such amount as provided for below to shareholders of preferred stock (hereinafter referred to as the “Shareholders of Preferred Stock”) or registered stock pledgees in respect of preferred stock (hereinafter referred to as the “Registered Preferred Stock Pledgees”) in priority to holders of common stock (hereinafter referred to as the “Shareholders of Common Stock”), registered stock pledgees in respect of common stock (hereinafter referred to as the “Registered Common Stock Pledgees”); provided, however, that in the case where all or a part of the Preferred Stock Interim Dividends provided for in Article 15 have been paid in the relevant business year, the amount so paid shall be reduced accordingly:

(No change.)

Article 15. (Preferred Stock Interim Dividends)

In respect of interim dividends provided for in Article 54, the Company shall distribute dividends from its surplus by cash in one half of the amount of the Preferred Stock Dividends provided for in the main clause of Paragraph 1 of the preceding article (referred to as the “Preferred Stock Interim Dividends” in these Articles of Incorporation) to the Shareholders of Preferred Stock or Registered Preferred Stock Pledgees in priority to the Shareholders of Common Stock or Registered Common Stock Pledgees.

Article 15. (Preferred Stock Interim Dividends)

In respect of interim dividends provided for in Article 53, the Company shall distribute dividends from its surplus by cash in one half of the amount of the Preferred Stock Dividends provided for in the main clause of Paragraph 1 of the preceding article (referred to as the “Preferred Stock Interim Dividends” in these Articles of Incorporation) to the Shareholders of Preferred Stock or Registered Preferred Stock Pledgees in priority to the Shareholders of Common Stock or Registered Common Stock Pledgees.

2

Current Articles of Incorporation	Proposed Amendments

Article 24. (Place where General Meetings of Shareholders shall be Convened) General meetings of shareholders shall be convened within the wards of Tokyo.	(Deleted.)

Article 25. to Article 29. (Omitted.)	Article 24. to Article 28. (No change.)

Article 30. (General Meetings of Holders of Classes of Stock)	Article 29. (General Meetings of Holders of Classes of Stock)
1. (Omitted.) 2. (Omitted.) 3. The provisions of Articles 24 through 26 and 28 and the preceding article shall apply mutatis mutandis to the general meetings of holders of classes of stock.	1. (No change.) 2. (No change.) 3. The provisions of Articles 24, 25 and 27 and the preceding article shall apply mutatis mutandis to the general meetings of holders of classes of stock.

Article 31. to Article 55. (Omitted.)	Article 30. to Article 54. (No change.)

3

Material 2	Financial Statements, etc. of Mizuho Financial Group, Inc. for the Last Fiscal Year

(Materials Attached to the Notice of Convocation of the Ordinary General Meeting of Shareholders)

Business Report for the 9th Fiscal Year

(from April 1, 2010 to March 31, 2011)

1. Matters Regarding the Current State of the Mizuho Financial Group, Inc.

(1) Developments and Results of Operations, etc.

Financial and Economic Environment

Reviewing the economic environment over the fiscal year ended March 31, 2011, there are indications of regional variations in the speed of the continuing recovery in the global economy which has been led by newly developing countries, and the risk remains of a slackening in the economy due to factors including the appreciation in commodity markets and the fiscal problems experienced by certain countries in Europe.

In the United States, recovery in the economy continues on the basis of steady capital investment together with positive trends in consumer spending, but with rising unemployment and so on there is a risk of a stalling in economic growth. In Europe, overall economic growth is stagnant, and there is a growing gap between the richer and the poorer countries, while there exist growing concerns about financial markets and real economy against the backdrop of the fiscal problems experienced by certain countries. In Asia, the increase in demand in the Chinese market has a knock-on effect in inducing an increase in exports and production activity in neighboring economies, and while the pace of growth is slowing, the region continues to maintain strong economic growth, although there are increasing concerns about inflation.

In Japan, despite the continuing appreciation of the value of the yen against other currencies and mild deflationary situation, positive growth in the economy has been maintained as represented by continuous improvement of corporate profits and recovery of personal consumption resulting from the improvement of the foreign economic environment and the effect of various stimulus programs. Nevertheless, due to the impact of the Great Eastern Japan Earthquake, constraints to production activities and a sharp decline in personal consumption seem to be inevitable at least in the short term. As for the future direction of the economy, while there are boosting factors such as the rebound of exports and the growing demands for restoring damaged capital assets, there are also several causes for concern, such as electricity shortages in summer, a slowing in economies abroad and a prolonged slump in personal consumption, and thus the risk remains for these factors to serve as a drag on economic growth.

Main Businesses of the Group

The Group is composed of Mizuho Financial Group, Inc. (“MHFG”), 152 consolidated subsidiaries and 22 affiliates under the equity method. The Group engages in banking, securities, trust, asset management and custody, and other financial businesses.

Developments and Results of Operations

The Group would like to express its deepest and sincerest apologies to all of our customers and shareholders, and to everyone who has experienced any inconvenience caused by the computer system failures that occurred at Mizuho Bank, Ltd. (“MHBK”) in March 2011.Since the computer system failures occurred, the Group has been making every effort to restore the system to normal as soon as possible by mobilizing all available resources of the Group. In April of this year, in order to investigate the cause of the system failures and receive evaluations and suggestions about the validity of the plan for preventing a recurrence, MHBK established the Special Investigating Committee on System Failures, which is a third party committee comprised of independent outside experts and specialists. All of the officers and employees of the Group have been endeavoring together to their full extent to investigate the cause and immediately implement the plan for preventing a recurrence, with the aim of regaining customers’ trust.

In May 2010, the Group launched the Transformation Program as the Medium-term Management Policy of the Group, under which the Group has been devoted to its future vision to become “the most trusted financial institution by its customers by focusing on the core function of a financial institution, which is to contribute to social and economic development.” In order to realize this vision, the Group has been implementing the Program for Improving Profitability, the Program for Enhancing Financial Base and the Program for Strengthening Front-line Business Capabilities.

In the Program for Improving Profitability, in addition to thorough strengthening of the services in the business areas of “Tokyo metropolitan area” and “large corporate customers,” where the Group has a competitive advantage, and in the business fields of “Asia” and the “asset management business,” where growth potential is envisaged, the three global groups established based on the needs of our customers (i.e., the Global Corporate Group, the Global Retail Group, and the Global Asset & Wealth Management Group) have been implementing their business strategies by utilizing their respective strengths, with the aim of providing sophisticated financial solutions through seamless utilization of the full-line services of banking, trust and securities functions. Moreover, the Group has achieved steady results in the cost structure reforms which had been promoted by the entire Group.

In the Program for Enhancing Financial Base, the Group has steadily promoted strengthening the stable capital base by implementation of appropriate capital management and other measures, as well as improving its asset portfolio by strategically reallocating risk-weighted assets together with other measures.

Management Structure of Mizuho Financial Group, Inc.

Mizuho Financial Group, Inc.
Global Corporate Group
Global Retail Group
Global Asset & Wealth Management Group
Group Strategy Affiliates
Mizuho Corporate Bank, Ltd.
Mizuho Bank, Ltd.
Mizuho Trust & Banking Co., Ltd.
Mizuho Private Wealth Management Co., Ltd.
Mizuho Financial Strategy Co., Ltd.
Mizuho Research Institute Ltd.
Mizuho Information & Research Institute, Inc.
Mizuho Securities Co., Ltd.
Mizuho Investors Securities Co., Ltd.
Trust & Custody Services Bank, Ltd.
Mizuho Asset Management Co., Ltd.
DIAM Co., Ltd.

(as of March 31, 2011)

In April 2011, share exchange agreements for turning Mizuho Trust & Banking Co., Ltd. into a wholly-owned subsidiary of MHFG, turning Mizuho Securities Co., Ltd. into a wholly-owned subsidiary of Mizuho Corporate Bank, Ltd., and turning Mizuho Investors Securities Co., Ltd. into a wholly-owned subsidiary of Mizuho Bank, Ltd. were executed on the assumption that, among other things, such share exchanges will have been approved at the relevant general meeting of shareholders, etc., and filings will have been made to, and permission will have been obtained from, the relevant authorities in Japan and any foreign countries which are required for such share exchanges. (Effective3date of the share exchanges: September 1, 2011)

Global Corporate Group:

The Global Corporate Group provides highly specialized and cutting-edge products and services by leveraging its comprehensive financial capability, with close cooperation globally between the corporate banking sector and the securities sector in response to the needs of large and global corporations.

Global Retail Group:

The Global Retail Group provides top-level products and services, in close cooperation with domestic and international companies throughout the group in response to the diversified and globalized needs of individuals as well as SMEs and middle-market corporations in Japan.

Global Asset & Wealth Management Group:

The Global Asset & Wealth Management Group provides top-level products and services on a global scale in response to the diversified and advanced customers' needs in the business areas of trust and custody, and private banking.

Group Strategy Affiliates :

Mizuho Financial Strategy Co., Ltd.: An advisory company for financial institutions regarding corporate management and corporate revitalization.

Mizuho Research Institute Ltd.: A think tank.

Mizuho Information & Research Institute, Inc.: An IT-related strategic company.

Regarding the Program for Strengthening Front-line Business Capabilities, the Group established an organization across group entities and has been endeavoring to achieve “consolidation and reorganization of corporate planning and management functions,” “unification of product functions,” “consolidation of operations at centers and within branches,” and “unification of IT systems.” At the same time, the Group has steadily implemented the redeployment of personnel to strategically important areas and improved the efficiency of business infrastructures.

As a result of these efforts, the Group recorded net income of JPY 413.2 billion, on a consolidated basis, exceeding that of the previous year.

Taking fully into account that it is its role in society as a financial institution to supply funds to customers smoothly, the Group as a whole has been working, among other things, to properly respond to customers’ requests to change terms and conditions of loans in accordance with the Group’s basic policy of facilitating finance, and made efforts to fully exercise its consulting service function.

With respect to the Great Eastern Japan Earthquake that occurred in March 2011, the Group has been implementing reconstruction support through, among other things, promptly starting to provide loans for reconstructions at MHBK, Mizuho Corporate Bank, Ltd. (“MHCB”) and Mizuho Trust and Banking Co., Ltd. (“MHTB”), as well as opening weekend consultation booths and offering other assistance for earthquake-related matters, at MHBK and other Group companies in April 2011.

[Business Strategy]

(Global Corporate Group)

In order to respond to customers’ financial needs, which are becoming increasingly diverse, sophisticated and global, by drawing on its robust, long-term relationships with customers, MHCB has offered financial solutions on a global basis as “a top corporate finance provider,” combining and strengthening its commercial banking operations with its M&A advisory services and other aspects of its traditional investment banking business. Specifically, MHCB has enhanced its comprehensive products that correspond to business strategies and financial challenges, etc., and, as for the syndicated loan business in Japan, MHCB has maintained its commanding presence in this area as a result of its efforts to utilize a wide range of measures, from routine funding to acquisition finance, real estate finance, and PFI funding. In Asia, which is the focused business area of the Transformation Program, MHCB has forcefully promoted, among other things, support for local companies and companies entering the Asian markets as well as involvements in the environmental and infrastructure-related projects. MHCB has also enhanced its network; MHCB obtained approval for a commercial banking license in Malaysia and opened Mizuho Corporate Bank (China)’s Suzhou Branch. Moreover, in addition to concluding a new letter of intent for business collaboration with Malaysia’s largest financial institution, MHCB was able to establish relationships with governmental agencies and state-owned companies in China, Taiwan, the Republic of Korea, Indonesia and Vietnam. Further, in order to strengthen its hedge fund business, MHCB newly established an asset management company in Tokyo, and acquired a Singapore-based company providing hedge fund research and data services.

MHSC, in its business engagements, has made efforts to achieve two main business strategies: “implementing a profit model centered on the business with customers” and “creating a management structure that is highly responsive to environmental changes,” by further strengthening collaboration among group companies. In Asia, MHSC also expanded its overseas network by, among other things, continuing development of its business base to provide a full range of securities services in Hong Kong and by establishing a local subsidiary to provide securities services in India. MHSC and MHCB introduced a “double-hat” structure in certain business promotion departments allowing relationship managers to hold posts concurrently in MHCB and MHSC, and thereby further strengthened collaboration between MHSC and MHCB under a strict compliance framework.

(Global Retail Group)

Under a basic policy of “returning to the basics of commercial banking and achieving further development,” MHBK has thoroughly put into practice the spirit of “putting the customer first.”

For individual customers, MHBK has promoted and enhanced of offering numerous services that are appropriate to meet the needs of each individual at each stage of his or her life or according to his or her lifestyle scenario. Specifically, in the business area of the “Tokyo metropolitan area,” one of the focused business areas in the Transformation Program, by promoting organic linkage between its branches and its remote channels, the sales amount of investment products, including investment trusts, increased significantly and the amount of newly executed housing loans, also increased. As part of its effort to improve services to be provided through Mizuho Direct, MHBC has launched a “banking service for smartphone” in response to the rapidly growing smartphone market, in addition to improving mobile banking services.

For corporate customers, MHBK made efforts to expand and improve products and services and strengthen its capabilities to respond quickly to the capital needs of its corporate customers and to offer solutions for their management agendas, further strengthening the recognition that the smooth supply of funds to customers is its role in society as a financial institution. Furthermore, MHBK collaborated with group companies and strengthened its solutions arrangement system so that it could offer certain solutions for a wide range of management issues that concern the business/financial strategies of MHBK’s customers, such as business matching services (customer referral services), advisory services related to overseas expansions and support for its customers’ initial public offerings. Moreover, MHBK and Mizuho Investors Securities Co., Ltd. (“MHIS”) has strengthened the consulting system to support customers’ initial public offering by introducing a “double-hat” structure allowing certain employees to hold posts concurrently in MHBK and MHIS.

MHBK has also promoted provision of services across individual and corporation lines, and provided products and services which accommodate the needs of officers and employees of corporate customers, through enhanced collaboration with MHCB.

Taking fully into account that it is its role in society as a financial institution to supply funds to customers smoothly, MHBK has properly responded to requests to change terms and conditions of loans from small and medium-sized enterprises and borrowers of housing loans in accordance with the basic policy of facilitating finance, and made efforts to fully exercise its consulting service functions.

Furthermore, in September 2010, Orient Corporation, with which MHBK had cooperated primarily in the area of unsecured loans, became an affiliate of the Group.

(Global Asset & Wealth Management Group)

MHTB implemented various measures to provide a wide range of services to its customers, such as real estate services, pension trust services, stock transfer services, asset securitization services, asset administration services, will trust services, etc., through strengthening of the collaborations with the other companies in the Group, including personnel exchanges. In February 2011, MHTB started to provide discretionary asset management services concerning real estate trust beneficial interests, etc. In addition, as a measure to reinforce group collaboration that provides seamless full-line services that include banking, trust and securities functions, which is one of the focused business areas in the Transformation Program, and to provide enhanced comprehensive financial services, through the acceleration of establishment of “Trust Lounges” which provide unique trust services relating to inheritance and real estate, etc., MHBK, MHTB and MHIS have undertaken the process to deploy joint branches. Additionally, MHIS started to provide trust agency services concerning testamentary trust, which had been provided only at limited offices and branches of MHIS, at all of their retail offices and branches in the Tokyo metropolitan area.

Mizuho Private Wealth Management Co., Ltd. offers comprehensive, integrated, and continuous private banking services.

As core companies in the asset management business of the Group, Mizuho Asset Management Co., Ltd. and DIAM Co., Ltd. offer high-quality services that aim to achieve high levels of customer satisfaction.

In the asset management business area, which is one of the focused business areas in the Transformation Program, MHFG entered into a business cooperation agreement with the largest asset management company in the world, for the purpose to expand business bases of the Group and to promote its strategic collaborations mainly in Japan and the rest of Asia, as part of efforts to be made across the Group globally.

Additionally, the Group endeavored to establish a solid internal control system, to promote CSR (corporate social responsibility) and to enhance its brand strategy.

With regard to its internal control system, the Group established its internal controls in accordance with the Financial Instruments and Exchange Law. Moreover, as a New York Stock Exchange listed company, it established its system for financial disclosure under U.S. GAAP, and internal controls in accordance with the U.S. Sarbanes-Oxley Act. The Group has further promoted customer protection, in light of the recent, sudden appreciation of the yen in foreign exchange markets, by enhancing concrete measures for the customers who enter foreign exchange-related derivatives transactions with the Group.

With respect to CSR activities, the Group has continued to provide active support for financial education by sponsoring courses and lectures at universities and by conducting joint studies on financial education with Tokyo Gakugei University. The Group has also made commitments to environmental activities, and has achieved the targets that the Group established in August 2007 for reducing CO2 gas emissions, paper recycling rates and green purchasing rates (for paper), aiming to reduce its environmental impact. Further, as environmental business initiatives, MHCB, the first Japanese bank to adopt the Equator Principles, a set of voluntary global guidelines for large-scale development projects, in 2003, has conducted environment-related project finance that is in conformance with such guidelines by verifying the impact on the natural environment and society in developing areas. In addition, MHBK started to support entrepreneurs who address social issues through business, by entering into the “Strategic Support Agreement” with Ashoka, an association with global influence as a supporter for social entrepreneurs, concerning the assistance for Ashoka’s activities in Japan, etc. Furthermore, MHBK’s multifaceted barrier-free initiatives through the “Heartful Project” were recognized, and MHBK was given the “Award for Promoting Barrier-free” by the Minister of Land, Infrastructure, Transport and Tourism for the first time as a financial institution. Moreover, all of the officers and employees of the Group have been endeavoring together to their full extent to provide supports with respect to the damages caused by the Great Eastern Japan Earthquake.

Under the brand strategy, the Group actively promoted the brand slogan, “Channel to Discovery,” both internally and externally. The slogan represents the role the Group will play, not only to realize today’s dreams, but also to discover new possibilities that lie ahead and to create a better future.

[Results of Operations for fiscal 2010]

Consolidated net business profits increased on a year-on-year basis, due to a year-on-year increase in income from Customer Groups arising mainly from non-interest income, accompanied by an increase in income from the Trading segment derived from flexible and timely operations properly interpreting market trends, and by other factors. Net losses related to stocks were recorded due to the impairment losses reflecting a decline in stock prices. However, credit-related costs decreased due to, among other things, our efforts to implement appropriate credit management while responding to our customers’ financing needs. As a result, he Group recorded the following consolidated figures (152 consolidated subsidiaries and 22 affiliates under the equity method) for fiscal 2010: Net Business Profits of JPY 741.7 billion; and Net Income of JPY 413.2 billion.

Results of operations (non-consolidated) for the major subsidiaries were as follows:

	(JPY billion)
Company Name	Ordinary Income (Operating Income)	Ordinary Profits	Net Income
Consolidated Results of MHFG	2,716.7	588.4	413.2
MHBK	1,034.9	138.4	149.8
MHCB	1,094,1	341.1	271.9
MHTB	175.6	27.6	25.2
MHSC	193.6	(8.3)	(Note)(92.2)
MHIS	54.1	8.8	9.3

(Note)	The losses resulting from changes in the value of stock of subsidiaries and affiliates (JPY 85.8 billion), which are included in the above figure, will be eliminated from the consolidated results of MHFG as transactions between companies within the Group.

Regarding financial condition, the Group’s consolidated capital adequacy ratio as of March 31, 2011 was maintained at the sufficient level of 15.30%. The non-performing loan ratio (MHBK, MHCB, and MHTB combined) was 1.72%.

In consideration of our consolidated financial results, MHFG proposes to make cash dividend payments of JPY 6 per share of common stock for the fiscal year ended March 31, 2011 as previously announced. MHFG proposes making dividend payments on Preferred Stock as prescribed.

The Group has a basic policy of “disciplined capital management,” optimally balancing “strengthening of stable capital base” and “steady returns to shareholders” in accordance with changes in the business environment, the Group’s financial condition, and other factors.

In July 2010, MHFG issued common stock (number of shares issued: 6 billion shares, total amount paid in: JPY 751.6 billion) aimed at establishing the Group’s capital base as a cornerstone for the Group’s sustainable growth for the future, in anticipation of the revision of capital regulations.

(Reference)

The Conversion of Mandatory Convertible Preferred Stock

In the fiscal year ended March 31, 2011, 82.3 million shares of the Eleventh Series Class XI Preferred Stock (JPY 82.3 billion) were converted into MHFG’s common stock upon the requests for acquisition. The outstanding balance of that preferred stock as of March 31, 2011 was JPY 416.8 billion (as a result, approximately 55% out of JPY 943.7 billion of the initial amount issued has already been converted into common stock).

[Issues to be Addressed by the Group]

Regarding the computer system failures that occurred at MHBK in March 2011, the Group will endeavor together to their full extent in preventing a recurrence through thorough investigations into the cause of the computer system failures, also by comprehensively reviewing the investigation report provided by the Special Investigating Committee on System Failures, which is the third party committee comprised of outside experts and specialists, and will, as a whole, strive to regain customers’ trust in the Group.

Since the announcement of the Transformation Program as the Medium-term Management Policy of the Group in May 2010, the Group has promoted a policy to enhance profitability, financial base and front-line business capabilities of the Group through a fundamental review of those areas in an aim to respond promptly and appropriately to a new business environment while the Group practices its “customer first policy.”

By promoting the Transformation Program, which consists of the three pillars of Program for Improving Profitability, Program for Enhancing Financial Base and Program for Strengthening Front-line Business Capabilities, the Group aims to become the financial institution most trusted by customers.

With respect to capital management, the strengthening of its capital base has become increasingly important for financial institutions as reform of global capital regulations is currently being conducted. The Group will, through the steady implementation of the Transformation Program, continuously strive to further strengthen its financial base mainly by accumulating retained earnings through improved profitability, and improving asset efficiency.

The group companies will strengthen profitability by providing superior financial services to their customers through the use of their respective strengths and the promotion of mutual collaboration within the Group.

For the purpose of integrating group-wide business operations, optimizing management resources, such as workforce and branch network, and accelerating the implementation of the Transformation Program, in April 2011, the respective share exchange agreements were entered whereby (i) MHTB would be turned into the wholly-owned subsidiary of MHFG, (ii) MHSC would be turned into the wholly-owned subsidiary of MHCB, and (iii) MHIS would be turned into the wholly-owned subsidiary of MHBK (the “Transactions”).

Through the Transactions, the Group aims to (i) ensure a prompt decision making process and flexibility of strategies and establish a group management structure that can respond with greater flexibility to the changes in the extended business environment, etc., (ii) further enhance its comprehensive financial services capabilities and reinforce group collaboration that provides seamless full-line services that include banking, trust and securities functions and (iii) pursue improvement of group management efficiency by thoroughly promoting the consolidation of operations and the cost structure reforms.

In respect of the securities business, the Group will consider the integration of MHSC and MHIS by merger or other methods after the completion of the Transactions in order to enhance the retail business in Japan, rationalize and streamline management infrastructure, and provide securities functions in a unified manner through the Group’s full-line securities company.

In carrying out further facilitated financing, the Group is constantly aware of its social responsibilities and the importance of its public mission as a financial institution, and will make efforts to facilitate financing uniformly through the group companies in response to the extended “Law Concerning Temporary Measures to Facilitate Financing for Small and Medium-Size Enterprises, etc.” and in compliance with the purpose of the guidelines for supervision of Financial Services Agency issued in April 2011, concerning the “Concrete Roles Which Financial Institutions Should Play to Demonstrate the Consulting Function”.

Considering the severity and scope of the damage caused by the Great Eastern Japan Earthquake to the national economy and life, also pursuant to its social responsibilities and its public mission as a financial institution, the Group will exert its utmost efforts to support the swift customer recovery and reconstruction of the affected industries and areas.

[Business Strategy]

(Global Corporate Group)

Aiming to be a “top corporate finance provider,” MHCB will aim to continuously strengthen its profitability by mainly focusing on its strategic business fields, and continuously differentiate from, and establish a superior position over, its competitors by providing a swift response such as predictive sign monitoring, and a strategic response to changes in the environment. In particular, MHCB will further strengthen its profitability through the allocation of management resources to its businesses in Asia and in other areas that MHCB mainly intends to improve. In addition, MHCB will further reinforce the framework for improving its ability to offer financial solutions to domestic customers and will promote collaboration with the group companies. MHCB will also, through the collaboration with MHSC and enhanced management administration, further promote the formulation of the global strategy for securities transactions and the improvement of the operation system. Moreover, MHCB will improve its management administration regime, including the improvement of portfolio management.

In aiming towards the swift recovery of its customers and reconstruction of the industries and areas affected by the Great Eastern Japan Earthquake, MHCB is aware of the significance of being a driver of industrial finance, and will, through the recovery process, positively and voluntarily become involved therein. MHCB will also contribute to the structural conversion in the industries and regions and the economic revitalization as well as responding to the demand for reconstruction funds.

MHSC employs two main business strategies: “implementing a profit model centered on the business with customers” and “creating a management structure that is highly responsive to environmental changes,” and, through the maximization of the effects of the collaborations between the banking and securities, MHSC will improve customer services and its product development capabilities.

Through the aforementioned measures, Global Corporate Group will make efforts to provide, not only the high-quality solutions of the banking and securities businesses, but also the financial services that are most suited to their needs, for which the financial functions of the Group will be fully utilized.

(Global Retail Group)

MHBK will return to its original starting point as a commercial bank, and will establish a medium-to-long-term relationship of trust with customers, including “individual customers,” “small- and medium-sized enterprises, middle market corporations, and their management,” based on its philosophy of “putting customers first.”

In the individuals market, MHBK will implement sophisticated measures to meet the needs of its customers and to match the nature of markets while it reinforces the collaboration among the group companies.

In the corporate market, MHBK will actively provide customers with smooth financing and optimum solutions while it conducts careful credit controls. MHBK will respond to more diversified and sophisticated needs of its customers by expanding points of contact with customers, and by reinforcing its collaboration with the group companies and leveraging the full resources of the Group.

MHBK will strive to become involved in assisting in the recovery efforts in the areas affected by the Great Eastern Japan Earthquake, including financially supporting the customers’ businesses and lives to the fullest extent and voluntarily getting involved in the reconstruction of the affected areas as a financial institution with a number of local branches and offices located in those areas.

MHBK will continue to strengthen its compliance, customer protection, and security to ensure that its customers will be able to carry out their transactions without worries.

(Global Asset & Wealth Management Group)

MHTB will make every effort to increase profits and to significantly broaden its customer base through the provision of sophisticated trust products and/or trust services to customers of the entire Group. In addition, MHTB will further devote management resources to areas in which MHTB specializes and in which MHTB will be able to demonstrate benefits of a trust business by selecting and concentrating on such area, while focusing on the general marketing functions of the trust business and further enhancing the collaboration among the group companies. Also, MHTB will continue to focus on enhancing its internal controls, thereby strengthening compliance and customer protection in the process of enhancing the unification of the Group.

MHTB will exert its utmost efforts, as a trust bank, to assist the society and customers affected by the Great Eastern Japan Earthquake in their recovery and reconstruction efforts, and render assistance, utilizing its trust bank function, including its strength in real estate practice, etc., in addition to responding to the demand for reconstruction funds.

Mizuho Private Wealth Management Co., Ltd. will promote the further strengthening of its owner-consulting capabilities through the full use of products and functions across the group companies.

As core companies in the asset management business of the Group, Mizuho Asset Management Co., Ltd. and DIAM Co., Ltd. will respond to the diverse needs of customers.

The Group will continue to establish a firm compliance structure and an advanced risk management regime, and will steadily pursue business strategies, in its efforts to become “a financial partner that helps customers shape their future and achieve their dreams,” which is an ideal implicit in the Group's brand slogan, “Channel to Discovery.”

Also, the Group will work to fulfill its social responsibilities and public mission and further promote its corporate values by promoting CSR (corporate social responsibilities) activities, from the perspective of assisting the recovery from the Great Eastern Japan Earthquake, in addition to providing support for financial education and environmental efforts. Our shareholders’ continuing support would be greatly appreciated.

(2) Changes in Financial Conditions and Results of Operations (Consolidated Basis and Non-consolidated Basis)

a. Changes in Financial Conditions and Results of Operations (Consolidated Basis)

	(JPY billion)
	FY 2007 (For the fiscal year ended March 31, 2008)	FY 2008 (For the fiscal year ended March 31, 2009)	FY 2009 (For the fiscal year ended March 31, 2010)	FY 2010 (For the fiscal year ended March 31, 2011)
Ordinary Income	4,523.5	3,514.4	2,817.6	2,716.7
Ordinary Profits (Losses)	397.1	(395.1)	327.1	588.4
Net Income (Loss)	311.2	(588.8)	239.4	413.2
Total Net Assets	5,694.1	4,186.6	5,837.0	6,623.9
Total Assets	154,412.1	152,723.0	156,253.5	160,812.0

(Note)	Fractions are rounded down.

b. Changes in Financial Conditions and Results of Operations (Non-consolidated Basis)

	(JPY billion)
	FY 2007 (For the fiscal year ended March 31, 2008)	FY 2008 (For the fiscal year ended March 31, 2009)	FY 2009 (For the fiscal year ended March 31, 2010)	FY 2010 (For the fiscal year ended March 31, 2011)
Operating Income	806.5	442.7	33.7	46.4
Cash Dividends Received	770.8	410.5	3.8	16.5
Cash Dividends Received from Majority-owned Banking Subsidiaries	406.5	406.2	0.2	13.5
Cash Dividends Received from Other Subsidiaries and Affiliates	364.3	4.3	3.6	3.0
Net Income	(JPY million) 811,002	(JPY million) 378,815	(JPY million) 3,379	(JPY million) 18,511
Net Income (Loss) per Share of Common Stock	(JPY) 68,658.41	(JPY) 32.0	(JPY) (0.54)	(JPY) 0.46
Total Assets	4,658.9	4,552.7	5,225.9	6,035.1
Investments in Majority-owned Banking Subsidiaries	4,389.8	4,355.0	5,121.2	5,872.8
Investments in Other Subsidiaries and Affiliates	81.3	76.8	65.9	65.9

(Notes)	1.	Fractions are rounded down.

	2.	Net Income (Loss) per Share of Common Stock was computed based upon the following formula:

Net Income (Loss) per Share of Common Stock	=	Net Income recognized in the statement of income	–	Amount not attributable to Common Stock (Cash Dividends on Preferred Stock, and others)
		Average number of shares of Common Stock issued	–	Average number of shares of Treasury Common Stock

3.	On January 4, 2009, MHFG conducted an allotment of shares or fractions of a share without consideration, and the same type of shares and fractions of a share were respectively allotted to the shareholders and the holders of fractional shares, depending on the number of shares of common stock, shares of each class of preferred stock and fractional shares held by the shareholders and the holders of fractional shares, without any additional consideration. Such allotments were made at the rate of 999 shares per one (1) share, and 9.99 shares per every 0.01 share.

(3) Employees

	March 31, 2011			March 31, 2010
	Banking Business	Securities Business	Other	Banking Business	Securities Business	Other
Number of Employees	39,143	9,806	7,821	39,315	9,794	7,905

(Notes)	1.	The Number of Employees is the number of persons engaged in the Group.
	2.	The Number of Employees includes overseas local staff and does not include temporary employees.

(Reference)

The following sets forth information regarding the employees of each of MHBK, MHCB and MHTB, which are the core companies of the Group that operate the banking business, as well as MHFG(collectively, the “Four Companies”):

	March 31, 2011	March 31, 2010
Number of Employees	31,019	30,711
Average Age	36 years, 8 months	36 years, 6 months
Average Years of Employment	13 years, 5 months	13 years, 2 months
Average Monthly Salary	JPY 437 thousand	JPY 435 thousand

(Notes)	1.	The Number of Employees is the number of persons engaged in the Four Companies.
	2.	The Number of Employees is the aggregate total of employees of the Four Companies. The Average Age, Average Years of Employment, and Average Monthly Salary are the collective averages for the Four Companies.
	3.	The Number of Employees does not include temporary employees.
	4.	The calculations of Average Age, Average Years of Employment and Average Monthly Salary do not take into account seconded employees and overseas local staff. Fractions are rounded down.
	5.	The Average Monthly Salary is the average salary for the month of March, tax inclusive, and does not include bonuses.

(4) Principal Offices

a.	Bank Holding Company

MHFG: Head Office

b.	Banking Business

MHBK

Region	Number of Offices		Principal Offices
	March 31, 2011	March 31, 2010
Kanto, Koshinetsu	343	336	Head Office, etc.
Hokkaido, Tohoku	14	14	Sapporo Branch, Sendai Branch, etc.
Hokuriku, Tokai, Kinki	76	75	Osaka Branch, Nagoya Branch, etc.
Chugoku, Shikoku	14	14	Hiroshima Branch, Takamatsu Branch, etc.
Kyushu, Okinawa	12	12	Fukuoka Branch, etc.

Total	459	451

(Notes)	1.	Offices include sub branches, branches and offices for remittance purposes only, branches offering account transfer services only, ATM management branches (branches and offices to maintain shared ATMs only), pension plan advisory offices (pension plan advisory only offices) and internet branches.
	2.	In addition to the above, 44 agencies (45 as of March 31, 2010) and 34,918 non-branch ATMs (31,832 as of March 31, 2010) were in operation as of March 31, 2011.
	3.	In addition to the above, 3 sub branches (3 as of March 31, 2010) at Narita Airport, 2 sub branches (2 as of March 31, 2010) at Kansai International Airport (mainly for foreign currency exchange), 3 sub branches at Haneda Airport (new operations in this fiscal year) and 4 non-branch automated foreign currency exchange machines (4 as of March 31, 2010) at Narita Airport were in operation as of March 31, 2011.

MHCB

Region	Number of Offices		Principal Offices
	March 31, 2011	March 31, 2010
Kanto, Koshinetsu	31	28	Head Office, etc.
Hokkaido, Tohoku	2	2	Sapporo Corporate Banking Division, Sendai Corporate Banking Division.
Hokuriku, Tokai, Kinki	6	6	Osaka Corporate Banking Division, Nagoya Corporate Banking Division, etc.
Chugoku, Shikoku, Kyushu	3	3	Fukuoka Corporate Banking Division, etc.

Domestic Total	42	39
The Americas	10	10	New York Branch, etc.
Europe and the Middle East	7	7	London Branch, etc.
Asia and Oceania	16	16	Hong Kong Branch, Singapore Branch, etc.
Overseas Total	33	33

Total	75	72

(Notes)	1.	Offices include sub branches, and branches and offices for remittance purposes only.
	2.	In addition to the above, 6 representative offices overseas (6 as of March 31, 2010) were in operation as of March 31, 2011.

MHTB

Region	Number of Offices		Principal Offices
	March 31, 2011	March 31, 2010
Kanto, Koshinetsu	30	24	Head Office, Yokohama Branch, etc.
Hokkaido, Tohoku	2	2	Sapporo Branch, Sendai Branch.
Hokuriku, Tokai, Kinki	7	7	Osaka Branch, Nagoya Branch, etc.
Chugoku, Shikoku	2	2	Hiroshima Branch, Okayama Branch.
Kyushu	3	3	Fukuoka Branch, etc.

Total	44	38

(Notes)	1.	Offices include sub branches.
	2.	In addition to the above, 51 trust agencies (54 as of March 31, 2010) were in operation as of March 31, 2011.

c.	Securities Business

MHSC

Region	Number of Offices		Principal Offices
	March 31, 2011	March 31, 2010
Kanto, Koshinetsu	36	35	Head Office, Shinjuku Branch, etc.
Hokkaido, Tohoku	4	4	Sapporo Branch, Sendai Branch, etc.
Hokuriku, Tokai, Kinki	42	41	Osaka Branch, Nagoya Branch, etc.
Chugoku, Shikoku	12	12	Hiroshima Branch, Takamatsu Branch, etc.
Kyushu	8	8	Fukuoka Branch, Kumamoto Branch etc.

Total	102	100

(Note)	In addition to the above, 2 representative offices overseas (3 as of March 31, 2010) were in operation as of March 31, 2011.

MHIS

Region	Number of Branches		Principal Branches
	March 31, 2011	March 31, 2010
Kanto, Koshinetsu	28	28	Head Office, Yokohama Branch, etc.
Hokkaido, Tohoku	4	4	Sapporo Branch, Sendai Branch, etc.
Hokuriku, Tokai, Kinki	15	15	Osaka Branch, Nagoya Branch, etc.
Chugoku, Shikoku	5	5	Hiroshima Branch, Takamatsu Branch, etc.
Kyushu	4	4	Fukuoka Branch, etc.

Total	56	56

(Note)	In addition to the above, 155 Planet Booths (150 as of March 31, 2010) were in operation in the branch lobbies of MHBK for securities investment consultations as of March 31, 2011.

d.	Other Businesses

Mizuho Information & Research Institute, Inc.: Head Office, etc.

(5) Capital Investment (Consolidated Basis)

	(JPY million)
	Banking Business	Securities Business	Other Businesses
Total Amount of Capital Investment	82,030	4,247	1,974

(Note)	Fractions are rounded down.

(6) Principal Subsidiaries

Company Name	Location	Main Business	Date of Establishment	Capital (JPY million)	Percentage of Voting Rights of MHFG (%)	Amount of Dividend Paid to MHFG (JPY million)
Mizuho Bank, Ltd.	Chiyoda-ku, Tokyo	Banking	June 7, 1897	700,000	100.00	6,661
Mizuho Corporate Bank, Ltd.	Chiyoda-ku, Tokyo	Banking	May 7, 1923	1,404,065	100.00	6,778
Mizuho Trust & Banking Co., Ltd.	Chuo-ku, Tokyo	Trust banking, banking	May 9, 1925	247,303	74.92 (0.40)	—
Mizuho Securities Co., Ltd.	Chiyoda-ku, Tokyo	Securities	July 16, 1917	125,167	59.50 (59.50)	—
Mizuho Investors Securities Co., Ltd.	Chuo-ku, Tokyo	Securities	December 14, 1922	80,288	66.84 (66.84)	—
Trust & Custody Services Bank, Ltd.	Chuo-ku, Tokyo	Trust banking, banking	January 22, 2001	50,000	54.00	81
Mizuho Asset Management Co., Ltd.	Minato-ku, Tokyo	Investment trust management, investment advisory	May 26, 1964	2,045	98.70	177
DIAM Co., Ltd.	Chiyoda-ku, Tokyo	Investment trust management, investment advisory	July 1, 1985	2,000	50.00	840
Mizuho Information & Research Institute, Inc.	Chiyoda-ku, Tokyo	Information processing	May 11, 1970	1,627	91.50	1,842
Mizuho Research Institute Ltd.	Chiyoda-ku, Tokyo	Think tank consulting	December 2, 1967	900	98.60	162
Mizuho Private Wealth Management Co., Ltd.	Chiyoda-ku, Tokyo	Consulting	October 3, 2005	500	100.00	—
Mizuho Financial Strategy Co., Ltd.	Chiyoda-ku, Tokyo	Consulting	September 29, 2000	10	100.00	—
Orient Corporation	Chiyoda-ku, Tokyo	Consumer finance services	March 15, 1951	150,000	25.73 (25.73)	—

Company Name	Location	Main Business	Date of Establishment	Capital (JPY million)	Percentage of Voting Rights of MHFG (%)	Amount of Dividend Paid to MHFG (JPY million)
Mizuho Credit Guarantee Co., Ltd.	Chiyoda-ku, Tokyo	Credit guarantee	November 29, 1974	13,281	100.00 (100.00)	—
Defined Contribution Plan Services Co., Ltd.	Chuo-ku, Tokyo	Defined contribution pension related business	September 11, 2000	2,000	60.00 (60.00)	—
Mizuho Factors, Limited	Chiyoda-ku, Tokyo	Factoring	April 1, 1977	1,000	100.00 (100.00)	—
Mizuho Capital Co., Ltd.	Chiyoda-ku, Tokyo	Venture capital	July 27, 1983	902	49.99 (49.99)	—
UC Card Co., Ltd.	Chiyoda-ku, Tokyo	Credit cards	October 1, 2005	500	38.99 (38.99)	—
Mizuho International plc	London, U.K.	Securities, banking	March 14, 1975	329,674 (GBP 2,462 million)	100.00 (100.00)	—
Mizuho Corporate Bank (China), Ltd.	Shanghai, PRC	Banking	June 1, 2007	82,420 (CNY 6,500 million)	100.00 (100.00)	—
Mizuho Corporate Bank Nederland N.V.	Amsterdam, The Netherlands	Banking, securities	March 1, 1974	16,665 (EUR 141 million)	100.00 (100.00)	—
Mizuho Securities USA Inc.	New York, N.Y., U.S.A.	Securities	August 16, 1976	13,852 (USD 166 million)	100.00 (100.00)	—
PT. Bank Mizuho Indonesia	Jakarta, Indonesia	Banking	July 8, 1989	12,706 (IDR 1,323,574 million)	98.99 (98.99)	—
Mizuho Corporate Bank (USA)	New York, N.Y., U.S.A.	Banking	November 29, 1974	8,188 (USD 98 million)	100.00 (100.00)	—
Mizuho Trust & Banking (Luxembourg) S.A.	Munsbach, Luxembourg	Trust banking, banking	March 21, 1989	4,157 (USD 50 million)	100.00 (100.00)	—

Company Name	Location	Main Business	Date of Establishment	Capital (JPY million)	Percentage of Voting Rights of MHFG (%)	Amount of Dividend Paid to MHFG (JPY million)
Mizuho Bank (Switzerland) Ltd	Zurich, Switzerland	Banking, trust banking	October 20, 1976	4,812 (CHF 53 million)	100.00 (100.00)	—
Mizuho Trust & Banking Co. (USA)	New York, N.Y., U.S.A.	Trust banking, banking	October 19, 1987	2,731 (USD 32 million)	100.00 (100.00)	—
Mizuho Capital Markets Corporation	New York, N.Y., U.S.A.	Derivatives	January 27, 1989	0 (USD 3 thousand)	100.00 (100.00)	—

(Notes)	1.	Amounts less than JPY one million (and units shown for other currencies) are rounded down.
	2.	The JPY equivalent of Capital is calculated using the foreign exchange rate as of the account closing date.
	3.	The Percentage of Voting Rights of MHFG is rounded down to the nearest second decimal place.
	4.	Figures in parentheses ( ) in the Percentages of Voting Rights of MHFG column are those of voting rights held indirectly.
	5.	Orient Corporation is newly listed as a principal subsidiary.

(7) Major Borrowings

Creditors	Balance of Borrowings (JPY million)	Number of Shares of MHFG and Percentage of Voting Rights Held by Creditors
		Number of Shares Held (shares)	Percentage of Voting Rights (%)
Mizuho Bank, Ltd.	700,000	—	—
Mizuho Corporate Bank, Ltd.	41,575	—	—

Total	741,575	—	—

2. Matters Regarding Officers

(1) Officers

(As of March 31, 2011)
Name	Title and Assignment	Major Concurrent Office	Other
Takashi Tsukamoto	President & CEO (Representative Director)

Setsu Onishi	Deputy President (Representative Director)

Hajime Saito	Managing Director

Takeo Nakano	Managing Director	President & CEO of Mizuho Financial Strategy Co., Ltd.

Satoru Nishibori	Director	President & CEO of Mizuho Bank, Ltd.

Yasuhiro Sato	Director	President & CEO of Mizuho Corporate Bank, Ltd.

Akihiko Nomiyama	Director (outside officer)	Honorary Executive Consultant of JX Holdings, Inc.

Mitsuo Ohashi	Director (outside officer)	Senior Advisor of Showa Denko K.K.

Kanemitsu Anraku	Director (outside officer)

Tsuneo Morita	Corporate Auditor (full-time)	Outside Corporate Auditor of Mizuho Securities Co., Ltd.

Shuzo Haimoto	Corporate Auditor (full-time)

Yukio Nozaki	Corporate Auditor (outside officer)	Attorney at Law Outside Corporate Auditor of Mizuho Bank, Ltd. Outside Corporate Auditor of Mizuho Corporate Bank, Ltd.

Masahiro Seki	Corporate Auditor (outside officer)	Seki Konin Kaikeishi Jimusho (Seki Certified Public Accountants)	Certified Public Accountant

Masami Ishizaka	Corporate Auditor (outside officer)	Chairman of Okura Zaimu Kyokai

(Notes)	1.	Mr. Terunobu Maeda resigned from his position as a director on June 22, 2010.
	2.	Mr. Tetsuji Kosaki resigned from his position as a director on April 1, 2010.
	3.	Mr. Tsuneo Muneoka resigned from his position as a corporate auditor on June 22, 2010.
	4.	Messrs. Akihiko Nomiyama, Mitsuo Ohashi and Kanemitsu Anraku are “outside directors” as provided for in Article 2, Item 15 of the Company Law of Japan.
	5.	Messrs. Yukio Nozaki, Masahiro Seki and Masami Ishizaka are “outside corporate auditors” as provided for in Article 2, Item 16 of the Company Law of Japan.
	6.	Messrs. Akihiko Nomiyama, Mitsuo Ohashi and Kanemitsu Anraku, who are “outside directors,” and Messrs. Yukio Nozaki, Masahiro Seki and Masami Ishizaka, who are “outside corporate auditors,” are “independent directors/auditors” required by the Tokyo Stock Exchange, Inc. and the Osaka Securities Exchange Co., Ltd, as the case may be.
	7.	MHFG uses the executive officer system. The executive officers are as follows:

(As of March 31, 2011)
Title	Name	Areas of Oversight
President	Takashi Tsukamoto	Overall management of the execution of MHFG’s business

Deputy President -Executive Officer	Setsu Onishi	Assistance in the overall management of the execution of MHFG’s business / Head of Internal Audit Group / Chief Auditor

Managing Executive Officer	Hajime Saito	Head of Risk Management Group, Head of Human Resources Group and Head of Compliance Group / Chief Risk Officer, Chief Human Resources Officer and Chief Compliance Officer

Managing Executive Officer	Takeo Nakano	Head of Financial Control and Accounting Group / Chief Financial Officer

Managing Executive Officer	Daisaku Abe	Head of Strategic Planning Group, Head of IT, Systems & Operations Group and General Manager of Group Strategic Planning / Chief Strategy Officer and Chief Information Officer

Executive Officer	Masakane Koike	General Manager of Financial Planning

Executive Officer	Tatsuya Yamada	General Manager of Accounting

Executive Officer	Shusaku Tsuhara	General Manager of Executive Secretariat

(Reference)

The members of the Officers as of April 1 are as follows:

(As of April 1, 2011)
Name	Title and Assignment	Major Concurrent Office	Other
Takashi Tsukamoto	President & CEO (Representative Director)

Takeo Nakano	Managing Director	President & CEO of Mizuho Financial Strategy Co., Ltd.

Satoru Nishibori	Director	President & CEO of Mizuho Bank, Ltd.

Yasuhiro Sato	Director	President & CEO of Mizuho Corporate Bank, Ltd.

Setsu Onishi	Director

Hajime Saito	Director	Deputy President - Executive Officer of Mizuho Securities, Co., Ltd.

Akihiko Nomiyama	Director (outside officer)	Honorary Executive Consultant of JX Holdings, Inc.

Mitsuo Ohashi	Director (outside officer)	Senior Advisor of Showa Denko K.K.

Kanemitsu Anraku	Director (outside officer)

Tsuneo Morita	Corporate Auditor (full-time)	Outside Corporate Auditor of Mizuho Securities Co., Ltd.

Shuzo Haimoto	Corporate Auditor (full-time)

Yukio Nozaki	Corporate Auditor (outside officer)	Attorney at Law Outside Corporate Auditor of Mizuho Bank, Ltd. Outside Corporate Auditor of Mizuho Corporate Bank, Ltd.

Masahiro Seki	Corporate Auditor (outside officer)	Seki Konin Kaikeishi Jimusho (Seki Certified Public Accountants)	Certified Public Accountant

Masami Ishizaka	Corporate Auditor (outside officer)	Chairman of Okura Zaimu Kyokai

(Notes)	1.	Messrs. Akihiko Nomiyama, Mitsuo Ohashi and Kanemitsu Anraku are “outside directors” as provided for in Article 2, Item 15 of the Company Law of Japan.
	2.	Messrs. Yukio Nozaki, Masahiro Seki and Masami Ishizaka are “outside corporate auditors” as provided for in Article 2, Item 16 of the Company Law of Japan.
	3.	Messrs. Akihiko Nomiyama, Mitsuo Ohashi and Kanemitsu Anraku, who are “outside directors,” and Messrs. Yukio Nozaki, Masahiro Seki and Masami Ishizaka, who are “outside corporate auditors,” are “independent directors/auditors” required by the Tokyo Stock Exchange, Inc. and the Osaka Securities Exchange Co., Ltd, as the case may be.
	4.	The Executive Officers as of April 1 are as follows:

(As of April 1, 2011)
Title	Name	Areas of Oversight
President	Takashi Tsukamoto	Overall management of the execution of MHFG’s business

Deputy President - Executive Officer	Mitsuaki Tsuchiya	Assistance in the overall management of the execution of MHFG’s business / Head of Internal Audit Group / Chief Auditor

Managing Executive Officer	Masaaki Kono	Head of Risk Management Group, Head of Human Resources Group and Head of Compliance Group / Chief Risk Officer, Chief Human Resources Officer and Chief Compliance Officer

Managing Executive Officer	Takeo Nakano	Head of Financial Control and Accounting Group and In charge of IT, Systems & Operations Group / Chief Financial Officer

Managing Executive Officer	Daisaku Abe	Head of Strategic Planning Group, Head of IT, Systems & Operations Group / Chief Strategy Officer and Chief Information Officer

Managing Executive Officer	Akira Moriwaki	In charge of Asset Management Planning Office

Executive Officer	Masakane Koike	General Manager of Financial Planning

Executive Officer	Shusaku Tsuhara	General Manager of Executive Secretariat

Executive Officer	Tetsuo Iimori	General Manager of Corporate Planning

(2) Aggregate Compensation for Officers

	(JPY million)
Classification	Number of Persons	Aggregate Compensation
Directors	10	286
Corporate Auditors	6	68

Total	16	354

(Notes)	1.	Fractions are rounded down.
	2.	The total yearly compensations for Directors and Corporate Auditors are not to exceed JPY 740 million and JPY 180 million, respectively.
	3.	No provision is made for the bonuses of Officers.

3. Matters Regarding Outside Officers

(1) Concurrent Offices and Other Details of Outside Officers

Details of major concurrent offices of outside officers are given on page 23.

MHBK and MHCB at which Mr. Yukio Nozaki, Outside Corporate Auditor, serves concurrently, are wholly owned subsidiaries of MHFG, and MHFG administers both entities.

(2) Major Activities of Outside Officers

Name	Term in Office	Attendance of the Board of Directors Meeting	Input at the Board of Directors Meeting and Other Activities
Akihiko Nomiyama	3 years, 9 months	He attended 14 of the 16 Board of Directors Meetings held during the fiscal year.	He participated in the discussions on proposals, etc., by voicing external viewpoints, making use of his abundant experience in NIPPON MINING HOLDINGS, INC. and his wide-ranging insight as a top executive.

Mitsuo Ohashi	5 years, 9 months	He attended 13 of the 16 Board of Directors Meetings held during the fiscal year.	He participated in the discussions on proposals, etc., by voicing external viewpoints, making use of his abundant experience in Showa Denko K.K. and his wide-ranging insight as a top executive.

Kanemitsu Anraku	3 years, 9 months	He attended 14 of the 16 Board of Directors Meetings held during the fiscal year.	He participated in the discussions on proposals, etc., by voicing external viewpoints, making use of his abundant experience in Nissan Motor Co., Ltd. and his wide-ranging insight as a top executive.

Yukio Nozaki	8 years, 2 months	He attended 15 of the 16 Board of Directors Meetings and 15 of the 16 Board of Corporate Auditors Meetings held during the fiscal year.	He contributed by voicing opinions mainly from professional viewpoint as an attorney at law.

Masahiro Seki	4 years, 9 months	He attended all of the 16 Board of Directors Meetings and all of the 16 Board of Corporate Auditors Meetings held during the fiscal year.	He contributed by voicing opinions from viewpoints as an expert in U.S. and Japanese accounting.

Masami Ishizaka	2 year, 9 months	He attended 14 of the 16 Board of Directors Meetings and 15 of the 16 Board of Corporate Auditors Meetings held during the fiscal year.	He contributed by voicing opinions mainly from his expertise gained through his career in the Ministry of Finance.

(3) Liability Limitation Agreement

Name	Summary of Liability Limitation Agreement
Akihiko Nomiyama	Agreement pursuant to the provisions provided for in Article 427, Paragraph 1 of the Company Law of Japan (the “Law”), which limits the liability provided for in Article 423, Paragraph 1 of the Law to the higher of either (i) JPY 20 million or (ii) the amount prescribed in laws and regulations, provided that such Outside Director is bona fide and without gross negligence in performing his duty.
Mitsuo Ohashi
Kanemitsu Anraku

Yukio Nozaki	Agreement pursuant to the provisions provided for in Article 427, Paragraph 1 of the Company Law of Japan (the “Law”), which limits the liability provided for in Article 423, Paragraph 1 of the Law to the higher of either (i) JPY 20 million or (ii) the amount prescribed in laws and regulations, provided that such Outside Corporate Auditor is bona fide and without gross negligence in performing his duty.
Masahiro Seki
Masami Ishizaka

(4) Compensation for Outside Officers

	(JPY million)
	Number of Persons	Compensation Paid by MHFG	Compensation Paid by Subsidiary of MHFG
Total Amount of Compensation	6	58	8

(Notes)	1.	Fractions are rounded down.

	2.	No provision is made for the bonuses of Officers.

4. Matters Regarding MHFG’s Shares

(1) Number of Shares as of March 31, 2011

(Number of shares)
Total Number of Authorized Shares	28,485,271,000
Total Number of Classes of Shares Authorized to be Issued
Common Stock	24,115,759,000
Class XI Preferred Stock	1,369,512,000
Class XII Preferred Stock	1,500,000,000
Class XIII Preferred Stock	1,500,000,000
Total Number of Shares Issued
Common Stock	21,782,185,320
Eleventh Series Class XI Preferred Stock	914,752,000
Thirteenth Series Class XIII Preferred Stock	36,690,000

(Notes)	1.	As a result of a request for acquisition of 82,395,000 shares of the Eleventh Series Class XI Preferred Stock, there was an increase of 287,787,630 shares of Common Stock from April 1, 2010 to March 31, 2011.
	2.	As a result of capital increase by way of public offering of Common Stock with the payment date set to be July 21, 2010, there was an increase of 5,609,000,000 shares of Common Stock.
	3.	As a result of capital increase by way of third-party allotment of Common Stock with the payment date set to be July 30, 2010, there was an increase of 391,000,000 shares of Common Stock.

(2) Number of Shareholders as of March 31, 2011

Common Stock	775,035
Eleventh Series Class XI Preferred Stock	1,557
Thirteenth Series Class XIII Preferred Stock	49

(Note)	The number of shareholders of Common Stock listed above does not include 8,845 shareholders who own only shares constituting less than one (1) unit.

(3) Major Shareholders as of March 31, 2011

a. Common Stock

Name of Shareholder	Number of Shares Held and Percentage of Shares Held
	Number of Shares Held	Percentage of Shares Held
Japan Trustee Services Bank, Ltd. (Trustee account)	1,236,571,300	5.67
The Master Trust Bank of Japan, Ltd. (Trustee account)	910,246,900	4.17
SSBT OD05 OMNIBUS ACCOUNT - TREATY CLIENTS (Standing proxy agent: The Hong Kong and Shanghai Banking Corporation Limited)	459,269,367	2.10
Barclays Capital Japan Limited	329,168,100	1.51
Japan Trustee Services Bank, Ltd. (Trustee account 9)	324,607,200	1.49
Japan Trustee Services Bank, Ltd. (Trustee account 4)	272,717,000	1.25
STATE STREET BANK AND TRUST COMPANY (Standing proxy agent: The Hong Kong and Shanghai Banking Corporation Limited)	231,594,971	1.06
The Dai-ichi Life Insurance Company, Limited	209,950,000	0.96
STATE STREET BANK - WEST PENSION FUND CLIENTS - EXEMPT (Standing proxy agent: Mizuho Corporate Bank, Ltd.)	185,953,565	0.85
Japan Trustee Services Bank, Ltd. (Trustee account 1)	175,818,100	0.80

(Notes)	1.	Figures for the Percentage of Shares Held are rounded down to the nearest second decimal place.
	2.	The Percentages of Shares Held of Common Stock are calculated by excluding the treasury stock (5,656,647shares).

b. Eleventh Series Class XI Preferred Stock

	Number of Shares Held and Percentage of Shares Held
Name of Shareholder	Number of Shares Held	Percentage of Shares Held
UBS AG LONDON A/C IPB SEGREGATED CLIENT ACCOUNT (Standing proxy agent: Citibank Japan Ltd.)	20,625,000	4.94
Marubeni Corporation	14,500,000	3.47
SHIMIZU CORPORATION	10,000,000	2.39
Electric Power Development Co., Ltd.	10,000,000	2.39
The Tokyo Electric Power Company, Incorporated	10,000,000	2.39
NIPPON EXPRESS CO., LTD.	10,000,000	2.39
JFE Steel Corporation	6,000,000	1.43
NIPPON STEEL CORPORATION	6,000,000	1.43
ALL NIPPON AIRWAYS CO., LTD.	6,000,000	1.43
DAIICHI SANKYO COMPANY, LIMITED	6,000,000	1.43

(Notes)	1.	Figures for the Percentage of Shares Held are rounded down to the nearest second decimal place.
	2.	Percentages of Shares Held of Preferred Stock are calculated by excluding the treasury stock of Eleventh Series Class XI Preferred Stock (497,866,000 shares). Furthermore, the 497,866,000 shares of the treasury stock are not included in the above list of Major Shareholders.

c. Thirteenth Series Class XIII Preferred Stock

	Number of Shares Held and Percentage of Shares Held
Name of Shareholder	Number of Shares Held	Percentage of Shares Held
NIPPON OIL FINANCE (NETHERLANDS) B.V. (Standing proxy agent: Mizuho Corporate Bank, Ltd.)	6,000,000	16.35
Shiseido Company, Limited	5,000,000	13.62
SHARP FINANCE CORPORATION	5,000,000	13.62
SHARP INTERNATIONAL FINANCE (U.K.) PLC (Standing proxy agent: Mizuho Corporate Bank, Ltd.)	5,000,000	13.62
NISSIN FOODS HOLDINGS CO., LTD.	3,000,000	8.17
OBAYASHI CORPORATION	2,000,000	5.45
YANMAR Co., Ltd.	2,000,000	5.45
KOSE Corporation	1,000,000	2.72
FUJI MEDIA HOLDINGS, INC.	1,000,000	2.72
KURABO INDUSTRIES LTD.	500,000	1.36

(Notes)	1.	Figures for the Percentage of Shares Held are rounded down to the nearest second decimal place.
	2.	There is no treasury stock pertaining to the Thirteenth Series Class XIII Preferred Stock.

5. Matters Regarding Stock Acquisition Rights, etc. of MHFG

Following is the summary of the Stock Acquisition Rights issued to the Directors (excluding the Outside Directors) and Executive Officers of MHFG and its subsidiaries, MHBK and MHCB, pursuant to the Company Law, in consideration for execution of duties:

	Allotment date of stock acquisition rights	Number of stock acquisition rights	Class and number of subject shares	Issue price (per stock acquisition right) (JPY)	Exercise price (per share) (JPY)	Exercise period
First Series of Stock Acquisition Rights of MHFG	February 16, 2009	5,409 rights	Common Stock, 5,409,000 shares	190,910	1	From February 17, 2009 to February 16, 2029
Second Series of Stock Acquisition Rights of MHFG	September 25, 2009	5,835 rights	Common Stock, 5,835,000 shares	168,690	1	From September 28, 2009 to September 25, 2029
Third Series of Stock Acquisition Rights of MHFG	August 26, 2010	6,808 rights	Common Stock, 6,808,000 shares	119,520	1	From August 27, 2010 to August 26, 2030

(1) Stock Acquisition Rights, etc. of MHFG held by Officers as of March 31, 2011

	Number of stock acquisition rights	Class and number of subject shares	Number of persons and rights held by Directors

First Series of Stock Acquisition Rights of MHFG	250 rights	Common Stock, 250,000 shares	3 persons, 250 rights

Second Series of Stock Acquisition Rights of MHFG	601 rights	Common Stock, 601,000 shares	4 persons, 601 rights

Third Series of Stock Acquisition Rights of MHFG	954 rights	Common Stock, 954,000 shares	6 persons, 954 rights

(2) Stock Acquisition Rights, etc. of MHFG delivered to Employees, etc., during the fiscal year ended March 31, 2011

	Number of stock acquisition rights	Class and number of subject shares	Number of employees (Executive Officers) to whom rights were delivered and number of rights	Number of Officers and employees (Executive Officers) of subsidiaries to whom rights were delivered and number of rights

Third Series of Stock Acquisition Rights of MHFG	5,854 rights	Common Stock, 5,854,000 shares	4 persons, 237 rights	81 persons, 5,617 rights

6. Matters Regarding Independent Auditor

(1) Independent Auditor

Name	Compensation, etc. for the fiscal year ended March 31, 2011	Other
Ernst & Young ShinNihon LLC Designated Partners with Limited Liability Tadayuki Matsushige, C.P.A. Noboru Miura, C.P.A. Nobuko Kubo, C.P.A. Hiroshi Nishida, C.P.A.	JPY 50 million	MHFG paid consideration to the Independent Auditor for advisory services and other services in connection with the IFRS, which are not included among the services set forth in Article 2, Paragraph 1 of the Certified Public Accountant Law (non-audit services).

(Notes)	1.	Fractions are rounded down.
	2.	The audit contract between MHFG and the Independent Auditor does not separate the compensation for the audit under the Company Law from the compensation for the audit under the Financial Instruments and Exchange Law. Moreover, it is practically impossible to separate the two. Accordingly, the above amount is the total of such compensation.
		In addition, because the amounts of compensation to be paid under the audit contract have not yet been determined, approximate amounts are used for the calculations.
	3.	The total amount of cash and other proprietary benefits to be paid to the Independent Auditor of MHFG by MHFG, its majority-owned consolidated subsidiaries and its other consolidated subsidiaries is JPY 4,380 million.

If the amounts to be paid under the audit contract concluded with the Independent Auditor by MHFG, its majority-owned consolidated subsidiaries and its other consolidated subsidiaries have not yet been determined, approximate amounts are used for the calculations.

(2) Other Matters Regarding Independent Auditor

a. Policy for Determination of Dismissal or Non-reappointment of the Independent Auditor

Dismissal of the Independent Auditor is discussed at the Board of Directors and the Board of Corporate Auditors if the Independent Auditor falls subject to any of the events set forth in the Items of Article 340, Paragraph 1 of the Company Law.

Non-reappointment of the Independent Auditor is discussed at the Board of Directors and the Board of Corporate Auditors by comprehensively considering various factors, including the performance of duties and the quality of audits by the Independent Auditor.

b. Principal Majority-owned Subsidiaries and other Subsidiaries Audited by any Certified Public Accountant or Audit Corporation other than the Independent Auditor of MHFG

Mizuho International plc and 9 (nine) other companies among MHFG’s principal majority-owned subsidiaries and other subsidiaries are subject to audits (limited to the audits under the provisions of the Company Law or the Financial Instruments and Exchange Law (including any foreign law equivalent to either of these laws)) by audit corporations (including entities with equivalent qualifications in the relevant foreign country) other than the Independent Auditor of MHFG.

7. Structure to Ensure Appropriate Conduct of Operations

MHFG has resolved matters regarding its “Structure for Ensuring Appropriate Conduct of Operations” prescribed by the Company Law and the Enforcement Regulations of the Company Law of Japan, as summarized below.

(1)	Structure to ensure that the duties of directors and employees are executed in compliance with laws, regulations, and the Articles of Incorporation

*	MHFG has set forth its structure to ensure that the duties of directors and employees are executed in compliance with laws, regulations, and the Articles of Incorporation in compliance-related rules such as the “Basic Policy of Compliance” and “Compliance Manual.”

*	More specifically, MHFG has established complete compliance as a basic principle of management, has determined a compliance-management structure and created a “Compliance Manual,” has formulated compliance programs each fiscal year for the implementation of specific plans for complete compliance, and has periodically followed up on the status of the implementation of such plans. Furthermore, MHFG’s activities against anti-social elements are conducted as part of its compliance structure. MHFG’s commitment to confront anti-social elements is viewed as an important policy of the Group when designing and implementing specific compliance programs among group companies.

*	The Board of Directors of MHFG resolved that the structure under the above “Basic Policy of Compliance,” etc., is MHFG’s structure for ensuring that the directors and employees execute their duties in compliance with laws, regulations, and the Articles of Incorporation.

(2)	Structure for the safekeeping and management of information on the execution of duties by the directors

*	MHFG has established a structure for the safekeeping, management, etc., of information through its information-management-related rules, including MHFG’s “Information Security Policy.” The safekeeping and management of information in connection with the execution of duties by MHFG’s directors has also been carried out in accordance with these rules.

*	More specifically, MHFG has fixed the period for retention of information such as the minutes of the Board of Directors meetings, Executive Management Committee meetings, and other various committee meetings and materials related thereto, as well as ringisho (or approval documents) and reports, and has carried out other necessary matters relating to the safekeeping and management thereof.

*	The Board of Directors of MHFG resolved that the structure under the above “Information Security Policy,” etc., is MHFG’s structure for the safekeeping and management of information on the execution of duties by the directors.

(3)	Rules and other structure for managing risk of loss

*	MHFG has established a structure for managing its risk of loss through its risk-management-related rules, including its basic policy towards various risk management procedures, such as its “Basic Policy for Comprehensive Risk Management.”

*	More specifically, MHFG has defined various types of risk and has determined strategies to improve its business structure and develop human resources for risk management in order to evaluate risk qualitatively and quantitatively. Moreover, MHFG has implemented comprehensive risk management to control risk within limits acceptable to management.

*	The Board of Directors of MHFG resolved that the structure under the above “Basic Policy for Comprehensive Risk Management,” etc., is MHFG’s structure for managing the risk of loss.

*	In addition, MHFG shall review, in the future and whenever else required, reform of the structure for managing its risk of loss, taking into consideration (i) the results of its measures with respect to the Great Eastern Japan Earthquake, and (ii) its analysis of causes and preventive measures against the recurrence of similar incidents to that which occurred with respect to the computer system failures that occurred at MHBK.

(4)	Structure to ensure the efficient execution of director’s duties

*	MHFG has established a structure to ensure the efficient execution of directors’ duties through its rules, such as the “Bylaws Regarding the Board of Directors,” “Bylaws Regarding the Executive Management Committee,” “Bylaws Regarding the Business Policy Committee,” “Organization Regulations,” and “Authorization Regulations.”

*	More specifically, MHFG has determined the criteria for matters to be resolved or reported to the Board of Directors, assignment of each organization, decision-making authority in accordance with the importance of matters, etc. MHFG has also established an Executive Management Committee and several Business Policy Committees. Thus, MHFG has ensured that the directors execute their duties efficiently on a company-wide basis.

*	The Board of Directors of MHFG resolved that the structure under the above “Bylaws Regarding the Board of Directors,” etc., is MHFG’s structure for ensuring the efficient execution of directors’ duties.

(5)	Structure to ensure the propriety of business operations within the corporate group consisting of MHFG and its subsidiaries

*	MHFG has established a structure to ensure the propriety of business operations within the corporate group through its “Group Management Administration Regulations,” etc.

*	More specifically, MHFG directly administers its principal banking subsidiaries and other core group companies in accordance with the “Group Management Administration Regulations,” while principal banking subsidiaries and other core group companies administer subsidiaries and affiliates other than the principal banking subsidiaries and other core group companies in accordance with standards established by MHFG.

*	The Board of Directors of MHFG resolved that the structure under the above “Group Management Administration Regulations,” etc., is MHFG’s structure for ensuring propriety of business operations in the corporate group consisting of MHFG and its subsidiaries.

(6)	Matters concerning employees posted as assistants to the corporate auditors when the corporate auditors so require

*	The “Organization Regulations” of MHFG specify matters concerning employees posted as assistants to the corporate auditors to assist the latter in performing their duties.

*	More specifically, MHFG has designated the Corporate Auditors Office as the office in charge of matters concerning assistance in the performance of the corporate auditors’ duties and matters concerning the secretariat for the Board of Corporate Auditors. The Head of the Corporate Auditors Office manages this office’s business under the instructions of the corporate auditors.

*	The Board of Directors of MHFG resolved that the matters specified in the above “Organization Regulations” are matters concerning employees posted as assistants to the corporate auditors when the corporate auditors so require.

(7)	Matters concerning measures for ensuring that employees who assist the corporate auditors remain independent from the directors

*	The supplementary provisions of the “Bylaws Regarding the Board of Directors” specify matters concerning the measures for ensuring that employees who assist the corporate auditors remain independent from the directors.

*	More specifically, any personnel and/or change in organization that relates to employees who assist the corporate auditors in performing the latter’s duties shall be subject to prior consultation with a corporate auditor nominated by the Board of Corporate Auditors.

*	The Board of Directors of MHFG resolved that matters specified in the above supplementary provisions of the “Bylaws Regarding the Board of Directors” are matters concerning the measures for ensuring that employees who assist the corporate auditors remain independent from the directors.

(8)	Structure under which the directors and employees report to the corporate auditors, and structure concerning reports to the corporate auditors

*	MHFG has established a structure under which the directors and employees report to the corporate auditors in the “Bylaws Regarding the Board of Directors,” the “Bylaws Regarding the Executive Management Committee,” etc.

*	More specifically, MHFG has regulations governing attendance by the corporate auditors in the Board of Directors Meetings, Executive Management Committee meetings, etc. MHFG also maintains procedures for circulating the ringisho (or approval documents) to be approved by the President among the corporate auditors, for reporting information received through the compliance hot-line, for reporting the results of internal audits and so on.

*	The Board of Directors of MHFG resolved that the structure under the above “Bylaws Regarding the Board of Directors,” etc., is a structure under which the directors and employees report to the corporate auditors and a structure concerning reports to the corporate auditors.

(9)	Other structure to ensure the effectiveness of audits by the corporate auditors

*	MHFG has established a structure for ensuring the effectiveness of audits by the corporate auditors in the “Basic Policy for Internal Audit,” etc.

*	More specifically, the internal audit division, corporate auditors and independent auditors exchange opinions and information on a regular basis and whenever else required as a means of strengthening cooperation in efforts to enhance effectiveness and efficiency of the overall audit function.

*	The Board of Directors of MHFG resolved that the structure under the above “Basic Policy for Internal Audit,” etc., is another structure for ensuring the effectiveness of the audits by the corporate auditors.

CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2011

Millions of yen
As of March 31, 2011
Assets
Cash and Due from Banks	¥9,950,913
Call Loans and Bills Purchased	375,716
Receivables under Resale Agreements	7,467,309
Guarantee Deposits Paid under Securities Borrowing Transactions	6,541,512
Other Debt Purchased	1,667,808
Trading Assets	13,500,182
Money Held in Trust	122,267
Securities	44,782,067
Loans and Bills Discounted	62,777,757
Foreign Exchange Assets	977,465
Derivatives other than for Trading Assets	5,102,760
Other Assets	2,754,017
Tangible Fixed Assets	947,986
Buildings	321,987
Land	475,869
Lease Assets	14,922
Construction in Progress	28,777
Other Tangible Fixed Assets	106,430
Intangible Fixed Assets	442,922
Software	227,938
Goodwill	1,972
Lease Assets	3,197
Other Intangible Fixed Assets	209,813
Deferred Tax Assets	488,769
Customers’ Liabilities for Acceptances and Guarantees	3,673,339
Reserves for Possible Losses on Loans	(760,762)
Reserve for Possible Losses on Investments	(25)

Total Assets	¥160,812,006

Liabilities
Deposits	¥79,233,922
Negotiable Certificates of Deposit	9,650,236
Debentures	740,932
Call Money and Bills Sold	5,095,412
Payables under Repurchase Agreements	11,656,119
Guarantee Deposits Received under Securities Lending Transactions	5,488,585
Commercial Paper	226,167
Trading Liabilities	7,652,811
Borrowed Money	15,969,385
Foreign Exchange Liabilities	167,670
Short-term Bonds	585,497
Bonds and Notes	5,110,947
Due to Trust Accounts	1,045,599
Derivatives other than for Trading Liabilities	4,599,579
Other Liabilities	3,053,136
Reserve for Bonus Payments	39,336
Reserve for Employee Retirement Benefits	35,615
Reserve for Director and Corporate Auditor Retirement Benefits	2,239
Reserve for Possible Losses on Sales of Loans	420
Reserve for Contingencies	15,081
Reserve for Reimbursement of Deposits	15,229
Reserve for Reimbursement of Debentures	13,344
Reserves under Special Laws	1,382
Deferred Tax Liabilities	17,599
Deferred Tax Liabilities for Revaluation Reserve for Land	98,415
Acceptances and Guarantees	3,673,339

Total Liabilities	154,188,007

Net Assets
Common Stock and Preferred Stock	2,181,375
Capital Surplus	937,680
Retained Earnings	1,132,351
Treasury Stock	(3,196)

Total Shareholders’ Equity	4,248,209

Net Unrealized Gains (Losses) on Other Securities	(21,648)
Deferred Gains or Losses on Hedges	68,769
Revaluation Reserve for Land	137,707
Foreign Currency Translation Adjustment	(103,921)

Total Accumulated Other Comprehensive Income	80,906

Stock Acquisition Rights	2,754
Minority Interests	2,292,128

Total Net Assets	6,623,999

Total Liabilities and Net Assets	¥160,812,006

CONSOLIDATED STATEMENT OF INCOME

FOR THE FISCAL YEAR ENDED MARCH 31, 2011

Millions of yen
For the fiscal year ended March 31, 2011
Ordinary Income	¥2,716,791
Interest Income	1,457,687
Interest on Loans and Bills Discounted	900,011
Interest and Dividends on Securities	356,583
Interest on Call Loans and Bills Purchased	5,062
Interest on Receivables under Resale Agreements	38,975
Interest on Securities Borrowing Transactions	9,479
Interest on Due from Banks	10,940
Other Interest Income	136,633
Fiduciary Income	49,388
Fee and Commission Income	562,485
Trading Income	243,983
Other Operating Income	307,276
Other Ordinary Income	95,970

Ordinary Expenses	2,128,292
Interest Expenses	348,242
Interest on Deposits	108,844
Interest on Negotiable Certificates of Deposit	24,267
Interest on Debentures	6,533
Interest on Call Money and Bills Sold	8,572
Interest on Payables under Repurchase Agreements	47,800
Interest on Securities Lending Transactions	14,089
Interest on Commercial Paper	121
Interest on Borrowed Money	30,616
Interest on Short-term Bonds	1,950
Interest on Bonds and Notes	83,299
Other Interest Expenses	22,146
Fee and Commission Expenses	95,693
Other Operating Expenses	143,596
General and Administrative Expenses	1,285,815
Other Ordinary Expenses	254,945

Ordinary Profits (Losses)	588,498

Extraordinary Gains	60,242
Gains on Disposition of Tangible Fixed Assets	96
Gains on Reversal of Reserve for Possible Losses on Loans	20,325
Recovery on Written-off Claims	36,495
Reversal of Reserve for Contingent Liabilities from Financial Instruments and Exchange	766
Other Extraordinary Gains	2,557

Extraordinary Losses	13,315
Losses on Disposition of Tangible Fixed Assets	4,917
Losses on Impairment of Fixed Assets	3,546
Other Extraordinary Losses	4,852

Income (Loss) before Income Taxes and Minority Interests	635,425

Income Taxes:
Current	18,336
Deferred	120,123
Total Income Taxes	138,460

Income before Minority Interests	496,965

Minority Interests in Net Income	83,736

Net Income (Loss)	¥413,228

CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS

FOR THE FISCAL YEAR ENDED MARCH 31, 2011

Millions of yen
For the fiscal year ended March 31, 2011
Shareholders’ Equity
Common Stock and Preferred Stock
Balance as of the end of the previous period	¥1,805,565
Changes during the period
Issuance of New Shares	375,810

Total Changes during the period	375,810

Balance as of the end of the period	2,181,375

Capital Surplus
Balance as of the end of the previous period	552,135
Changes during the period
Issuance of New Shares	385,544

Total Changes during the period	385,544

Balance as of the end of the period	937,680

Retained Earnings
Balance as of the end of the previous period	854,703
Changes during the period
Cash Dividends	(134,966)
Net Income (Loss)	413,228
Disposition of Treasury Stock	(1,314)
Transfer from Revaluation Reserve for Land	701

Total Changes during the period	277,648

Balance as of the end of the period	1,132,351

Treasury Stock
Balance as of the end of the previous period	(5,184)
Changes during the period
Repurchase of Treasury Stock	(3)
Disposition of Treasury Stock	1,990

Total Changes during the period	1,987

Balance as of the end of the period	(3,196)

Total Shareholders’ Equity
Balance as of the end of the previous period	3,207,219
Changes during the period
Issuance of New Shares	761,354
Cash Dividends	(134,966)
Net Income (Loss)	413,228
Repurchase of Treasury Stock	(3)
Disposition of Treasury Stock	675
Transfer from Revaluation Reserve for Land	701

Total Changes during the period	1,040,990

Balance as of the end of the period	4,248,209

Millions of yen
For the fiscal year ended March 31, 2011
Accumulated Other Comprehensive Income
Net Unrealized Gains (Losses) on Other Securities
Balance as of the end of the previous period	176,931
Changes during the period
Net Changes in Items other than Shareholders’ Equity	(198,579)

Total Changes during the period	(198,579)

Balance as of the end of the period	¥(21,648)

Deferred Gains or Losses on Hedges
Balance as of the end of the previous period	¥83,093
Changes during the period
Net Changes in Items other than Shareholders’ Equity	(14,324)

Total Changes during the period	(14,324)

Balance as of the end of the period	68,769

Revaluation Reserve for Land
Balance as of the end of the previous period	138,430
Changes during the period
Net Changes in Items other than Shareholders’ Equity	(722)

Total Changes during the period	(722)

Balance as of the end of the period	137,707

Foreign Currency Translation Adjustment
Balance as of the end of the previous period	(92,623)
Changes during the period
Net Changes in Items other than Shareholders’ Equity	(11,297)

Total Changes during the period	(11,297)

Balance as of the end of the period	(103,921)

Total Accumulated Other Comprehensive Income
Balance as of the end of the previous period	305,831
Changes during the period
Net Changes in Items other than Shareholders’ Equity	(224,924)

Total Changes during the period	(224,924)

Balance as of the end of the period	80,906

Stock Acquisition Rights
Balance as of the end of the previous period	2,301
Changes during the period
Net Changes in Items other than Shareholders’ Equity	452

Total Changes during the period	452

Balance as of the end of the period	2,754

Minority Interests
Balance as of the end of the previous period	2,321,700
Changes during the period
Net Changes in Items other than Shareholders’ Equity	(29,572)

Total Changes during the period	(29,572)

Balance as of the end of the period	2,292,128

Total Net Assets
Balance as of the end of the previous period	5,837,053
Changes during the period
Issuance of New Shares	761,354
Cash Dividends	(134,966)
Net Income (Loss)	413,228
Repurchase of Treasury Stock	(3)
Disposition of Treasury Stock	675
Transfer from Revaluation Reserve for Land	701
Net Changes in Items other than Shareholders’ Equity	(254,044)

Total Changes during the period	786,946

Balance as of the end of the period	¥6,623,999

[NOTES TO CONSOLIDATED FINANCIAL STATEMENTS]

Amounts less than one million yen are rounded down.

BASIS FOR PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND PRINCIPLES OF CONSOLIDATION

1.	Definitions of majority-owned subsidiary, other subsidiary and affiliate conform to Article 2, Paragraph 8 of the Banking Law and Article 4-2 of the Banking Law Enforcement Ordinance.

2.	Scope of Consolidation

(1)	Number of majority-owned consolidated subsidiaries and other consolidated subsidiaries: 152

Names of principal companies:

Mizuho Bank, Ltd.

Mizuho Corporate Bank, Ltd.

Mizuho Trust & Banking Co., Ltd.

Mizuho Securities Co., Ltd.

During the period, Eurekahedge Pte. Ltd and 8 other companies were newly consolidated as a result of acquisition of stocks and other factors.

During the period, Mizuho Corporate Bank (Germany) Aktiengesellschaft and 18 other companies were excluded from the scope of consolidation as a result of dissolution and other factors.

(2)	Number of majority-owned non-consolidated subsidiaries and other non-consolidated subsidiaries: 0

3.	Application of the Equity Method

(1)	Number of majority-owned non-consolidated subsidiaries and other non-consolidated subsidiaries under the equity method: 0

(2)	Number of affiliates under the equity method: 22

Name of principal companies:

Orient Corporation

The Chiba Kogyo Bank, Ltd.

During the period, Orient Corporation and one other company were newly included in the scope of the equity method as a result of the exercise of the right to request acquisition of the preferred shares and other factors.

During the period, Mitoyo Securities Co., Ltd. was excluded from the scope of the equity method as a result of the sale of stocks.

(3)	Number of majority-owned non-consolidated subsidiaries and other non-consolidated subsidiaries not under the equity method: 0

(4)	Affiliates not under the equity method:

Name of principal company:

Asian-American Merchant Bank Limited

Majority-owned non-consolidated subsidiaries, other non-consolidated subsidiaries and affiliates not under the equity method are excluded from the scope of the equity method since such exclusion has no material effect on MHFG’s consolidated financial statements in terms of Net Income (Loss) (amount corresponding to MHFG’s equity position), Retained Earnings (amount corresponding to MHFG’s equity position), Deferred Gains or Losses on Hedges (amount corresponding to MHFG’s equity position) and others.

4.	Fiscal Years of Majority-owned Consolidated Subsidiaries and Other Consolidated Subsidiaries

(1)	Balance sheet dates of majority-owned consolidated subsidiaries and other consolidated subsidiaries are as follows:

The day before the last business day of June	7 companies
September 30	1 company
December 29	18 companies
December 31	59 companies
March 31	67 companies

(2)	Majority-owned consolidated subsidiaries and other consolidated subsidiaries with balance sheet dates of the day before the last business day of June and December 29 were consolidated based on their tentative financial statements as of and for the period ended December 31. Majority-owned consolidated subsidiaries and other consolidated subsidiaries with balance sheet dates of September 30 were consolidated based on their tentative financial statements as of and for the period ended the consolidated balance sheet dates. Other majority-owned consolidated subsidiaries and other consolidated subsidiaries were consolidated based on their financial statements as of and for the period ended their respective balance sheet dates.

The necessary adjustments have been made to the financial statements for any significant transactions that took place between their respective balance sheet dates and the date of the consolidated financial statements.

5.	Special Purpose Entities Subject to Disclosure

(1)	Summary of special purpose entities subject to disclosure and transactions with these special purpose entities

Mizuho Bank, Ltd. (“MHBK”), Mizuho Corporate Bank, Ltd. (“MHCB”), and Mizuho Trust & Banking Co., Ltd. (“MHTB”), which are majority-owned consolidated subsidiaries of MHFG, granted loans, credit facilities and liquidity facilities to 23 special purpose entities (mainly incorporated in the Cayman Islands) in their borrowings and fund raising by commercial paper in order to support securitization of monetary assets of customers.

The aggregate assets and aggregate liabilities of these 23 special purpose entities at their respective balance sheet dates amounted to ¥2,146,309 million and ¥2,145,260 million, respectively. MHBK, MHCB and MHTB do not own any shares with voting rights in any of these special purpose entities and have not dispatched any director or employee to them.

(2)	Major transactions with these special purpose entities subject to disclosure as of or for the fiscal year ended March 31, 2011 are as follows:

As of March 31, 2011	Millions of yen
Loans	¥1,701,545
Credit and Liquidity Facilities	¥427,325

For the Fiscal Year ended March 31, 2011	Millions of yen
Interest Income on Loans	¥12,887
Fee and Commission Income, etc.	¥2,271

6.	Amortization Method of Goodwill and Amortization Period

Goodwill of Eurekahedge Pte, Ltd. is amortized over a period of 10 years under the straight-line method. The amount of other Goodwill is expensed as incurred since the amount has no material impact.

7.	Standards of Accounting Method

(1)	Trading Assets & Liabilities and Trading Income & Expenses

Trading transactions intended to take advantage of short-term fluctuations and arbitrage opportunities in interest rates, currency exchange rates, market prices of securities and related indices are recognized on a trade date basis and recorded in Trading Assets or Trading Liabilities on the consolidated balance sheet. Income or expenses generated on the relevant trading transactions are recorded in Trading Income or Trading Expenses on the consolidated statement of income.

Securities and other monetary claims held for trading purposes are stated at fair value at the consolidated balance sheet date. Derivative financial products, such as swaps, futures and option transactions, are stated at fair value, assuming that such transactions are terminated and settled at the consolidated balance sheet date.

Trading Income and Trading Expenses include the interest received and the interest paid during the fiscal year, the gains or losses resulting from any change in the value of securities and other monetary claims between the beginning and the end of the fiscal year, and the gains or losses resulting from any change in the value of financial derivatives between the beginning and the end of the fiscal year, assuming they were settled at the end of the fiscal year.

(2)	Securities

(i) Bonds held to maturity are stated at amortized cost (straight-line method) and determined by the moving average method. Investments in majority-owned non-consolidated subsidiaries, other non-consolidated subsidiaries and affiliates, which are not under the equity method, are stated at acquisition cost and determined by the moving average method. Other Securities which have readily determinable fair value are stated at fair value. Fair value of Japanese stocks with a quoted market price is determined based on the average quoted market price over the month preceding the consolidated balance sheet date. Fair value of securities other than Japanese stocks is determined at the quoted market price if available, or other reasonable value at the consolidated balance sheet date (cost of securities sold is calculated primarily by the moving average method). Other Securities, the fair values of which are extremely difficult to determine, are stated at acquisition cost or amortized cost and determined by the moving average method.

The net unrealized gains on Other Securities are included directly in Net Assets, net of applicable income taxes after excluding gains and losses as a result of the fair-value hedge method.

(ii) Securities which are held as trust assets in Money Held in Trust accounts are valued in the same way as given in (i) above.

(3)	Derivative Transactions

Derivative transactions (other than transactions for trading purposes) are valued at fair value.

(4)	Depreciation

 Tangible Fixed Assets (Except for Lease Assets)

Depreciation of buildings is computed mainly by the straight-line method, and that of others is computed mainly by the declining-balance method. The range of useful lives is as follows:

Buildings:         3 years to 50 years

Others:              2 years to 20 years

‚ Intangible Fixed Assets (Except for Lease Assets)

Amortization of Intangible Fixed Assets is computed by the straight-line method. Development costs for internally-used software are capitalized and amortized over their estimated useful lives of mainly five years as determined by MHFG and consolidated subsidiaries.

ƒ Lease Assets

Depreciation of lease assets booked in Tangible Fixed Assets and Intangible Fixed Assets which are concerned with finance lease transactions that do not transfer ownership is mainly computed by the same method as the one applied to fixed assets owned by us.

(5)	Deferred Assets

 Stock issuance costs

Stock issuance costs are expensed as incurred.

‚ Bond issuance costs

Bond issuance costs are expensed as incurred.

ƒ Debenture issuance costs

Debenture issuance costs are expensed as incurred.

„ Bond discounts

Bonds are stated at amortized costs computed by the straight-line method on the consolidated balance sheets.

Bond discounts booked on the consolidated balance sheets as of March 31, 2006 are amortized under the straight-line method over the term of the bond by applying the previous accounting method and the unamortized balance is directly deducted from bonds, based on the tentative measure stipulated in the “Tentative Solution on Accounting for Deferred Assets” (ASBJ Report No. 19, August 11, 2006).

(6)	Reserves for Possible Losses on Loans

Reserves for Possible Losses on Loans of major domestic majority-owned consolidated subsidiaries and other consolidated subsidiaries are maintained in accordance with internally established standards for write-offs and reserve provisions.

For claims extended to obligors that are legally bankrupt under the Bankruptcy Law, Special Liquidation under the Company Law or other similar laws (“Bankrupt Obligors”), and to obligors that are effectively in similar conditions (“Substantially Bankrupt Obligors”), reserves are maintained at the amounts of claims net of direct write-offs described below and expected amounts recoverable from the disposition of collateral and the amounts recoverable under guarantees. For claims extended to obligors that are not yet legally or formally bankrupt but are likely to be bankrupt (“Intensive Control Obligors”), reserves are maintained at the amounts deemed necessary based on overall solvency analyses of the amounts of claims net of expected amounts recoverable from the disposition of collateral and the amounts recoverable under guarantees.

For claims extended to Intensive Control Obligors and Obligors with Restructured Loans and others, if the exposure to an obligor exceeds a certain specific amount, reserves are provided as follows: (i) if future cash flows of the principal and interest can be reasonably estimated, the discounted cash flow method is applied, under which the reserve is determined as the difference between the book value of the loan and its present value of future cash flows discounted using the contractual interest rate before the loan was classified as a Restructured Loan, and (ii) if future cash flows of the principal and interest cannot be reasonably estimated, reserves are provided for the losses estimated for each individual loan. For claims extended to other obligors, reserves are maintained at rates derived from historical credit loss experience and other factors. Reserve for Possible Losses on Loans to Restructuring Countries is maintained in order to cover possible losses based on analyses of the political and economic climates of the countries.

All claims are assessed by each claim origination department in accordance with the internally established “Self-assessment Standard,” and the results of the assessments are verified and examined by the independent examination departments. Reserves for Possible Losses on Loans are provided for on the basis of such verified assessments.

In the case of claims to Bankrupt Obligors and Substantially Bankrupt Obligors, which are collateralized or guaranteed by a third party, the amounts deemed uncollectible (calculated by deducting the anticipated proceeds from the sale of collateral pledged against the claims and amounts that are expected to be recovered from guarantors of the claims) are written off against the respective claims balances. The total directly written-off amount was ¥416,313 million.

Other majority-owned consolidated subsidiaries and other consolidated subsidiaries provide the amount necessary to cover the loan losses based upon past experience and other factors for general claims and the assessment for each individual loan for other claims.

(7)	Reserve for Possible Losses on Investments

Reserve for Possible Losses on Investments is maintained to provide against possible losses on investments in securities, after taking into consideration the financial condition and other factors concerning the investee company.

Except for securitization products which are included as reference assets of another securitization scheme of the Group’s domestic majority-owned consolidated banking subsidiary, Reserve for Possible Losses on Investments is provided against unrealized losses on securitization products related with the discontinuation of business regarding credit investments primarily in Europe which were made as an alternative to loans by the Group’s domestic banking subsidiary. Since securities are recognized at fair value on the consolidated balance sheet, the balance of Securities is offset against that of Reserve for Possible Losses on Investments by ¥721 million.

(8)	Reserve for Bonus Payments

Reserve for Bonus Payments, which is provided for future bonus payments to employees, is maintained at the amount accrued at the end of the fiscal year, based on the estimated future payments.

(9)	Reserve for Employee Retirement Benefits

Reserve for Employee Retirement Benefits (including Prepaid Pension Cost), which is provided for future benefit payments to employees, is recorded as the required amount, based on the projected benefit obligation and the estimated plan asset amounts at the end of the fiscal year. Unrecognized actuarial differences are recognized as income or expenses from the following fiscal year under the straight-line method over a certain term within the average remaining service period of the employees of the respective fiscal year.

(10)	Reserve for Director and Corporate Auditor Retirement Benefits

Reserve for Director and Corporate Auditor Retirement Benefits, which is provided for future retirement benefit payments to directors, corporate auditors, and executive officers, is recognized at the amount accrued at the end of the respective fiscal year, based on the internally established standards.

(11)	Reserve for Possible Losses on Sales of Loans

Reserve for Possible Losses on Sales of Loans is provided for possible future losses on sales of loans at the amount deemed necessary based on a reasonable estimate of possible future losses.

(12)	Reserve for Contingencies

Reserve for Contingencies is maintained to provide against possible losses from contingencies, which are not covered by other specific reserves in off-balance transactions, trust transactions and others. The balance is an estimate of possible future losses, on an individual basis, considered to require a reserve.

(13)	Reserve for Reimbursement of Deposits

Reserve for Reimbursement of Deposits is provided against the losses for the deposits derecognized from the liabilities at the estimated amount of future claims for withdrawal by depositors and others.

(14)	Reserve for Reimbursement of Debentures

Reserve for Reimbursement of Debentures is provided for the debentures derecognized from Liabilities at the estimated amount for future claims.

(15)	Reserve under Special Laws

Reserve under Special Laws is Reserve for Contingent Liabilities from Financial Instruments and Exchange. This is the reserve pursuant to Article 46-5, Paragraph 1 and Article 48-3, Paragraph 1 of the Financial Instruments and Exchange Law to indemnify the losses incurred from accidents in the purchase and sale of securities, other transactions or derivative transactions.

(16)	Assets and Liabilities denominated in foreign currencies

Assets and Liabilities denominated in foreign currencies and accounts of overseas branches of domestic majority-owned consolidated banking subsidiaries and a domestic majority-owned consolidated trust banking subsidiary are translated into Japanese yen primarily at the exchange rates in effect at the consolidated balance sheet date, with the exception of the investments in majority-owned non-consolidated subsidiaries, other non-consolidated subsidiaries and affiliates not under the equity method, which are translated at historical exchange rates.

Assets and Liabilities denominated in foreign currencies of the majority-owned consolidated subsidiaries and other consolidated subsidiaries, except for the transactions mentioned above, are translated into Japanese yen primarily at the exchange rates in effect at the respective balance sheet dates.

(17)	Hedge Accounting

(a) Interest Rate Risk

The deferred method, the fair-value hedge method or the exceptional accrual method for interest rate swaps are applied as hedge accounting methods.

The portfolio hedge transaction for a large volume of small-value monetary claims and liabilities of domestic majority-owned consolidated banking subsidiaries and domestic majority-owned consolidated trust banking subsidiaries is accounted for in accordance with the method stipulated in the “Accounting and Auditing Treatment relating to Adoption of Accounting Standards for Financial Instruments for Banks” (JICPA Industry Audit Committee Report No.24).

The effectiveness of hedging activities for the portfolio hedge transaction for a large volume of small-value monetary claims and liabilities is assessed as follows:

(i) as for hedging activities to offset market fluctuation risks, the effectiveness is assessed by bracketing both the hedged instruments, such as deposits and loans, and the hedging instruments, such as interest-rate swaps, in the same maturity bucket.

(ii) as for hedging activities to fix the cash flows, the effectiveness is assessed based on the correlation between a base interest rate index of the hedged instrument and that of the hedging instrument.

The effectiveness of the individual hedge is assessed based on the comparison of the fluctuation in the market or of cash flows of the hedged instruments with that of the hedging instruments.

Among Deferred Gains or Losses on Hedges recorded on the consolidated balance sheet, those deferred hedge losses are included that resulted from the application of the macro-hedge method based on the “Tentative Accounting and Auditing Treatment relating to Adoption of Accounting Standards for Financial Instruments for Banks” (JICPA Industry Audit Committee Report No.15), under which the overall interest rate risks inherent in loans, deposits and others are controlled on a macro-basis using derivatives transactions. The deferred hedge gains/losses are amortized as interest income or interest expenses over the remaining maturity and average remaining maturity of the respective hedging instruments. The unamortized amounts of gross deferred hedge losses and gross deferred hedge gains on the macro-hedges, before net of applicable income taxes were ¥16,874 million and ¥13,984 million, respectively.

(b) Foreign Exchange Risk

Domestic majority-owned consolidated banking subsidiaries and some of domestic majority-owned consolidated trust banking subsidiaries apply the deferred method of hedge accounting to hedge foreign exchange risks associated with various financial assets and liabilities denominated in foreign currencies as stipulated in the “Accounting and Auditing Treatment relating to Adoption of Accounting Standards for Foreign Currency Transactions for Banks” (JICPA Industry Audit Committee Report No.25). The effectiveness of the hedge is assessed by confirming that the amount of the foreign currency position of the hedged monetary claims and liabilities is equal to or larger than that of currency-swap transactions, exchange swap transactions, and similar transactions designated as the hedging instruments of the foreign exchange risk.

In addition to the above methods, these majority-owned subsidiaries apply the deferred method or the fair-value hedge method to portfolio hedges of the foreign exchange risks associated with investments in majority-owned subsidiaries, other consolidated subsidiaries and affiliates in foreign currency and Other Securities in foreign currency (except for bonds) identified as hedged items in advance, as long as the amount of foreign currency payables of spot and forward foreign exchange contracts exceeds the amount of acquisition cost of the hedged foreign securities in foreign currency.

(c) Inter-company Transactions

Inter-company interest rate swaps, currency swaps and similar derivatives among consolidated companies or between trading accounts and other accounts, which are designated as hedges, are not eliminated and related gains and losses are recognized in the statement of income or deferred under hedge accounting, because these inter-company derivatives are executed according to the criteria for appropriate outside third-party cover operations which are treated as hedge transactions objectively in accordance with JICPA Industry Audit Committee Reports No. 24 and 25.

(18)	Consumption Taxes and other

With respect to MHFG and its domestic majority-owned consolidated subsidiaries and other consolidated subsidiaries, Japanese consumption taxes and local consumption taxes are excluded from transaction amounts.

CHANGES OF FUNDAMENTAL AND IMPORTANT MATTERS FOR THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS

(Accounting Standard for Asset Retirement Obligations)

Mizuho Financial Group has applied “Accounting Standard for Asset Retirement Obligations” (ASBJ Statement No. 18, March 31, 2008) and “Guidance on Accounting Standard for Asset Retirement Obligations” (ASBJ Guidance No. 21, March 31, 2008) beginning with this fiscal year.

As a result, Income before Income Taxes and Minority Interests decreased by ¥3,081 million. The change in Asset Retirement Obligations (which is in “Other Liabilities”) due to commencement of application of the accounting standards is ¥6,555 million.

(Accounting Standard for Equity Method of Accounting for Investments and Practical Solution on Unification of Accounting Policies Applied to Associates Accounted for Using the Equity Method)

Mizuho Financial Group has applied “Accounting Standard for Equity Method of Accounting for Investments” (ASBJ Statement No. 16, March 10, 2008) and “Practical Solution on Unification of Accounting Policies Applied to Associates Accounted for Using the Equity Method” (PITF No. 24, March 10, 2008) beginning with this fiscal year.

This application does not affect the financial statements.

CHANGE IN PRESENTATION OF FINANCIAL STATEMENTS

(Consolidated Balance Sheet and Consolidated Statement of Changes in Net Assets)

Mizuho Financial Group has applied the appended form of “Ordinance for Enforcement of the Banking Act” (Finance Ministry Ordinance No. 10, 1982) revised by “Cabinet Office Ordinance Partially Revising Regulation on Enforcement of the Banking Act“ (Cabinet Office Ordinance No. 5, March 25, 2011) and, as a result, “Other Accumulated Comprehensive Income” is presented from this fiscal year in lieu of “Valuation and Translation Adjustments” in the previous fiscal year.

ADDITIONAL INFORMATION

(Issuance of New Shares by the Spread Method)

The spread method is adopted for the issuance of new shares (5,609,000 thousand shares) with a payment date of July 21, 2010. This is a method where the new shares are underwritten and purchased by the initial purchasers at the amount to be paid to MHFG (¥125.27 per share), and sold by the underwriters to the investors at an issue price (¥130.00 per share) different from the amount to be paid to MHFG.

Using the spread method, the aggregate amount of the difference between (a) the issue price and (b) the amount to be paid to MHFG is retained by the initial purchasers, and allocated to each of the underwriters as underwriting fees. Accordingly, Other Ordinary Expenses does not include the amount equivalent to such underwriting fees of ¥26,530 million related to the issuance.

The amount equivalent to such underwriting fees of ¥9,734 million, recognized as profit by majority-owned consolidated subsidiaries and other consolidated subsidiaries, is eliminated and recorded as an increase in Capital Surplus.

NOTES

(NOTES TO CONSOLIDATED BALANCE SHEET)

1.	Securities include shares of ¥209,145 million and investments of ¥421 million in majority-owned non-consolidated subsidiaries, other non-consolidated subsidiaries and affiliates.

2.	Unsecured loaned securities which the borrowers have the right to sell or repledge amounted to ¥4,198 million and are included in trading securities under Trading Assets. MHFG has the right to sell or repledge some of unsecured borrowed securities, securities purchased under resale agreements and securities borrowed with cash collateral. Among them, the total of securities repledged was ¥9,428,034 million, the total of securities re-loaned was ¥18,741 million and securities neither repledged nor re-loaned was ¥1,961,545 million, respectively.

3.	Loans and Bills Discounted include Loans to Bankrupt Obligors of ¥46,116 million and Non-Accrual Delinquent Loans of ¥660,718 million.

Loans to Bankrupt Obligors are loans, excluding loans written-off, on which delinquencies in payment of principal and/or interest have continued for a significant period of time or for some other reason there is no prospect of collecting principal and/or interest (“Non-Accrual Loans”), as per Article 96, Paragraph 1, Item 3, Subsections 1 to 5 or Item 4 of the Corporate Tax Law Enforcement Ordinance (Government Ordinance No. 97, 1965). Non-Accrual Delinquent Loans represent Non-Accrual Loans other than (i) Loans to Bankrupt Obligors and (ii) loans on which interest payments have been deferred in order to assist or facilitate the restructuring of the obligors.

4.	Balance of Loans Past Due for Three Months or More: ¥25,034 million

Loans Past Due for Three Months or More are loans on which payments of principal and/or interest have not been made for a period of three months or more since the next day following the first due date without such payments, and which are not included in Loans to Bankrupt Obligors, or Non-Accrual Delinquent Loans.

5.	Balance of Restructured Loans: ¥496,991 million

Restructured Loans represent loans whose contracts were amended in favor of obligors (e.g. reduction of, or exemption from, stated interest, deferral of interest payments, extension of maturity dates and renunciation of claims) in order to assist or facilitate the restructuring of the obligors. Loans to Bankrupt Obligors, Non-Accrual Delinquent Loans and Loans Past Due for Three Months or More are not included.

6.	Total balance of Loans to Bankrupt Obligors, Non-Accrual Delinquent Loans, Loans Past Due for Three Months or More, and Restructured Loans: ¥1,228,859 million

The amounts given in Notes 3 through 6 above are gross amounts before deduction of amounts for the Reserves for Possible Losses on Loans.

7.	In accordance with JICPA Industry Audit Committee Report No. 24, bills discounted are accounted for as financing transactions. The banking subsidiaries have rights to sell or pledge these bankers’ acceptances, commercial bills, documentary bills and foreign exchange bills purchased. The face value of these bills amounted to ¥734,051 million.

8.	The following assets were pledged as collateral:

Cash and Due from Banks:	¥130 million
Trading Assets:	¥6,255,353 million
Securities:	¥18,571,019 million
Loans and Bills Discounted:	¥9,376,342 million
Other Assets:	¥19,815 million
Tangible Fixed Assets:	¥126 million

The following liabilities were collateralized by the above assets:

Deposits:	¥824,972 million
Call Money and Bills Sold:	¥1,878,300 million
Payables under Repurchase Agreements:	¥4,608,710 million
Guarantee Deposits Received under Securities Lending Transactions:	¥4,628,424 million
Borrowed Money:	¥14,198,742 million

In addition to the above, the settlement accounts of foreign and domestic exchange transactions or derivatives transactions and others were collateralized, and margins for futures transactions were substituted by Cash and Due from Banks of ¥17,658 million, Trading Assets of ¥189,100 million and Securities of ¥2,363,237 million and Loans and Bills Discounted of ¥45,307 million.

None of the assets was pledged as collateral in connection with borrowings by the majority-owned non-consolidated subsidiaries, other non-consolidated subsidiaries and affiliates. Other Assets includes guarantee deposits of ¥106,814 million, collateral pledged for derivatives transactions of ¥247,600 million, margins for futures transactions of ¥33,492 million and other guarantee deposits of ¥35,782 million. Rediscount of bills is conducted as financing transaction based on the JICPA Industry Audit Committee Report No. 24. There was no balance for bankers’ acceptances, commercial bills, documentary bills or foreign exchange bills purchased.

9.	Overdraft protection on current accounts and contracts of the commitment line for loans are contracts by which banking subsidiaries are bound to extend loans up to the prearranged amount, at the request of customers, unless the customer is in breach of contract conditions. The unutilized balance of these contracts amounted to ¥58,034,077 million. Of this amount, ¥51,102,222 million relates to contracts of which the original contractual maturity is one year or less, or which are unconditionally cancelable at any time.

Since many of these contracts expire without being exercised, the unutilized balance itself does not necessarily affect future cash flows. A provision is included in many of these contracts that entitles the banking subsidiaries to refuse the execution of loans, or reduce the maximum amount under contracts when there is a change in the financial situation, necessity to preserve a claim or other similar reasons. The banking subsidiaries require collateral such as real estate and securities when deemed necessary at the time the contract is entered into. In addition, they periodically monitor customers’ business conditions in accordance with internally established standards and take necessary measures to manage credit risks such as amendments to contracts.

10.	In accordance with the Land Revaluation Law (Proclamation No.34 dated March 31, 1998), land used for business operations of domestic majority-owned consolidated banking subsidiaries was revalued. The applicable income taxes on the entire excess of revaluation are included in Deferred Tax Liabilities for Revaluation Reserve for Land under Liabilities, and the remainder, net of applicable income taxes, is stated as Revaluation Reserve for Land, included in Net Assets.

Revaluation date: March 31, 1998

Revaluation method as stated in Article 3, Paragraph 3 of the above law: Land used for business operations was revalued by calculating the value on the basis of the valuation by road rating stipulated in Article 2, Paragraph 4 of the Enforcement Ordinance relating to the Land Revaluation Law (Government Ordinance No.119 promulgated on March 31, 1998) with reasonable adjustments to compensate for sites with long depth and other factors, and also on the basis of the appraisal valuation stipulated in Paragraph 5.

The difference at the consolidated balance sheet date between the total fair value of land for business operation purposes, which has been revalued in accordance with Article 10 of the above-mentioned law, and the total book value of the land after such revaluation was ¥160,512 million.

11.	Accumulated Depreciation of Tangible Fixed Assets amounted to ¥799,355 million.

12.	The book value of Tangible Fixed Assets adjusted for gains on sales of replaced assets and others amounted to ¥37,126 million.

13.	Borrowed Money includes subordinated borrowed money of ¥644,329 million with a covenant that performance of the obligation is subordinated to that of other obligations.

14.	Bonds and Notes includes subordinated bonds of ¥1,710,361 million.

15.	The principal amounts of money trusts and loan trusts with contracts indemnifying the principal amounts, which are entrusted to domestic majority-owned consolidated trust banking subsidiaries, are ¥836,285 million and ¥383 million, respectively.

16.	Liabilities for guarantees on corporate bonds included in Securities, which were issued by private placement (Article 2, Paragraph 3 of the Financial Instruments and Exchange Law) amounted to ¥1,032,321 million.

17.	Net Assets per share of common stock: ¥177.53

18.	Projected pension benefit obligations, etc. as of the consolidated balance sheet date are as follows:

Millions of yen
Projected Benefit Obligations	¥(1,207,229)
Plan Assets (fair value)	1,215,987
Unfunded Retirement Benefit Obligations	8,757
Unrecognized Actuarial Differences	420,438
Net Amounts on Consolidated Balance Sheet	¥429,196
Prepaid Pension Cost	464,812
Reserve for Employee Retirement Benefits	(35,615)

(NOTES TO CONSOLIDATED STATEMENT OF INCOME)

1.	Other Ordinary Income includes gains on sales of stocks of ¥54,712 million.

2.	Other Ordinary Expenses includes losses on impairment (devaluation) of stocks of ¥94,420 million, losses on write-offs of loans of ¥71,659 million, and losses on sales of stocks of ¥29,006 million.

3.	Other Extraordinary Losses includes losses of ¥3,091 million at the beginning of the period due to the adoption of Accounting Standard for Asset Retirement Obligation described in “Changes of Fundamental and Important Matters for the Preparation of Consolidated Financial Statements” and Extraordinary depreciation of ¥1,761 million due to the shortening of depreciation period of the software.

4.	Net Income per share of common stock for the fiscal year: ¥20.47

5.	Diluted Net Income per share of common stock for the fiscal year : ¥19.27

(NOTES TO CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS)

1.	Types and number of issued shares and of treasury stock are as follows:

	Thousands of Shares
	As of March 31, 2010	Increase during the fiscal year	Decrease during the fiscal year	As of March 31, 2011	Remarks
Issued shares
Common stock	15,494,397	6,287,787	—	21,782,185	*1
Eleventh Series Class XI Preferred Stock	914,752	—	—	914,752
Thirteenth Series Class XIII Preferred Stock	36,690	—	—	36,690

Total	16,445,839	6,287,787	—	22,733,627

Treasury stock
Common stock	9,397	21	3,761	5,656	*2
Eleventh Series Class XI Preferred Stock	415,471	82,395	—	497,866	*3

Total	424,868	82,416	3,761	503,522

*1.	Increases are due to request for acquisition (conversion) of preferred stock (287,787 thousand shares), capital increase by public offering (5,609,000 thousand shares), and capital increase by way of third-party allotment (391,000 thousand shares).
*2.	Increases are due to repurchase of shares constituting less than one unit, and decreases are due to exercise of stock acquisition rights (stock option) (3,760 thousand shares) and repurchase of shares constituting less than one unit (one thousand shares).
*3.	Increases are due to request for acquisition (conversion) of preferred stock.

2.	Stock acquisition rights and treasury stock acquisition rights are as follows:

Category	Breakdown of stock acquisition rights	Class of shares to be issued or transferred upon exercise of stock acquisition rights	Number of shares to be issued or transferred upon exercise of stock acquisition rights (Shares)				Balance as of March 31, 2011 (Millions of yen)	Remarks
			As of March 31, 2010	Increase during the fiscal year	Decrease during the fiscal year	As of March 31, 2011
MHFG	Stock acquisition rights (Treasury stock acquisition rights)	—	— (—)	— (—)	— (—)	— (—)	— (—)
	Stock acquisition rights as stock option			—			1,786
Majority-owned consolidated subsidiaries and other consolidated subsidiaries (Treasury stock acquisition rights)				—			968 (—)
Total				—			2,754 (—)

3.	Cash dividends distributed by MHFG are as follows:

(1)	Cash dividends paid during the fiscal year ended March 31, 2011

Resolution			Type	Cash Dividends (Millions of yen)	Cash Dividends per Share (Yen)	Record Date	Effective Date
June 22, 2010			Common Stock	123,880	8	March 31, 2010
[	Ordinary General Meeting of Shareholders	]	Eleventh Series Class XI Preferred Stock	9,985	20	March 31, 2010	June 22, 2010
			Thirteenth Series Class XIII Preferred Stock	1,100	30	March 31, 2010

	Total			134,966

(2)	Cash dividends with record dates falling in the fiscal year ended March 31, 2011 and effective dates coming after the end of the fiscal year

Resolution			Type	Cash Dividends (Millions of yen)	Resource of Dividends	Cash Dividends per Share (Yen)	Record Date	Effective Date
June 21, 2011			Common Stock	130,659	Retained Earnings	6	March 31, 2011
[	Ordinary General Meeting of Shareholders	]	Eleventh Series Class XI Preferred Stock	8,337	Retained Earnings	20	March 31, 2011	June 21, 2011
			Thirteenth Series Class XIII Preferred Stock	1,100	Retained Earnings	30	March 31, 2011

Cash dividends on common stock and preferred stock are proposed as above as a matter to be resolved at the ordinary general meeting of shareholders scheduled to be held on June 21, 2011.

(FINANCIAL INSTRUMENTS)

1. Matters relating to the conditions of financial instruments

(1) Policy on financial instruments

Mizuho Financial Group (MHFG), which primarily engages in banking business, incurs financial liabilities such as customer deposits and market deposits on the funding side while holding financial assets such as customer loans, stocks and bonds on the investment side, and also engages in trading business for certain financial products. Some subsidiaries conduct securities business and other financial business.

For above funding and investment business, MHFG appropriately manages risks of each financial instrument and carefully watches term-gaps and other risk factors.

(2) Contents and Risk of Financial Products

The main financial assets of the Mizuho group consist of loans to customers and securities such as Japanese stocks and government bonds. The Group holds these securities for the purpose of reserves for deposit payments reserves and as investments. These financial assets are subject to various types of risk that may be incurred by the Group due to a decline in, or total loss of, the value of assets, as a result of deterioration in a counterparty’s and an issuer’s financial position (“credit risk”), or incurred by the Group due to fluctuations in interest rates, stock prices and foreign exchange rates and so on (“market risk”).

The main financing source of the Mizuho group is a stable source of deposits from its customers in addition to direct funding from the financial market. These financing sources are subject to the risk of losses (“liquidity risk”) arising from funding difficulties due to market disruption or a deterioration in our financial position that makes it difficult for us to raise the necessary funds or that forces us to raise funds at significantly higher interest rates than usual.

In addition, the Mizuho group uses derivative financial products to control the interest rate risk related to the assets and liabilities of the Group, as part of our asset and liability management (“ALM”). The Group primarily utilizes the portfolio hedge by grouping numerous financial assets and liabilities such as loans and deposits into similar interest risk units in accordance with risk management policies. Some derivative products like interest rate swaps are used as hedging methods for cash-flow hedges or fair value hedges. The Group applies hedge accounting to the majority of these products, treating them as deferred hedges. The effectiveness of the hedges is assessed periodically by regression analysis and other methods to ensure whether the derivative financial products effectively work in order to offset the exposure to changes in fair value and variable cash flows from hedged items. It should be noted that the Mizuho Group uses derivative financial products for trading purposes and so on as well.

Progress in financial deregulation and internationalization has led to growth in the diversity and complexity of financial assets and liabilities of the Mizuho group, exposing the Group to various risks, including credit risk, liquidity risk and other risks.

(3) Risk Management for Financial Products

 Commitment to Risk Management

We recognize the conducting of operations tailored to the risks and managing such risks as a key issue relating to overall management. In order to implement our business strategy while maintaining our financial stability, we maintain comprehensive risk management and control measures.

We maintain basic policies for risk management established by our board of directors that are applicable to the entire Mizuho group. These policies clearly define the kinds of risks to be managed, set forth the organizational structure and provide for the human resources training necessary for appropriate levels of risk management. The policies also provide for audits to measure the effectiveness and suitability of the risk management structure. In line with these basic policies, we maintain various measures to strengthen and enhance the sophistication of our risk management system.

‚ General Concept of Risk Management

We classify our risk exposures according to the various kinds of risk, including credit risk, market risk, liquidity risk and operational risk, and manage each type of risk according to its characteristics.

In addition to managing each type of risk individually, we have established a risk management structure to identify and evaluate overall risk and, where necessary, to devise appropriate responses to keep risk within limits that are managerially acceptable in both qualitative and quantitative terms.

More specifically, we allocate risk capital to our principal banking subsidiaries and other core group companies to control risk within the limits set for each company. We also control risk within managerially acceptable limits by working to ensure that the overall risk we hold on a consolidated basis does not exceed shareholders’ equity and other measures of financial strength. To ensure the ongoing financial health of Mizuho Financial Group, our principal banking subsidiaries and other core group companies, we regularly monitor the manner in which risk capital is being used in order to obtain a proper grasp of the risk profile within this framework. Reports are also submitted to the board of directors and other committees of each company.

ƒ Credit Risk Management

We have adopted two different but mutually complementary approaches in credit risk management. The first approach is “credit management,” in which we manage the process for each individual transaction and individual obligor from execution until collection, based on our assessment of the credit quality of the customer. Through this process, we curb losses in the case of a credit event. The second is “credit portfolio management,” in which we utilize statistical methods to assess the potential for losses related to credit risk. Through this process, we identify credit risk and respond appropriately.

Our board of directors determines the Mizuho group’s key matters pertaining to credit risk management while their Chief Executive Officers are responsible for controlling credit risk. In addition, we have established the Portfolio Management Committee as one of its business policy committees. This committee of Mizuho Financial Group discusses and coordinates basic policy in connection with credit risk management and matters in connection with overall credit portfolio management and credit risk monitoring for the Mizuho group. Under the control of the Chief Risk Officer of Mizuho Financial Group, the Risk Management Division and the Credit Risk Management Division jointly monitor, analyze and submit suggestions concerning credit risk and formulate and execute plans in connection with basic matters pertaining to credit risk management.

We use statistical methods to manage the possibility of losses by measuring the expected average loss for a one-year risk horizon (“expected loss”) and the maximum loss within a certain confidence interval (“credit VAR”). The difference between expected loss and credit VAR is measured as the credit risk amount (“unexpected loss”). We recognize two types of risk arising from allowing too large a proportion of overall credit risk to be allocated in certain areas. One type is “credit concentration risk,” which stems from granting excessive credit to certain individual counterparties. The other type is “chain-reaction default risk,” which arises from granting excessive credit to certain corporate groups, industrial sectors and other groupings. We manage these risks appropriately in line with our specific guidelines for each.

The board of directors of each of our principal banking subsidiaries and other core group companies determines key matters pertaining to credit risk in line with basic policies set forth by Mizuho Financial Group. Their respective business policy committees are responsible for discussing and coordinating overall management of their individual credit portfolios and transaction policies towards obligors.

The chief risk officer of each principal banking subsidiary and core group company is responsible for matters relating to planning and implementing credit risk management. The credit risk management division of each principal banking subsidiary is responsible for planning and administering credit risk management and conducting credit risk measuring and monitoring. Each credit division determines policies and approves/disapproves individual transactions regarding review and management of and collection from customers in accordance with the lines of authority set forth by each principal banking subsidiary. In addition, from the standpoint of internal controls, each of our principal banking subsidiaries has also established internal audit divisions that are independent of the business divisions in order to ensure appropriate credit risk management.

„ Market Risk Management

The board of directors of Mizuho Financial Group determines key matters pertaining to market risk management policies. In addition, we have established the ALM & Market Risk Committee as one of its business policy committees. The committee broadly discusses and coordinates matters relating to basic asset and liability management policies, risk planning and market risk management and proposes responses to emergencies such as sudden market changes.

The Chief Risk Officer of Mizuho Financial Group is responsible for matters relating to market risk management planning and operations. The Risk Management Division of Mizuho Financial Group is responsible for monitoring market risk, reports and analyses, proposals, setting limits and guidelines, and formulating and implementing plans relating to market risk management. In addition, the division assesses and manages the overall market risk of the Mizuho group as a whole and keeps track of the market risk situation of our principal banking subsidiaries and other core group companies. The division also submits reports to the Chief Executive Officer on a daily basis and to our board of directors and the executive management committee of Mizuho Financial Group on a regular basis.

To manage market risk, we set limits that correspond to risk capital allocations. The amount of risk capital allocated to market risk corresponds to VAR and additional costs that may arise in order to close relevant positions. For trading and banking activities, we set limits for VAR and for losses. For banking activities, we set position limits based on interest rate sensitivity as needed.

Our principal banking subsidiaries and certain other core group companies have formulated their basic policies in line with the basic policies determined by Mizuho Financial Group. Their boards of directors determine important matters relating to market risk management while their Chief Executive Officers are responsible for controlling market risk. Based on a common Mizuho Group risk capital allocation framework, the above-mentioned companies manage market risk by setting limits according to the risk capital allocated to market risk by Mizuho Financial Group.

Our principal banking subsidiaries and certain other core group companies have the same market risk management structure as the Mizuho Financial Group, such as their business policy committees being responsible for overall discussion and coordination of the market risk management, including their ALM & market risk management committees.

In addition, they have established middle offices specializing in risk management that are independent of their front offices, which engage in market transactions, and their back offices, which are responsible for book entries and settlements. This system enables them to achieve mutual checks and control over market operations.

When VAR is not adequate to control risk, the middle offices manage risk using additional risk indices such as 10 BPV (Basis Point Value), carry out stress tests and set stop loss limits as needed.

… Situation of Market Risk

i. Overview of Banking Activities

The following table shows the VAR figures relating to our banking activities for the fiscal year indicated:

(Billions of yen)
Fiscal year ended March 31, 2011
As of fiscal year end	211.3
Maximum	227.6
Minimum	137.8
Average	188.6

[Definition of Banking business]

The following transactions are categorized as banking business, with trading business and strategically-held equity being categorized separately.

(1) Deposits and loans as well as related funding activities, and hedge against interest rate risk.

(2) Equity (excluding strategically-held equity), bonds, investment trusts, etc. and hedges against related market risk.

The core deposit of liquid deposits is to be specified and incorporated into the measurement of market risk.

Banking business VAR used to calculate Market Risk Equivalent is based on the following:

•	variance co-variance model for linear risk and Monte-Carlo simulation for non-linear risk;

•	VAR : the total amount of linear risk and non-linear risk;

•	confidence interval: one-tailed 99%;

•	holding period of one month ; and

•	historical observation period of one year.

ii. Trading business

The following table shows VAR figures of our trading activities for the fiscal year indicated:

(Billions of yen)
Fiscal year ended March 31, 2011
As of fiscal year end	3.6
Maximum	3.8
Minimum	2.2
Average	2.9

[Definition of trading activities]

(1)	Transactions held for the purpose of short-term resale.

(2)	Transactions held for the purpose of making a profit from price fluctuations over a short period as well as fixing a profit from arbitrage activities.

(3)	Deals that have both aspects of (1) and (2) above.

(4)	Deals held for broking business or market making business.

Trading business VAR used to calculate Market Risk Equivalent is based on the following:

•	variance co-variance model for linear risk and Monte-Carlo simulation for non-linear risk;

•	VAR : the total amount of linear risk and non-linear risk;

•	confidence interval: one-tailed 99%;

•	holding period of 1 trading day; and

•	historical observation period of one year.

iii. Strategic Equity Holding

We make the same market risk management based on VAR and risk indices for strategic equity holding portfolio as banking business and trading business.

The risk index of the strategic equity holding portfolio (sensitivity of the portfolio to a 1% change in TOPIX index) is set as \25.7 billion for in fiscal year ended March 31,2011.

iv. Risk management using VAR

VAR is a commonly used market risk management technique with statistical assumptions to measure maximum possible loss in the market, which will be incurred to the holding portfolio in a certain period with some probability. It should be noted that in general VAR model has the following shortcomings:

•	VAR estimates could differ by assumptions of holding period, confidence interval level and approaches for the measurement.

•	VAR which is calculated based on historical data does not necessarily indicate an accurate future possible maximum loss .

•

VAR might underestimate the probability of extreme market movements when the market gets inactive as VAR assumes sales of holding portfolio and hedges in the market during the holding period for the calculation.

•	The use of a 99% confidence level does not take account of, nor makes any statement about, any losses that might occur beyond this confidence level.

The variance co-variance model used as the measurement technique of VAR assumes that change in a market movement follows a normal distribution. Therefore, the model might underestimate the risk under the circumstance that the market is likely to move extremely beyond the assumption. The model might also underestimate the risk when the normal correlation assumption between interest rate and share price collapses under the circumstances when a rise in the interest rate and a deterioration of share price happen simultaneously.

We check the validity of the market risk measurement made by VAR approach periodically by the back-test which compares VAR with actual profit and loss. In addition to VAR, we make a wide variety of management and controls such as risk indices monitoring, implementation of stress tests, loss limit monitoring in order to make strict risk management by capturing carefully all risks, including what VAR approach is not able to cover.

† Liquidity Risk Management

Our liquidity risk management structure is generally the same as the market risk management structure described above (“Item „ Market Risk Management”). However, the head of the Financial Control & Accounting Group of Mizuho Financial Group is additionally responsible for matters relating to planning and running cash flow management operations, while the Financial Planning Division is responsible for monitoring and adjusting the cash flow management situation and for planning and implementing cash flow management. Reports on the cash flow situation are submitted to the ALM & market risk management committee, the executive management committee and the Chief Executive Officer.

We measure liquidity risk using indices pertaining to cash flow, such as limits on funds raised in the market. Limits on liquidity risk are discussed and coordinated by the ALM & market risk management committee, discussed further by the executive management committee and determined by the Chief Executive Officer. We have established classifications for the cash flow conditions affecting the Group, ranging from “normal” to “cause for concern” and “critical,” and have established procedures for dealing with cases which are deemed to fall into the “cause for concern” or “critical” categories. In addition, we have constructed a system under which we will be able to respond smoothly in the event of emergency situations that affect our funding by establishing action plans.

(4)	Supplementary explanation of matters relating to fair value of financial instruments and others

Fair values of financial instruments include the values based on market prices, and the values deemed as market prices obtained by the reasonable estimate when the financial instruments do not have market prices. Since certain assumptions and others are adopted for calculating such values, they may differ when adopting different assumptions and others.

2. Matters relating to fair value of financial instruments and others

The following are the consolidated balance sheet amounts, fair values and differences between them as of March 31, 2011. Unlisted stocks and others, the fair values of which are extremely difficult to determine, are excluded from the table below (see (Note 2)).

	(Unit: Millions of yen)
	Consolidated Balance Sheet Amount	Fair Value	Difference
(1) Cash and Due from Banks (*1)	9,950,144	9,950,144	—
(2) Call Loans and Bills Purchased (*1)	375,255	375,255	—
(3) Receivables under Resale Agreements	7,467,309	7,467,309	—
(4) Guarantee Deposits Paid under Securities Borrowing Transactions	6,541,512	6,541,512	—
(5) Other Debt Purchased (*1)	1,667,151	1,665,020	(2,130)
(6) Trading Assets Trading Securities	9,497,860	9,497,860	—
(7) Money Held in Trust (*1)	122,233	122,233	—
(8) Securities
Bonds Held to Maturity	1,202,123	1,208,220	6,097
Other Securities	42,932,743	42,932,743	—
(9) Loans and Bills Discounted	62,777,757
Reserves for Possible Losses on Loans (*1)	(654,284)
	62,123,472	62,463,480	340,007

Total Assets	141,879,804	142,223,779	343,974

(1) Deposits	79,233,922	79,184,769	(49,153)
(2) Negotiable Certificates of Deposit	9,650,236	9,649,914	(322)
(3) Debentures	740,932	735,366	(5,566)
(4) Call Money and Bills Sold	5,095,412	5,095,412	—
(5) Payables under Repurchase Agreements	11,656,119	11,656,119	—
(6) Guarantee Deposits Received under Securities Lending Transactions	5,488,585	5,488,585	—
(7)Trading Liabilities Securities Sold, Not yet Purchased	4,249,792	4,249,792	—
(8) Borrowed Money	15,969,385	15,987,515	18,130
(9) Bonds and Notes	5,110,947	5,204,422	93,474
Total Liabilities	137,195,334	137,251,897	56,563
Derivative Transactions (*2)
Derivative Transactions not Qualifying for Hedge Accounting	737,937
Derivative Transactions Qualifying for Hedge Accounting	238,832
Reserves for Derivative Transactions (*1)	(46,203)

Total Derivative Transactions	930,567	930,567	—

(*1)	General and specific reserves for possible losses on loans relevant to Loans and Bills Discounted and reserves for derivative transactions are excluded. Reserves for Cash and Due from Banks, Call Loans and Bills Purchased, Other Debt Purchased, Money Held in Trust and others are directly written off against the consolidated balance sheet amount due to immateriality.
(*2)	Derivative Transactions recorded in Trading Assets and Trading Liabilities and Other Assets and Other Liabilities are presented as a lump sum.
Net claims and debts that arose from derivative transactions are presented on a net basis.

(Note 1) Calculation method of fair value of financial instruments

Assets

(1)	Cash and Due from Banks

For Due from Banks which have no maturity, since fair values of these items approximate book values, we deem the book values to be fair values. For Due from Banks which have maturity, since contractual terms of these items are short (i.e., within six months) and fair values of these items approximate book values, we deem the book values to be fair values.

(2)	Call Loans and Bills Purchased, (3) Receivables under Resale Agreements and (4) Guarantee Deposits Paid under Securities Borrowing Transactions

Since contractual terms of these items are short (i.e., within six months) and fair values of these items approximate book values, we deem the book values to be fair values.

(5)	Other Debt Purchased

Fair values of Other Debt Purchased are based on the values deemed as market prices obtained by the reasonable estimate such as those obtained from brokers and financial information vendors.

(6)	Trading Assets

Fair values of securities held for trading, such as bonds held for trading, are based on the market prices and others.

(7)	Money Held in Trust

As to securities managed as trust assets in a directed money trust for separate investment with the management of securities as its primary purpose, stocks are based on the prices on stock exchanges, and bonds are based on the market prices and others. For other Money Held in Trust, since fair values of these items approximate book values, we deem the book values to be fair values.

(8)	Securities

Fair values of stocks are based on the prices on securities exchanges, and those of bonds and others are based on the market prices, valuations obtained from brokers and information vendors and others. Fair values of investment trusts are based on the disclosed net asset value. Fair values of private placement bonds are calculated by discounting the total amount of principal and interest and others at interest rates based on the discount rate reflecting expected loss and various risk factors by categories according to the internal ratings and terms.

Fair values of Floating-rate Japanese Government Bonds, according to our determination that current market prices may not reflect the fair value, are based on the reasonably calculated prices as book value at the end of the current fiscal year. In deriving the reasonably calculated prices, we used the discount cash flow method as well as other methods. The price decision variables include the yield of 10-year Japanese Government Bonds and the volatilities of interest rate swap options for 10-year Japanese Government Bonds as underlying assets.

With respect to the credit investments in securitization products made as an alternative to loans by the European, North American and other offices of domestic majority-owned consolidated banking subsidiaries, given the current situation in which the volume of actual transactions is extremely limited and there exists a considerable gap between the offers and bids of sellers and buyers, we determined that valuations obtained from brokers and information vendors cannot be deemed to be the fair value, and we applied reasonably calculated prices based on the reasonable estimates of our management as fair value. In deriving reasonably calculated prices based on the reasonable estimates of our management mentioned above, we used the discounted cash flow method. The price decision variables include default rates, recovery rates, pre-payment rates and discount rates, and the subject Securities included residential mortgage-backed securities, collateralized loan obligations, commercial mortgage-backed securities, and other asset backed securities.

(9)	Loans and Bills Discounted

Fair values of Loans and Bills Discounted are calculated by the total amount of principal and interest and others at interest rates based on the discount rate reflecting expected loss and various risk factors by categories according to the types, internal ratings and terms of the Loans and Bills Discounted. In addition, as to claims against bankrupt obligors, substantially bankrupt obligors and intensive control obligors, since the estimated amount of bad debts is calculated based on the present value of the expected future cash flows or the estimated amounts that we would be able to collect from collateral and guarantees, fair values approximate the consolidated balance sheet amount as of the consolidated balance sheet date minus the present estimated amount of bad debts, and we thus deem such amount to be fair values.

Of the Loans and Bills Discounted, for those without a fixed maturity due to loan characteristics such as limiting loans to within the value of pledged assets, we deem book values to be fair values since fair values are expected to approximate book values based on the estimated loan periods, interest rates and other conditions.

Liabilities

(1)	Deposits

For demand deposits, we deem the payment amounts required on the consolidated balance sheet date (i.e., book values) to be fair values. In addition, fair values of fixed deposits are calculated by classifying them based on their terms and by discounting the future cash flows. The discount rates used in such calculations are the interest rates.

(2)	Negotiable Certificates of Deposit

Fair values of Negotiable Certificates of Deposit are calculated by classifying them based on their terms and by discounting the future cash flows. The discount rates used in such calculations are the interest rates. Since fair values of those whose deposit terms are short (i.e., within six months) approximate book values, we mainly deem the book values to be fair values.

(3)	Debentures

Fair values of Debentures are based on the market prices for the debentures which have market prices, and calculated by classifying them based on their terms and by discounting the future cash flows for those which do not have market prices. The discount rates used in such calculations are the interest rates.

(4)	Call Money and Bills Sold, (5) Payables under Repurchase Agreements and (6) Guarantee Deposits Received under Securities Lending Transactions

Since contractual terms of these financial instruments are short (i.e., within six months) and fair values approximate book values, we deem the book values to be fair values.

(7)	Trading Liabilities

Fair values of Securities Sold, Not yet Purchased in Trading Liabilities are based on the market prices and others.

(8)	Borrowed Money

Fair values of Borrowed Money are calculated by discounting the total amount of the principal and interest of such Borrowed Money classified by certain period at the interest rates considered to be applicable to similar loans.

(9)	Bonds and Notes

Fair values of Bonds and Notes issued by MHFG, its majority-owned consolidated subsidiaries and other consolidated subsidiaries are based on the market prices for Bonds and Notes which have market prices, and calculated by discounting the total amount of principal and interest by the interest rates considered to be applicable to similar Bonds and Notes for those which do not have market prices.

Derivative Transactions

Derivative transactions include interest rate-related transactions (futures, options, swaps and others), currency-related transactions (futures, options, swaps and others), bond-related transactions (futures, futures options and others), and are based on the prices on securities exchanges, discounted value of future cash flows, option pricing models and others.

(Note 2)	Financial instruments whose fair values are deemed to be extremely difficult to determine are indicated below, and are not included in “Assets (5) Other Debt Purchased,” “Assets (7) Money Held in Trust,” and “Assets (8) Other Securities” in fair value information of financial instruments.

(Millions of yen)
Category	Consolidated Balance Sheet Amount
 Unlisted Stocks (*1)	280,340
‚ Investments in Partnerships (*2)	156,965
ƒ Other	399

Total (*3)	437,704

(*1)	We do not treat Unlisted Stocks as being subject to disclosure of fair values as there are no market prices and they are deemed extremely difficult to determine fair values.
(*2)	Of the Investments in Partnerships, we do not treat those whose assets consist of unlisted stocks and other financial instruments that are deemed extremely difficult to determine fair values as being subject to disclosure of fair values.
(*3)	During the fiscal year ended March 31, 2011, we impaired (“devaluated”) in the amount of ¥15,562 million on a consolidated basis.

(SUBSEQUENT EVENTS)

1.	Mizuho Financial Group, Inc. (“MHFG”) and Mizuho Trust & Banking Co., Ltd. (“MHTB”) determined, at their respective meetings of the board of directors held on April 28, 2011, to turn MHTB into a wholly-owned subsidiary of MHFG by means of a share exchange and signed a share exchange agreement.

Prior to the effective date of the share exchange, shares of common stock of MHTB are scheduled to be delisted as of August 29, 2011, from the Tokyo Stock Exchange and the Osaka Securities Exchange (the last trading date will be August 26, 2011).

(1)	Name of the company to which the share exchange was applied, purpose of business, effective date of the share exchange, legal method of the share exchange, and main purpose of the share exchange

	Name of the wholly-owned subsidiary in the share exchange	Mizuho Trust & Banking Co., Ltd.

‚	Purpose of business	Trust and banking business

ƒ	Effective date of the share exchange	September 1, 2011 (Scheduled)

„	Legal method of the share exchange	The share exchange in which MHFG will become a wholly-owning parent and MHTB will become a wholly-owned subsidiary pursuant to Article 767 of the Company Law

…	Main purpose of the share exchange	MHFG announced the Transformation Program as the Medium-term Management Policy of Mizuho in May 2010, in order to respond promptly and appropriately to the new business environment that surrounds financial institutions, including changes in economic and social structures and revisions of international financial supervision and regulations after the global financial crisis. Our Group (“Mizuho”) has conducted a fundamental review of the management challenges it faces, and the entire group is now implementing measures to achieve sustainable growth through initiatives for further enhancement of three areas, “profitability,” “financial base” and “front-line business capabilities,” while pursuing the group’s “customer first policy.”

The Transaction turning MHTB into a wholly owned-subsidiary is intended to further enhance the “group collective capabilities” by integrating group-wide business operations, optimizing management resources, such as workforce and branch network, and accelerating the implementation of the Transformation Program. Specifically, the Transaction aims to (i) ensure a prompt decision-making process and flexibility of strategies and establish a group management structure that can respond with greater flexibility to the changes in the external business environment and challenges of the group as a whole as well as of each group company, (ii) further enhance Mizuho’s comprehensive financial services capabilities, which are Mizuho’s strengths, and reinforce group collaboration that provides seamless full-line services that include banking, trust and securities functions, and (iii) pursue improvement of group management efficiency by thoroughly promoting the consolidation of operations and the cost structure reforms.

(2)	Share allotment ratio, calculation method, and number of shares to be delivered (scheduled)

	Share allotment ratio

Company Name	MHFG (wholly-owning parent company in the share exchange)	MHTB (wholly-owned subsidiary in the share exchange)
Details of allotment of shares upon the share exchange	1	0.54

‚	Calculation method

MHFG and MHTB engaged in negotiations and discussions with reference to the calculation results of the share exchange ratio provided by Merrill Lynch Japan Securities Co., Ltd. (“BofA Merrill Lynch”) and J.P. Morgan Securities Japan Co., Ltd. (“J.P. Morgan”) and with consideration for MHFG’s and MHTB’s financial conditions, performance trends and stock price movements, etc. As a result, MHFG determined that the share exchange ratio set forth above was beneficial to the shareholders of MHFG, and MHTB determined that the share exchange ratio set forth above was beneficial to the shareholders of MHTB, and MHFG and MHTB resolved the share exchange ratio for the share exchange at the meetings of their respective board of directors held on April 28, 2011.

ƒ	Number of shares to be delivered

Shares of common stock of MHFG: 823,462,056 shares (Scheduled)

2.	MHFG, Mizuho Corporate Bank, Ltd. (“MHCB”) and Mizuho Securities Co., Ltd. (“MHSC”) determined, at their respective meetings of the board of directors held on April 28, 2011, to turn MHSC into a wholly-owned subsidiary of MHCB by means of a share exchange and signed a share exchange agreement.

Prior to the effective date of the share exchange, shares of MHSC are scheduled to be delisted as of August 29, 2011, from the Tokyo Stock Exchange, the Osaka Securities Exchange and the Nagoya Stock Exchange (the last trading date will be August 26, 2011).

(1)	Name of the company to which the share exchange was applied, purpose of business, effective date of the share exchange, legal method of the share exchange, and main purpose of the share exchange

	Name of the wholly-owned subsidiary in the share exchange	Mizuho Securities Co., Ltd.

‚	Purpose of business	Financial instruments business

ƒ	Effective date of the share exchange	September 1, 2011 (Scheduled)

„	Legal method of the share exchange	The share exchange in which MHCB will become a wholly-owning parent and MHSC will become a wholly-owned subsidiary pursuant to Article 767 of the Company Law

…	Main purpose of the share exchange

MHFG announced the Transformation Program as the Medium-term Management Policy of Mizuho in May 2010, in order to respond promptly and appropriately to the new business environment that surrounds financial institutions, including changes in economic and social structures and revisions of international financial supervision and regulations after the global financial crisis. Mizuho has conducted a fundamental review of the management challenges it faces, and the entire group is now implementing measures to achieve sustainable growth through initiatives for further enhancement of three areas, “profitability,” “financial base” and “front-line business capabilities,” while pursuing the group’s “customer first policy.”

The Transaction turning MHSC into a wholly owned-subsidiary is intended to further enhance the

“group collective capabilities” by integrating group-wide business operations, optimizing management resources, such as workforce and branch network, and accelerating the implementation of the Transformation Program. Specifically, the Transaction aims to (i) ensure a prompt decision-making process and flexibility of strategies and establish a group management structure that can respond with greater flexibility to the changes in the external business environment and challenges of the group as a whole as well as of each group company, (ii) further enhance Mizuho's comprehensive financial services capabilities, which are Mizuho’s strengths, and reinforce group collaboration that provides seamless full-line services that include banking, trust and securities functions, and (iii) pursue improvement of group management efficiency by thoroughly promoting the consolidation of operations and the cost structure reforms.

(2)	Share allotment ratio, calculation method, and number of shares to be delivered (scheduled)

	Share allotment ratio

Company Name	MHFG (wholly-owning parent company of MHCB, which is a wholly-owning parent company in the share exchange)	MHSC (wholly-owned subsidiary in the share exchange)
Details of allotment of shares upon the share exchange	1	1.48

‚	Calculation method

MHFG, MHCB and MHSC engaged in negotiations and discussions with reference to the calculation results of the share exchange ratio provided by BofA Merrill Lynch and J.P. Morgan and with consideration for MHFG’s and MHSC’s financial conditions, performance trends and stock price movements, etc. As a result, MHFG and MHCB determined that the share exchange ratio set forth above was beneficial to the shareholders of MHFG, and MHSC determined that the share exchange ratio set forth above was beneficial to the shareholders of MHSC, and MHFG, MHCB and MHSC resolved the share exchange ratio for the share exchange at the meetings of their respective board of directors held on April 28, 2011.

ƒ	Number of shares to be delivered

Shares of common stock of MHFG: 958, 035, 295 shares (Scheduled)

3.	MHFG, Mizuho Bank, Ltd. (“MHBK”) and Mizuho Investors Securities Co., Ltd. (“MHIS”) determined, at their respective meetings of the board of directors held on April 28, 2011, to turn MHIS into a wholly-owned subsidiary of MHBK by means of a share exchange and signed a share exchange agreement.

Prior to the effective date of the share exchange, shares of MHIS are scheduled to be delisted as of August 29, 2011, from the Tokyo Stock Exchange, the Osaka Securities Exchange and the Nagoya Stock Exchange (the last trading date will be August 26, 2011).

(1)	Name of the company to which the share exchange was applied, purpose of business, effective date of the share exchange, legal method of the share exchange, and main purpose of the share exchange

 Name of the wholly-owned subsidiary in the share exchange	Mizuho Investors Securities Co., Ltd.

‚ Purpose of business	Financial instruments business

ƒ Effective date of the share exchange	September 1, 2011 (Scheduled)

„ Legal method of the share exchange	The share exchange in which MHBK will become a wholly-owning parent and MHIS will become a wholly-owned subsidiary pursuant to Article 767 of the Company Law

… Main purpose of the share exchange

MHFG announced the Transformation Program as the Medium-term Management Policy of Mizuho in May 2010, in order to respond promptly and appropriately to the new business environment that surrounds financial institutions, including changes in economic and social structures and revisions of international financial supervision and regulations after the global financial crisis. Mizuho has conducted a fundamental review of the management challenges it faces, and the entire group is now implementing measures to achieve sustainable growth through initiatives for further enhancement of three areas, “profitability,” “financial base” and “front-line business capabilities,” while pursuing the group’s “customer first policy.”

The Transaction turning MHIS into a wholly owned-subsidiary is intended to further enhance the

“group collective capabilities” by integrating group-wide business operations, optimizing management resources, such as workforce and branch network, and accelerating the implementation of the Transformation Program. Specifically, the Transaction aims to (i) ensure a prompt decision-making process and flexibility of strategies and establish a group management structure that can respond with greater flexibility to the changes in the external business environment and challenges of the group as a whole as well as of each group company, (ii) further enhance Mizuho’s comprehensive financial services capabilities, which are Mizuho’s strengths, and reinforce group collaboration that provides seamless full-line services that include banking, trust and securities functions, and (iii) pursue improvement of group management efficiency by thoroughly promoting the consolidation of operations and the cost structure reforms.

(2)	Share allotment ratio, calculation method, and number of shares to be delivered (scheduled)

	Share allotment ratio

Company Name	MHFG (wholly-owning parent company of MHBK, which is a wholly-owning parent company in the share exchange)	MHIS (wholly-owned subsidiary in the share exchange)
Details of allotment of shares upon the share exchange	1	0.56

‚	Calculation method

MHFG, MHBK and MHIS engaged in negotiations and discussions with reference to the calculation results of the share exchange ratio provided by BofA Merrill Lynch and J.P. Morgan and with consideration for MHFG’s and MHIS’s financial conditions, performance trends and stock price movements, etc. As a result, MHFG and MHBK determined that the share exchange ratio set forth above was beneficial to the shareholders of MHFG, and MHIS determined that the share exchange ratio set forth above was beneficial to the shareholders of MHIS, and MHFG, MHBK and MHIS resolved the share exchange ratio for the share exchange at the meetings of their respective board of directors held on April 28, 2011.

ƒ	Number of shares to be delivered

Shares of common stock of MHFG: 322,951,927 shares (Scheduled)

NON-CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2011

Millions of yen
As of March 31, 2011
Assets
Current Assets
Cash and Due from Banks	¥16,490
Advances	11
Prepaid Expenses	1,120
Accounts Receivable	3,540
Other Current Assets	5,728
Total Current Assets	26,892
Fixed Assets
Tangible Fixed Assets	1,446
Buildings	829
Equipment	408
Construction in Progress	208
Intangible Fixed Assets	3,202
Trademarks	25
Software	3,113
Other Intangible Fixed Assets	64
Investments	6,003,616
Investment Securities	51,272
Investments in Subsidiaries and Affiliates	5,938,822
Long-term Prepaid Expenses	141
Other Investments	13,380
Total Fixed Assets	6,008,266

Total Assets	¥6,035,158

Liabilities
Current Liabilities
Short-term Borrowings	¥741,575
Short-term Bonds	380,000
Accounts Payable	3,829
Accrued Expenses	3,389
Accrued Corporate Taxes	94
Deposits Received	248
Reserve for Bonus Payments	246
Total Current Liabilities	1,129,384
Non-Current Liabilities
Bonds and Notes	240,000
Deferred Tax Liabilities	4,344
Reserve for Employee Retirement Benefits	1,757
Asset Retirement Obligations	640
Other Non-Current Liabilities	6,146
Total Non-Current Liabilities	252,890

Total Liabilities	¥1,382,274

Net Assets
Shareholders’ Equity
Common Stock and Preferred Stock	¥2,181,375
Capital Surplus
Capital Reserve	1,025,651
Total Capital Surplus	1,025,651
Retained Earnings
Appropriated Reserve	4,350
Other Retained Earnings	1,437,204
Retained Earnings Brought Forward	1,437,204
Total Retained Earnings	1,441,554
Treasury Stock	(3,196)

Total Shareholders’ Equity	4,645,383

Valuation and Translation Adjustments
Net Unrealized Gains (Losses) on Other Securities, net of Taxes	5,713

Total Valuation and Translation Adjustments	5,713

Stock Acquisition Rights	1,786

Total Net Assets	4,652,883

Total Liabilities and Net Assets	¥6,035,158

NON-CONSOLIDATED STATEMENT OF INCOME

FOR THE FISCAL YEAR ENDED MARCH 31, 2011

Millions of yen
For the fiscal year ended March 31, 2011
Operating Income
Cash Dividends Received from Subsidiaries and Affiliates	¥16,543
Fee and Commission Income Received from Subsidiaries and Affiliates	29,878
Total Operating Income	46,422
Operating Expenses
General and Administrative Expenses	19,673
Total Operating Expenses	19,673

Operating Profits	26,748

Non-Operating Income
Interest on Deposits	20
Interest on Securities	197
Cash Dividends Received	596
Fee and Commissions	10,155
Other Non-Operating Income	1,469
Total Non-Operating Income	12,438
Non-Operating Expenses
Interest Expenses	4,759
Interest on Short-term Bonds	1,250
Interest on Bonds	10,155
Other Non-Operating Expenses	4,264
Total Non-Operating Expenses	20,429

Ordinary Profits	18,757

Extraordinary Gains
Other Extraordinary Gains	23
Total Extraordinary Gains	23
Extraordinary Losses
Other Extraordinary Losses	205
Total Extraordinary Losses	205

Income before Income Taxes	18,575

Income Taxes:
Current	63
Deferred	0
Total Income Taxes	64

Net Income	¥18,511

NON-CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS

FOR THE FISCAL YEAR ENDED MARCH 31, 2011

Millions of yen
For the fiscal year ended March 31, 2011
Shareholders’ Equity
Common Stock and Preferred Stock
Balance as of the end of the previous period	¥1,805,565
Changes during the period
Issuance of New Shares	375,810

Total Changes during the period	375,810

Balance as of the end of the period	2,181,375

Capital Surplus
Capital Reserve
Balance as of the end of the previous period	649,841
Changes during the period
Issuance of New Shares	375,810

Total Changes during the period	375,810

Balance as of the end of the period	1,025,651

Total Capital Surplus
Balance as of the end of the previous period	649,841
Changes during the period
Issuance of New Shares	375,810

Total Changes during the period	375,810

Balance as of the end of the period	1,025,651

Retained Earnings
Appropriated Reserve
Balance as of the end of the previous period	4,350
Changes during the period
Total Changes during the period	—

Balance as of the end of the period	4,350

Other Retained Earnings
Retained Earnings Brought Forward
Balance as of the end of the previous period	1,554,974
Changes during the period
Cash Dividends	(134,966)
Net Income	18,511
Disposition of Treasury Stock	(1,314)

Total Changes during the period	(117,770)

Balance as of the end of the period	1,437,204

Total Retained Earnings
Balance as of the end of the previous period	1,559,324
Changes during the period
Cash Dividends	(134,966)
Net Income	18,511
Disposition of Treasury Stock	(1,314)

Total Changes during the period	(117,770)

Balance as of the end of the period	¥1,441,554

Millions of yen
For the fiscal year ended March 31, 2011
Treasury Stock
Balance as of the end of the previous period	¥(5,184)
Changes during the period
Repurchase of Treasury Stock	(3)
Disposition of Treasury Stock	1,990

Total Changes during the period	1,987

Balance as of the end of the period	(3,196)

Total Shareholders’ Equity
Balance as of the end of the previous period	4,009,546
Changes during the period
Issuance of New Shares	751,620
Cash Dividends	(134,966)
Net Income	18,511
Repurchase of Treasury Stock	(3)
Disposition of Treasury Stock	675

Total Changes during the period	635,836

Balance as of the end of the period	4,645,383

Valuation and Translation Adjustments
Net Unrealized Gains (Losses) on Other Securities, net of Taxes
Balance as of the end of the previous period	(44)
Changes during the period
Net Changes in Items other than Shareholders' Equity	5,758

Total Changes during the period	5,758

Balance as of the end of the period	5,713

Stock Acquisition Rights
Balance as of the end of the previous period	1,643
Changes during the period
Net Changes in Items other than Shareholders' Equity	142

Total Changes during the period	142

Balance as of the end of the period	1,786

Total Net Assets
Balance as of the end of the previous period	4,011,146
Changes during the period
Issuance of New Shares	751,620
Cash Dividends	(134,966)
Net Income	18,511
Repurchase of Treasury Stock	(3)
Disposition of Treasury Stock	675
Net Changes in Items other than Shareholders' Equity	5,900

Total Changes during the period	641,737

Balance as of the end of the period	¥4,652,883

[NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS]

BASIS FOR PRESENTATION AND PRINCIPLES OF PREPARATION OF NON-CONSOLIDATED FINANCIAL STATEMENTS

1.	Valuation of Securities

Investments in subsidiaries and affiliates are stated at acquisition cost and determined by the moving average method and Other Securities (excluding domestic securities) are stated at fair value based on the quoted market price as of the balance sheet date unless it is deemed to be extremely difficult to determine the fair value. Such Other Securities are stated at acquisition cost and determined by the moving average method.

Unrealized Gains and Losses on Other Securities are recorded directly to Net Assets after excluding the amount recognized in the statement of income under the fair-value hedge method.

2.	Depreciation and Amortization of Fixed Assets

(1)	Tangible Fixed Assets

Depreciation of Buildings is computed by the straight-line method, and that of Equipment is computed by the declining-balance method with the following range of useful lives.

Buildings:	5 years to 50 years
Equipment:	2 years to 17 years

(2)	Intangible Fixed Assets

Trademarks are amortized under the straight-line method over ten years.

Development costs for internally-used software are capitalized and amortized under the straight-line method over their estimated useful lives of mainly five years.

3.	Deferred Assets

Stock issuance costs are expensed as incurred.

4.	Reserves

(1)	Reserve for Bonus Payments

Reserve for Bonus Payments, which is provided for future bonus payments to employees, is maintained at the amount accrued at the end of the fiscal year, based on the estimated future payments.

(2)	Reserve for Employee Retirement Benefits

Reserve for Employee Retirement Benefits, which is provided for future benefit payments to employees, is recorded as the required amount, based on the projected benefit obligation and the estimated plan asset amounts at the end of the fiscal year.

Unrecognized actuarial differences are recognized as income or expenses from the following fiscal year under the straight-line method over a certain term (ten years) within the average remaining service period of the employees of the respective fiscal year.

5.	Method of Hedge Accounting

The fair-value hedge method is applied to hedge the foreign exchange risks associated with Other Securities denominated in foreign currencies provided that foreign-currency Other Securities are designated as a hedged item in advance and that the balance of foreign-currency payables equals to acquisition cost of the hedged foreign-currency securities.

6.	Consumption Taxes and Local Consumption Taxes

Consumption taxes and local consumption taxes are excluded from transaction amounts.

CHANGE IN PRESENTATION AND PRINCIPLES OF PREPARATION OF NON-CONSOLIDATED FINANCIAL STATEMENTS

(Accounting Standard for Asset Retirement Obligations)

Mizuho Financial Group has applied “Accounting Standard for Asset Retirement Obligations” (ASBJ Statement No. 18, March 31, 2008) and “Guidance on Accounting Standard for Asset Retirement Obligations” (ASBJ Guidance No. 21, March 31, 2008) beginning with this fiscal year.

As a result, Operating Profits and Ordinary Profits decreased by ¥127 million and Income before Income Taxes decreased by ¥329 million. The change in Asset Retirement Obligations due to commencement of application of the accounting standards is ¥640 million.

ADDITIONAL INFORMATION

(Issuance of New Shares by the Spread Method)

The spread method is adopted for the issuance of new shares (5,609,000 thousand shares) with a payment date of July 21, 2010. This is a method where the new shares are underwritten and purchased by the initial purchasers at the amount to be paid to MHFG (¥125.27 per share), and sold by the underwriters to the investors at an issue price (¥130.00 per share) different from the amount to be paid to MHFG.

Using the spread method, the aggregate amount of the difference between (a) the issue price and (b) the amount to be paid to MHFG is retained by the initial purchasers, and allocated to each of the underwriters as underwriting fees. Accordingly, Non-Operating Expenses does not include the amount equivalent to such underwriting fees of ¥26,530 million related to the issuance.

NOTES TO NON-CONSOLIDATED BALANCE SHEET

1.	Amounts less than one million yen are rounded down.

2.	Assets pledged as collateral accounted for ¥8,466 million of Investments.

3.	Accumulated depreciation of Tangible Fixed Assets amounted to ¥2,246 million.

Accumulated amortization of Intangible Fixed Assets amounted to ¥3,418 million.

4.	Guarantee

(1) MHFG has guaranteed on a subordinated basis the principal of and interest on the subordinated notes issued by Mizuho Financial Group (Cayman) Limited. The amount of the subordinated guarantee is ¥128,037 million.

(2) Based upon the regulations of the German Deposit Protection Fund, MHFG has submitted to the Association of German Banks a letter of indemnity to recompense the association regarding deposits of the German branches of Mizuho Corporate Bank, Ltd. if necessary.

Mizuho Corporate Bank Ltd.	¥35,907 million

5.	Short-term monetary claims against subsidiaries and affiliates amounted to ¥16,490 million.

Short-term monetary liabilities against subsidiaries and affiliates amounted to ¥741,737 million.

Long-term monetary claims against subsidiaries and affiliates amounted to ¥1,651 million.

Long-term monetary liabilities against subsidiaries and affiliates amounted to ¥245,840 million.

NOTES TO NON-CONSOLIDATED STATEMENT OF INCOME

1.	Amounts less than one million yen are rounded down.

2.	Transactions with subsidiaries and affiliates

Operating transactions
Operating Income	¥46,422 million
Operating Expenses	¥3,578 million
Other than operating transactions	¥26,381 million

3.	Other Non-Operating Expenses includes expenses for issuance of new shares of ¥3,564 million.

4.	Other Extraordinary Gains includes Gains on disposal of fixed assets.

5.	Other Extraordinary Losses includes losses of ¥202 million at the beginning of the period by the adoption of Accounting Standard for Asset Retirement Obligations.

NOTES TO NON-CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS

1.	Amounts less than one million yen are rounded down.

2.	Types and number of treasury stock are as follows:

	Thousands of Shares
	As of March 31, 2010	Increase during the fiscal year	Decrease during the fiscal year	As of March 31, 2011	Remarks
Treasury stock
Common stock	9,397	21	3,761	5,656	*1
Eleventh Series Class XI Preferred Stock	415,471	82,395	—	497,866	*2

Total	424,868	82,416	3,761	503,522

*1.	Increases are due to repurchase of shares constituting less than one unit, and decreases are due to exercise of stock acquisition rights (stock option) (3,760 thousand shares) and repurchase of shares constituting less than one unit (one thousand shares).
*2.	Increases are due to request for acquisition (conversion) of preferred stock.

NOTES TO DEFERRED TAXES

Breakdown of Deferred Tax Assets/Liabilities

Millions of yen
Deferred Tax Assets
Investments in Subsidiaries and Affiliates	¥1,054,704
Tax Losses Carried Forward	867,321
Other	1,295

Sub-total of Deferred Tax Assets	1,923,321
Valuation Allowance	(1,922,482)

Total Deferred Tax Assets	839
Deferred Tax Liabilities
Net Unrealized Gains (Losses) on Other Securities	(3,919)
Prepaid Pension Cost	(1,264)

Total Deferred Tax Liabilities	(5,184)

Net Deferred Tax Assets (Liabilities)	¥(4,344)

NOTES TO PER SHARE INFORMATION

1.	Total Net Assets per Share of Common Stock is based on the following information:

Total Net Assets per Share of Common Stock		¥192.32
Total Net Assets	¥ million	4,652,883
Deductions from Total Net Assets	¥ million	464,800
Paid-in Amount of Preferred Stock	¥ million	453,576
Cash Dividends on Preferred Stock	¥ million	9,438
Stock Acquisition Rights	¥ million	1,786
Net Assets (year-end) related to Common Stock	¥ million	4,188,082

Year-end Outstanding Shares of Common Stock, based on which Total Net Assets per Share of Common Stock was calculated	Thousands of shares	21,776,528

2.	Net Income per Share of Common Stock is based on the following information:

Net Income per Share of Common Stock		¥0.46
Net Income	¥ million	18,511
Amount not attributable to Common Stock	¥ million	9,438
Cash Dividends on Preferred Stock	¥ million	9,438
Net Income related to Common Stock	¥ million	9,072

Average Outstanding Shares of Common Stock (during the period)	Thousands of shares	19,722,818

Report of Independent Auditors

May 11, 2011

The Board of Directors Mizuho Financial Group, Inc.

Ernst & Young ShinNihon LLC

Tadayuki Matsushige Certified Public Accountant Designated and Engagement Partner

Noboru Miura Certified Public Accountant Designated and Engagement Partner

Nobuko Kubo Certified Public Accountant Designated and Engagement Partner

Hiroshi Nishida Certified Public Accountant Designated and Engagement Partner

Pursuant to Article 444, Section 4 of the Companies Act, we have audited the consolidated balance sheet, the consolidated statement of income, the consolidated statement of changes in net assets and the notes to the consolidated financial statements of Mizuho Financial Group, Inc. (the “Company”) applicable to the fiscal year from April 1, 2010 through March 31, 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position and results of operations of Mizuho Financial Group, Inc. and consolidated subsidiaries applicable to the fiscal year ended March 31, 2011 in conformity with accounting principles generally accepted in Japan.

Supplemental Information

As described in “(SUBSEQUENT EVENTS) 1.” in the notes to the consolidated financial statements, Mizuho Financial Group, Inc. and Mizuho Trust & Banking Co., Ltd. determined, at their respective meetings of the board of directors held on April 28, 2011, to turn Mizuho Trust & Banking Co., Ltd. into a wholly-owned subsidiary of Mizuho Financial Group, Inc. by means of a share exchange and signed a share exchange agreement.

As described in “(SUBSEQUENT EVENTS) 2.” in the notes to the consolidated financial statements, Mizuho Financial Group, Inc., Mizuho Corporate Bank, Ltd. and Mizuho Securities Co., Ltd. determined, at their respective meetings of the board of directors held on April 28, 2011, to turn Mizuho Securities Co., Ltd. into a wholly-owned subsidiary of Mizuho Corporate Bank, Ltd. by means of a share exchange and signed a share exchange agreement.

As described in “(SUBSEQUENT EVENTS) 3.” in the notes to the consolidated financial statements, Mizuho Financial Group, Inc., Mizuho Bank, Ltd. and Mizuho Investors Securities Co., Ltd. determined, at their respective meetings of the board of directors held on April 28, 2011, to turn Mizuho Investors Securities Co., Ltd. into a wholly-owned subsidiary of Mizuho Bank, Ltd. by means of a share exchange and signed a share exchange agreement.

We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

Report of Independent Auditors

May 11, 2011

The Board of Directors Mizuho Financial Group, Inc.
Ernst & Young ShinNihon LLC

Tadayuki Matsushige Certified Public Accountant Designated and Engagement Partner

Noboru Miura Certified Public Accountant Designated and Engagement Partner

Nobuko Kubo Certified Public Accountant Designated and Engagement Partner

Hiroshi Nishida Certified Public Accountant Designated and Engagement Partner

Pursuant to Article 436, Section 2, Paragraph 1 of the Companies Act, we have audited the non-consolidated balance sheet, the non-consolidated statement of income, the non-consolidated statement of changes in net assets, the notes to the non-consolidated financial statements and the related supplementary schedules of Mizuho Financial Group, Inc. (the “Company”) applicable to the 9th fiscal year from April 1, 2010 through March 31, 2011. These non-consolidated financial statements and the related supplementary schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these non-consolidated financial statements and the related supplementary schedules based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements and the related supplementary schedules are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the non-consolidated financial statements and the related supplementary schedules. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the non-consolidated financial statements and the related supplementary schedules. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the non-consolidated financial statements and the related supplementary schedules referred to above present fairly, in all material respects, the financial position and results of operations of Mizuho Financial Group, Inc. applicable to the 9th fiscal year ended March 31, 2011 in conformity with accounting principles generally accepted in Japan.

We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

Audit Report

The Board of Corporate Auditors, upon deliberation, prepared this audit report regarding the performance of duties of the Directors of the Company during the 9th fiscal year from April 1, 2010 to March 31, 2011, based on the audit reports prepared by each Corporate Auditor and hereby reports as follows:

1.	Auditing Method Employed by Corporate Auditors and the Board of Corporate Auditors and Details Thereof

The Board of Corporate Auditors established an auditing policy and auditing plans, including assignment of the duties of each Corporate Auditor, received from each Corporate Auditor reports on the execution of audits and results thereof, and in addition, received from the Directors, etc., and the independent auditors reports on the performance of their duties and, when necessary, requested explanations regarding such reports.

In accordance with the auditing standards for Corporate Auditors established by the Board of Corporate Auditors, each Corporate Auditor, based on the auditing plans, has endeavored to gather information and create an improved environment for auditing. Each Corporate Auditor also attended meetings of the Board of Directors and other important meetings, received from the Directors, employees and other related persons reports on the performance of their duties and, when necessary, requested explanations regarding such reports. Also, each Corporate Auditor inspected important authorized documents and associated information and examined the business and financial position of the Company. In addition, each Corporate Auditor received from the Directors, employees and other related persons reports on the status of (i) the establishment of structures with respect to the content of resolutions made by the Board of Directors regarding the establishment of structures to ensure that the performance of duties by the Directors will be in compliance with the laws and regulations of Japan and with the Company’s Articles of Incorporation and other structures in accordance with Article 100, Paragraphs 1 and 3 of the Enforcement Regulations of the Company Law of Japan, to ensure that the Company’s operation will be conducted appropriately and such structures that have been established in compliance with such resolutions (internal control systems), which are described in the Business Report, and (ii) the management thereof, and, when necessary, requested explanations regarding such reports. As for the subsidiaries of the Company, each Corporate Auditor has shared information with the directors and corporate auditors and other related persons of the subsidiaries and, when necessary, received reports from the subsidiaries regarding their businesses. Based on the foregoing method, we examined the business report and the supplementary schedules for this fiscal year.

In addition, the Corporate Auditors monitored and examined whether the independent auditors maintain their independence and carry out audits in an appropriate manner. The Corporate Auditors received from the independent auditors reports on the performance of their duties and, when necessary, requested explanations regarding those reports. The Corporate Auditors also received notification from the independent auditors regarding the “Structure for ensuring appropriate execution of the duties of the independent auditors” (as enumerated in each Item of Article 131 of the Company Calculation Regulations). When necessary, the Corporate Auditors requested explanations on such notification. Based on the foregoing method, the Corporate Auditors reviewed the financial statements for this fiscal year (non-consolidated balance sheet, non-consolidated statements of income, non-consolidated statements of changes in shareholders’ equity and notes to the non-consolidated financial statements) and supplementary schedules thereto, and the consolidated financial statements (consolidated balance sheet, consolidated statements of income, consolidated statements of changes in shareholders’ equity and notes to the consolidated financial statements).

2.	Audit Results

(1)	Audit Results on the Business Report, etc.

A.	In our opinion, the business report and the supplementary schedules fairly represent the Company’s condition in conformity with the applicable laws and regulations of Japan as well as the Articles of Incorporation of the Company.

B.	With regard to the execution of duties by the Directors, we have found no evidence of misconduct or material facts in violation of the applicable laws and regulations of Japan or the Articles of Incorporation of the Company in the course of the execution of duties of the Directors.

C.	In our opinion, the content of the resolutions of the Board of Directors regarding the internal control systems is appropriate. We have not found anything to be pointed out on the performance of duties of the Directors regarding the internal control systems.

D.	Regarding the computer system failures that occurred at MHBK in March 2011, as described in the Business Report, we confirmed that the Group will endeavor together to their full extent in preventing a recurrence through thorough investigations into the cause of the computer system failures, also by comprehensively reviewing the investigation report provided by the “Special Investigating Committee on System Failures,” which is the third party committee comprised of outside experts and specialists. We will continue our observation, as the Board of Corporate Auditors, with regard to the status of further endeavors.

(2)	Results of Audit of the Financial Statements and Supplementary Schedules

In our opinion, the method and results of the audit employed and rendered by Ernst & Young ShinNihon LLC, the independent auditors, are fair and reasonable.

(3)	Results of Audit of the Consolidated Financial Statements

In our opinion, the method and results of the audit employed and rendered by Ernst & Young ShinNihon LLC, the independent auditors, are fair and reasonable.

May 12, 2011

Mizuho Financial Group, Inc. Board of Corporate Auditors

Full time Corporate Auditor	(Tsuneo Morita)	(seal	)
Full time Corporate Auditor	(Shuzo Haimoto)	(seal	)
Outside Corporate Auditor	(Yukio Nozaki)	(seal	)
Outside Corporate Auditor	(Masahiro Seki)	(seal	)
Outside Corporate Auditor	(Masami Ishizaka)	(seal	)

(Reference)

I. Consolidated Financial Data of Mizuho Financial Group, Inc.

1. Income Analysis (Consolidated)

		(Billions of yen)
		Fiscal 2010		Fiscal 2009
			Change
Consolidated Gross Profits	1	2,033.2	36.6	1,996.6
Net Interest Income		1,109.4	(42.2)	1,151.7
Fiduciary Income		49.3	0.2	49.1
Credit Costs for Trust Accounts		—	—	—
Net Fee and Commission Income		466.7	0.7	466.0
Net Trading Income		243.9	(68.3)	312.3
Net Other Operating Income		163.6	146.2	17.4
General and Administrative Expenses	2	(1,285.8)	31.4	(1,317.2)
Personnel Expenses		(621.1)	37.8	(658.9)
Non-Personnel Expenses		(612.4)	(5.1)	(607.2)
Miscellaneous Taxes		(52.2)	(1.3)	(50.9)
Expenses related to Portfolio Problems (including Reversal of (Provision for) General Reserve for Possible Losses on Loans)	3	(76.1)	186.2	(262.3)
Net Gains (Losses) related to Stocks	4	(70.5)	(74.7)	4.2
Equity in Income from Investments in Affiliates	5	(6.1)	(9.0)	2.8
Other	6	(6.1)	90.8	(96.9)

Ordinary Profits	7 (Total of 1-6)	588.4	261.3	327.1

Net Extraordinary Gains	8	46.9	(3.7)	50.6
Reversal of Reserves for Possible Losses on Loans, etc.		59.4	16.3	43.0
Income before Income Taxes and Minority Interests	9 = 7 + 8	635.4	257.6	377.7
Income Taxes–Current	10	(18.3)	(0.2)	(18.0)
–Deferred	11	(120.1)	(95.0)	(25.1)
Net Income before Minority Interests	12 = 9 + 10 + 11	496.9	162.3	334.6
Minority Interests in Net Income	13	(83.7)	11.4	(95.2)

Net Income	14 = 12 + 13	413.2	173.8	239.4

* Amounts less than one hundred million yen are rounded down.
* Income Taxes–Current includes Refund of Income Taxes.

Credit-related Costs (including Credit Costs for Trust Accounts)		(16.6)	202.6	(219.3)

* Credit-related Costs =	Expenses related to Portfolio Problems (including Reversal of (Provision for) General Reserve for Possible Losses on Loans) + Reversal of Reserves for Possible Losses on Loans, etc. +
Credit Costs for Trust Accounts

2. Consolidated Capital Adequacy Ratio (BIS Standard)

	(Billions of yen)
	As of March 31, 2011 (Preliminary)		As of March 31, 2010
		Change
Risk-based Capital	7,910.9	252.9	7,658.0
Risk-weighted Assets	51,693.8	(5,169.4)	56,863.2
Capital Adequacy Ratio (%)	15.30	1.84	13.46

*	Amounts less than one hundred million yen are rounded down.

II. Aggregated Figures of Mizuho Bank, Ltd., Mizuho Corporate Bank, Ltd. and Mizuho Trust & Banking Co., Ltd.

1. Income Analysis (Non-Consolidated)

		(Billions of yen)
		Fiscal 2010
		Mizuho Bank	Mizuho Corporate Bank	Mizuho Trust & Banking	Aggregated Figures	Change	Fiscal 2009
Gross Profits	1	809.2	678.3	131.8	1,619.5	26.3	1,593.1
General and Administrative Expenses (excluding Non-Recurring Losses)	2	(554.7)	(234.9)	(87.3)	(877.1)	30.0	(907.2)

Net Business Profits (before Reversal of (Provision for) General Reserve for Possible Losses on Loans)	3 = 1 + 2	254.5	443.3	44.4	742.3	56.4	685.9
Reversal of (Provision for) General Reserve for Possible Losses on Loans	4	—	—	—	—	(47.6)	47.6

Net Business Profits	5 = 3 + 4	254.5	443.3	44.4	742.3	8.8	733.5

Net Non-Recurring Gains (Losses)	6	(116.0)	(102.2)	(16.8)	(235.1)	192.7	(427.8)

Ordinary Profits	7 = 5 + 6	138.4	341.1	27.6	507.2	201.5	305.6
Net Extraordinary Gains (Losses)	8	33.3	37.3	4.3	75.1	37.8	37.2
Income before Income Taxes	9 = 7 + 8	171.8	378.5	32.0	582.4	239.4	342.9
Income Taxes–Current	10	(0.4)	(12.6)	(0.0)	(13.0)	(12.1)	(0.9)
–Deferred	11	(21.5)	(93.9)	(6.8)	(122.3)	(93.4)	(28.9)

Net Income	12 = 9 + 10 + 11	149.8	271.9	25.2	447.0	133.8	313.1

* Amounts less than one hundred million yen are rounded down.
* Net Business Profits (before Reversal of (Provision for) General Reserve for Possible Losses on Loans) of Mizuho Trust & Banking excludes the amounts of Credit Costs for Trust Accounts.
* Income Taxes–Current includes Refund of Income Taxes.

(Reference)

		(Billions of yen)
Credit-related Costs		(15.3)	32.5	(1.0)	16.0	173.1	(157.1)

2. Consolidated Capital Adequacy Ratio (Preliminary)

	(Billions of yen)
	As of March 31, 2011
	Mizuho Bank Domestic Standard	Mizuho Corporate Bank BIS Standard	Mizuho Trust & Banking BIS Standard
Risk-based Capital	3,410.8	5,287.1	400.4
Risk-weighted Assets	22,868.8	28,121.6	2,449.6
Capital Adequacy Ratio (%)	14.91	18.80	16.34

*	Amounts less than one hundred million yen are rounded down.

3. Financial Conditions

	(Billions of yen)
	As of March 31, 2011					As of March 31, 2010
	Mizuho Bank	Mizuho Corporate Bank	Mizuho Trust & Banking	Aggregated Figures	Change
Deposits/Loans and Bills Discounted
Deposits (including Negotiable Certificates of Deposit)	57,328.5	29,370.9	3,290.2	89,989.6	2,315.3	87,674.3
Loans and Bills Discounted	33,376.2	26,367.7	3,249.6	62,993.7	712.4	62,281.2
Disclosed Claims under the FRL
Claims against Bankrupt and Substantially Bankrupt Obligors	175.7	17.5	38.0	231.4	(26.6)	258.0
Claims with Collection Risk	404.4	119.4	29.3	553.2	(78.7)	632.0
Claims for Special Attention	269.6	139.9	13.7	423.3	(6.4)	429.8

Total	849.8	276.9	81.1	1,208.0	(111.9)	1,319.9
Unrealized Gains/Losses on Securities
Stocks	(8.1)	154.1	35.7	181.7	(117.7)	299.4
Debentures	(1.9)	(15.2)	5.1	(12.1)	(85.5)	73.3
Others	(34.5)	(135.0)	(15.1)	(184.8)	(71.9)	(112.8)

Total	(44.6)	3.8	25.6	(15.2)	(275.1)	259.9

*	Amounts less than one hundred million yen are rounded down.
*	Figures of MHTB in Disclosed Claims under the FRL include trsut accounts.
*	Unrealized Gains/Losses on Securities indicate the difference between book values on the consolidated balance sheets regarding “Other Securities” which have readily determinable fair value and the acquisition costs.

In addition to “Securities” on the consolidated balance sheets, NCDs in “Cash and Due from Banks” and certain items in “Other Debt Purchased” are also included.

Fair value of Japanese stocks with a quoted market price is determined based on the average quoted market price over the month preceeding the consolidated balance sheet date.

Fair value of securities other than Japanese stocks is determined at the quoted market price if available, or other reasonable value at the consolidated balance sheet date.

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